As filed with the Securities and Exchange Commission on September 28, 2023

Registration No. 333-273219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	3829	82-1512711
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

142 West 57th Street, 11th Floor

New York, New York 10019

Telephone: (646) 828-8258

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry Simeonidis

Chief Executive Officer and President

142 West 57th Street, 11th Floor

New York, New York 10019

Telephone: (646) 828-8258

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ralph V. De Martino, Esq. Johnathan Duncan, Esq. ArentFox Schiff LLP 901 K Street NW, Suite 700, Washington, DC 20001 Telephone: (202) 724-6848	Michael F. Nertney, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105-0302 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 28, 2023

PRELIMINARY PROSPECTUS

INTELLIGENT BIO SOLUTIONS INC.

2,985,074 Class A Units consisting of shares of Common Stock, Series E Warrants and Series F Warrants and/or 2,985,074 Class B Units consisting of shares of Series E Convertible Preferred Stock, Series E Warrants and Series F Warrants (and shares of common stock underlying shares of Series E Convertible Preferred Stock, Series E Warrants and Series F Warrants)

This preliminary prospectus (“prospectus”) relates to the offering of 2,985,074 Class A Units of Intelligent Bio Solutions, Inc., a Delaware corporation (the “Class A Units”) at an assumed public offering price of $1.34 per Class A Unit, the last reported sales price of our common stock on the Nasdaq Capital Market on September 19, 2023. Each Class A Unit consists of one share of our common stock, one warrant to purchase one share of our common stock at an exercise price of $         per share (or          % of the price of each Class A Unit sold in the offering) which will expire on the five-and-a-half-year anniversary of the original issuance date (the “Series E Warrants”) and one warrant to purchase one share of our common stock at an exercise price of $         per share (or          % of the price of each Class A Unit sold in the offering) or pursuant to alternate cashless exercise option, which warrant will expire on the one-and-a-half-year anniversary of the original issuance date (the “Series F Warrants” and together with the Series E Warrants, the “Warrants”). Under the alternate cashless exercise option of the Series F Warrants, the holder of the Series F Warrant (beginning on the date of the Warrant Stockholder Approval (described below)), has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series F Warrant and (y) 1.0. The Series E Warrants contain a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average price for the five trading days immediately following the date the Company effects a reverse stock split. The Warrants will be exercisable beginning on the effective date of such stockholder approvals as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) to permit the exercise of the Warrants (“Warrant Stockholder Approval”). In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore have no value. See the Risk Factor on page 36 relating to the Warrants and Warrant Stockholder Approval, and see the section entitled “Warrant Stockholder Approval” on page 85 for additional details regarding the Warrant Stockholder Approval.

We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Class B Units, in lieu of Class A Units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each Class B Unit consists of one share of our Series E Convertible Preferred Stock (which shall convertible into one share of common stock) (the “Series E Convertible Preferred Stock”), one Series E Warrant and one Series F Warrant (together with the shares of common stock underlying such shares of Series E Convertible Preferred Stock and such Warrants, the “Class B Units” and, together with the Class A Units, the “units”) at an assumed public offering price of $1.34 per Class B Unit.

The Class A Units and the Class B Units have no stand-along rights and will not be issued or certificated as stand-alone securities. The shares of common stock, Series E Convertible Preferred Stock and Warrants comprising such units are immediately separable and will be issued separately in this offering. The shares of common stock or Series E Convertible Preferred Stock, as the case may be, and the Warrants included in the Class A Units and the Class B Units can only be purchased together in this offering, but the securities contained in the Class A Units or Class B Units will be immediately separable upon issuance and will be issued separately. The shares of common stock issuable from time to time upon exercise of the Warrants are also being offered by this prospectus.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “INBS”. There is no established trading market for the Series E Convertible Preferred Stock or Warrants.

We have assumed a public offering price of $1.34 per unit, which represents the last reported sale price of our common stock as reported on September 19, 2023. The final public offering price will be determined through negotiation between us and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

There is no established trading market for the Series E Convertible Preferred Stock or the Warrants being offered, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series E Convertible Preferred Stock or the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series E Convertible Preferred Stock and Warrants will be limited. Except as otherwise indicated, all share and per share information in this prospectus gives effect to the reverse stock split of our outstanding common stock, which was effected at a ratio of one-for-twenty as of 5:00 p.m. Eastern Time on February 9, 2023.

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully read the discussion of the material risks of investing in securities in “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Class A Unit(1)	Per Class B Unit(2)	Total
Public offering price	$	$	$
Underwriter discounts and commissions(3)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1) The assumed public offering price and underwriting discount corresponds, in respect of the Class A Units, to (i) an assumed public offering price per share of common stock of $1.32 ($1.21 net of the underwriting discount), (ii) an assumed public offering price per Series E Warrant of $0.01 ($0.009 net of the underwriting discount) and (iii) an assumed public offering price per Series F Warrant of $0.01 ($0.009 net of the underwriting discount).

(2) The public offering price and underwriting discount in respect of the Class B Units corresponds to (i) an assumed public offering price per share of Series E Convertible Preferred Stock of $1.32 ($1.21 net of the underwriting discount), (ii) an assumed public offering price per Series E Warrant of $0.01 ($0.009 net of the underwriting discount) and (iii) an assumed public offering price per Series F Warrant of $0.01 ($0.009 net of the underwriting discount).

(3) We have agreed to pay certain expenses of the underwriters in this offering. We refer you to “Underwriting” on page 88 for additional information regarding underwriting compensation.

The offering is being underwritten on a firm commitment basis. We have granted a 45-day option to the underwriters to purchase up to an additional 447,761 shares of common stock and/or Series E Warrants to purchase up to an additional 447,761 shares of common stock and/or Series F Warrants to purchase up to an additional 447,761 shares of common stock from us at the public offering price, less the underwriting discounts payable by us, to cover over-allotments, if any. The option may be used to purchase shares of common stock and/or Warrants, or any combination thereof, as determined by the underwriters.

One or more of our directors and executive officers have indicated interest in participating in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering.

Under Australian law, the Company is not required to be a holder of an Australian Financial Services License in order to issue securities in itself by reason of s 766(4) of the Australian Corporations Act 2001 given the nature of its business which is not one to which s 766(5) would apply and persons who are sophisticated investors within the meaning of Section 708(8) of the Australian Corporations Act, 2001 may participate in the selling syndicate in connection.

The underwriters expect to deliver the securities to investors on or about     , 2023.

Sole Book-Running Manager

Ladenburg Thalmann

The date of this prospectus is                       , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. Before making your investment decision, we urge you to carefully read this prospectus and all of the information contained in the documents incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities and the information in any free writing prospectus that we may provide to you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

The offer contained in this document is not available to persons located in Australia unless they are a “sophisticated investor” within the meaning of Section 708(8) of the Australian Corporations Act, 2001.

MARKET, INDUSTRY AND OTHER DATA

This prospectus includes industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry and internal company surveys. These sources may include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 12 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “IBS,” “INBS,” “GBS Inc.,” “GBS,” the “Company” and similar designations refer to Intelligent Bio Solutions Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Overview of our Company

Intelligent Bio Solutions Inc. (formerly known as GBS Inc.), and its wholly owned Delaware subsidiary, GBS Operations Inc. were each formed on December 5, 2016, under the laws of the state of Delaware. Our Australian subsidiary Intelligent Bio Solutions (APAC) Pty Ltd (formerly known as Glucose Biosensor Systems (Greater China) Pty Ltd) was formed on August 4, 2016, under the laws of New South Wales, Australia and was renamed to Intelligent Bio Solutions (APAC) Pty Ltd on January 6, 2023. On October 4, 2022, INBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales (the “IFP Acquisition”). Our headquarters are in New York, New York.

We are a medical technology company focused on developing and delivering non-invasive, rapid and pain free innovative testing and screening solutions. We operate globally with the objective of providing intelligent, pain-free, and accessible solutions that improve the quality of life.

Our current product portfolio includes:

●	Intelligent Fingerprinting Platform - Our proprietary portable platform analyzes fingerprint sweat using a one-time (recyclable) cartridge and portable handheld reader. Our flagship product from this platform, which is commercially available in certain countries outside of the United States, is the Intelligent Fingerprinting Drug Screening System (the “IFP System” or “IFP Products”), a two-part system that consists of non-invasive, sweat-based fingerprint diagnostic testing products designed to detect drugs of abuse including opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine. The system comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute, before the portable analysis unit provides an on-screen result in under ten minutes. Samples collected with our confirmatory kits can also be sent to a third-party laboratory service provider to perform confirmation testing. Customers include safety-critical industries such as construction, transportation and logistics firms, manufacturing, engineering, drug treatment organizations in the rehabilitation sector, and judicial organizations.

●	The Biosensor Platform – Our “Biosensor Platform” consists of a small, printable modified organic thin-film transistor strip that we license across the Asia Pacific Region from Life Science Biosensor Diagnostics Pty Ltd (“LSBD” or “Licensor”). The Biosensor Platform, which is designed to detect multiple biological analytes by substituting the Glucose Oxidase (“GOX”) enzyme with a suitable alternative for each analyte, is currently in the development stage. Our flagship product candidate based on the Biosensor Platform technology is the Saliva Glucose Biosensor (“SGB” and, together with a software app that interfaces the SGB with the Company’s digital information system, the Saliva Glucose Test or “SGT”), a Point of Care Test (POCT) expected to complement the finger pricking invasive blood glucose monitoring test for diabetic patients. Our products based on the SGT are referred to herein as the “SGT products.”

These platform technologies have the potential to develop a range of POCT including the modalities of clinical chemistry, immunology, tumor markers, allergens, and endocrinology.

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Our principal objectives are:

●	Expansion of the Intelligent Fingerprinting Drug Screening System into new markets and within existing markets concentrating on:

○	increasing market share across the United Kingdom and mainland Europe;
○	commencing sales and distribution throughout Australia, New Zealand and other countries in the Asia Pacific region, and establishing the infrastructure and satisfying the regulatory requirements needed to do so;
○	commencing the 510(k) pre-market notification process for expansion into United States markets that require FDA approval;
○	initiating research aimed at broadening the capabilities of the Intelligent Fingerprinting System to test for additional drugs and indications, facilitating the expansion of the platform into point-of-care medical testing;
○	expanding the Intelligent Fingerprinting Drug Screening System into new customer segments, including major sporting organizations, law enforcement, and commercial airlines; and
○	developing a strategic network of distributors with established customer bases throughout Asia Pacific, Europe and North America to distribute the IFP product.

●	To complete development and commercialize the SGB, the diagnostic test that stems from the Biosensor Platform that we license from LSBD, in the regions covered by the license.

We plan to develop the platforms further to test across the diagnostic modalities of immunology, hormones, chemistry, tumor markers and nucleic acid tests.

Our Market Opportunity

According to the Point of Care/Rapid Diagnostics Market by Product, Platform, Purchase, Sample, User - Global Forecast to 2027, published December 2022 by MarketsandMarkets Inc., the global market for Point of Care medical diagnostics was estimated to be $45.4 billion in 2022 rising to $75.5 billion in 2027 with a compounded annual growth rate (CAGR) of 10.7% from 2022 to 2027. The Company currently intends to develop pathways into areas of medical diagnostics utilizing existing technology and techniques to exploit a competitive advantage against traditional testing methodologies.

The Recreational Drug Monitoring Industry

●	There are four categories of recreational drugs: analgesics, depressants, stimulants, and hallucinogens. Analgesics include narcotics like heroin, morphine, fentanyl, and codeine. Depressants include alcohol, barbiturates, tranquilizers, and nicotine. Stimulants include cocaine, methamphetamine, and ecstasy (MDMA).
●	According to the 2022 World Drug Report published by the United Nations Office on Drugs & Crime, around 284 million people aged 15-64 used drugs worldwide in 2020, a 26% increase over the previous decade. Young people are using more drugs, with use levels today in many countries higher than with the previous generation. In Africa and Latin America, people under 35 represent the majority of people being treated for drug use disorders. In the United States and Canada, overdose deaths, predominantly driven by an epidemic of the non-medical use of fentanyl, continue to break records.
●	According to the White House’s 2022 National Drug Control Strategy, the 2020 National Survey on Drug Use and Health, published October 2021 by the Substance Abuse and Mental Health Services Administration, showed that among the 41.1 million people who needed treatment for substance abuse, only 2.7 million (6.5%) received treatment at a specialty treatment facility in the past year.

Diabetes Self-Monitoring Blood Glucose Market

●	According to IDF Diabetes Atlas, 10th edition, 2021, there are 463 million individuals living with diabetes around the world in 2019 and increased to 537 million in 2021. By year 2030, the overall number of diabetics is expected to reach 643 million, and by 2045, it will reach 783 million. Therefore, the rising prevalence of diabetes is driving the growth of the self-monitoring blood glucose devices market.

Product Growth Strategy

Our goal is to increase our global footprint of the commercially available Intelligent Fingerprint products. We currently have a small but growing customer base in the UK, which we are planning to expand.

●	Launch product within the Asia Pacific region starting with Australia followed by other regions including Singapore, Indonesia, Thailand the rest of Asia.
●	Focus on marketing and digital channels to increase awareness.
●	Establish indirect distribution to market and sell the Intelligent Fingerprint product range.
●	Commence FDA submission for the purpose of being able to sell into the US market which represents the largest market opportunity.
●	Leverage success in UK to enter into other European countries and the Middle East.

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In addition, we are also looking to grow and expand our current product portfolio by:

●	Continuing the development of the Biosensor focusing on glucose testing.
●	Developing additional drugs to be tested on the current fingerprint platform.
●	Developing pathways into other areas of medical diagnostics utilizing existing technology and techniques to exploit a competitive advantage against traditional testing methodologies. Examples of potential target assays include infectious diseases, fertility, tumor markers and cortisol.
●	Identifying and leveraging growth opportunities in new markets. For example, as a result of the global progress made in mitigating the severity and impact of the COVID-19 pandemic and the significantly diminished demand for COVID-19 testing products, we redirected our resources and efforts away from developing products related to COVID testing to instead acquire and develop drug testing and screening systems.

Recent Developments

IFP Acquisition - Series C Preferred Stock

On October 4, 2022, the Company acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales (the “IFP Acquisition”). Except as otherwise indicated, all share and per share information in this prospectus (including exercise prices and conversion ratios) gives effect to the reverse stock split of our outstanding common stock, which was effected at a ratio of one-for-twenty as of 5:00 p.m. Eastern Time on February 9, 2023.

On October 4, 2022, in connection with the IFP Acquisition, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with IFP, the holders of all of the issued shares in the capital of IFP (collectively, the “IFP Sellers”) and the IFP Sellers’ representatives named therein.

Pursuant to the terms of the Share Exchange Agreement, the Company, among other things, acquired from the IFP Sellers all of the issued shares in the capital of IFP, and as consideration therefor the Company issued to the IFP Sellers upon the closing of the IFP Acquisition (the “IFP Closing”) an aggregate of (i) 148,155 shares of the Company’s common stock (the “Common Stock Consideration”), and (ii) 2,363,003 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

An additional 1,649,273 shares of Series C Preferred Stock were reserved for potential future issuance by the Company, consisting of (i) 500,000 shares of Series C Preferred Stock, that are being held back from the IFP Sellers for one year after the IFP Closing to secure potential indemnification claims by the Company against the IFP Sellers (the “Closing Holdback Shares”) and (ii) 1,149,273 shares of Series C Preferred Stock (the “Lender Preferred Shares”) underlying convertible debt (referred to herein as the “Convertible Debt”) payable to certain lenders to IFP (the “IFP Lenders”).

When initially issued in connection with the IFP Acquisition and prior to the Reverse Stock Split, each share of Series C Preferred Stock was convertible into three shares of common stock, subject to adjustment upon the occurrence of specified events (such as Reverse Stock Split) and contingent upon approval by the Company’s stockholders. As a result of the Reverse Stock Split, each share of Series C Preferred Stock is currently convertible into 0.15 shares of common stock (subject to adjustment upon the occurrence of specified events).

The full conversion of the Series C Preferred Stock was approved by the Company’s stockholders at the special meeting of the Company’s stockholders on May 8, 2023 (the “Special Meeting”). As a result of the stockholder approval, all then-outstanding shares of Series C Preferred Stock (other than the Lender Preferred Shares and shares held by the two shareholders referred to herein as the “RFA Sellers”) were automatically converted into common stock effective May 10, 2023. The IFP Lenders and RFA Sellers subsequently elected to convert the Lender Preferred Shares and all other shares Series C Preferred Stock they held into common stock effective May 10, 2023. For purposes of this prospectus, “RFA Seller” means The Ma-Ran Foundation and The Gary W. Rollins Foundation.

For additional information regarding the conversion of the Convertible Debt into Series C Preferred Stock and the conversion of Series C Preferred Stock into common stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

For additional information regarding the IFP Acquisition, see “Business – IFP Acquisition”.

December Private Placement - Series D Preferred Stock

On December 21, 2022, the Company entered into a Securities Purchase Agreement (the “December Purchase Agreement”) with 14 investors (the “Series D Investors”), pursuant to which the Company agreed to issue and sell to the Series D Investors in a Regulation S private placement (the “December Private Placement”): (i) 176,462 shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and (ii) 529,386 warrants to purchase common stock (the “D Warrants”). The Series D Preferred Stock and D Warrants were sold together as a unit (“D Unit”), with each D Unit consisting of one share of Series D Preferred Stock and three D Warrants. An additional 26,469 warrants (the “Winx Warrants”) were issued to Winx Capital Pty Ltd., the placement agent for the December Private Placement. The Company received aggregate gross proceeds from the December Private Placement of $220,585 before deducting the placement agent’s fees and the Company’s transaction expenses. The December Private Placement closed on December 22, 2022.

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The purchase price for the D Units was $1.25 per D Unit. The Unit offering price and the D Warrants exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1).

When initially issued in connection with the December Private Placement and prior to the Reverse Stock Split, the 176,462 outstanding shares of Series D Preferred Stock were convertible into 529,386 shares of common stock. As a result of the Reverse Stock Split, the 176,462 outstanding shares of Series D Preferred Stock were, at the time of conversion, convertible into an aggregate of 26,464 shares of common stock. The Company’s stockholders approved the full conversion of the Series D Preferred Stock at the Special Meeting on May 8, 2023, and the conversion of the Series D Preferred Stock was effective as of May 10, 2023. For additional information regarding the conversion of Series D Preferred Stock into common stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

As a result of the Reverse Stock Split, (i) each share of Series D Preferred Stock was convertible into 0.15 shares of common stock at the time of conversion (initially three shares of common stock pre-Reverse Stock Split, subject to adjustment upon the occurrence of specified events); (ii) each D Warrant currently represents the right to purchase 0.05 shares of common stock with an exercise price of $5.80 per share (initially exercisable for one share of common stock with an exercise price of $0.29 per share pre-Reverse Stock Split); and (iii) each Winx Warrant currently represents the right to purchase 0.05 shares of common stock, with an exercise price of $10.40 per share (initially exercisable for one share of common stock with an exercise price of $0.52 per share pre-Reverse Stock Split). The D Warrants expire June 22, 2028 and the Winx Warrants expire five years following the effective date of a registration statement covering the resale of common stock underlying the Series D Preferred Stock acquired by the Series D Investors.

The issuance of common stock and Series D Preferred Stock pursuant to the December Purchase Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

Concurrent with entry into the December Purchase Agreement, the Company and the Series D Investors entered into a Registration Rights Agreement (the “December Registration Rights Agreement”) granting the Series D Investors customary registration rights with respect to the shares of common stock underlying the Series D Preferred Stock and the D Warrants acquired by the Series D Investors in the December Private Placement. The June Resale Registration Statement, which was declared effective on June 27, 2023, was filed in connection with fulfilling the Company’s obligations under the December Registration Rights Agreements.

For additional information regarding the agreements entered into in connection with the December Private Placement, see “Certain Relationships And Related Party Transactions - Agreements Related to the December Private Placement.”

March 2023 Offering

On March 8, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative (the “Representative”) of the underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 569,560 shares (the “March Shares”) of the Company’s common stock and warrants (the “March Warrants”) to purchase 170,868 shares of common stock (collectively, the “March 2023 Offering”). Each of the March Shares was sold in combination with an accompanying one-third Warrant. The combined purchase price for each March Share and accompanying March Warrant was $3.90 and the Underwriters agreed to purchase 569,560 March Shares and 170,868 March Warrants.

The Company granted the Underwriters a 45-day option to purchase an additional 85,430 shares and/or warrants to purchase up to 25,629 shares of common stock, in any combination, at the public offering price less the underwriting discounts and commissions. On March 9, 2023, the Representative fully exercised the over-allotment option to purchase an additional 85,430 March Shares and additional March Warrants to purchase 25,629 shares of common stock. The March 2023 Offering closed on March 10, 2023. As a result of the Representative exercising the over-allotment option in full, the gross proceeds, before deducting underwriting discounts and commissions and other March 2023 Offering expenses, was approximately $2.55 million.

The March Warrants have, (i) an exercise price of $3.90 per share of common stock, (ii) a cashless exercise option for a net number of shares of common stock determined according to the formula set forth in the March Warrant or (iii) an alternate cashless exercise option (beginning on or after the initial exercise date), to receive an aggregate number of shares of common stock equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise and (y)1.00. Each whole March Warrant entitles the holder thereof to purchase 1 share of common stock. The March Warrants are exercisable upon issuance and will expire on March 10, 2028. The exercise price and the number of shares of common stock issuable upon exercise of the March Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock.

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The March 2023 Offering was made pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2022 and subsequently declared effective on April 20, 2022 (File No. 333-264218), and the base prospectus contained therein. A prospectus supplement relating to the March 2023 Offering was filed with the SEC on March 9, 2023.

Under the terms of the Underwriting Agreement, the Underwriters received an underwriting discount of 8.0% to the public offering price for the March Shares and March Warrants. In addition, the Company agreed to pay the Representative a management fee equal to 1.0% of the aggregate gross proceeds received from the sale of the securities in the March 2023 Offering and to reimburse the accountable expenses of the Representative up to a maximum of $145,000. The Company also agreed to issue to the Representative unregistered warrants (the “March Representative’s Warrants”) to purchase 32,750 shares of common stock, which warrants have an exercise price of $4.875 per share (125% of the public offering price per share and accompanying warrant) and will terminate on March 8, 2028.

The shares of common stock underlying the March Representative’s Warrants were subsequently registered under the June Resale Registration Statement, which was declared effective on June 27, 2023.

Conversion of Convertible Debt and Preferred Stock

At the Special Meeting of the Company’s stockholders held on May 8, 2023, the stockholders of the Company approved, among other things, (a) the full conversion of the Series C Preferred Stock issued by the Company pursuant to the Share Exchange Agreement and the issuance of shares of common stock in connection with such conversion (the “Series C Conversion Approval”), and (b) the full conversion of the Series D Preferred Stock issued by the Company pursuant to the Securities Purchase Agreement and the issuance of shares of common stock in connection with such conversion (the “Series D Conversion Approval”).

A result of the Series C Conversion Approval, and in accordance with the terms of the Share Exchange Agreement, convertible debt for which IFP is the borrower and the Company is a guarantor (the “Convertible Debt”), became eligible for conversion into shares of IFP that were then to be immediately transferred to the Company in exchange for shares of Series C Preferred Stock. As of May 8, 2023, all eight holders of the Convertible Debt (the IFP Lenders) committed to, or otherwise indicated that they were committed to, the above-described conversion and exchange of the Convertible Debt (the “Loan Conversion”), which, in the aggregate, had an outstanding balance of £1,360,761 in principal and accrued interest as of May 8, 2023.

On May 12, 2023, the Company entered into Convertible Loan Conversion Agreements (the “Conversion Agreements”) with the eight IFP Lenders relating to the Convertible Debt in order to effect the above-described conversion and exchange of the Convertible Debt. Each of the Conversion Agreements is dated and is effective as of May 9, 2023.

Upon the conversion and exchange of the Convertible Debt in accordance with their respective terms and the terms of the Share Exchange Agreement and the Conversion Agreements, the IFP Lenders received an aggregate of 1,149,273 shares of Series C Preferred Stock. The conversion and exchange of the Convertible Debt into Series C Preferred Stock is deemed to be effective as of May 9, 2023. Effective as of May 10, 2023, the 1,149,273 shares of Series C Preferred Stock issued to the IFP Lenders pursuant to the Conversion Agreements were converted into an aggregate of 172,386 shares of common stock.

Effective as of May 10, 2023, all 3,512,277 shares of Series C Preferred Stock issued and outstanding on that date, including the 1,149,273 shares of Series C Preferred Stock issued to the IFP Lenders, were converted into an aggregate of 526,818 shares of common stock. Such conversion of the Series C Preferred Stock into common stock was effected in accordance with the Series C Conversion Approval, the terms of the Share Exchange Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock. This conversion of Series C Preferred Stock into common stock was deemed effective as of May 10, 2023.

As of May 10, 2023, the holders of all 176,462 shares of the Company’s Series D Preferred Stock issued and outstanding on that date elected to convert those shares of Series D Preferred Stock into shares of common stock, and the 176,462 shares of the Company’s Series D Preferred Stock were then converted into an aggregate of 26,464 shares of common stock effective as of that date. The conversion of the Series D Preferred Stock was effected in accordance with the Series D Conversion Approval, the terms of the Securities Purchase Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.

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Upon effectiveness of the above-described conversion of Series C Preferred Stock and Series D Preferred Stock into common stock, the Company had approximately 2,285,849 shares of common stock issued and outstanding, subject to adjustment for rounding of fractional shares, if any.

The issuances of the shares of Series C Preferred Stock and common stock pursuant to the Share Exchange Agreement are intended to be exempt from registration under the Securities Act by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Rule 901 promulgated thereunder with respect to individuals who reside outside of the United States.

The issuances of the shares of Series D Preferred Stock and common stock pursuant to the Purchase Agreement are intended to be exempt from registration under the Securities Act by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

Liquidator Appointed for Licensor

External Administrator of LSBD (the Licensor of our SGT and COV2T products), pursuant to a creditors meeting held on July 21, 2023, sent notice to the creditors on July 24, 2023, stating that LSBD has appointed a liquidator on July 21, 2023. Our understanding is that the ownership of the intellectual property rights licensed by us reverts to the University of Newcastle. Accordingly, the Company plans to discuss the future licensing of the SGT products with the University of Newcastle. As of the date of this prospectus, our understanding is the Intellectual property rights have not reverted back to University of Newcastle.

Nasdaq Compliance

On March 17, 2022, the Company received a notice letter from the Nasdaq Listing Qualifications Department notifying the Company that because the minimum bid price per share for its common stock was below $1.00 for 30 consecutive business days preceding the date of such notice, the Company did not meet the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1).

On February 27, 2023, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rule 5450(a)(1) as a result of the closing bid price of the Company’s common stock being at $1.00 per share or greater for the 10 consecutive business days from February 10, 2023 through February 24, 2023. Accordingly, the Company is now in compliance with Nasdaq Listing Rule 5450(a)(1) and Nasdaq considers the matter closed.

Reverse Stock Split

At the annual meeting of the Company’s stockholders held on February 8, 2023 (the “Annual Meeting”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-35 at any time within 12 months following the date of stockholder approval, with the exact ratio to be set within this range by the Company’s Board of Directors (the “Board”) at its sole discretion without further approval or authorization of our stockholders. Pursuant to such authority granted by the Company’s stockholders, the Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock and the filing of the Amendment to effectuate the Reverse Stock Split.

On February 9, 2023, the Company filed the Amendment in order to effect 1-for-20 reverse stock split of the Company’s common stock. The Reverse Stock Split was effective at 4:05 p.m., Eastern Time, on February 9, 2023, at which time every twenty shares of the Company’s issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock. No fractional shares were issued as a result of the Reverse Stock Split.

The par value of the Company’s common stock and the number of authorized shares of the common stock were not affected by the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of common stock outstanding was reduced from approximately 18,325,289 shares (excluding treasury shares) as of February 8, 2023, to approximately 916,265 shares (excluding treasury shares, and subject to the rounding up of fractional shares), and the number of authorized shares of common stock remained 100 million shares.

In order reflect the Reverse Stock Split, proportionate adjustments were made to the number of shares of common stock issuable upon conversion of preferred stock and the exercise of warrants, as applicable; as well as to any applicable conversion and exercise prices, which were also adjusted in proportion to the reverse stock split ratio of the Reverse Stock Split (subject to adjustment for fractional interests).

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Summary of Risks Affecting Our Business

Investing in our common stock is highly speculative and involves significant risks and uncertainties. You should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” elsewhere in this prospectus before making a decision to invest in our common stock. Certain of the key risks we face include, without limitation:

●	We will need to raise additional capital to fund our operations in the future. If we are unsuccessful in attracting new capital, we may not be able to continue operations or may be forced to sell assets to do so. Capital may not be available to us on favorable terms, or if at all. If available, financing terms may lead to dilution of our stockholders’ equity.
●	Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in our Annual Report on Form 10-K for the Fiscal year ended June 30, 2023.
●	Neither we nor the Licensor have yet launched the SGT and the ability to do so will depend on the acceptance of the SGT in the Global healthcare market.
●	We have incurred significant losses since inception and continue to incur losses, and we may not be able to achieve significant revenues or profitability.
●	We depend on a limited number of single-source suppliers to manufacture certain components of IFP Drug Screening System, which makes us vulnerable to supply shortages and price fluctuations that could negatively affect our business, financial condition and results of operations.
●	Our results may be impacted by changes in foreign currency exchange rates.
●	The license agreement with the Licensor, which covers technology used in our Biosensor Platform, contains risks that may have a material adverse effect on us and our business, assets and its prospects.
If the SGT fails to satisfy current or future customer requirements, we may be required to make significant expenditures to redesign the product candidate, and we may have insufficient resources to do so.
●	We are yet to finalize the manufacturing plan for the production of the SGT on a commercial scale, and may be dependent upon third-party manufacturers and suppliers, making us vulnerable to contractual relationships and market forces, supply problems and price fluctuations, which could harm our business.
●	We expect to rely in part on third-party distributors to effectively distribute our products, if our distributors fail to effectively market and sell the SGT and IFP products in full compliance with applicable laws, our operating results and business may suffer.
●	If third-party payors do not provide coverage and reimbursement for the use of the SGT and IFP products, our business and prospects may be negatively impacted.
●	Non-United States governments often impose price controls, which may adversely affect our profitability.

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●	The SGT and IFP Drug Screening System may contain undetected errors, which could limit our ability to provide our products and services and diminish the attractiveness of our service offerings.
●	We will rely on the proper function, security and availability of our information technology systems and data to operate our business, and a breach, cyber-attack or other disruption to these systems or data could materially and adversely affect our business, results of operations, financial condition, cash flows, reputation or competitive position.
●	If we are not able to attract and retain highly skilled managerial, scientific and technical personnel, we may not be able to implement our business model successfully.
●	If we or our manufacturers fail to comply with applicable regulations, our proposed operations could be interrupted, and our operating results may be negatively impacted.
●	We may be subject to healthcare laws which, if violated, could subject us to substantial penalties.
●	Product liability suits, whether or not meritorious, could be brought against us due to an alleged defective product or for the misuse of the SGT or the IFP Drug Screening System.
●	If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to penalties, which could increase our liabilities and harm our reputation or our business.
●	The regulatory approval process which we may be required to navigate may be expensive, time-consuming, and uncertain and may prevent us from obtaining clearance for the product launch of the SGT and IFP products in certain jurisdiction or our any future product.
●	Clinical data obtained subsequent to the implementation of the clinical evidence module may not meet the required objectives, which could delay, limit or prevent additional regulatory approval.
●	We may be unable to complete required clinical evaluations, or we may experience significant delays in completing such clinical evaluations, which could prevent or significantly delay our targeted product launch timeframe and impair our business plan.
●	We are subject to the risk of reliance on third parties to conduct our clinical evaluation work, their inability to comply with good clinical practice and relevant regulation could adversely affect the clinical development of our product candidates and harm our business.
●	Our success will depend on our ability to obtain, maintain and protect our intellectual property rights.
●	We understand that the External Administrator of LSBD (the Licensor of our SGT and COV2T products), sent notice to the creditors on July 24, 2023, stating that LSBD has appointed a liquidator on July 21, 2023. Our understanding is that the ownership of the intellectual property rights licensed by us reverts to the University of Newcastle. There is an inherent risk related to the possibility of modifications to our rights to, or the Company’s ability to use, the Licensed Products, which could materially and adversely affect the Company’s business, financial condition, and operating results
●	We depend on intellectual property licensed from the Licensor for our SGT products, and any absence of legal effect of the license or dispute over the license would significantly harm our business.
●	We will depend primarily on the Licensor to file, prosecute, maintain, defend and enforce intellectual property that we license from it and that is material to our business.
●	We and the Licensor may be unable to protect or enforce the intellectual property rights licensed to us, which could impair our competitive position.
●	We and the Licensor have limited foreign intellectual property rights and may not be able to protect those intellectual property rights, which means that we and/or Licensor may not be able to prevent third parties from practicing our inventions or from selling or importing products made using those inventions.
●	We and the Licensor may be subject to claims challenging the invention of the intellectual property we license.
●	Our products and operations are subject to extensive government regulation. If we fail to obtain and maintain necessary regulatory approvals current IFP products, or if approvals for future products and indications are delayed or not issued, it will negatively affect our business, financial condition and results of operations.
●	We are subject to certain federal, state and foreign fraud and abuse laws, health information privacy and security laws and transparency laws, which, if violated, could subject us to substantial penalties and negatively affect our business.
●	We face intense competition in the self-monitoring of glucose market, particularly blood-based products, and as a result we may be unable to effectively compete in our industry.
●	If we or the Licensor fail to respond quickly to technological or other developments, our products may become uncompetitive and obsolete.
●	Fluctuation in the value of foreign currencies may have a material adverse effect on your investment.
●	Changes in the economic, political or social conditions or government policies in Asia-Pacific region (the “APAC Region”) could have a material adverse effect on our business and operations.
●	We may not be able to satisfy the continued listing requirements of Nasdaq or maintain the listing of our common stock on Nasdaq.
●	We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

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●	We are obligated to maintain a system of effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may harm investor confidence in our company and the value of our common stock.
●	We are an emerging growth company and currently have limited accounting personnel and other supervisory resources.
●	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or products.
●	If we are unable to achieve certain agreed milestones for the government grant we received, we may become liable to refund the grant we received.
●	We may have difficulties integrating acquired businesses and as result, our business, results of operations and/or financial condition may be materially adversely affected.
●	The common stock and Series E Convertible Preferred Stock (which is convertible into common stock) sold in this offering will more than double the number of our shares of common stock in the public market from approximately 2,330,399 shares to 5,315,473 shares (or 5,763,234 shares of common stock if the underwriters exercise their option in full). If all the Warrants sold in this offering are exercised, the number of our shares of common stock in the public markets will increase by an additional 5,970,148 shares (or an additional 6,865,670 shares of common stock if the underwriters exercise their option to purchase additional Warrants in full), which will result in a total of 11,285,621 shares of common stock in the public market (or 12,628,904 shares of common stock in the public market if the underwriters exercise their option in full). In addition, we have agreed to issue warrants to the representative (the Representative Warrants) to purchase up to 149,254 shares of common stock (or 171,642 shares of common stock if the underwriters exercise of the over-allotment option in full) as a portion of the compensation payable to the representative in connection with this offering. The sales of these securities could depress the market price of our shares of common stock and/or increase the volatility of our trading.
●	Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.
●	The liquidity and trading volume of our common stock could be low, and our ownership will be concentrated.
●	We will likely not receive any additional funds upon the exercise of the Series F Warrants.
●	The Warrants are not exercisable until Warrant Stockholder Approval and may not have any value.
●	There is no public market for the Series E Convertible Preferred Stock or the Warrants being offered.
●	The market price of our common stock may be highly volatile, and you could lose all or part of your investment.
●	You will incur immediate and substantial dilution as a result of this offering.
●	The terms of the Series E Convertible Preferred Stock and the Warrants could impede our ability to enter into certain transactions or obtain additional financing.
●	Holders of Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Warrants and acquire our shares of common stock, except as set forth in the Warrants.

Corporate Information

Our principal executive offices are located at 142 West, 57th Street, 11th Floor, New York, NY 10019. Our telephone number is (646) 828-8258 and our website address is www.ibs.inc. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

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THE OFFERING

Class A Units offered by us:	We are offering 2,985,074 Class A Units, each Class A Unit consisting of one share of common stock, one Series E Warrant to purchase one share of common stock and one Series F Warrant to purchase one share of common stock.

Public Offering Price Per Class A Unit:	$1.34 per Class A Unit based upon an assumed public offering price of $1.34, the last reported sale price of our common stock on The Nasdaq Capital Market on September 19, 2023.

Class B Units offered by us:	We are also offering to those purchasers, if any, whose purchase of Class A Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Class B Units, in lieu of Class A Units that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each Class B Unit consists of one share of Series E Convertible Preferred Stock (convertible into one share of common stock), one Series E Warrant to purchase one share of common stock and one Series F Warrant to purchase one share of common stock (together with the shares of our common stock underlying such shares of Series E Convertible Preferred Stock and the Warrants).

Public Offering Price Per Class B Unit:	$1.34 per Class B Unit based upon an assumed public offering price of $1.34, the last reported sales price of our common stock on The Nasdaq Capital Market on September 19, 2023.

Warrants included in The Units:	Each unit includes one Series E Warrant and one Series F Warrant. The Series E Warrants will have an exercise price of $ per share and will expire on the five-and-a-half-year anniversary of the original issuance date. The Series E Warrants contain a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average price for the five trading days immediately following the date the Company effects a reverse stock split. The Series F Warrants will: (i) have an exercise price of $ per share; (ii) have an alternate cashless exercise option (beginning on the initial exercise date), to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series F Warrant and (y) 1.0; and (iii) expire on the one-and-a-half-year anniversary of the original issuance date. The Warrants will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Common Stock upon exercise of the Warrants (the “Warrant Stockholder Approval”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

We have agreed to hold a stockholders’ meeting in order to seek the Warrant Stockholder Approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) to permit the exercise of the Warrants. We cannot assure you that we will be able to obtain this requisite approval. In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore have no value.

Shares of common stock outstanding before this offering:	2,330,399 shares of common stock (as of September 19, 2023)

Shares of common stock to be outstanding after this offering*:	5,315,473 shares of common stock (or 5,763,234 shares of common stock if the underwriters exercise their option in full) (assuming the sale of all units covered by this prospectus, no sale of Class B Units, no exercise of any Warrants issued in this offering).

Underwriters’ option to purchase additional shares and/or warrants:	We have granted the underwriters an option, exercisable for forty-five (45) days after the date of this prospectus, to purchase up to an additional 447,761 shares of common stock and/or 447,761 Series E Warrants and/or 447,761 Series F Warrants at the public offering price per security, less the underwriting discounts payable by us, which may be purchased in any combination of common stock and Warrants.

Representative Warrants:	We have agreed to issue to the representative warrants, or the Representative Warrants, to purchase up to 149,254 shares of common stock (or 171,642 shares of common stock assuming the exercise of the over-allotment option in full) as a portion of the compensation payable to the representative in connection with this offering. The Representative Warrants will be immediately exercisable upon issuance at an exercise price equal to $ per share of common stock, expire on the fifth anniversary of the commencement of sales of this offering, and are otherwise in substantially similar form to the Series E Warrants issued in the offering. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being registered on the registration statement of which this prospectus is a part. See “Underwriting” on page 88.

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Use of proceeds:	We estimate that we will receive net proceeds from this offering of approximately $3.20 million, or $3.75 million if the underwriters exercise their over-allotment option in full, based upon an assumed public offering price of $1.34 per Class A Unit. We intend to use the net proceeds from this offering for general corporate purposes and working capital.

Risk factors:	You should carefully consider the risk factors described in the section of this prospectus titled “Risk Factors,” together with all of the other information included and incorporated by reference in this prospectus, before deciding to invest in our securities.

Market and trading symbol:

Our common stock is listed on the Nasdaq Capital Market under the symbol “INBS”. We do not intend to list the shares of Series E Convertible Preferred Stock or the Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Series E Convertible Preferred Stock and the Warrants will be extremely limited.

* Unless otherwise stated in this prospectus, the total number of shares of common stock outstanding as of the date of this prospectus and after this offering is based on 2,330,399 shares outstanding as of September 19, 2023, and assumes (i) the sale of 2,985,074 Class A Units based on an assumed public offering price of $1.34, the last reported sales price of our shares of common stock on the Nasdaq Capital Market on September 19, 2023; (ii) no exercise of the underwriters’ over-allotment option; (iii) no exercise of the Warrants included in this offering; (iv) no sale of Class B Units and no conversion of Series E Convertible Preferred Stock included in the Class B Units; and excludes the following other securities:

●	426,521 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $205.03 per share+;
●	75,000 shares of common stock issuable upon the conversion of Series C Convertible Preferred Stock reserved for issuance by the Company in connection with securing potential indemnification claims by the Company; and
●	up to an aggregate of 100,000 shares of common stock reserved for future issuance under our 2019 Long Term Incentive Plan (the “2019 Plan”)

+Approximate amounts. Actual amounts may differ due to rounding.

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RISK FACTORS

Our business is subject to a number of risks. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus, including those in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q, before making an investment decision. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you many lose all or part of your investment.

Forward-looking statements in this document and those we make from time to time through our senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning the expected future revenue or earnings or concerning projected plans, performance, or development of products and services, as well as other estimates related to future operations are necessarily only estimates of future results. We cannot assure you that actual results will not materially differ from expectations. Forward-looking statements represent our current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements.

Risks Related to Our Business

We will need to raise additional capital to fund our operations in the future. If we are unsuccessful in attracting new capital, we may not be able to continue operations or may be forced to sell assets to do so. Alternatively, capital may not be available to us on favorable terms, or if at all. If available, financing terms may lead to significant dilution of our stockholders’ equity.

We are not profitable and have had negative cash flow from operations since our inception. To fund our operations and develop and commercialize our products (including the SGT and planned applications of IFP Drug Screening System), we have relied primarily on equity and debt financings and government support income. The Company expects that its cash and cash equivalents as of June 30, 2023, of approximately $1.54 million, will be insufficient to allow the Company to fund its current operating plan through the twelve months from the issuance of its financial statements for the fiscal year ended June 30, 2023. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date those financial statements were issued. Accordingly, the Company is required to raise additional funds during the 12 months following the issuance of those financial statements. Additional capital may not be available at such times or amounts as needed by us.

We estimate that our cash balance of approximately $1.54 million as of June 30, 2023, is only sufficient to fund our working capital needs and operating expenses through October 31, 2023, and that based on our planned use of the net proceeds from this offering and our existing cash, we estimate that such funds will be sufficient to enable us to fund our working capital needs and operating expenses for at least the next 12 months. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. Our existing cash and cash equivalents as of the date of this prospectus, together with the estimated net proceeds from this offering, may or may not be sufficient to fund our working capital needs and operating expenses. To obtain the capital necessary to fund our operations, we expect to finance our cash needs through public or private equity offerings, debt financing and/or other capital sources.

Even if capital is available, it might be available only on unfavorable terms. Any additional equity or convertible debt financing into which we enter could be dilutive to our existing stockholders. Any future debt financing into which we enter may impose covenants upon us that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, we may need to relinquish rights to our technologies or our products or grant licenses on terms that are not favorable to us. If access to sufficient capital is not available as and when needed, our business will be materially impaired, and we may be required to cease operations, curtail one or more product development or commercialization programs, scale back or eliminate the development of business opportunities, or significantly reduce expenses, sell assets, seek a merger or joint venture partner, file for protection from creditors or liquidate all of our assets. Any of these factors could harm our operating results.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

The report from our independent registered public accounting firm for the year ended June 30, 2023, includes an explanatory paragraph stating that our losses from operations and required additional funding to finance our operations raise substantial doubt about our ability to continue as a going concern for a period of one year after the date the financial statements are issued. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or a part of their investment. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. There can be no assurance that the current operating plan will be achieved in the time frame anticipated by us, or that our cash resources will fund our operating plan for the period anticipated by the Company or that additional funding will be available on terms acceptable to us, or at all.

12

Neither we nor the Licensor have yet launched the SGT and the ability to do so will depend on the acceptance of the SGT in the Global healthcare market.

Neither we nor the Licensor has yet launched the SGT and neither has received regulatory approvals in any country or territory. We are faced with the risk that the SGT will be accepted in their respective jurisdictions over competing products and that we will be unable to enter the marketplace or compete effectively. Factors that could affect our ability to establish the SGT or any future diagnostic test based on the Biosensor Platform include:

●	sales of the SGT across their respective jurisdictions may be limited due to the complex nature of the healthcare system in each country and territory in the region, low average personal income, lack of patient cost reimbursement and pricing controls;
●	the development of products or devices which could result in a shift of customer preferences away from our device and services and significantly decrease revenue;
●	the increased use of improved diabetes drugs that could encourage certain diabetics to test less often, resulting in less usage of self-monitoring (saliva-based, blood-based or otherwise) test device for certain types of diabetics;
●	the challenges of developing (or acquiring externally developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges;
●	the significant number of current competitors in the glucose monitoring market who have significantly greater brand recognition and more recognizable trademarks and who have established relationships with diabetes healthcare providers and payors; and
●	intense competition to attract acquisition targets, which may make it more difficult for us to acquire companies or technologies at an acceptable price or at all.

We cannot assure you that the SGT or any future diagnostic test based on the Biosensor Platform will gain market acceptance. If the market for the SGT or any future test fails to develop or develops more slowly than expected, or if any of the technology and standards supported by us do not achieve or sustain market acceptance, our business and operating results would be materially and adversely affected.

We are subject to the risks associated with new businesses generally.

We were formed in December 2016 as a new business with a plan to commercialize our licensed technology. Our limited operating history may not be adequate to enable you to fully assess our ability to develop and market the SGT and other tests based on the Biosensor Platform, achieve market acceptance of the SGT and such other tests and respond to competition. Our efforts to date have related to the organization and formation of our company, strategic planning, product research and development and preparation for commencing regulatory trials. We acquired IFP in October 2022, which generates minimal revenue. Prior to the acquisition of IFP, the Company’s operations generated no revenue other than income classified as governmental support income received in connection with grants from Australian Government. As at the date of this filing, revenue generated from the sales of IFP products are not enough to cover our operation costs. Therefore, we are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business focused on the development and sale of new medical devices and related software applications. As a result, we may be unable to further develop, obtain regulatory approval for, manufacture, market, sell and derive revenues from the SGT and the other products in our pipeline based on the Biosensor Platform, and our inability to do so would materially and adversely impact our business. In addition, we still must optimize many functions necessary to operate a business, including expanding our managerial, personnel and administrative structure, continuing product research and development, and assessing and commencing our marketing activities.

In addition, in connection with our recent acquisition of IFP, there are risks relating to the integration of IFP with the Company, including with regard to integrating technology, processes, information systems and other matters that can lead to challenges in economies of scale and leadership.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies that have not yet commercialized their products or services, particularly those in the medical device and digital health fields. In particular, potential investors should consider that there is a significant risk that we will not be able to:

●	implement or execute our current business plan, or that our business plan is sound;
●	maintain our management team and Board of Directors;
●	determine that the technologies that have been developed are commercially viable;
●	attract, enter into or maintain contracts with, and retain customers; and
●	raise any necessary additional funds in the capital markets or otherwise to effectuate our business plan.

In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We have incurred significant losses since inception and continue to incur losses, and we may not be able to achieve significant revenues or profitability.

Since our inception, we have engaged primarily in development activities. We have financed our operations primarily through financing from the issuance of common stock, convertible preferred stock, convertible notes and the incurrence of debt and have incurred losses since inception, including a net loss of $7,037,286 for the fiscal year ended June 30, 2021, a net loss of $8,306,051 for the fiscal year ended June 30, 2022, and a net loss of $10,631,720 for the fiscal year ended June 30, 2023. On our unaudited pro-forma results, which are prepared as if we closed the IFP Acquisition (defined below) on July 1, 2021 (and including adjustments for amortization related to the valuation of acquired intangibles), we incurred a net loss of $12,220,415 for the fiscal year ended June 30, 2022, and a net loss of $11,873,274 for the fiscal year ended June 30, 2023. We do not know whether or when we will become profitable.

Our ability to generate higher revenue and achieve profitability depends upon our ability, alone or with others, to complete the development process of our products, including regulatory approvals, and achieve substantial acceptance in the marketplace for our existing IFP products. We may be unable to achieve any or all of these goals.

13

We rely on third parties to perform certain confirmatory tests for our IFP Drug Screening System.

We rely on third-party service providers to analyze samples collected from our confirmatory kit of the IFP Drug Screening System. We contract with third-party laboratory service provider to perform confirmation testing on the samples collected. This service is critical and there are relatively few alternatives. These third-party service providers may be unwilling or unable to provide the necessary services reliably and at the levels we anticipate or that are required by the market. While these third-party service providers have generally met our demand for their services on a timely basis in the past, we cannot guarantee that they will in the future be able to meet our demand for their services or our service providers may decide in the future to discontinue or reduce the level of business they conduct with us. If we are required to change service providers for any reason, including due to any change in or termination of our relationships with these third parties, we may lose sales, experience delays, incur increased costs or otherwise experience impairment to our customer relationships. We cannot guarantee that we will be able to establish alternative relationships on similar terms, without delay or at all.

We depend on a limited number of single-source suppliers to manufacture certain components of IFP Drug Screening System, which makes us vulnerable to supply shortages and price fluctuations that could negatively affect our business, financial condition and results of operations.

We rely on single-source suppliers for certain components of our IFP Drug Screening System and materials for our other current products. These components and materials are critical and there are no or relatively few alternative sources of supply. These single-source suppliers may be unwilling or unable to supply the necessary materials and components or manufacture and assemble our products reliably and at the levels we anticipate or that are required by the market. While our suppliers have generally met our demand for their products and services on a timely basis in the past, we cannot guarantee that they will in the future be able to meet our demand for their products or our suppliers may decide in the future to discontinue or reduce the level of business they conduct with us. If we are required to change suppliers due to any change in or termination of our relationships with these third parties, or if our suppliers are unable to obtain the materials, they need to produce our products at consistent prices or at all, we may lose sales, experience manufacturing or other delays, incur increased costs or otherwise experience impairment to our customer relationships. We cannot guarantee that we will be able to establish alternative relationships on similar terms, without delay or at all.

If we fail to retain marketing and sales personnel, or if we fail to increase our marketing and sales capabilities as we grow, or if we fail to develop broad awareness of our product in a cost-effective manner, we may not be able to generate revenue growth.

We have limited experience marketing and selling our products. We currently primarily rely on our direct sales force to sell our products in targeted geographic regions and distributors in certain regions including the United Kingdom, and any failure to maintain and grow our direct sales force will negatively affect our business, financial condition and results of operations. The members of our direct sales force are highly trained and possess substantial technical expertise, which we believe is critical in increasing adoption of our products. The members of our U.K. sales force are at-will employees. The loss of these personnel to competitors, or otherwise, will negatively affect our business, financial condition and results of operations. If we are unable to retain our direct sales force personnel or replace them with individuals of equivalent technical expertise and qualifications, or if we are unable to successfully install such technical expertise in replacement personnel, it may negatively affect our business, financial condition and results of operations.

In order to generate future growth, we plan to continue to expand and leverage our sales and marketing infrastructure to increase the number of customers. Identifying and recruiting qualified sales and marketing personnel and training them on our product, on applicable laws and regulations and on our internal policies and procedures requires significant time, expense and attention. It often takes several months or more before a sales representative is fully trained and productive. Our sales force may subject us to higher fixed costs than those of companies with competing techniques or products that utilize independent third parties, which could place us at a competitive disadvantage. It will negatively affect our business, financial condition and results of operations if our efforts to expand and train our sales force do not generate a corresponding increase in revenue, and our higher fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our products. Any failure to hire, develop and retain talented sales personnel, to achieve desired productivity levels in a reasonable period of time or timely reduce fixed costs, could negatively affect our business, financial condition and results of operations.

Our ability to increase our customer base and achieve broader market acceptance of our product will depend to a significant extent on our ability to expand our marketing efforts. We plan to dedicate significant resources to our marketing programs, as we plan to further plan to expand our geographical reach especially in the APAC Region and the North America region. It will negatively affect our business, financial condition and results of operations if our marketing efforts and expenditures do not generate a corresponding increase in revenue. In addition, we believe that developing and maintaining broad awareness of our product in a cost-effective manner is critical to achieving broad acceptance of our product and expanding domestically and internationally.

14

Our results of operations will be materially harmed if we are unable to accurately forecast customer demand for our products and manage our inventory.

To ensure adequate inventory supply, we must forecast inventory needs and manufacture our products based on our estimates of future demand for our solution. Our ability to accurately forecast demand for our solution could be negatively affected by many factors, including our failure to accurately manage our expansion strategy, product introductions by competitors, an increase or decrease in customer demand for our products or products of our competitors, our failure to accurately forecast customer acceptance of new products, unanticipated changes in general market conditions or regulatory matters and weakening of economic conditions or consumer confidence in future economic conditions.

Inventory levels in excess of customer demand may result in inventory write-downs or write-offs, which would cause our gross margin to be adversely affected and could impair the strength of our brand. Conversely, if we underestimate customer demand for our products, our internal manufacturing team may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and customer relationships. In addition, if we experience a significant increase in demand, additional supplies of raw materials or additional manufacturing capacity may not be available when required on terms that are acceptable to us, or at all, or suppliers or may not be able to allocate sufficient capacity in order to meet our increased requirements, which will negatively affect our business, financial condition and results of operations.

We seek to maintain sufficient levels of inventory in order to protect ourselves from supply interruptions. As a result, we are subject to the risk that a portion of our inventory will become obsolete or expire, which could have a material adverse effect on our earnings and cash flows due to the resulting costs associated with the inventory impairment charges and costs required to replace such inventory.

If our facilities become damaged or inoperable, we will be unable to continue to research, develop and supply our product which could negatively affect our business, financial condition and results of operations until we are able to secure a new facility and rebuild our inventory.

We do not have redundant facilities. We perform substantially all of our manufacturing, research and development and back office activity for our IFP products in a single location at our Cambridge office in the United Kingdom. We store our finished goods inventory at the same facility. Our facilities, equipment and inventory would be costly to replace and could require substantial lead time to repair or replace. The facilities will be harmed or rendered inoperable by natural or man-made disasters, including, but not limited to, earthquakes, flooding, fire and power outages, which may render it difficult or impossible for us to perform our research, development and commercialization activities for some period of time for IFP Drug Screening System. The inability to perform those activities, combined with the time it may take to rebuild our manufacturing capabilities, inventory of finished product, may result in the loss of customers or harm to our reputation. Although we possess insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and this insurance may not continue to be available to us on acceptable terms, or at all.

Our ability to achieve profitability depends in part on maintaining or increasing our gross margins on product sales which we may not be able to achieve.

A number of factors may adversely impact our gross margins on product sales and services, including:

●	lower than expected manufacturing yields of high cost components leading to increased manufacturing costs;
●	shortages of electric components resulting in higher prices or an inability to supply key parts;
●	low production volume which will result in high levels of overhead cost per unit of production;
●	the timing of revenue recognition and revenue deferrals;
●	increased material or labor costs;
●	increased service or warranty costs or the failure to reduce service or warranty costs;
●	increased price competition;
●	variation in the margins across products in a particular period; and
●	how well we execute on our strategic and operating plans.

If we are unable to maintain or increase our gross margins on product sales, our results of operations could be adversely impacted, we may not achieve profitability and our stock price could decline.

Our results may be impacted by changes in foreign currency exchange rates.

A significant proportion of our sales are outside of the United States, and a majority of those are denominated in foreign currencies, which exposes us to foreign currency risks, including changes in currency exchange rates. We do not currently engage in any hedging transactions. If we are unable to address these risks and challenges effectively, our international operations may not be successful, and our business could be harmed.

15

The license agreement with the Licensor, which covers the license of the core technology used in our Biosensor Platform products, contains significant risks that may have a material adverse effect on us and our business, assets and its prospects.

The Amended and Restated Technology License Agreement dated September 12, 2019, which amends and restates all previous license agreements (the “SGT License Agreement”) is limited to the APAC Region. We have no contractual rights to the intellectual property covered in the SGT License Agreement other than as expressly set forth therein. Our plans, business, prospects are substantially dependent on that intellectual property and subject to the limitations relating thereto as set forth in the SGT License Agreement:

●	The SGT license granted to us is limited in territorial scope. The Licensor granted us a license to its proprietary rights in the biosensor technology used in the products from Licensor (the “Licensed Products”) solely in the APAC Region, and primarily to act as authorized party for obtaining regulatory approval and to manufacture (subject to being approved as an Authorized Supplier by the Licensor) for use in the APAC Region, and to promote, market, import, offer sell and distribute the Licensed Products in the APAC Region. We may not exploit or seek to exploit any rights in respect of the Licensed Product outside of the APAC Region through any means, including digitally or online where the end user is not physically resident in the APAC Region. Accordingly, to the extent that such users are prohibited, we will be unable to realize any commercialization from such users and ensure that such users do not do business with us, even as such commercialization and business might be appropriate, related, synergistic or enhanced by our operations. In addition, we may be responsible for costs and other liabilities that might arise to the extent that users outside the APAC Region obtain such access and may incur costs to comply with these prohibitions. Further, the non-coverage of digital or online use for users not physically in the APAC Region may constitute a material limitation on our ability to freely conduct business digitally, online or through any other medium that may reach outside of the APAC Region. This limitation may have a material adverse effect on our marketing, sales, operational and other business efforts.
●	After the receipt of regulatory approval in a jurisdiction, we may be required to pay the Minimum Royalty with respect to such jurisdiction regardless of the actual amount of sales by us of Licensed Products. Accordingly, although the Minimum Royalty is based on our projected sales in each such jurisdiction, and although the determination of the Minimum Royalty is subject to agreement between us and the Licensor as to certain parameters, as described elsewhere in this prospectus, with disputes generally resolved by an independent third-party, we could be obligated to pay royalties even though we have generated no or limited revenue. Such payments could materially and adversely affect our profitability and could limit our investment in our business.
●	The Licensed Products include only products that are supplied by an Authorized Supplier. Accordingly, we will not have unfettered right to select our suppliers, regardless of whether an unauthorized supplier could provide products on better pricing, delivery, quality or other terms, thus potentially materially and adversely impacting those aspects of our business, economies, profitability and prospects.
●	We are required to collect and anonymize demographic information about the end users of the Licensed Products, as well as data acquired from the Licensed Products. The data collection and retention may be expensive in cost, resources, legal and regulatory compliance and other ways, none of which costs can be quantified at this time. Further, changing regulations with respect to medical and similar such data may make such compliance beyond the scope of our capabilities. Any failure to comply may result in financial liability, as well as reputational harm.
●	The license is non-transferable, non-assignable and non-sublicensable, except that the Licensor will in good faith consider any request by us for any sublicense. The Licensor is not obligated to agree to any such sub-license. These restrictions may limit our flexibility to structure our operations in the most advantageous manner.
●	We must manufacture, promote, market, import, offer, sell, distribute and supply the Licensed Products in accordance with certain distribution requirements set forth in the License Agreement. For instance, we may not package the Licensed Products with other products, and we may deliver them only as supplied by an Authorized Supplier. Accordingly, the limitations imposed by the License Agreement may impact our ability to pursue certain marketing strategies and distribution channels, which may have a material adverse effect on us and our business, assets and prospects.
●	The Licensor may require any change to any Licensed Product by any Authorized Supplier and may make any change to any sales or promotional literature made available by the Licensor, provided that such changes do not affect any regulatory approvals we obtain. This right of the Licensor may create material expense for us, may be practically difficult to accomplish and may cause relationship, reputational and other adverse harm to us, our business and our prospects, without our having any control over these changes. Further, the Licensor is not liable for any of the costs to us of such changes.
●	We must file for, prosecute the application for, and obtain all regulatory approvals for each of the Licensed Products and all legal permits necessary for promoting, marketing, offering or selling each Licensed Product. The regulatory approval process can be expensive and time consuming, and there can be no assurances that we will be able to obtain or maintain any or all required permits.
●	Except with respect to the Licensor’s ownership of all intellectual property rights in respect of the licensed property and the non-infringement by our exercise of those rights, the Licensor provides no, and disclaims all, representations, warranties or covenants relating to the licensed intellectual property or any other matters under the License Agreement and in particular disclaims any fitness of the property for any purpose. These provisions limit our recourse in the event that the licensed intellectual property is flawed, defective, inadequate, incomplete, uncommercial, wrongly described or otherwise not useful for our purposes. We have not independently verified any of the technical, scientific, commercial, legal, medical or other circumstances or nature of the licensed intellectual property and therefore there can be no assurances that any of the foregoing risks have been reduced or eliminated. These provisions represent a significant risk of a material adverse impact on us, our business and our prospects.

16

We cannot accurately predict the volume or timing of any sales of any of our products, making the timing of any associated revenues uncertain and difficult to forecast.

We may be faced with lengthy and unpredictable customer evaluation and approval processes associated with the SGT and our other products. Consequently, we may incur substantial expenses and devote significant management effort and expense in developing customer adoption of our products, which may not result in revenue generation for those products. We must also obtain regulatory approvals our products in the respective jurisdiction, which is subject to risk and potential delays, and may actually occur. The same risks apply to other tests we may develop based on the Biosensor Platform and planned tests from IFP Drug Screening System. As such, we cannot accurately predict the volume, if any, or timing of any future sales.

If the SGT fails to satisfy current or future customer requirements, we may be required to make significant expenditures to redesign the product candidate, and we may have insufficient resources to do so.

The SGT is being designed to address an existing marketplace and must comply with current and evolving customer requirements in order to gain market acceptance. There is a risk that the SGT will not meet anticipated customer requirements or desires. If we are required to redesign our products to address customer demands or otherwise modify our business model, we may incur significant unanticipated expenses and losses, and we may be left with insufficient resources to engage in such activities. If we are unable to redesign our products, develop new products or modify our business model to meet customer desires or any other customer requirements that may emerge, our operating results would be materially adversely affected, and our business might fail.

17

We are yet to finalize the manufacturing plan for the production of the SGT and its components on a mass market commercial scale, and may be dependent upon third-party manufacturers and suppliers, making us vulnerable to contractual relationships and market forces, supply shortages and problems and price fluctuations, which could harm our business.

While we are using the facilities of Australian National Fabrication Facility to manufacture the SGB for clinical evaluation, we are yet to finalize the manufacturing plan for the production of the SGT and its components on a mass market commercial scale. We presently do not possess the manufacturing and processing capacity to meet the production requirements of consumer demand in a timely manner. Accordingly, we may rely on outsourcing the manufacturing of the SGT or its components. Our capacity to conduct clinical evaluation and launch our products in the market will depend in part on our ability or the ability of third-party manufacturers to provide our products on a large scale, at a competitive cost and in accordance with regulatory requirements. We cannot guarantee that we or our third-party manufacturers or suppliers will be able to provide the SGT and its components in mass-market quantities in a timely or cost-effective manner, or at all. Delays in providing or increasing production or processing capacity could result in additional expense or delays in our clinical evaluation, regulatory submissions and the market launch of our products. In addition, we or our third-party manufacturers or suppliers could make errors that could adversely affect the efficacy or safety of the SGT or cause delays in shipment. Any third-party party manufacturers or suppliers may encounter problems for a variety of reasons, including, for example, failure to follow specific protocols and procedures, failure to comply with applicable legal and regulatory requirements, equipment malfunction and environmental factors, failure to properly conduct their own business affairs, and infringement of third-party intellectual property rights, any of which could delay or impede their ability to meet our requirements. Reliance on these third-party manufacturers or suppliers also subjects us to other risks where:

●	we may have difficulty locating and qualifying alternative manufacturers or suppliers;
●	switching manufacturers or suppliers may require product redesign and possibly submission to regulatory bodies, which could significantly impede or delay our commercial activities;
●	sole-source manufacturers or suppliers could fail to supply the SGT or components of the SGT; and
●	manufacturers or suppliers could encounter financial or other business hardships unrelated to us, interfering with their fulfilment of our orders and requirements.

We may not be able to quickly establish additional or alternative manufacturers or suppliers, if necessary, in part because we may need to undertake additional activities to establish such manufacturers or suppliers as required by the regulatory approval process. We potentially will rely on certain single-source manufacturers or suppliers, and to the extent we do so, these risks will be intensified. Any interruption or delay in obtaining products or components from our third-party manufacturers or suppliers, or shortages of products or components, could impair our ability to meet the demand of our customers and cause them to switch to competing products.

We expect to rely in part on third-party distributors to effectively distribute our products, if our distributors fail to effectively market and sell the SGT and IFP products in full compliance with applicable laws, our operating results and business may suffer.

We will depend in part on qualified distributors for the marketing and selling of our products. We will depend on these distributors’ efforts to market our products, yet we will be unable to control their efforts completely. While we entered into non-binding memoranda of understanding with two large distributors in China for the SGT, we have not yet executed any definitive distribution agreements in this regard and there can be no assurances that suitable distributors will be engaged on terms acceptable to us. These distributors typically would sell a variety of other, non-competing products that may limit the resources they dedicate to selling our products. In addition, we are unable to ensure that our distributors will comply with all applicable laws regarding the sale of our products. If our distributors fail to effectively market and sell our products in full compliance with applicable laws, our operating results and business may suffer. Recruiting and retaining qualified third-party distributors and training them in our technology and product offering will require significant time and resources. To develop and expand our distribution, we will be required to scale and improve our processes and procedures that support our distributors. Further, if our relationship with a successful distributor terminates, we may be unable to replace that distributor without disruption to our business. If we fail to develop or maintain positive relationships with our distributors, including in new markets, fail to manage, train or incentivize these distributors effectively, or fail to provide distributors with competitive products on attractive terms, or if these distributors are not successful in their sales efforts, we may not achieve or may have a reduction in revenue and our operating results, reputation and business would be harmed.

Failure in our conventional, online and digital marketing efforts could impact our ability to generate sales.

We intend to engage in conventional marketing strategies and also may utilize online and digital marketing in order to create awareness to the SGT and the IFP products. Our management believes that using a wide variety of marketing strategies, including online advertisement and a variety of other pay-for-performance methods may be effective for marketing and generating sales of the SGT and the IFP products, as opposed to relying exclusively on traditional, expensive retail channels. In any event, there is a risk that any or all of our marketing strategies could fail. We cannot predict whether the use of traditional and/or non-traditional retail sales tools, in combination with reliance on healthcare providers to educate our customers about the SGT and the IFP products, will be successful in effectively marketing the SGT and the IFP products. The failure of our marketing efforts could negatively impact our ability to generate sales.

18

As we intend to conduct business internationally, we are susceptible to risks associated with international relationships, which could adversely impact our results of operations and financial condition.

We are based in the United States, and expect to market, promote and sell our products globally. The international nature of our business requires significant management attention, which could negatively affect our business if it diverts their attention from their other responsibilities. In addition, doing business with foreign customers subjects us to additional risks that companies do not generally face if they operate exclusively within a single jurisdiction. These risks and uncertainties include:

●	different regulatory requirements for medical product approvals in foreign countries;
●	different standards of care in various countries that could complicate the evaluation of our product candidates;
●	different medical product import and export rules;
●	different labor laws;
●	reduced protection for intellectual property rights in certain countries;
●	unexpected changes in tariffs, trade barriers and regulatory requirements;
●	different reimbursement systems and different competitive medical products indicated for glucose testing;
●	localization of products and services, including translation of foreign languages;
●	delivery, logistics and storage costs;
●	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;
●	difficulties providing customer services;
●	economic weakness, including inflation, or political instability in particular foreign economies and markets;
●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
●	compliance with the Foreign Corrupt Practices Act, or the “FCPA,” and other anti-corruption and anti-bribery laws;
●	foreign taxes, including withholding of payroll taxes;
●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
●	restrictions on the repatriation of earnings;
●	workforce uncertainty in countries where labor unrest is more common than in the United States;
●	potential liability resulting from development work conducted by third-party foreign distributors; and
●	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters, management, communication and integration problems resulting from cultural differences and geographic dispersion.

The occurrence of any or all of these risks could adversely affect our business. In the event that we are unable to manage the complications associated with international operations, our results of operations, financial condition and business prospects could be materially and adversely affected.

If third-party payors do not provide coverage and reimbursement for the use of the SGT and IFP products, our business and prospects may be negatively impacted.

Third-party payors, whether governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in certain countries, no uniform policy of coverage and reimbursement for medical device products and services exists among third-party payors. Therefore, coverage and reimbursement for medical device products and services can differ significantly from payor to payor. In addition, payors continually review new technologies for possible coverage and can, without notice, deny coverage for these new products and procedures. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained or maintained if obtained. Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In many international markets, a product must be approved for reimbursement before it can be approved for sale in that country. Further, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. For example, no government in the areas where we hold our license has approved reimbursement of the SGT or the IFP Drug Screening System. If sufficient coverage and reimbursement is not available for our current or future products, in any country where our license operates, the demand for our products and our revenues will be adversely affected.

Non-United States governments often impose strict price controls, which may adversely affect our future profitability.

We intend to seek approval to market the SGT across the APAC Region and expand IFP products offerings in the APAC region. If we obtain approval for SGT in one or more of the jurisdictions within our License Agreement, we will be subject to rules and regulations in those jurisdictions relating to our products. In some countries, pricing may be subject to governmental control under certain circumstances, which may vary country by country. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of requisite marketing approval. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical evaluation that compares the cost-effectiveness of our product to other available products. If reimbursement of our products or product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability. Price controls may reduce prices to levels significantly below those that would prevail in less regulated markets or limit the volume of products which may be sold, either of which may have a material and adverse effect on potential revenues from sales of the SGT and IFP products. Moreover, the process and timing for the implementation of price restrictions is unpredictable, which may cause potential revenues from the sales of the SGT and IFP products to fluctuate from period to period.

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The SGT and IFP Drug Screening System, including its software and systems, may contain undetected errors, which could limit our ability to provide our products and services and diminish the attractiveness of our service offerings.

The SGT and IFP Drug Screening System may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our products, software or systems, or our products, software or systems may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our products and services, impair the reputation of our brand and diminish the attractiveness of our product and service offerings to our customers. In addition, we may utilize third-party technology or components in our products, and we rely on those third parties to provide support services to us. The existence of errors, defects or bugs in third-party technology or components, or the failure of those third parties to provide necessary support services to us, could materially adversely impact our business.

We will rely on the proper function, security and availability of our information technology systems and data to operate our business, and a breach, cyber-attack or other disruption to these systems or data could materially and adversely affect our business, results of operations, financial condition, cash flows, reputation or competitive position.

We will depend on sophisticated software and other information technology systems to operate our business, including to process, transmit and store sensitive data, and our products and services will include information technology systems that collect data regarding patients. We could experience attempted or actual interference with the integrity of, and interruptions in, our technology systems, as well as data breaches, such as cyber-attacks, malicious intrusions, breakdowns, interference with the integrity of our products and data or other significant disruptions. Furthermore, we may rely on third-party vendors to supply and/or support certain aspects of our information technology systems. These third-party systems could also become vulnerable to cyber-attack, malicious intrusions, breakdowns, interference or other significant disruptions, and may contain defects in design or manufacture or other problems that could result in system disruption or compromise the information security of our own systems. Our international operations mean that we are subject to laws and regulations, including data protection and cybersecurity laws and regulations, in many jurisdictions. Furthermore, there has been a developing trend of civil lawsuits and class actions relating to breaches of consumer data held by large companies or incidents arising from other cyber-attacks. Any data security breaches, cyber-attacks, malicious intrusions or significant disruptions could result in actions by regulatory bodies and/or civil litigation, any of which could materially and adversely affect our business, results of operations, financial condition, cash flows, reputation or competitive position. In addition, our information technology systems require an ongoing commitment of significant resources to maintain, protect, and enhance existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving legal and regulatory standards, the increasing need to protect patient and customer information, changes in the techniques used to obtain unauthorized access to data and information systems, and the information technology needs associated any new products and services. There can be no assurance that our process of consolidating, protecting, upgrading and expanding our systems and capabilities, continuing to build security into the design of our products, and developing new systems to keep pace with continuing changes in information processing technology will be successful or that additional systems issues will not arise in the future. If our information technology systems, products or services or sensitive data are compromised, patients or employees could be exposed to financial or medical identity theft or suffer a loss of product functionality, and we could lose existing customers, have difficulty attracting new customers, have difficulty preventing, detecting, and controlling fraud, be exposed to the loss or misuse of confidential information, have disputes with customers, physicians, and other health care professionals, suffer regulatory sanctions or penalties, experience increases in operating expenses or an impairment in our ability to conduct our operations, incur expenses or lose revenues as a result of a data privacy breach, product failure, information technology outages or disruptions, or suffer other adverse consequences including lawsuits or other legal action and damage to our reputation.

Our future performance will depend on the continued engagement of key members of our management team, and the loss of one or more of the key members of our management team could have a negative impact on our business.

Our future performance depends to a large extent on the continued services of members of our current management including, in particular, our Chief Executive Officer and Chief Financial Officer. In the event that we lose the continued services of such key personnel for any reason, this could have a material adverse effect on our business, operations and prospects.

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If we are not able to attract and retain highly skilled managerial, scientific and technical personnel, we may not be able to implement our business model successfully.

We believe that our management team must be able to act decisively to apply and adapt our business model in the markets in which we will compete. In addition, we will rely upon technical and scientific employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than we currently expect, and such higher compensation payments would have a negative effect on our operating results. Competition for experienced, high-quality personnel is intense and we cannot assure that we will be able to recruit and retain such personnel. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain such personnel could impair our ability to develop new products and manage our business effectively.

If we or our manufacturers fail to comply with applicable regulatory quality system regulations or any applicable equivalent regulations, our proposed operations could be interrupted, and our operating results may be negatively impacted.

We and any third-party manufacturers and suppliers of ours will be required, to the extent of applicable regulation, to follow the quality system regulations of each jurisdiction we will seek to penetrate and also will be subject to the regulations of these jurisdictions regarding the manufacturing processes. If we or any third-party manufacturers or suppliers of ours are found to be in significant non-compliance or fail to take satisfactory corrective action in response to adverse regulatory findings in this regard, regulatory agencies could take enforcement actions against us and such manufacturers or suppliers, which could impair or prevent our ability to produce our products in a cost-effective and timely manner in order to meet customers’ demands. Accordingly, our operating results would suffer.

We may be subject to healthcare fraud and abuse laws and regulations which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.

There are numerous U.S. federal and state, as well as foreign, laws pertaining to healthcare fraud and abuse, including anti-kickback, false claims and transparency laws. Many international healthcare laws and regulations apply to the glucose monitoring business and medical devices. We will be subject to certain regulations regarding commercial practices false claims. The federal civil and criminal false claims laws, including the federal civil False Claims Act, which prohibit, among other things, individuals, or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other federal healthcare programs that are false or fraudulent. Private individuals can bring False Claims Act “qui tam” actions, on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the federal civil False Claims Act, the government may impose substantial penalties plus three times the amount of damages which the government sustains because of the submission of a false claim, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs.

If our operations or arrangements are found to be in violation of governmental regulations, we may be subject to civil and criminal penalties, damages, fines and the curtailment of our operations. All of these penalties could adversely affect our ability to operate our business and our financial results.

Product liability suits, whether or not meritorious, could be brought against us due to an alleged defective product or for the misuse of the SGT or the IFP Drug Screening System. These suits could result in expensive and time-consuming litigation, payment of substantial damages, and an increase in our insurance rates.

If the SGT or the IFP Drug Screening System or any future diagnostic test based on the Biosensor Platform or IFP Drug Screening System is defectively designed or manufactured, or contains defective components or is misused, or if someone claims any of the foregoing, whether or not meritorious, we may become subject to substantial and costly litigation. Misusing our devices or failing to adhere to the operating guidelines or our devices producing inaccurate meter readings could cause significant harm to patients, including death. In addition, if our operating guidelines are found to be inadequate, we may be subject to liability. Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us. While we expect to maintain product liability insurance, we may not have sufficient insurance coverage for all future claims. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry and could reduce revenue. Product liability claims in excess of our insurance coverage would be paid out of cash reserves harming our financial condition and adversely affecting our results of operations.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

Part of our business plan includes the storage and potential monetization of data of users of the SGT. There are several laws around the world protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. Privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. We may face difficulties in holding such information in compliance with applicable law. If we are found to be in violation of the privacy rules, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

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We could be party to litigation or other legal proceedings that could adversely affect our business, results of operations and reputation.

We may be subject to litigation and other legal proceedings that may adversely affect our business. These legal proceedings may involve claims brought by employees, government agencies, suppliers, shareholders or others through private actions, class actions, administrative proceedings, regulatory actions, or other litigation. These legal proceedings may involve allegations of illegal, unfair or inconsistent employment practices, including wage and hour, employment of minors, discrimination, harassment, wrongful termination, and vacation and family leave laws; data security or privacy breaches; violation of the federal securities laws or other concerns.

We could be involved in litigation and legal proceedings in the future. Even if the allegations against us in future legal matters are unfounded or we ultimately are not held liable, the costs to defend ourselves may be significant and the litigation may subject us to substantial settlements, fines, penalties or judgments against us and may consume management’s bandwidth and attention, some or all of which may negatively impact our financial condition and results of operations. Litigation also may generate negative publicity, regardless of whether the allegations are valid, or we ultimately are liable, which could damage our reputation, and adversely impact our sales and our relationship with our employees, clients, and guests.

Risks Related to Product Development and Regulatory Approval

The regulatory approval process which we may be required to navigate may be expensive, time-consuming, and uncertain and may prevent us from obtaining clearance for the product launch of the SGT and IFP products in certain jurisdiction or our any future product.

We intend to market the SGT following regulatory approval. The IFP products may also require regulatory approval in certain jurisdictions to market. To date, we have not received regulatory approval in any jurisdiction and we have not yet commenced 510(k) premarket notification process for expansion into United States markets that require FDA approval. While we are currently planning to sell our IFP products throughout the Asia Pacific Region, Europe and North America, to date we have only sold IFP products in the United Kingdom, Australia and Nepal. Sales is these regions totaled $1.26 million for the fiscal year ended June 30, 2023.

The research, design, testing, manufacturing, labelling, selling, marketing and distribution of medical devices are subject to extensive regulation by country-specific regulatory authorities, which regulations differ from country to country. There can be no assurance that, even after such time and expenditures, we will be able to obtain necessary regulatory approvals for clinical testing or for the manufacturing or marketing of any products. In addition, during the regulatory process, other companies may develop other technologies with the same intended use as our products. We also will be subject to numerous post-marketing regulatory requirements, which may include labelling regulations and medical device reporting regulations, which may require us to report to different regulatory agencies if our device causes or contributes to a death or serious injury, or malfunctions in a way that would likely cause or contribute to a death or serious injury. In addition, these regulatory requirements may change in the future in a way that adversely affects us. If we fail to comply with present or future regulatory requirements that are applicable to us, we may be subject to enforcement action by regulatory agencies, which may include, among others, any of the following sanctions:

●	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
●	customer notification, or orders for repair, replacement or refunds;
●	voluntary or mandatory recall or seizure of our current or future products;
●	imposing operating restrictions, suspension or shutdown of production;
●	refusing our requests for clearance or pre-market approval of new products, new intended uses or modifications to the SGT, IFP products or future products;
●	rescinding clearance or suspending or withdrawing pre-market approvals that have already been granted; and
●	criminal prosecution.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

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Clinical data obtained subsequent to the implementation of the clinical evidence module may not meet the required objectives, which could delay, limit or prevent additional regulatory approval.

There can be no assurance that we will successfully complete any clinical evaluations necessary to receive regulatory approvals. The preliminary results have been encouraging and indicative of the potential performance of the SGT, data already obtained, or to be obtained in future, from clinical studies do not necessarily predict the results that will be obtained from later clinical evaluations. We market the IFP products in certain jurisdiction as POCT screening device. The clinical studies undertaken to date, may not meet the requirements of certain regulatory bodies for us to market in those jurisdictions. The failure to adequately demonstrate the analytical performance characteristics of the device under development could delay or prevent regulatory approval of the device, which could prevent or result in delays to market launch and could materially harm our business. There can be no assurance that we will be able to receive approval for any potential applications of our principal technology, or that we will receive regulatory clearances from targeted regions or countries.

We may be unable to complete required clinical evaluations, or we may experience significant delays in completing such clinical evaluations, which could prevent or significantly delay our targeted product launch timeframe and impair our business plan.

The completion of any future clinical evaluations for the SGT and IFP products, or other studies that we may be required to undertake in the future for the SGT or other products based on the Biosensor Platform and IFP Drug Screening System could be delayed, suspended or terminated for several reasons, including:

●	we may fail to or be unable to conduct the clinical evaluation in accordance with regulatory requirements;
●	sites participating in the trial may drop out of the trial, which may require us to engage new sites for an expansion of the number of sites that are permitted to be involved in the trial;
●	patients may not enroll in, remain in or complete, the clinical evaluation at the rates we expect; and
●	clinical investigators may not perform our clinical evaluation on our anticipated schedule or consistent with the clinical evaluation protocol and good clinical practices.

If our clinical evaluations are delayed it will take us longer to ultimately launch the SGT and our other products in the market and generate revenues. Moreover, our development costs will increase if we have material delays in our clinical evaluation or if we need to perform more or larger clinical evaluations than planned.

We are subject to the risk of reliance on third parties to conduct our clinical evaluation work, their inability to comply with good clinical practice and relevant regulation could adversely affect the clinical development of our product candidates and harm our business.

We will depend on independent clinical investigators to conduct our clinical evaluations. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time that they devote to products that we develop. If independent investigators fail to devote sufficient resources to our clinical evaluations, or if their performance is substandard, it will delay the approval or clearance and ultimately the market launch of any products that we develop. Further, regulatory bodies require that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical evaluations to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical evaluations could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with applicable regulations could adversely affect the clinical development of our product candidates and harm our business. Moreover, we intend to have several clinical evaluations in order to support our marketing efforts and business development purposes. Such clinical evaluations will be conducted by third parties as well. Failure of such clinical evaluations to meet their primary endpoints could adversely affect our marketing efforts.

Risks Related to Our Intellectual Property

Our success will depend on our ability to obtain, maintain and protect our intellectual property rights.

In order to remain competitive, we must develop, maintain and protect the proprietary aspects of our brands, technologies and data. We rely on a combination of contractual provisions, confidentiality procedures and patent, copyright, trademark, trade secret and other intellectual property laws to protect the proprietary aspects of our brands, technologies and data. These legal measures afford only limited protection, and competitors or others may gain access to or use our intellectual property and proprietary information. Our success will depend, in part, on preserving our trade secrets, maintaining the security of our data and know-how and obtaining and maintaining other intellectual property rights by us. We may not be able to obtain or maintain intellectual property or other proprietary rights necessary to our business or in a form that provides us with a competitive advantage.

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In addition, our trade secrets, data and know-how could be subject to unauthorized use, misappropriation, or disclosure to unauthorized parties, despite our efforts to enter into confidentiality agreements with our employees, consultants, clients and other vendors who have access to such information and could otherwise become known or be independently discovered by third parties. Our intellectual property, including trademarks, could be challenged, invalidated, infringed, and circumvented by third parties, and our trademarks could also be diluted, declared generic or found to be infringing on other marks. If any of the foregoing occurs, we could be forced to re-brand our products, resulting in loss of brand recognition and requiring us to devote resources to advertising and marketing new brands, and suffer other competitive harm. Third parties may also adopt trademarks similar to ours, which could harm our brand identity and lead to market confusion. Failure to obtain and maintain intellectual property rights necessary to our business and failure to protect, monitor and control the use of our intellectual property rights could negatively impact our ability to compete and cause us to incur significant expenses. The intellectual property laws and other statutory and contractual arrangements in the United States and other jurisdictions we depend upon may not provide sufficient protection in the future to prevent the infringement, use, violation or misappropriation of our trademarks, data, technology and other intellectual property and services, and may not provide an adequate remedy if our intellectual property rights are infringed, misappropriated or otherwise violated.

We rely, in part, on our ability to obtain, maintain, expand, enforce, and defend the scope of our intellectual property portfolio or other proprietary rights, including the amount and timing of any payments we may be required to make in connection the filing, defense and enforcement of any patents or other intellectual property rights. The process of applying for and obtaining a patent is expensive, time consuming and complex, and we may not be able to file, prosecute, maintain, enforce all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we may not be able to protect our proprietary rights at all. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary. In addition, the issuance of a patent does not ensure that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties. Our patent applications may not result in issued patents and our patents may not be sufficiently broad to protect our technology.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

●	any of our patents, or any of our pending patent applications, if issued, will include claims having a scope sufficient to protect our products;
●	any of our pending patent applications will issue as patents;
●	we will be able to successfully commercialize our products on a substantial scale, if approved, before our relevant patents we may have expire;
●	we were the first to make the inventions covered by each of our patents and pending patent applications;
●	we were the first to file patent applications for these inventions;
●	others will not develop similar or alternative technologies that do not infringe our patents; any of our patents will be found to ultimately be valid and enforceable
●	any patents issued to us will provide a basis for an exclusive market for our commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties
●	we will develop additional proprietary technologies or products that are separately patentable; or
●	our commercial activities or products will not infringe upon the patents of others.

Moreover, even if we are able to obtain patent protection, such patent protection may be of insufficient scope to achieve our business objectives. Issued patents may be challenged, narrowed, invalidated or circumvented. Decisions by courts and governmental patent agencies may introduce uncertainty in the enforceability or scope of patents owned by or licensed to us. Furthermore, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our own products and practicing our own technology. Alternatively, third parties may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid, unenforceable or not infringed; competitors may then be able to market products and use manufacturing and analytical processes that are substantially similar to ours. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The United States Patent and Trademark Office (the “USPTO”) and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance fees on issued patents often must be paid to the USPTO and foreign patent agencies over the lifetime of the patent. While an unintentional lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we fail to maintain the patents and patent applications covering our products, we may not be able to stop a competitor from marketing products that are the same as or similar to our products, which would have a material adverse effect on our business.

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Patent terms may not be able to protect our competitive position for an adequate period of time with respect to our current or future technologies.

Patents have a limited lifespan. In the United States, the standard patent term is typically 20 years after filing. Various extensions may be available. Even so, the life of a patent and the protection it affords are limited. As a result, our patent portfolio provides us with limited rights that may not last for a sufficient period of time to exclude others from commercializing products similar or identical to ours. For example, given the large amount of time required for the research, development, testing and regulatory review of medical devices, patents protecting our products might expire before or shortly after they are commercialized.

Extensions of patent term may be available, but there is no guarantee that we would succeed in obtaining any particular extension-and no guarantee any such extension would confer patent term for a sufficient period of time to exclude others from commercializing products similar or identical to ours.

Additionally, an extension may not be granted or may be limited where there is, for example, a failure to exercise due diligence during the testing phase or regulatory review process, failure to apply within applicable deadlines, failure to apply before expiration of relevant patents, or some other failure to satisfy applicable requirements. If this occurs, our competitors may be able to launch their products earlier by taking advantage of our investment in development and clinical trials along with our clinical and pre-clinical data. This could have a material adverse effect on our business and ability to achieve profitability

We and/or the Licensor may be subject to claims alleging the violation of the intellectual property rights of others, which could involve in lawsuits to protect or enforce our intellectual property rights, which could be expensive, time consuming and unsuccessful.

We may face significant expense and liability as a result of litigation or other proceedings relating to intellectual property rights of others. In the event that another party has intellectual property protection relating to an invention or technologies licensed by us from the Licensor, we and/or the Licensor may be required to participate in an interference proceeding declared by the regulatory authorities to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome was favorable to us. We and/or the Licensor also could be required to participate in interference proceedings involving intellectual property of another entity. An adverse outcome in an interference proceeding could require us and/or the Licensor to cease using the technology, to substantially modify it or to license rights from prevailing third parties, which could delay or prevent the launch of our products in the market or adversely affect our profitability. The cost to us of any intellectual property litigation or other proceeding relating the intellectual property licensed by us from the Licensor, even if resolved in our favor, could be substantial, especially given our early stage of development. A third-party may claim that we and/or the Licensor are using inventions claimed by their intellectual property and may go to court to stop us and/or the Licensor from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume significant time and other resources. There is a risk that a court will decide that we and/or the Licensor are infringing the third-party’s intellectual property and will order us to stop the activities claimed by the intellectual property. In addition, there is a risk that a court will order us and/or the Licensor to pay the other party damages for having infringed their intellectual property. While the Licensor is required to indemnify us for certain losses in connection with such proceedings, there can be no assurance that the Licensor will be able to satisfy any such obligation. Moreover, there is no guarantee that any prevailing intellectual property owner would offer us a license so that we could continue to engage in activities claimed by the intellectual property, or that such a license, if made available to us, could be acquired on commercially acceptable terms.

We understand that the External Administrator of LSBD (the Licensor of our SGT and COV2T products), pursuant to a creditors meeting held on July 21, 2023, sent notice to the creditors on July 24, 2023, stating that LSBD has appointed a liquidator on July 21, 2023. Our understanding is that the ownership of the intellectual property rights licensed by us reverts to the University of Newcastle. Accordingly, the Company plans to discuss the future licensing of SGT products with the University of Newcastle. There is an inherent risk related to the possibility of modifications to our rights to, or the Company’s ability to use, the Licensed Products, which could materially and adversely affect the Company’s business, financial condition, and operating results.

We are party to the SGT License Agreement with LSBD, pursuant to which, among other things, the Company licenses certain products from LSBD, and has a 50% interest in BiosensX (North America) Inc. which has exclusive license to use, make, sell and offer to sell products under the intellectual property rights in connection with the Biosensor technology and the glucose/diabetes management field in the United States, Mexico and Canada. According to the Australian Securities and Investment Commission’s (ASIC’s), Companies and Organizations Register, on May 10, 2022, LSBD filed a Notice of Appointment of External Administrator, followed by a filing of a Deed of Company Arrangement on the August 2, 2022.

We understand that the External Administrator of LSBD (the Licensor of our SGT and COV2T products), pursuant to a creditors meeting held on July 21, 2023, sent notice to the creditors on July 24, 2023, stating that LSBD has appointed a liquidator on July 21, 2023. Our understanding is that the ownership of the intellectual property rights licensed by us reverts to the University of Newcastle. Accordingly, the Company plans to discuss the future licensing of the SGT products with the University of Newcastle. There is an inherent risk related to the possibility of modifications to our rights to, or the Company’s ability to use, the Licensed Products, which could materially and adversely affect the Company’s business, financial condition, and operating results.

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We depend on intellectual property licensed from the Licensor for our SGT products, and any absence of legal effect of the license or dispute over the license would significantly harm our business.

We are dependent on the intellectual property licensed from the Licensor for our SGT products. Although the License Agreement may not be terminated by the Licensor as long as we are continuing our operations, any absence of legal effect of the license could result in the loss of significant rights and could harm our ability to launch the SGT in the market. Disputes may also arise between us and the Licensor regarding intellectual property subject to the License Agreement. If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms or are insufficient to provide us the necessary rights to use the intellectual property, we may be unable to successfully develop and launch the SGT and our other product candidates from Biosensor Platform. If we or the Licensor fail to adequately protect this intellectual property, our ability to launch our products in the market also could suffer. For so long as we are dependent on the intellectual property covered by the License Agreement for the pursuit of our business, any such disputes relating to the License Agreement or failure to protect the intellectual property could adversely affect our business, results of operations and financial condition.

We will depend primarily on the Licensor to file, prosecute, maintain, defend and enforce intellectual property that we license from it and that is material to our business.

The intellectual property relating to the COV2T and/or SGT is owned by the Licensor. Under the License Agreement, the Licensor generally has the right to file, prosecute, maintain and defend the intellectual property we have licensed from the Licensor. If the Licensor fails to conduct these activities for intellectual property protection covering any of our product candidates, our ability to develop and launch those product candidates may be adversely affected and we may not be able to prevent competitors from making, using or selling competing products. In addition, pursuant to the terms of the License Agreement with the Licensor, the Licensor generally has the right to control the enforcement of our licensed intellectual property and the defense of any claims asserting the invalidity of that intellectual property. We cannot be certain that the Licensor will allocate sufficient resources to and otherwise prioritize the enforcement of such intellectual property or the defense of such claims to protect our interests in the licensed intellectual property. In the absence of action by the Licensor, we may be unable to protect and enforce the proprietary rights on which our business relies. Even if we are not a party to these legal actions, an adverse outcome could harm our business because it might prevent us from continuing to use the licensed intellectual property that we need to operate our business. In addition, even if we take control of the prosecution of licensed intellectual property and related applications, enforcement of licensed intellectual property, or defense of claims asserting the invalidity of that intellectual property, we may still be adversely affected or prejudiced by actions or inactions of the Licensor and its counsel that took place prior to or after our assuming control, and we cannot ensure the cooperation of the Licensor in any such action. Furthermore, if we take action to protect, enforce or defend the licensed intellectual property, we may incur significant costs and the attention of our management may be diverted from our normal business operations. As a result, our business, results of operations and financial condition could be materially and adversely affected.

We and the Licensor may be unable to protect or enforce the intellectual property rights licensed to us, which could impair our competitive position.

For our business to be viable and to compete effectively, the proprietary rights with respect to the technologies and intellectual property used in our products must be developed and maintained. The Licensor relies primarily on patent protection and trade secrets, as well as a combination of copyright and trademark laws and nondisclosure and confidentiality agreements to protect its technology and intellectual property rights. There are significant risks associated with the Licensor’s ability (or our ability, in the absence of action by the Licensor) to protect the intellectual property licensed to us, including:

●	pending intellectual property applications may not be approved or may take longer than expected to result in approval in one or more of the countries in which we operate;
●	the Licensor’s intellectual property rights may not provide meaningful protection;
●	other companies may challenge the validity or extent of the Licensor’s patents and other proprietary intellectual property rights through litigation, oppositions and other proceedings. These proceedings can be protracted as well as unpredictable;
●	other companies may have independently developed (or may in the future independently develop) similar or alternative technologies, may duplicate the Licensor’s technologies or may design their technologies around the Licensor’s technologies;
●	enforcement of intellectual property rights is complex, uncertain and expensive, and may be subject to lengthy delays. In the event we take control of any such action under the License Agreement, our ability to enforce our intellectual property protection could be limited by our financial resources; and
●	the other risks described under “Risks Related to Our Intellectual Property.”

If any of the Licensor’s patents or other intellectual property rights fail to protect the technologies licensed by us, it would make it easier for our competitors to offer similar products. Any inability on the Licensor’s part (or on our part, in the absence of action by the Licensor) to adequately protect its intellectual property may have a material adverse effect on our business, financial condition and results of operations.

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We and the Licensor have limited foreign intellectual property rights and may not be able to protect those intellectual property rights, which means that we and/or Licensor may not be able to prevent third parties from practicing our inventions or from selling or importing products made using those inventions.

Our intellectual property rights include intellectual property licensed from the Licensor for our SGT Products and rights related to the IFP products. The we and the Licensor have determined that filing, prosecuting and defending intellectual property rights in all countries globally would be prohibitively expensive, and intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we and/or the Licensor may not be able to prevent third parties from practicing our inventions or from selling or importing products made using our inventions. Competitors may use our technologies in jurisdictions where we have not obtained intellectual property rights to develop their own products and further, may export otherwise infringing products to territories where we have intellectual property protection, but enforcement is not as strong as that in the United States. Policing unauthorized use of proprietary technology is difficult and expensive. The legal systems of certain countries do not favor the enforcement of trade secrets and other intellectual property, particularly those relating to medical device products, which could make it difficult for us to stop the infringement of our intellectual property or marketing of competing products industry of our proprietary rights generally. An adverse determination or an insufficient damage award in any such litigation could materially impair our intellectual property rights and may otherwise harm our business. In addition, some developing countries in the APAC Region have compulsory licensing laws under which an intellectual property owner may be compelled to grant licenses to third parties. In those countries, we and/or the Licensor may have limited remedies if our intellectual property is infringed or if we and/or the Licensor are compelled to grant a license to a third-party, which could materially diminish the value of that intellectual property. Furthermore, we may not be able to register or otherwise protect the trademark “Glucose Biosensor” in developing countries in the APAC Region.

We and the Licensor rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we and the Licensor take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we or the Licensor employ them, the agreements can be difficult and costly to enforce. Although we and the Licensor seek to enter into these types of agreements with contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our technology. If a dispute arises, a court may determine that the right belongs to a third-party. In addition, enforcement of our rights and the rights of the Licensor can be costly and unpredictable. We and the Licensor also rely on trade secrets and proprietary know-how that we and the Licensor may seek to protect in part by confidentiality agreements with employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we and the Licensor still face the risk that:

●	these agreements may be breached;
●	these agreements may not provide adequate remedies for the applicable type of breach;
●	our proprietary know-how will otherwise become known; or
●	our competitors will independently develop similar technology or proprietary information.

We and the Licensor may be subject to claims challenging the invention of the intellectual property that we license from the Licensor.

We and the Licensor may be subject to claims that former employees, collaborators or other third parties have an interest in intellectual property as an inventor or co-inventor. For example, we and the Licensor may have inventorship disputes arising from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we and the Licensor fail in defending any such claims, in addition to paying monetary damages, we and the Licensor may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. As a result, it is unclear whether and, if so, to what extent employees of ours and the Licensor may be able to claim compensation with respect to our future revenue. We may receive less revenue from future products if any of employees of the Licensor or us successfully claim compensation for their work in developing our intellectual property, which in turn could impact our future profitability.

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Risks Related to Our Industry

Our products and operations are subject to extensive government regulation and oversight both in the United States and abroad. If we fail to obtain and maintain necessary regulatory approvals current IFP products, or if approvals for future products and indications are delayed or not issued, it will negatively affect our business, financial condition and results of operations.

Our proprietary IFP Drug Screening System is subject to extensive regulation in the United States and abroad, including the European Union, our largest market for the IFP Drug Screening System. Government regulations specific to medical devices are wide ranging and govern, among other things:

●	Product design, development, manufacture, and release;
●	Laboratory, pre-clinical and clinical testing, labeling, packaging, storage and distribution;
●	Product safety and efficacy;
●	Premarketing clearance or approval;
●	Service operations;
●	Record keeping;
●	Product marketing, promotion and advertising, sales and distribution;
●	Post-marketing surveillance, including reporting of deaths or serious injuries and recalls and correction and removals;
●	Post-market approval studies; and
●	Product import and export.

If we fail to remain in compliance with applicable European laws and directives, we would be unable to continue to affix the CE mark to our products, which would prevent us from selling them within the European Economic Area (“EEA”).

We plan to commence required regulatory approval process with FDA in the United States, which may be an expensive, lengthy and unpredictable process. We may not be able to obtain any necessary clearances or approval or may be unduly delayed in doing so, which will negatively affect our business, financial condition and results of operations. Furthermore, even if we are granted regulatory clearances or approvals for a product, they may include significant limitations on the indicated uses for the product, which may limit the market for the  product.

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

●	Our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that our products are safe or effective for their intended uses;
●	The disagreement of the FDA or the applicable foreign regulatory body with the design or implementation of our clinical trials or the interpretation of data from pre-clinical studies or clinical trials;
●	Serious and unexpected adverse effects experienced by participants in our clinical trials;
●	The data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required;
●	Our inability to demonstrate that the clinical and other benefits of the product outweigh the risks;
●	The manufacturing process or facilities we use may not meet applicable requirements; and
●	The potential for approval policies or regulations of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering our clinical data or regulatory filings insufficient for clearance or approval.

Furthermore, the FDA and state and international authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement action by any such agency, which may include any of the following sanctions:

●	Adverse publicity, warning letters, fines, injunctions, consent decrees and civil penalties;
●	Repair, replacement, refunds, recall or seizure of our products;
●	Operating restrictions, partial suspension or total shutdown of production;
●	Denial of our requests for regulatory clearance or premarket approval of new products or services, new intended uses or modifications to existing products or services;
●	Withdrawal of regulatory clearance or premarket approvals that have already been granted; or
●	Criminal prosecution.

If any of these events were to occur, it will negatively affect our business, financial condition and results of operations.

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In addition, the medical device and other medical product industries in the APAC Region, where we plan to expand our product offering in the near future are generally subject to comprehensive government regulation and supervision, encompassing the approval, registration, manufacturing, packaging, licensing and marketing of new products. In addition, the regulatory frameworks in the APAC Region regarding our industry are subject to change. Any such changes may result in increased compliance costs on our business or cause delays in or prevent the successful development or launch of our product candidates in the APAC Region. The regulatory authorities in the countries and territories constituting the APAC Region also may launch investigations of individual companies or on an industry-wide basis. The costs and time necessary to respond to an investigation can be material. Any failure by us or our partners to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in the suspension or termination of our business activities in certain countries and territories in the APAC Region or in the region as a whole.

Compliance with environmental laws and regulations could be expensive, and the failure to comply with these laws and regulations could subject us to significant liability.

Our research, development and manufacturing operations including product assembly line at Cambridge, UK involve the use of hazardous substances, and we are subject to a variety foreign environmental laws and regulations relating to the storage, use, handling, generation, manufacture, treatment, discharge and disposal of hazardous substances. Our products may also contain hazardous substances, and they are subject laws and regulations relating to labelling requirements and to their sale, collection, recycling, treatment, storage and disposal. Compliance with these laws and regulations may be expensive and noncompliance could result in substantial fines and penalties. Environmental laws and regulations also impose liability for the remediation of releases of hazardous substances into the environment and for personal injuries resulting from exposure to hazardous substances, and they can give rise to substantial remediation costs and to third-party claims, including for property damage and personal injury. Liability under environmental laws and regulations can be joint and several and without regard to fault or negligence, and they tend to become more stringent over time, imposing greater compliance costs and increased risks and penalties associated with violations. We cannot assure you that violations of these laws and regulations, or releases of or exposure to hazardous substances, will not occur in the future or have not occurred in the past, including as a result of human error, accidents, equipment failure or other causes. The costs of complying with environmental laws and regulations, and liabilities that may be imposed for violating them, or for remediation obligations or responding to third-party claims, could negatively affect our business, financial condition and results of operations.

If we or our suppliers fail to comply The United Kingdom Accreditation Services (UKAS), FDA’s Quality System Regulation (QSR) and CE (European Conformity) Markings and other relevant regulations regulation, our manufacturing or distribution operations could be delayed or shut down and our revenue could suffer.

Our manufacturing and design processes for certain of our products and those of certain of our third-party suppliers are required to comply with The United Kingdom Accreditation Services (UKAS), FDA’s QSR and CE markings in the European Union. This covers procedures and documentation of the design, testing, production, control, quality assurance, labelling, packaging, storage and shipping of our IFP Drug Screening System. We are also subject to ongoing International Organization for Standardization (“ISO 13485”) compliance in all operations, including design, manufacturing, and service, to maintain our CE Mark. In addition, we must engage in extensive recordkeeping and reporting and must make available our facilities and records for periodic unannounced inspections by governmental agencies, including the FDA, state authorities, European Union Notified Bodies and comparable agencies in other countries. If we fail a regulatory inspection, our operations could be disrupted and our manufacturing interrupted. Failure to take adequate corrective action in response to an adverse regulatory inspection could result in, among other things, a shutdown of our manufacturing or product distribution operations, significant fines, suspension of marketing clearances and approvals, seizures or recalls of our device, operating restrictions and criminal prosecutions, any of which would negatively affect our business, financial condition and results of operations. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements, which may result in manufacturing delays for our product and cause our revenue to decline.

We can provide no assurance that we will continue to remain in compliance with the UKAS, QSR and European Union Notified Bodies. If the FDA, UKAS and European Union of Notified Bodies inspect any of our facilities and discover compliance problems, we may have to cease manufacturing and product distribution until we can take the appropriate remedial steps to correct the audit findings. Taking corrective action may be expensive, time consuming and a distraction for management and if we experience a delay at our manufacturing facility, we may be unable to produce our products or solutions, which will negatively affect our business, financial condition and results of operations.

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We face intense competition in the self-monitoring of glucose market, particularly blood-based products, and as a result we may be unable to effectively compete in our industry.

The SGT, which is currently on commercialization phase, is expected to compete directly and primarily with large medical device companies, as well as with second and third tier companies having various levels of sophistication and resources. The large companies have most of the glucose monitoring business and strong research and development capacity. Their dominant market position over the last few decades and significant control over markets could significantly limit our ability to introduce the SGT and other products from the Biosensor Platform or effectively market and generate sales of the products. We have not yet entered the revenue stage from our SGT products, as these are still on the commercialization phase, and most of our competitors have long histories and strong reputations within the industry. They have significantly greater brand recognition, financial and human resources than we do. They also have more experience and capabilities in researching and developing testing devices, obtaining and maintaining regulatory clearances and other requirements, manufacturing and marketing those products than we do. There is a significant risk that we may be unable to overcome the advantages held by our competition, and our inability to do so could lead to the failure of our business. Competition in the glucose monitoring markets is intense, which can lead to, among other things, price reductions, longer selling cycles, lower product margins, loss of market share and additional working capital requirements. To succeed, we must, among other things, gain consumer acceptance for the SGT and other products that stem from the Biosensor Platform, as well as for our technical solutions, prices and response time, or a combination of these factors, other than those of other competitors. If our competitors offer significant discounts on certain products, we may need to lower our prices or offer other favorable terms in order to compete successfully. Moreover, any broad-based changes to our prices and pricing policies could make it difficult to generate revenues or cause our revenues, if established, to decline. Moreover, if our competitors develop and commercialize products that are more desirable than the SGT or the other products that we may develop, we may not convince customers to use our products. Any such changes would likely reduce our commercial opportunity and revenue potential and could materially adversely impact our operating results.

If we or the Licensor fail to respond quickly to technological or other developments, our products may become uncompetitive and obsolete.

The drug screening, medical testing and glucose monitoring markets may experience rapid technology developments, changes in industry standards, changes in customer requirements, changes in demand, and frequent new product introductions and improvements. If we or the Licensor are unable to respond to these developments, we may lose competitive position, and our other products may become uncompetitive or obsolete, causing our business and prospects to suffer.

In order to compete, we and the Licensor need to adjust, develop, license or acquire new technology on a schedule that keeps pace with technological and other developments and the requirements for products addressing a broad spectrum of needs. For example, as a result of the significant global progress made in mitigating the severity of the COVID-19 pandemic, the demand for COVID-19 testing products significantly diminished, which led us to redirect our resources and efforts away from developing products related to COVID testing to instead acquire and develop drug testing and screening systems.

Fluctuation in the value of foreign currencies may have a material adverse effect on your investment.

A substantial portion of our revenues and costs may be denominated in foreign currencies, such as the British Pound, Australian Dollar or Japanese Yen. Any significant change in value of these foreign currencies against the U.S. dollar may materially affect our cash flows, net revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars. For example, an appreciation of any such foreign currency against the U.S. dollar would make any new investments or expenditures denominated in the foreign currency costlier to us, to the extent that we need to convert U.S. dollars into the foreign currency for such purposes. Conversely, a significant depreciation of any such foreign currency against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our common stock. If we decide to convert any such foreign currency into U.S. dollars for the purpose of making payments for dividends on our common stock, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the foreign currency would have a negative effect on the U.S. dollar amount available to us. We do not expect to hedge against the risks associated with fluctuations in exchange rates and, therefore, exchange rate fluctuations could have an adverse impact on our future operating results. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

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We are subject to laws and regulations governing business conduct, which will require us to develop and implement costly compliance programs.

We must comply with a wide range of laws and regulations to prevent corruption, bribery, and other unethical business practices, including the FCPA, anti-bribery and anti-corruption laws in other countries. The creation and implementation of international business practices compliance programs is costly and such programs are difficult to enforce, particularly where reliance on third parties is required. Anti-bribery laws prohibit us, our employees, and some of our agents or representatives from offering or providing any personal benefit to covered government officials to influence their performance of their duties or induce them to serve interests other than the missions of the public organizations in which they serve. Certain commercial bribery rules also prohibit offering or providing any personal benefit to employees and representatives of commercial companies to influence their performance of their duties or induce them to serve interests other than their employers. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring us to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and devise and maintain an adequate system of internal accounting controls for international operations. The anti-bribery provisions of the FCPA are enforced primarily by the Department of Justice. The SEC is involved with enforcement of the books and records provisions of the FCPA. Compliance with these anti-bribery laws is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the anti-bribery laws present particular challenges in the medical products industries because in many countries, a majority of hospitals are state-owned or operated by the government, and doctors and other hospital employees are considered civil servants. Furthermore, in certain countries, hospitals and clinics are permitted to sell medical devices to their patients and are primary or significant distributors of medical devices. Certain payments to hospitals in connection with clinical studies, procurement of medical devices and other work have been deemed to be improper payments to government officials that have led to vigorous anti-bribery law enforcement actions and heavy fines in multiple jurisdictions, particularly in the United States and China. It is not always possible to identify and deter violations, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In the medical products industries, corrupt practices include, among others, acceptance of kickbacks, bribes or other illegal gains or benefits by the hospitals and medical practitioners from medical device manufacturers, distributors or their third-party agents in connection with the prescription of certain medical devices or disposables. If our employees, affiliates, distributors or third-party marketing firms violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products or other activities involving our products, we could be required to pay damages or heavy fines by multiple jurisdictions where we operate, which could materially and adversely affect our financial condition and results of operations. Our potential customers also may deny access to sales representatives from medical device companies because the potential customers want to avoid the perception of corruption, which could adversely affect our ability to promote our products. As we expand our operations in the APAC Region, we will need to increase the scope of our compliance programs to address the risks relating to the potential for violations of the FCPA and other anti-bribery and anti-corruption laws. Our compliance programs will need to include policies addressing not only the FCPA, but also the provisions of a variety of anti-bribery and anti-corruption laws in multiple jurisdictions, including provisions relating to books and records that apply to us as a public company, and will need to include effective training for our personnel throughout our organization. The creation and implementation of anti-corruption compliance programs is costly and such programs are difficult to enforce, particularly where reliance on third parties is required. Violation of the FCPA and other anti-corruption laws can result in significant administrative and criminal penalties for us and our employees, including substantial fines, suspension or debarment from government contracting, prison sentences, or even the death penalty in extremely serious cases in certain countries. The SEC also may suspend or bar us from trading securities on United States exchanges for violation of the FCPA’s accounting provisions. Even if we are not ultimately punished by government authorities, the costs of investigation and review, distraction of company personnel, legal defense costs, and harm to our reputation could be substantial and could limit our profitability or our ability to develop or launch our product candidates. In addition, if any of our competitors are not subject to the FCPA, they may engage in practices that will lead to their receipt of preferential treatment from potential customers and enable them to secure business from potential customers in ways that are unavailable to us.

Changes in the economic, political or social conditions or government policies in the APAC Region could have a material adverse effect on our business and operations.

The economies and societies of certain countries and territories in the APAC Region, continue to undergo significant change. Adverse changes in the political and economic policies in these countries and territories could have a material adverse effect on the overall economic growth of these countries and territories, which could adversely affect our ability to conduct business in these countries and territories. The governments of these countries and territories continue to adjust economic policies to promote economic growth. Some of these measures may benefit the overall economy, but may also have a negative effect on us. As the medical product industry grows and evolves in these countries and territories, the governments may also implement measures to change the structure of foreign investment in this industry. We are unable to predict any such policy changes, any of which could materially and adversely affect our ability to finance or conduct our business in these countries and territories. Any failure on our part to comply with changing government regulations and policies could result in the loss of our ability to develop and launch our product candidates in these countries and territories.

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Risks Related to the Ownership of Our Common Stock

We may not be able to satisfy the continued listing requirements of Nasdaq or maintain the listing of our common stock on Nasdaq.

We must meet certain financial, liquidity and other listing requirements in order to maintain the listing of our common stock on the Nasdaq Capital Market. One of these requirements is that our common stock listed on the Nasdaq Capital Market maintain a minimum bid price of $1.00 or more per share (“Minimum Bid Price Requirement”). If we violate Nasdaq’s listing requirements or if we fail to meet any of Nasdaq’s listing standards without regaining compliance, our common stock may be delisted. A delisting of our common stock from Nasdaq may materially impair our shareholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment. The Company was previously out of compliance with the Minimum Bid Price Requirement, but on February 27, 2023, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with this requirement. However, there can be no assurance that we will remain in compliance with the Minimum Bid Price Requirement. For additional information regarding the Company regaining compliance with the Minimum Bid Price Requirement, see “Prospectus Summary – Nasdaq Compliance.”

We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

In connection with the preparation of our financial statements for the years ended June 30, 2021 and June 30, 2022, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses related to (a) the fact that the Company has not yet designed and maintained an effective control environment commensurate with its financial reporting requirements, including (i) that the Company had not yet completed the formally documented policies and procedures with respect to the review, supervision and monitoring of the Company’s accounting and reporting functions, (ii) the lack of evidence to support the performance of controls and the adequacy of review procedures, including the completeness and accuracy of information used in the performance of controls and (iii) that the Company had limited accounting personnel and other supervisory resources necessary to adequately execute the Company’s accounting processes and address its internal controls over financial reporting requirements; and (b) the lack of sufficient financial reporting and accounting personnel with appropriate knowledge of US GAAP and SEC reporting requirements to prepare consolidated financial statements and related disclosures in accordance with US GAAP and SEC reporting requirements.

We have implemented and are in the process of implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses, including the hiring of additional qualified accounting and finance personnel, enhancing our controls to improve the preparation and review over complex accounting measurements and the application of GAAP, and engaging independent experts and outside consultants.

We cannot assure you that the measures we have taken and that we intend to take will be sufficient to remediate the material weaknesses we have identified or avoid potential future material weaknesses. While we believe that our efforts will enhance our internal control, remediation of the material weaknesses will require further validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, and we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses.

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We are obligated to develop and maintain a system of effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may harm investor confidence in our company and, as a result, the value of our common stock.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act, if we take advantage of the exemptions available to us through the JOBS Act. Even after we cease to be an “emerging growth company,” our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting unless we are an accelerated filer or a large accelerated filer (as defined under the Exchange Act). We are in the very early stages of the costly and challenging process of compiling the system and process documentation necessary to perform the evaluation needed to comply with Section 404. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. As we transition to the requirements of reporting as a public company, we may need to add additional finance staff. We may not be able to complete our evaluation and testing in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. We may not be able to remediate any material weaknesses in a timely fashion. If we are unable to complete our evaluation and testing, or if we are unable to assert that our internal control over financial reporting is effective, particularly if we have been unable to remediate any material weaknesses identified, or if or our auditors, when required to do so, are unable to express an opinion that our internal controls are effective, investors could lose confidence in the accuracy and completeness of our financial reports, which could harm our stock price.

We are an emerging growth company and currently have limited accounting personnel and other supervisory resources. This can result in lack of necessary resources to adequately execute our accounting processes and address our internal controls over financial reporting requirements.

The Company is an emerging growth company. Prior to our initial public offering (“IPO”), which we completed in December 2020, the Company was a private corporation with limited accounting personnel and other supervisory resources necessary to adequately execute its accounting processes and address its internal controls over financial reporting requirements. As a result, previously existing internal controls are no longer sufficient, and the Company is in the process of updating these controls. The design and implementation of internal control over financial reporting for the Company’s post-IPO has required and will continue to require significant time and resources from management and other personnel.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or products.

Since our inception, our operations have been financed primarily by net proceeds from the sale of our convertible preferred stock and common stock, indebtedness and revenue from the sales of our products. We anticipate our future capital requirements will be substantial and that we will need to raise significant additional capital to fund our operations through equity or debt financing, or some combination thereof. We are currently exploring fundraising opportunities to meet these capital requirements. If we are unable to raise additional funding to meet our operational needs, we will be forced to limit or cease our operations.

In addition to our current capital needs, we regularly consider fundraising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation. We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings. Additional capital may not be available to us on acceptable terms on a timely basis, or at all. If adequate funds are not available, or if the terms of potential funding sources are unfavorable, our business and our ability to develop our technology and our products would be harmed. If we raise additional funds by issuing equity securities, our stockholders may suffer dilution and the terms of any financing may adversely affect the rights of our stockholders. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, is likely to involve restrictive covenants limiting our flexibility in conducting future business activities, and, in the event of insolvency, debt holders would be repaid before holders of our equity securities receive any distribution of our corporate assets. We also could be required to seek funds through arrangements with partners or others that may require us to relinquish rights or jointly own some aspects of our technologies or products that we would otherwise pursue on our own.

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The market price of our common stock may be significantly volatile.

The market price for our common stock may be significantly volatile and subject to wide fluctuations in response to factors including the following:

●	developments prior to commercial sales relating to regulatory approval, manufacturing and distribution of our products;
●	actual or anticipated fluctuations in our quarterly or annual operating results;
●	changes in financial or operational estimates or projections;
●	conditions in markets generally;
●	changes in the economic performance or market valuations of companies similar to ours; and
●	general economic or political conditions in the United States or elsewhere.

In particular, the market prices for securities of medical device companies have historically been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

●	any delay in or the results of our clinical evaluations;
●	any delay in manufacturing of our products;
●	any delay with the approval for reimbursement for the patients from their insurance companies;
●	our failure to comply with regulatory requirements;
●	the announcements of clinical evaluation data, and the investment community’s perception of and reaction to those data;
●	the results of clinical evaluations conducted by others on products that would compete with ours;
●	any delay or failure to receive clearance or approval from regulatory agencies or bodies;
●	our inability to commercially launch products or market and generate sales of our products, including the SGT;
●	failure of the SGT or any other products, even if approved for marketing, to achieve any level of commercial success;
●	our failure to obtain intellectual property protection for any of our technologies and products (including those related to the SGT) or the issuance of third-party intellectual property that cover our proposed technologies or products;
●	developments or disputes concerning our product’s intellectual property rights;
●	our or our competitors’ technological innovations;
●	general and industry-specific economic conditions that may affect our expenditures;
●	changes in market valuations of similar companies;
●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or intellectual property;
●	failure to adequately manufacture the SGT or any other products through third parties;
●	future sales of our common stock or other securities, including shares issuable upon the exercise of outstanding warrants or otherwise issued pursuant to certain contractual rights;
●	period-to-period fluctuations in our financial results; and
●	low or high trading volume of our common stock due to many factors, including the terms of our financing arrangements.

In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common stock. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common stock to be volatile and negative results would have a substantial negative impact on the price of our common stock. In some cases, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

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We incur significantly increased costs and are subject to additional regulations and requirements as a result of becoming a public company, which could lower our profits or make it more difficult to run our business.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the Nasdaq Capital Market and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. Furthermore, new or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. Moreover, our executive officers have little experience in operating a United States public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to company with all laws, rules and regulations applicable to United States public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

If we are unable to achieve certain agreed milestones for the government grant we received, we may become liable to refund the grant we received.

The Company has only completed 4 of the 8 agreed milestones set forth in the Company’s grant agreement with the Australian Government. As of June 30, 2023, there is uncertainty regarding the potential extension of the grant agreement past its original end date of March 28, 2024. If we are not given an extension beyond the original end date, or if we are unable to achieve the agreed milestones on time, we may become liable to refund the grant we received.

We may have difficulties integrating acquired businesses and as result, our business, results of operations and/or financial condition may be materially adversely affected.

The Company believes that the acquisition of IFP will result in several benefits, including synergy in operations, drive product innovations, and operational efficiencies. However, to realize these anticipated benefits, the businesses of INBS and IFP must be successfully integrated. The success of the acquisition of IFP will depend on, among other things, the combined Company’s ability to realize these anticipated benefits from combining the businesses of INBS and IFP. The combined company may fail to realize the anticipated benefits of the acquisition for a variety of reasons, including the following:

●	inability to efficiently operate new businesses or to integrate acquired products.
●	failure to successfully manage relationships with customers, distributors, and suppliers.
●	failure of customers to accept new products or to continue as customers of the combined company.
●	potential incompatibility of technologies and systems.
●	failure to leverage the increased scale of the combined company quickly and effectively.
●	potential difficulties integrating and harmonizing financial reporting systems.
●	difficulties in retaining key employees of the acquired business.
●	failure of the acquired business to produce the expected value.
●	failure to effectively coordinate sales and marketing efforts to communicate the capabilities of the combined company.

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Risks Related to This Offering

The common stock and Series E Convertible Preferred Stock (which is convertible into common stock) sold in this offering will more than double the number of our shares of common stock in the public market from approximately 2,330,399 shares to 5,315,473 shares (or 5,763,234 shares of common stock if the underwriters exercise their option in full). If all the Warrants sold in this offering are exercised, the number of our shares of common stock in the public markets will increase by an additional 5,970,148 shares (or an additional 6,865,670 shares of common stock if the underwriters exercise their option to purchase additional Warrants in full), which will result in a total of 11,285,621 shares of common stock in the public market (or 12,628,904 shares of common stock in the public market if the underwriters exercise their option in full). In addition, we have agreed to issue warrants to the representative (the Representative Warrants) to purchase up to 149,254 shares of common stock (or 171,642 shares of common stock if the underwriters exercise of the over-allotment option in full) as a portion of the compensation payable to the representative in connection with this offering. The sales of these securities could depress the market price of our shares of common stock and/or increase the volatility of our trading.

A substantial number of shares of common stock, Series E Convertible Preferred Stock and Warrants are being offered by this prospectus. Sales of a substantial number of our shares of common stock (and other securities convertible into, or exercisable for, common stock) in the public markets pursuant to the terms of this offering could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. In addition to causing the market price of our common stock to decline, such sales could also greatly increase the volatility associated with the trading of our common stock. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our common stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. We cannot predict the number of these shares or Warrants that might be sold nor the effect that future sales of our shares of our securities would have on the market price of our shares of common stock.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.

We currently intend to use the net proceeds from this offering as discussed under “Use of Proceeds” in this prospectus. We have not allocated specific amounts of the net proceeds from this offering for any specific purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The liquidity and trading volume of our common stock could be low, and our ownership will be concentrated.

The liquidity and trading volume of our common stock has at times been low in the past and could again be low in the future. If the liquidity and trading volume of our common stock is low, this could adversely impact the trading price of our shares, our ability to issue stock and our stockholders’ ability to obtain liquidity in their shares.

We will likely not receive any additional funds upon the exercise of the Series F Warrants.

The Series F Warrants (but not the Series E Warrants) may be exercised by way of an alternative cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the applicable Series F Warrants. Accordingly, we will likely not receive any additional funds upon the exercise of the Series F Warrants.

The Warrants are not exercisable until stockholder approval and may not have any value.

Under Nasdaq listing rules, the Warrants are not exercisable without stockholder approval for the issuance of shares issuable upon exercise of the Warrants. While we intend to promptly seek stockholder approval for issuances of shares of common stock issuable upon exercise of the Warrants, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. The Warrants will be exercisable commencing on the date Warrant Stockholder Approval is obtained, if at all, at an initial exercise price per share of $        . In the event that the price of a share of our common stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value. If we are unable to obtain the Warrant Stockholder Approval, the Warrants will have no value. The Series F Warrants will expire one-and-a-half-years from the date of issuance and the Series E Warrants will expire five-and-a-half-years from the date of issuance.

In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval of the issuance of shares of common stock upon exercise of the Warrants issued in this offering.

There is no public market for the Series E Convertible Preferred Stock or Warrants being offered in this offering.

The public offering price for the securities will be determined by negotiations between us, the underwriters and prospective investors, and may not be indicative of prices that will prevail in the trading market. We do not intend to apply to list the Series E Convertible Preferred Stock or the Warrants on the Nasdaq Capital Market or any nationally recognized trading system, and accordingly, there will be no trading market for the Series E Convertible Preferred Stock or the Warrants. In the absence of an active public trading market:

●	you may not be able to resell your securities at or above the public offering price;

●	the market price of our common stock may experience more price volatility; and

●	there may be less efficiency in carrying out your purchase and sale orders.

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our common stock has been and is likely to continue to be volatile. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities.

Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general, and healthcare companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

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You will incur immediate and substantial dilution as a result of this offering.

After giving effect to the sale by us of 2,985,074 shares of common stock (or Series E Convertible Preferred Stock) and accompanying Warrants in this offering at an assumed combined public offering price of $1.34 per share of common stock (or $1.34 per share of Series E Convertible Preferred Stock) and accompanying Warrants, after deducting underwriter fees and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $1.03 per share as of June 30, 2023. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

In the past, we have issued shares of common stock and warrants in public offerings and private placements of our securities, and we have issued shares of common stock as compensation to our officers and directors. Our issuance of shares of common stock in the future, and the exercise of outstanding warrants or warrants that we may issue in the future, may result in additional dilution to investors in this offering.

The terms of the Series E Convertible Preferred Stock and the Warrants could impede our ability to enter into certain transactions or obtain additional financing.

The terms of the Series E Convertible Preferred Stock and the Warrants require us, upon the consummation of any “fundamental transaction” (as defined in the securities), to, among other obligations, cause any successor entity resulting from the fundamental transaction to assume all of our obligations under the Series E Convertible Preferred Stock and the Warrants and the associated transaction documents. In addition, holders of Series E Convertible Preferred Stock and Warrants are entitled to participate in any fundamental transaction on an as-converted or as-exercised basis, which could result in the holders of our common stock receiving a lesser portion of the consideration from a fundamental transaction. The terms of the Series E Convertible Preferred Stock and the Warrants could also impede our ability to enter into certain transactions or obtain additional financing in the future.

Holders of Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Warrants and acquire our shares of common stock, except as set forth in the Warrants.

Except as set forth in the Warrants, until holders of Warrants acquire our shares of common stock upon exercise of the Warrants, holders of the Warrants have no rights with respect to our shares of common stock underlying such Warrants, the holders will be entitled to exercise the rights of a stockholder of shares of common stock only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants are not exercisable without Warrant Stockholder Approval and there is no guarantee that the Warrant Stockholder Approval will ever be obtained. The Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the initial exercise date, holders of the Warrants may acquire the shares of common stock issuable upon exercise of such Warrants at an exercise price of $          per share of common stock. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of Warrants to exercise the Warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly as set forth and incorporated by reference in the “Risk Factors” section above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

Forward-looking statements include, but are not limited to, statements about:

●	our ability to continue as a going concern;
●	our ability to successfully integrate acquisitions;
●	our ability to successfully develop and commercialize its diagnostic tests;
●	our ability to realize commercial benefit from our partnerships and collaborations;
●	our ability to secure regulatory approvals;
●	compliance with obligations under intellectual property licenses with third parties;
●	market acceptance of our new offerings;
●	our ability to establish or maintain collaborations, licensing or other arrangements;
●	our ability and third parties’ abilities to protect intellectual property rights;
●	our ability to adequately support future growth; and
●	our ability to attract and retain key personnel to manage our business effectively.

You should read this prospectus, the accompanying prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

Assuming we sell all units offered pursuant to this prospectus, we estimate the net proceeds from this offering will be approximately $3.20 million (or approximately $3.75 million if the underwriters exercise their over-allotment option in full), based on an assumed public offering price of $1.34 per unit (the last reported sale price of our shares of common stock on the Nasdaq Capital Market on September 19, 2023), after deducting underwriting discounts and commissions and estimated offering expenses payable by us as described in “Underwriting” and excluding the proceeds, if any, from the cash exercise of the Warrants sold in this offering.

We will only receive additional proceeds from the exercise of the Warrants if the Warrants are exercised and the holders of such Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Warrants. The Series F Warrants (but not the Series E Warrants) may be exercised by way of an alternative cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the applicable Series F Warrants. Accordingly, we will likely not receive any additional funds upon the exercise of the Series F Warrants.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

Based on our planned use of the net proceeds from this offering and our existing cash, we estimate that such funds will be sufficient to enable us to fund our working capital needs and operating expenses for at least the next 12 months. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. Our existing cash and cash equivalents as of the date of this prospectus, together with the estimated net proceeds from this offering, may or may not be sufficient to fund our working capital needs and operating expenses. To obtain the capital necessary to fund our operations, we expect to finance our cash needs through public or private equity offerings, debt financing and/or other capital sources.

The expected use of net proceeds from this offering represents management’s estimates based upon current business and economic conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate, which could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

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CAPITALIZATION

The following table summarizes our cash and cash equivalents and capitalization as of June 30, 2023:

●	on an actual basis; and
●	on an as adjusted basis, giving effect to (i) the sale by us of 2,985,074 Class A Units (each Class A Unit consisting of one share of common stock, one Series E Warrant to purchase one share of common stock and one Series F Warrant to purchase one share of common stock) in this offering at an assumed public offering price of $1.34 per Class A Unit, which is the last reported sale price of our shares of common stock on the Nasdaq Capital Market on September 19, 2023, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, and assuming no sale of Class B Units (each Class B Unit consisting of one share of Series E Convertible Preferred Stock, one Series E Warrant to purchase one share of common stock and one Series F Warrant to purchase one share of common stock) in this offering and no exercise of any Warrants included in the units. The pro forma information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	As Adjusted[1,3]

Cash and cash equivalents	$1,537,244	$4,738,388
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
● 4,012,276 shares of Series C Convertible Preferred Stock designated and 0 issued and outstanding(2),	-	-
● shares of Series E Convertible Preferred Stock authorized; none and none shares of Series E Convertible Preferred Stock issued, as adjusted	$-	-
Common stock, $0.01 par value, 100,000,000 shares authorized; 2,330,399 issued and outstanding, actual; 5,315,473 shares issued and outstanding, as adjusted	23,304	53,155
Treasury stock, at cost, 1,386 shares as of June 30, 2023	(14)	(14)
Additional paid-in capital	46,158,763	49,330,056
Accumulated deficit	(41,807,573)	(41,807,573)
Accumulated other comprehensive loss	(575,496)	(575,496)
Total consolidated Intelligent Bio Solutions Inc. equity	3,798,984	7,000,128
Non-controlling interest	(11,986)	(11,986)
Total stockholders’ equity	3,686,998	6,888,142
Total capitalization	$3,686,998	$6,888,142

* Effective as of May 10, 2023, all issued and outstanding shares of the Company’s Series C Preferred Stock (3,512,277 shares) were converted into 526,818 shares of common stock. Following the conversion preferred stock on May 10, 2023, there remained 500,000 Series C Preferred Stock (Closing Holdback Shares) held back from issuance to the IFP Sellers for one year after the IFP Closing in order to secure potential indemnification claims by the Company against the IFP Sellers. These Closing Holdback Shares, which are not deemed outstanding, are currently convertible into approximately 75,000 shares of common stock (subject to rounding for fractional shares).

(1) A $1.00 increase or decrease in the assumed public offering price of $1.34 per Class A Unit and Class B Unit, which is the last reported sale price of our shares of common stock on the Nasdaq Capital Market on September 19, 2023, would increase or decrease, as appropriate, our as adjusted cash and cash equivalents, additional paid-in capital, total assets, total stockholders’ equity and total capitalization by approximately $2.57 million, assuming the number of units offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(2) 500,000 shares of Series C Convertible Preferred Stock (the Closing Holdback Shares) are held back from being issued in order to secure potential indemnification claims by the Company.

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(3) All proceeds from the sale of Class A Units have been reflected within Stockholders’ equity for purposes of this table. The Company will be required to complete an assessment of the accounting and valuation for such instruments, which may result in a portion of the proceeds being classified outside of Stockholder’s equity and remeasured to fair value each reporting period (if liability-classified instruments). Such assessment will be completed in connection with the preparation of our consolidated financial statements for the period in which the sales occur.

An increase or decrease of 10,000 in the number of units offered by us, based on the assumed public offering price of $1.34 per Class A Unit, would increase or decrease our as adjusted cash and cash equivalents, additional paid-in capital, total assets, total stockholders’ equity and total capitalization by approximately $0.02 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of units we offer in this offering, and other terms of this offering determined at pricing.

The table above excludes the following shares:

●	426,521 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $205.03 per share+;
●	75,000 shares of common stock issuable upon the conversion of Series C Convertible Preferred Stock reserved for issuance by the Company in connection with securing potential indemnification claims by the Company+;
●	up to an aggregate of 100,000 shares of common stock reserved for future issuance under our 2019 Plan.

+Approximate amounts. Actual amounts may differ due to rounding.

On February 9, 2023, we effected the Reverse Stock Split. As a result of the foregoing, every twenty (20) shares of our common stock outstanding were automatically changed and reclassified into one (1) new share of common stock. Holders of common stock who would have otherwise received a fractional share of common stock pursuant to the Reverse Stock Split instead received one whole share. Unless indicated otherwise, the numbers set forth in this prospectus have been adjusted to reflect the Reverse Stock Split.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of Class B Units, which, if sold, for each share of common stock underlying a share of Series E Convertible Preferred Stock, the number of shares of common stock that we are offering will be decreased on a one-for-one basis, (ii) no exercise of outstanding options issued under our equity incentive plans, (iii) no issuance or conversion of the Closing Holdback Shares, (iv) no exercise of any Warrants issued in this offering or other outstanding warrants, and (iv) no exercise of the underwriters’ option to purchase additional shares of common stock and/or Warrants to purchase additional shares of common stock.

DILUTION

If you invest in our securities, your ownership interest may be diluted to the extent of the difference between the amount per unit paid by purchasers, assuming that only Class A Units are issued in this public offering, and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering. Such calculation does not reflect any potential dilution associated with the sale and exercise of Warrants, which would cause the actual dilution to you to be higher.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of June 30, 2023. Our net tangible book value deficit as of June 30, 2023, was $(1.57) million, or $(0.67) per share, based on 2,330,399 shares of our common stock outstanding as of June 30, 2023.

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After giving effect to the sale of 2,985,074 Class A Units, with each Class A Unit consisting of one share of common stock together with one Series E Warrant to purchase one share of common stock and one Series F Warrant to purchase one share of common stock, at an assumed public offering price of $1.34 per Class A Unit and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023, would have been approximately $1.63 million, or $0.31 per share of common stock. This represents an immediate increase in net tangible book value of $0.98 per share to existing stockholders and immediate dilution in net tangible book value of $1.03 per share to purchasers of our common stock in this offering at the public offering price. The final public offering price will be determined through negotiation between us and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. The following table illustrates this calculation on a per share basis:

The following table illustrates this dilution on a per share basis:

Assumed public offering price per unit	$1.34
Net tangible book deficit value per share at June 30, 2023	$(0.67)
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$0.98
As adjusted net tangible book value per share after this offering	$0.31
Dilution in net tangible book value per share to new investors	$1.03

The foregoing table is based on 2,330,399 shares of our common stock outstanding as of June 30, 2023, and assumes (i) the sale of 2,985,074 Class A Units based on an assumed public offering price of $1.34, the last reported sales price of our shares of common stock on the Nasdaq Capital Market on September 19, 2023; (ii) no exercise of the underwriters’ over-allotment option; (iii) no exercise of the Warrants included in this offering; (iv) no sale of Class B Units and no conversion of Series E Convertible Preferred Stock included in the Class B Units; and excludes the following other securities:

●	426,521 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $205.03 per share+;
●	75,000 shares of common stock issuable upon the conversion of Series C Convertible Preferred Stock reserved for issuance by the Company in connection with securing potential indemnification claims by the Company+;
●	up to an aggregate of 100,000 shares of common stock reserved for future issuance under our 2019 Long Term Incentive Plan (the “2019 Plan”)

+Approximate amounts. Actual amounts may differ due to rounding. Effective as of May 10, 2023, all issued and outstanding shares of the Company’s Series C Preferred Stock (3,512,277 shares) were converted into 526,818 shares of common stock. Following the conversion preferred stock on May 10, 2023, there remained 500,000 Series C Preferred Stock (Closing Holdback Shares) held back from issuance to the IFP Sellers for one year after the IFP Closing in order to secure potential indemnification claims by the Company against the IFP Sellers. These Closing Holdback Shares, which are not deemed outstanding, are currently convertible into approximately 75,000 shares of common stock (subject to rounding for fractional shares).

Each $1.00 increase (decrease) in the assumed public offering price of $1.34 per Class A Unit, would increase (decrease) our as adjusted net tangible book value per share to existing investors by $1.50, and would increase (decrease) dilution per share to new investors in this offering by $(1.52), assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated discounts and commissions and estimated offering expenses payable by us.

If any shares of common stock are issued upon exercise of outstanding options or warrants, or upon the conversion of preferred stock, you may experience further dilution or accretion. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts, including restrictions imposed by foreign jurisdictions on paying dividends or making other payments to us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and plan of operations together with “Selected Financial Data” and our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included All amounts in this prospectus are in U.S. dollars, unless otherwise noted.

Overview of Operations

Intelligent Bio Solutions Inc. (formerly known as GBS Inc.), and its wholly owned Delaware subsidiary, GBS Operations Inc. were each formed on December 5, 2016, under the laws of the state of Delaware. Our Australian subsidiary Intelligent Bio Solutions (APAC) Pty Ltd (formerly known as Glucose Biosensor Systems (Greater China) Pty Ltd) was formed on August 4, 2016, under the laws of New South Wales, Australia and was renamed to Intelligent Bio Solutions (APAC) Pty Ltd on January 6, 2023. On October 4, 2022, INBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales (the “IFP Acquisition”). Our headquarters are in New York, New York.

We are a medical technology company focused on developing and delivering non-invasive, rapid and pain free innovative testing and screening solutions. We operate globally with the objective of providing intelligent, pain-free, and accessible solutions that improve the quality of life.

Our current product portfolio includes:

●	Intelligent Fingerprinting Platform - Our proprietary portable platform analyzes fingerprint sweat using a one-time (recyclable) cartridge and portable handheld reader. Our flagship product from this platform, which is commercially available in certain countries outside of the United States, is the Intelligent Fingerprinting Drug Screening System (the IFP System or IFP Products), a two-part system that consists of non-invasive, sweat-based fingerprint diagnostic testing products designed to detect drugs of abuse including opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine. The system comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute, before the portable analysis unit provides an on-screen result in under ten minutes. Samples collected with our confirmatory kits can also be sent to a third-party laboratory service provider to perform confirmation testing. Customers include safety-critical industries such as construction, transportation and logistics firms, manufacturing, engineering, drug treatment organizations in the rehabilitation sector, and judicial organizations.

●	The Biosensor Platform – Our “Biosensor Platform” consists of a small, printable modified organic thin-film transistor strip that we license across the Asia Pacific Region from Life Science Biosensor Diagnostics Pty Ltd (LSBD or Licensor). The Biosensor Platform, which is designed to detect multiple biological analytes by substituting the Glucose Oxidase (GOX) enzyme with a suitable alternative for each analyte, is currently in the development stage. Our flagship product candidate based on the Biosensor Platform technology is the Saliva Glucose Biosensor (SGB, and together with a software app that interfaces the SGB with the Company’s digital information system, the Saliva Glucose Test or SGT), a Point of Care Test (POCT) expected to complement the finger pricking invasive blood glucose monitoring test for diabetic patients. Our products based on the SGT are referred to herein as the “SGT products.”

These platform technologies have the potential to develop a range of POCT including the modalities of clinical chemistry, immunology, tumor markers, allergens, and endocrinology.

Results of Operations

Comparison of the Years Ended June 30, 2023 and 2022

The following table provides certain selected financial information for the periods presented.

	Year Ended June 30,
	2023	2022
Revenue	$1,256,872	$-
Cost of revenue (exclusive of amortization shown separately below)	(930,204)	-
Gross profit	326,668	-

Other income:
Government support income	737,628	437,146

Operating expenses:
Selling, general and administrative expenses	(8,026,703)	(4,920,103)
Development and regulatory approval expenses	(507,424)	(3,853,919)
Depreciation and amortization	(966,732)	-
Goodwill impairment	(4,158,670)	-
Total operating expenses	(13,659,529)	(8,774,022)
Loss from operations	(12,595,233)	(8,336,876)

Other income (expense):
Interest expense	(223,534)	(7,539)
Realized foreign exchange loss	(9,829)	(3,987)
Fair value gain on revaluation of financial instruments	2,154,365	-
Interest income	9,676	14,426
Total other income	1,930,678	2,900
Net loss	(10,664,555)	(8,333,976)
Net loss attributable to non-controlling interest	(32,835)	(27,925)
Net loss attributable to Intelligent Bio Solutions Inc.	$(10,631,720)	$(8,306,051)

Other comprehensive income (loss), net of tax:
Foreign currency translation income (loss)	$212,639	$(126,875)
Total other comprehensive income (loss)	212,639	(126,875)
Comprehensive loss	(10,451,916)	(8,460,851)
Comprehensive loss attributable to non-controlling interest	(32,835)	(27,925)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	$(10,419,081)	$(8,432,926)

Net loss per share, basic and diluted*	$(10.58)	$(11.33)
Weighted average shares outstanding, basic and diluted*	1,004,593	733,263

* Common Shares and per share amount have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 20 reverse stock split, throughout this prospectus, unless otherwise stated.

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Revenue

Sales of goods

Revenue from sales of goods increased by $1,256,872 to $1,256,872 from $0 for the year ended June 30, 2023, compared to same period in 2022. This is due to the acquisition of IFP in October 2022, whose results of operations are consolidated and launch of fingerprint drug testing in APAC region via Intelligent Bio Solutions (APAC) Pty Ltd. The acquisition provided the Company with access to commercially available Fingerprinting drug testing system which is currently being marketed in Europe and Asia Pacific Region.

Revenue from the IFPG segment relates to the sale of readers, cartridges and accessories and is summarized as follows:

	Year Ended June 30,
	2023	2022
Sales of goods - cartridges	$724,304	$—
Sales of goods - readers	335,863	—
Other sales	196,705	—
Total revenue	$1,256,872	$—

Cost of revenue

Cost of revenue increased by $930,204 to $930,204 from $0 for the year ended June 30, 2023, compared to same period in 2022. Cost of revenue relates to the direct labor, direct material costs and direct overhead costs incurred in the production of the goods.

Gross profit

Gross profit increased by $326,668 to $326,668 from $0 for the year ended June 30, 2023, compared to same period in 2022. This is due to the acquisition of IFP in October 2022.

The gross profit is primarily attributable to the IFPG segment.

Government support income

Government support income increased by $300,482 to $737,628 from $437,146 for the year ended June 30, 2023, compared to same period in 2022. This increase was primarily attributable to qualifying research and development expenditures incurred during the current period including the completion of Milestone 7, a phase of its biosensor platform development at the University of Newcastle, Australia.

The grant support income is primarily attributable to INBS’s subsidiary companies recognizing an R&D tax refund as the Company believes that it is probable that the certain amount will be recovered in full through a future claim.

Operating expenses

Selling, general and administrative expenses

Selling, general and administrative expenses increased by $3,106,600 to $8,026,703 from $4,920,103 for the year ended June 30, 2023, compared to the same period in 2022. This is largely due to the acquisition of IFP which added approximately 32 staff to our full time employee headcount, and the results of operations of IFP which are consolidated in the current period from the date of acquisition.

As the Company’s operating activities increase, we expect its selling, general and administrative costs will include additional costs in overhead contribution, consultancy, as well as an increase in employee-related costs associated with a higher headcount.

Development and regulatory expenses

Development and regulatory expenses decreased by $3,346,495 to $507,424 from $3,853,919 for the year ended June 30, 2023, compared to the same period in 2022. This decrease is primarily driven by expensing of the prepaid R&D contribution of $2,600,000 during the same period in 2022 and decrease in the R&D activities related to COVID-19, as the demand for Covid testing products decreased significantly and we redirected our resources and efforts away from developing products related to Covid testing.

As the Company’s operating activities increase, we expect its development and regulatory expenses to increase in future periods.

Depreciation and amortization

Depreciation and amortization increased by $966,732 to $966,732 from $0 for the year ended June 30, 2023, compared to same period in 2022. This is due to the acquisition of IFP and primarily related to the amortization of acquired Intangibles during the current period.

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Goodwill Impairment

The goodwill impairment expenses increased by $4,158,670 to $4,158,670 from $0 for the year ended June 30, 2023, compared to the same period in 2022. Refer to Note 3 of our consolidated financial statements appearing elsewhere in this prospectus.

Other income and expenses

Interest expense

Interest expense increased by $215,995 to $223,534 from $7,539 for the year ended June 30, 2023, as compared to the same period in 2022. This increase was attributable to the interest expense recorded for convertible notes after the acquisition of IFP.

Realized foreign exchange loss

Realized foreign exchange loss increased by $5,842 to $9,829 from $3,987 for the year ended June 30, 2023, compared to the same period in 2022. The increase in loss was largely attributable to the Company’s settled translations in currencies other than its functional currencies.

Fair value gain on revaluation of financial instruments

The fair value gain increased by $2,154,365 to $2,154,365 from $0 for the year ended June 30, 2023, as compared to the same period in 2022. This increase is due to the revaluation gains on the convertible notes and contingent consideration for holdback shares resulting from the acquisition of IFP.

Interest income

Interest income decreased by $4,750 to $9,676 from $14,426 for the year ended June 30, 2023, as compared to the same period in 2022. This decrease was attributable to the lower bank balance during the current period due to the amount spent on operating and development activities.

For additional information regarding the conversion of the convertible notes, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

Income tax (expense) benefit

There was no income tax expense for the year ended June 30, 2023, and 2022, respectively, as the Company has established a full valuation allowance for all its deferred tax assets.

Other comprehensive income

Foreign currency translation gain/(loss)

Unrealized foreign currency translation gain increased by $339,514 to a gain of $212,639 from a loss of $126,875 for the year ended June 30, 2023, compared to the same period in 2022. It is calculated based on the Company’s unsettled transactions in currencies other than its functional currency and translation of assets and liabilities of foreign subsidiaries in reporting currency.

Net loss

Net loss attributable to INBS increased by $2,325,669 to $10,631,720 from $8,306,051 for the year ended June 30, 2023, compared to the same period in 2022. This increase is primarily driven by impairment of goodwill $4,158,670 offset by a recognition of fair value gain on revaluation of convertible notes and holdback Series C Preferred Stock during the current period of $2,154,365.

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Comparison of the Years Ended June 30, 2022, and 2021

The following table provides certain selected financial information for the periods presented.

	Year Ended June 30,
	2022	2021
Revenue:
Other income:
Government support income	$437,146	$1,980,484
Total revenue and other income	437,146	1,980,484

Operating expenses:
General and administrative expenses	4,920,103	3,359,065
Development and regulatory approval expenses	3,853,919	3,835,703
Prospectus and capital raising expenses	-	359,198
Total operating expenses	8,774,022	7,553,966
Loss from operations	(8,336,876)	(5,573,482)

Other income (expense):
Interest expense	(7,539)	(1,093,608)
Loss from unconsolidated equity method investment	-	(135,692)
Realized foreign exchange loss	(3,987)	(271,225)
Interest income	14,426	13,806
Total other income (expense)	2,900	(1,486,719)
Net loss	(8,333,976)	(7,060,201)
Net loss attributable to non-controlling interest	(27,925)	(22,915)
Net loss attributable to GBS Inc.	$(8,306,051)	$(7,037,286)

Other comprehensive loss, net of tax:
Foreign currency translation loss	$(126,875)	$(297,309)
Total other comprehensive loss	(126,875)	(297,309)
Comprehensive loss	(8,460,851)	(7,357,510)
Comprehensive loss attributable to non-controlling interest	(27,925)	(22,915)
Comprehensive loss attributable to GBS Inc.	$(8,432,926)	$(7,334,595)

Net loss per share, basic and diluted	$(0.57)	$(0.68)
Weighted average shares outstanding, basic and diluted	14,665,263	10,414,886

Revenue

Government support income

Government support income decreased by $1,543,338 to $437,146 from $1,980,484 for the year ended June 30, 2022, compared to same period in 2021. This decrease was primarily attributable to GBS’s subsidiary companies receiving COVID-19 related government support in the previous financial year which was discontinued in April 2021 and qualifying research & development expenditure for research & development government subsidies.

The grant support income is primarily attributable to GBS’s subsidiary companies recognizing R&D tax refund as the Company believes that it is probable that the certain amount will be recovered in full through a future claim.

Operating expenses

General and administrative expenses

General and administrative expenses increased by $1,561,038 to $4,920,103 from $3,359,065 for the year ended June 30, 2022, compared to the same period in 2021. This increase was primarily driven by an increase in operational activities following completion of the IPO in December 2020.

As the Company’s operating activities increase, we expect its general and administrative costs will include additional costs in overhead contribution, consultancy, as well as an increase in employee related costs associated with a higher headcount.

Development and regulatory expenses

Development and regulatory expenses increased by $18,216 to $3,853,919 from $3,835,703 for the year ended June 30, 2022, compared to the same period in 2021. This increase is primarily driven by funding availability since completion of the IPO in December 2020 that has allowed the Company to progress on its milestones as well as expensing of the prepaid R&D contribution of $2,600,000.

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As the Company’s operating activities increase, we expect its development and regulatory expenses to increase in future periods.

Prospectus and capital raising expenses

Prospectus and capital raising expenses decreased by $359,198 to zero from $359,198 for the year ended June 30, 2022, as compared to the same period in 2021. There were no capital raising activities in 2022.

Other income and expenses

Interest expense

Interest expense decreased by $1,086,069 to $7,539 from $1,093,608 for the year ended June 30, 2022, as compared to the same period in 2021. This decrease was attributable to the non-cash recognition of a beneficial conversion feature associated with convertible notes in the last period and no interest paid to convertible notes since the completion of the IPO last year due to their conversion into common stock.

Loss from unconsolidated equity method investment

Loss from equity method investment decreased by $135,692 to zero from $135,692 for the year ended June 30, 2022, as compared to the same period in 2021. This decrease was mainly due to the reduction in the carrying amount of its investment in BiosensX (North America) Inc to zero last fiscal year.

Realized foreign exchange loss

Realized foreign exchange loss decreased by $267,238 to $3,987 from $271,225 for the year ended June 30, 2022, compared to the same period in 2021. This decrease in loss was largely attributable to the Company’s settled translations in currencies other than its functional currencies.

Income tax (expense) benefit

There was no income tax expense for the year ended June 30, 2022 and 2021, respectively, as the Company has established a full valuation allowance for all its deferred tax assets.

Other comprehensive income

Foreign currency translation gain/(loss)

Unrealized foreign currency translation loss decreased by $170,434 to a loss of $126,875 from a loss of $297,309 for the year ended June 30, 2022, compared to the same period in 2021. It is calculated based on the Company’s unsettled transactions in currencies other than its functional currency.

Net loss

Net loss attributable to GBS increased by $1,268,765 to $8,306,051 from $7,037,286 for the year ended June 30, 2022, compared to the same period in 2021. This increase in loss is primarily due to more government support income last fiscal year as a result of qualifying research & development expenditure in that period and increase in general and administration expenses due to expansion in operational activities in order to progress on its regulatory and development milestones.

Liquidity and Capital Resources

We use working capital and cash measures to evaluate the performance of our operations and our ability to meet our financial obligations. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity. Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Since our inception, our operations have primarily been financed through the issuance of our common stock, redeemable convertible preferred stock, and the incurrence of debt. As of June 30, 2023, we had $1,537,244 in cash and cash equivalents and a working capital deficit of $2,021,124.

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The Company expects that its cash and cash equivalents as of June 30, 2023, will be insufficient to allow the Company to fund its current operating plan through at least the next twelve months from the filing of this registration statement. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date of filing of this registration statement. The Company is currently evaluating raising additional funds through private placements and or public equity financing. However, there can be no assurance that, in the event that the Company requires additional financing, such financing will be available on terms which are favorable to us, or at all. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company received aggregate gross proceeds of $2,775,041 (before deducting the placement agent’s fees and the Company’s transaction expenses) in connection with the closing of the March 2023 Offering on March 10, 2023, and the December 2022 Private Placement on December 22, 2022. In the event we require additional capital, there can be no assurances that we will be able to raise such capital on acceptable terms, or at all. Failure to generate sufficient revenues or raise additional capital through debt or equity financings, or through collaboration agreements, strategic alliances or marketing and distribution arrangements, could have a material adverse effect on our ability to meet our long-term liquidity needs and achieve our intended long-term business plan. Our failure to obtain such funding when needed could create a negative impact on our stock price or could potentially lead to a reduction in our operations or the failure of our company. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

In the event we require additional capital, there can be no assurances that we will be able to raise such capital on acceptable terms, or at all. Failure to generate sufficient revenues or raise additional capital through debt or equity financings, or through collaboration agreements, strategic alliances or marketing and distribution arrangements, could have a material adverse effect on our ability to meet our long-term liquidity needs and achieve our intended long-term business plan. Our failure to obtain such funding when needed could create a negative impact on our stock price or could potentially lead to a reduction in our operations or the failure of our company. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements or relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe our most critical accounting policies and estimates relate to the following:

Revenue recognition

Revenue from contracts with customers is recognized when, or as, the Company satisfies its performance obligations by delivering the promised goods or service deliverables to the customers. A good or service deliverable is transferred to a customer when, or as, the customer obtains control of that good or service deliverable.

Grant income

Accounting for the grant income does not fall under ASC 606, Revenue from Contracts with Customers, as the Australian Government will not benefit directly from our manufacturing facility. As there is no authoritative guidance under U.S. GAAP on accounting for grants to for-profit business entities, we applied International Accounting Standards 20 (“IAS 20”), Accounting for Government Grants and Disclosure of Government Assistance by analogy when accounting for the Australian Government grant to the Company.

The Australian Government grant proceeds, which will be used to reimburse construction costs incurred, meet the definition of grants related to assets as the primary purpose for the payments is to fund the construction of a capital asset. Under IAS 20, government grants related to assets are presented in the statement of financial position either by setting up the grant as deferred income that is recognized in the statement of operation on a systematic basis over the useful life of the asset or by deducting the grant in arriving at the carrying amount of the asset. Either of these two methods of presentation of grants related to assets in financial statements are regarded as acceptable alternatives under IAS 20. The Company has elected to record the grants received initially as deferred income and deducting the grant proceeds received from the gross costs of the assets or construction in progress (“CIP”) and the deferred grant income liability.

Under IAS 20, government grants are initially recognized when there is reasonable assurance the conditions of the grant will be met, and the grant will be received. As of June 30, 2021, management concluded that there was reasonable assurance the grant conditions will be met, and all milestone payment received. The total grant value of $4.7 million was recognized as both a grant receivable and deferred grant income on the grant effective date. The Company received payments of $1.4 million and $2.1 million during the years ended June 30, 2023 and 2022, respectively.

The project has been delayed due to global shortages of semiconductors that are used in manufacturing equipment and global supply chain disruption due to Covid-19 pandemic in the preceding year. As of June 30, 2023, the Company has only completed 4 of the 8 milestones in the grant agreement. There is uncertainty regarding the potential extension of the grant agreement past its original end of March 28, 2024. Therefore, management concluded that there was no reasonable assurance that the remaining grant receivable would be received.

After initial recognition, under IAS 20, government grants are recognized in earnings on a systematic basis in a manner that mirrors the manner in which the Company recognizes the underlying costs for which the grant is intended to compensate. Further, IAS 20 permits recognition in earnings either separately under a general heading such as other income, or as a reduction of the cost of the asset. The Company has elected to recognize government grant income separately within other income for operating expenditures. Similarly, for capital expenditures, the carrying amount of assets purchased or constructed out of the grant funds are presented net by deducting the grant proceeds received from the gross costs of the assets or CIP and deferred grant income liability. A total of $127,944 and $51,258 deferred grant income was recognized within other income during the years ended June 30, 2023, and 2022, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost comprises direct materials and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution. General market conditions, as well as the Company’s research activities, can cause certain of its products to become obsolete. The Company writes down excess and obsolete inventories based upon a regular analysis of inventory on hand compared to historical and projected demand. The determination of projected demand requires the use of estimates and assumptions related to projected sales for each product. These write downs can influence results from operations.

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Impairment of Long-lived Assets and Goodwill

Long-lived assets consist of property and equipment, right-of-use assets and other intangible assets. We assess impairment of assets groups, including intangible assets at least annually or more frequently if there are any indicators for impairment.

Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in a business combination. We perform an annual impairment test on goodwill in the fourth quarter of each fiscal year or when events occur or circumstances change that would, more likely than not, reduce the fair value of a reporting unit below its carrying value. We may first assess qualitative factors, such as general economic conditions, market capitalization, the Company’s outlook, market performance and forecasted financial performance to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If we determine it is more likely than not that the fair value of the reporting unit is greater than its carrying amount, an impairment test is not necessary. If an impairment test is necessary, we estimate the fair value of a related reporting unit. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired, and we will record an impairment charge equal to the excess of the carrying value over the related fair value of the reporting unit. If we determine it is more likely than not that goodwill is not impaired, a quantitative test is not necessary.

During the year ended June 30, 2023, the Company’s market capitalization significantly declined and recurring cash burn of the reporting unit and continuous cash support from the parent entity led management to reassess whether an impairment had occurred considering these qualitative factors. Management’s evaluation indicated that the goodwill related to its IFPG reporting unit was potentially impaired. The Company then performed a quantitative impairment test by calculating the fair value of the reporting unit and comparing that amount to it’s carrying value. Significant assumptions inherent in the valuation methodologies include, but were not limited to prospective financial information, growth rates, terminal value and discount rate. The Company determined the fair value of the reporting unit utilizing the discounted cash flow model. The fair value of the reporting unit was determined to be less than its carrying value. The Company recognized an impairment charge of $4.2 million in the IFPG segment, which is related to the goodwill associated with the IFP Acquisition.

Business Combinations

The results of businesses acquired in a business combination are included in the Company’s consolidated financial statements from the date of the acquisition. The Company uses the acquisition method of accounting and allocates the purchase price to the identifiable assets and liabilities of the relevant acquired business at their acquisition date fair values. Any excess consideration over the fair value of assets acquired and liabilities assumed is recognized as goodwill. The allocation of the purchase price in a business combination requires the Company to perform valuations with significant judgment and estimates, including the selection of valuation methodologies, estimates of future revenue, costs and cash flows, discount rates and selection of comparable companies. The Company engages the assistance of valuation specialists in concluding on fair value measurements in connection with determining fair values of assets acquired and liabilities assumed in a business combination. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations. Transaction costs associated with business combinations are expensed as incurred and are included in selling, general and administrative expense in the consolidated statements of operations.

R&D Tax Refund

The Company measures the research and development grant income and receivable by taking into account the time spent by employees on eligible research and development activities and research and development costs incurred to external service providers. The research and development tax refund receivable is recognized as the Company believes that it probable that the amount will be recovered in full through a future claim.

Intellectual property acquired for a particular research and development project and that have no alternative future uses (in other research and development projects or otherwise) are expensed in research and development costs at the time the costs are incurred.

In certain circumstances, the Company may be required to make advance payments to vendors for goods or services that will be received in the future for use in R&D activities. In such circumstances, the non-refundable advance payments are deferred and capitalized, even when there is no alternative future use for the R&D, until the related goods or services are provided. In circumstances where amounts have been paid in excess of costs incurred, the Company records a prepaid expense.

Extended Transition Period for “Emerging Growth Companies”

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance, or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

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BUSINESS

Overview

Intelligent Bio Solutions Inc. (formerly known as GBS Inc.), and its wholly owned Delaware subsidiary, GBS Operations Inc. were each formed on December 5, 2016, under the laws of the state of Delaware. Our Australian subsidiary Intelligent Bio Solutions (APAC) Pty Ltd (formerly known as Glucose Biosensor Systems (Greater China) Pty Ltd) was formed on August 4, 2016, under the laws of New South Wales, Australia and was renamed to Intelligent Bio Solutions (APAC) Pty Ltd on January 6, 2023. On October 4, 2022, INBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales (the “IFP Acquisition”). INBS and its subsidiaries were formed to provide non-invasive, pain-free, innovative testing and screening devices. Our headquarters are in New York, New York.

We are a medical technology company developing and delivering rapid non-invasive testing solutions. We operate globally with the objective of providing intelligent, pain-free, and accessible solutions that improve the quality of life.

Our current product portfolio includes:

●	Intelligent Fingerprinting Platform - Our proprietary portable platform analyzes fingerprint sweat using a one-time (recyclable) cartridge and portable handheld reader. Our flagship product from this platform, which is commercially available in certain countries outside of the United States, is the Intelligent Fingerprinting Drug Screening System (the IFP System or IFP Products), a two-part system that consists of non-invasive, sweat-based fingerprint diagnostic testing products designed to detect drugs of abuse including opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine. The system comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute, before the portable analysis unit provides an on-screen result in under ten minutes. Samples collected with our confirmatory kits can also be sent to a third-party laboratory service provider to perform confirmation testing. Customers include safety-critical industries such as construction, transportation and logistics firms, manufacturing, engineering, drug treatment organizations in the rehabilitation sector, and judicial organizations.
●

The Biosensor Platform – Our “Biosensor Platform” consists of a small, printable modified organic thin-film transistor strip that we license across the Asia Pacific Region from Life Science Biosensor Diagnostics Pty Ltd (LSBD or Licensor). The Biosensor Platform, which is designed to detect multiple biological analytes by substituting the Glucose Oxidase (GOX) enzyme with a suitable alternative for each analyte, is currently in the development stage. Our flagship product candidate based on the Biosensor Platform technology is the Saliva Glucose Biosensor (SGB, and together with a software app that interfaces the SGB with the Company’s digital information system, the Saliva Glucose Test or SGT), a Point of Care Test (POCT) expected to complement the finger pricking invasive blood glucose monitoring test for diabetic patients. Our products based on the SGT are referred to herein as the “SGT products.”

These platform technologies have the potential to develop a range of POCT including the modalities of clinical chemistry, immunology, tumor markers, allergens, and endocrinology.

Our principal objectives include:

●	Expansion of the Intelligent Fingerprinting Drug Screening System into new markets and within existing markets concentrating on:

○	increasing market share across the United Kingdom and mainland Europe;
○	commencing sales and distribution throughout Australia, New Zealand and other countries in the Asia Pacific region, including required infrastructure and regulatory requirements;
○	commencing the 510(k) premarket notification process for expansion into United States markets that require FDA approval;
○	initiating research aimed at broadening the capabilities of the Intelligent Fingerprinting System to test for additional drugs and indications, facilitating the expansion of the platform into point-of-care medical testing;
○	expanding the Intelligent Fingerprinting Drug Screening System into new customer segments, including major sporting organizations, law enforcement, and commercial airlines; and
○	developing a strategic network of distributors with established customer bases throughout Asia Pacific, Europe and North America to distribute the IFP product.

●

To complete development and commercialize the SGB, the diagnostic test that stems from the Biosensor Platform that we license from LSBD, in the regions covered by the license. Subsequently, we plan to develop the platform further to test across the diagnostic modalities of immunology, hormones, chemistry, tumor markers and nucleic acid tests.

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Our Products

Intelligent Fingerprinting Drug Screening System

Our wholly owned subsidiary, Intelligent Fingerprinting Limited (IFP), is the developer and owner of our proprietary and commercially available portable drug screening system designed to detect common drugs of abuse through fingerprint sweat. The Intelligent Fingerprinting Drug Screening System consists of a small, tamper-evident drug screening cartridge that collects ten fingerprint sweat samples, which are then analyzed in a portable handheld reader for precise on-screen results in minutes. This system eliminates the need for invasive and unpleasant urine, saliva, or blood collection to test for substance abuse. The ten samples are collected in under a minute before the portable analysis unit provides an on-screen result in under ten minutes. The system is currently designed to detect opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine. In addition, samples collected via confirmatory kits can be sent to a third-party laboratory service provider for confirmation testing.

Intelligent Fingerprinting Drug Screening System Functionality

The Intelligent Fingerprinting Drug Screening System consists of single-use, tamper-evident Intelligent Fingerprinting Cartridges (for sample collection) and the portable Intelligent Fingerprinting DSR-Plus portable analysis unit. The process of collecting and analyzing samples is as follows:

1.	Ten fingerprint sweat samples (one from each finger) are collected onto the Drug Screening Cartridge sample application pad (five seconds per finger).
2.	After sample collection, the tester slides the Cartridge’s tamper-evident protective cover across the pad, which locks into place to protect against tampering or contamination.
3.	The Cartridge is then activated by depressing the buffer clip. This releases buffer solution into the Cartridge, which contains antibodies that have been configured to detect the presence of drugs (and/or their metabolites) within the collected fingerprint sweat sample. The fingerprints are dissolved during this process and destroyed.
4.	The Cartridge is inserted into the DSR-Plus Reader.
5.	The tester follows the simple touch-screen instructions, and analysis begins.
6.	Within 10 minutes, the test results are displayed on the DSR-Plus touch-screen, providing a negative or non-negative indicator for each drug group in the screening panel.
7.	The screening results can be printed using a separate portable label printer (available as an accessory) to provide a permanent record. Anonymized details of the sample donor are entered into the DSR-Plus as part of the analysis procedure, and this information, along with the time and date, is recorded on the results print-out, which is important where evidence continuity is required.

Results can also be downloaded to a computer for and be use for, among other things, and to the extent legally permissible, integration with employee medical records or for general statistical analysis.

History and Background of the Intelligent Fingerprinting Drug Screening System

Founded in 2007, IFP is a spin-out company from the University of East Anglia (UEA) and is based in Cambridge, England. IFP developed and commercialized the patented Intelligent Fingerprinting DSR-Plus Reader and Cartridge system, which has been predominantly sold in the United Kingdom, mainland Europe and the Middle East. IFP continues to manufacture the cartridges for the Fingerprinting Drug Screening System in its factory in Cambridge, England.

Research and Development

Our research and development (R&D) team collaborates with external specialist organizations across jurisdictions to conduct comprehensive R&D initiatives. These collaborative efforts are currently driven by the following primary objectives:

1.	Enhancing the Reader: This involves integrating wireless connectivity, data collection capabilities, and important system architecture improvements such as miniaturization, extended battery life, and a refined touch-screen interface for a seamless user experience.
2.	Expanding testing capabilities: The focus is on enabling the current cartridges to detect highly relevant substances in today’s pharmaceutical landscape, such as fentanyl and oxycodone.
3.	Exploring new tests in the medical point of care domain: This initiative aims to explore potential new tests within the medical point of care domain, resulting in a broader range of diagnostic tools for healthcare providers.

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To facilitate the expansion of point-of-care testing into additional areas of interest, such as tumor markers, hormones, and allergies, the core team will collaborate with external research specialists. This joint exploration aims to unlock the untapped potential applications of our existing lateral flow assay technology on which the Intelligent Fingerprinting Platform has been developed and the organic thin film transistor on which the Biosensor Platform has been developed. By expanding the capabilities of these platforms, we will be better equipped to address diverse diagnostic needs and contribute to improved patient outcomes.

Regulatory Matters

Our R&D, manufacturing facilities and operations for drug screening products adhere to stringent quality criteria, complying with ISO 13485 for In Vitro Diagnostic Devices and Medical Devices, as well as ISO 9001. We have quality and regulatory oversight of our sub-contracted reference laboratories, where our methodology is accredited by the United Kingdom Accreditation Service (UKAS), ensuring that the laboratory operates according to the ISO 17025 standard.

Australia: While we are already permitted to sell the Intelligent Fingerprinting Drug Screening System as a drug screening device in Australia, we are in the process of obtaining accreditation from NATA (National Association of Testing Authorities, Australia).

We have partnered with Racing Analytical Services Limited (RASL), one of Australia’s largest independent drug testing laboratories, to provide confirmation tests for our drug screening solutions and assist in obtaining NATA accreditation.

United States of America: We are currently navigating our regulatory pathway in the United States as we seek approval to sell the Intelligent Fingerprinting Drug Screening System in the United States. We have completed a 513(g) submission and received a response from the United States Food and Drug Administration (“FDA”) that allows us to pursue the submission of a 510(k) premarket notification. Additionally, we must identify potential laboratory partners for further certifications and studies that may be necessary. We anticipate that obtaining FDA approval will benefit entry into other regions of the world.

Other Regions: Distributors in other countries and jurisdictions will be responsible for obtaining all necessary approvals within their respective territories.

Manufacturing

The facilities required to produce the Intelligent Fingerprinting Drug Screening Cartridge and DSR-Pus Reader are in place at our manufacturing facility in Cambridge, UK, which is used for fabrication and quality control. The facility operates a Quality Management System that complies with the requirements of ISO 13486 for the design, development, manufacture, distribution, servicing and supply of devices and readers designed to screen for drugs of abuse using fingerprint diagnostic technology; design, development, manufacture, distribution, servicing and supply of devices for collection of fingerprint samples used to detect drugs of abuse; and the design, development, manufacture, distribution, servicing and supply of in vitro diagnostic kits for the detection of viral infection antigens in human saliva and anterior nares samples. The facility further operates a quality management system that complies with the requirements of ISO 9001 for the design, development, manufacture, distribution, servicing and supply of devices and readers designed to screen for drugs of abuse using fingerprint diagnostic technology and the design, development, manufacture, distribution, servicing, and supply of devices for collection of fingerprint samples used to detect drugs of abuse.

Distribution and Sales

We currently serve over 350 small to medium-sized businesses, primarily located throughout the United Kingdom, with additional customers coming from various global locations. We intend to expand our customer base by strengthening our presence in existing markets and, subject to receiving necessary regulatory approvals and clearances, venture into new regions. We will tailor our strategy to the targeted region, establishing direct sales and marketing teams or utilizing distribution networks. In some cases, a combination of these strategies may be appropriate.

Distributors: Through the use of buy-sell agreements, distributors will purchase the IFP Products and resell them to customers. These distributors can be exclusive or non-exclusive, depending on our arrangements. We focus on distributors with existing customer networks in the drug screening segment and who have a proven track record in their respective territories. We also plan to utilize exclusive distributors will be the sole providers within certain defined territories and will need to satisfy certain minimum quarterly purchase requirements.

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United Kingdom: Our direct sales team consists of four sales representatives, one sales leader and one National Sales Manager. The team utilizes telemarketing leads to schedule on-site demonstrations. The team manages customer relationships and oversees the sales cycle. Customers are assigned to sales representatives based on geographic territories.

Australia: Our direct sales team consists of four sales representatives and the vice president of sales. Their primary area of focus is the east coast of Australia, which comprises approximately 72% of the country’s population. The team utilizes their extensive network of existing contacts and relationships to introduce the IFP product through in-person demonstrations. We also intend to utilize distributor partnerships to supplement our direct team and cover regions such as Western Australia, South Australia and more remote areas.

United States: During our 510(k) premarket submission and subject to receiving appropriate approvals from the FDA, we plan to appoint a dedicated distribution leader to spearhead market entry strategies by identifying and selecting distributors and partners. Our focus will be identifying distributors and partners already operating within the U.S. drug screening market.

European Expansion: We will appoint a dedicated European representative to identify, negotiate, and sign distributor agreements and maximize sales in target territories.

Expanding into the Middle East and Africa (MEA): A representative from our European operations will initially manage M.E.A operations. Depending on market opportunities and sales volume, we may appoint a dedicated distribution leader for M.E.A. operations at a later stage.

Market Analysis and Opportunity

The Drug Screening Market

The drug screening market encompasses various sectors, including workplaces, drug testing labs, criminal justice, law enforcement, schools and colleges, pain management centers, the military, medical examiners, individual users, and sporting organizations.

Drug misuse is a global concern, and while the approach to this problem varies depending on the legal and regulatory landscape of each country, what remains constant is the need for regular testing, particularly in areas and industries of concern. Even in regions where certain drugs, such as cannabis, have been decriminalized (such as in various states across the United States, Canada, and Europe), social and workplace challenges persist relating to impairment, drug dependency and associated criminal activity, which in turn will increase the need for testing.

The market can be separated into four segments:

●	Workplace: Drug testing to support companies with workplace policies to address drug misuse – and assess the potential impairment effects of drug misuse on employees with safety-critical roles.
●	Drug Rehabilitation: Testing to support health service providers and charities involved in providing drug addiction treatment programs.
●	Institutional Testing: Drug testing to support policies to address drug misuse in national institutions such as prisons, probation, and the military.
●	Criminal Justice: Testing in support of the police and their agencies to investigate drug-related crimes and activities

There is an increasing demand to introduce more effective drug monitoring systems in the above segments. We intend to aggressively market IFP Products to different geographical regions outside the U.K., with a focus on the following industries and workplaces: airports, transportation & logistics, mining, construction, drug testing labs, criminal justice, law enforcement, education facilities, pain management centers, drug rehabilitation centers, military, medical examiners, individual users and sporting organizations.

The Recreational Drug Monitoring Industry

There are four principal categories of recreational drugs - analgesics, depressants, stimulants, and hallucinogens. Analgesics include narcotics like heroin, morphine, fentanyl, and codeine. Depressants include alcohol, barbiturates, tranquilizers, and nicotine. Stimulants include cocaine, methamphetamine, and ecstasy (MDMA).

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According to the World Drug Report 2022 published by the United Nations Office on Drugs & Crime, around 284 million people aged 15-64 years old used drugs worldwide in 2020, a 26% increase over the previous decade. Cannabis remains the world’s most used drug, with 209 million past-year users in 2020, a 23% increase on the previous decade. Opioid use remains a major concern due to potentially severe health consequences, with 61 million past-year users for non-medical reasons in 2020. Additionally, according to such report, there were 34 million past-year users of amphetamines and 21 million past-year users of cocaine or similar substances in 2020. Young people are using more drugs, with use levels today in many countries higher than with the previous generation. In Africa and Latin America, people under 35 represent the majority of people being treated for drug use disorders. In the United States and Canada, overdose deaths, predominantly driven by an epidemic of the non-medical use of fentanyl, continue to break records.

According to the White House’s 2022 National Drug Control Strategy, the 2020 National Survey on Drug Use and Health, published October 2021 by the Substance Abuse and Mental Health Services Administration, showed that among the 41.1 million people who needed treatment for substance abuse, only 2.7 million (6.5%) received treatment at a specialty treatment facility in the past year.

Point of Care/Rapid Diagnostics Market

According to the MarketsandMarkets, Inc.’s study, Point of Care/Rapid Diagnostics Market by Product, Platform, Purchase, Sample, User - Global Forecast to 2027, published in December 2022, the global market for Point of Care medical diagnostics was estimated to be $45.36bn in 2022, rising to $75.46bn in 2027 with a compounded annual growth rate (CAGR) of 10.7% from 2022 to 2027. The Company intends to develop pathways into areas of medical diagnostics utilizing existing technology and techniques to exploit a competitive advantage against traditional testing methodologies.

Intellectual Property

The following patents are owned by IFP.

Patent Families
Primary Patent Families - technologies that are either used in the commercial products or closely related to the commercial products.
Patent Numbers and Geographical Coverage	Description	Expiry

UK (GB 2528657)

Germany (via Europe) (DE 602015039916.1)

France (via Europe) (EP(FR) 3172566)

UK (via Europe) (EP(GB) 3172566)

Netherlands (via Europe) (EP(NL) 3172566)

Australia (AU 2015293652)

Canada (CA 2956026)

Japan (JP 6621462)

US (US 15/328799) (Pending)

	The lateral flow – broad concept – is directed to a lateral flow strip that are being used in the commercial product	This family was filed in 2014 and is estimated to expire in 2034-2035.

Germany (via Europe) (DE 602016018952.6)

France (via Europe) (EP(FR) 3262413)

UK (via Europe) (EP(GB) 3262413)

Netherlands (via Europe) (EP(NL) 3262413)

Australia (AU 2016225217)

Canada (CA 2977891)

China (CN ZL201680012388.4)

Japan (JP 6694892)

US (US 11150243)

	The lateral flow cartridge family- is directed to the lateral flow-based fingerprint cartridge used in the commercial product	This family was filed in 2015 and is estimated to expire in 2035-2036.

UK (GB 2561165) Australia (AU 2018247080) (Pending) Europe (EP 18716321.7) (Pending) US (US 11227140)	The confirmation cartridge family - is directed to the confirmation cartridge used in the commercial product	This family was filed in 2017 and is estimated to expire in 2037-2038.

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UK (GB 2592432) Australia (AU 2021225394) (Pending) Europe (EP 21709774.0) (Pending) US (US 17/904887) (Pending)	The lateral flow test strip reader family - is directed to the DSR-Plus reader used in the commercial product	This family was filed in 2020 and is estimated to expire in 2040-2041.

Secondary / Tertiary Patent Families
UK (GB 2517737) Australia (AU 2014313919) US (US 10617397)	The first cartridge family - is directed to a sample cartridge that is no longer being sold or used.	This family was filed in 2013 and is estimated to expire in 2033-2034.

UK (GB 2520063)

Germany (via Europe) (EP(DE) 3065640)

France (via Europe) (EP(FR) 3065640)

UK (via Europe) (EP(GB) 3065640)

Netherlands (via Europe) (EP(NL) 3065640)

Australia (AU 2014345356)

Japan (JP 6568063)

US (US 10254277)

	The microfluidics family - is directed to a reagent cartridge component that is not used in the commercial product.	This family was filed in 2006 and is estimated to expire in 2026-2027.

UK (GB 2528654)

Germany (via Europe) (DE 602015039053.9)

France (via Europe) (EP(FR) 3171847)

UK (via Europe) (EP(GB) 3171847)

Netherlands (via Europe) (EP(NL) 3171847)

Australia (AU 2015293654)

US (US 10675222)

	The medication dispenser family - is directed to a reagent cartridge that is not used in the commercial product.	This family was filed in 2014 and is estimated to expire in 2034-2035.

UK (GB 2552823) Europe (EP 17752467.5) (Pending)	The project ridgeway family is directed to a waveguide device that is not used in the commercial product.	This family was filed in 2016 and is estimated to expire in 2036-2037.

UK (GB 2570944) Europe (EP 19707068.3) (Pending)	The ecosystem family is directed to a method for chemical analysis that is not used in the commercial product	This family was filed in 2019 and is estimated to expire in 2039.

UK (GB 2570945) Europe (EP 19707069.1) (Pending)	The project ridgeway with calibration family is directed to an improved waveguide device that is not used in the commercial product	This family was filed in 2018 and is estimated to expire in 2038-2039.

UK (GB 2577237)	The project matchbox family is directed to a method for quantifying a skinprint that is not used in the commercial product.	This family was filed in 2018 and is estimated to expire in 2038.

The patents listed above cover virtually all aspects of fingerprint diagnostics including: chemistry, screening cartridge technology, collection cartridge technology, fingerprint quantitation, fingerprint controlled medication dispenser, lab testing of fingerprints, accessories, and lateral flow test strip reader.

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Competition

IFP has developed a Point of Care (POC) drug screening test system and a drug laboratory-based confirmation testing service. Both of these involve the collection of fingerprint sweat samples for analysis. For many years, competitor POC and confirmation tests have needed to rely on collecting either urine or oral fluid (saliva) body fluid samples. There are several competitive advantages of analyzing fingerprint sweat over urine and oral fluid drug testing:

1.	Non-Invasive sample collection: Fingerprint sweat can be collected within seconds from any location without needing trained specialists, gender-specific collectors or prepared collection areas. The sweat from the fingerprints is collected simply by pressing each finger onto a disposable sample collection cartridge for five seconds. In contrast, the collection of urine and oral fluid samples can take several hours and requires trained collectors. Collection areas must be specially prepared, and sample collection should be observed directly to avoid cheating tests. This is highly invasive and undignified, particularly in the case of urine.

2.	Hygienic and non-biohazardous: Fingerprint sweat samples are non-biohazardous, so the screening and collection kit material can be disposed of in routine waste or recycled. Kits used to collect urine and saliva are a potential biohazard and must be treated as such – either incinerated or into landfill.

3.	Accurate Results: The results of conventional urine and oral fluid POC drug screening tests require reading the test results by interpreting the presence or absence of colored test lines using the naked eye. Often these test lines are weak and difficult to see, leading to inaccuracy in reading the test result. In contrast, the results of the IFP screening test are provided automatically by the DSR-Plus reader unit, providing an unambiguous test result that does not require any user interpretation, increasing the accuracy of the test.

The combination of these benefits shows that fingerprint drug testing provides a more cost-effective, less invasive and more dignified method when compared to urine and oral fluid-based tests. The recyclability of IFP Product test kits is of specific benefit to organizations with environmental policies to reduce single-use plastics.

The below table compares the IFP System to the current competition:

The IFP System eliminates the need for highly trained technicians or personal protective equipment, providing a non-invasive and objective testing experience. Its unique 16-hour detection window makes it ideal for assessing an individual’s fitness for work at the time of testing. Based on research commissioned by the Company, the system has the ability to achieve sensitivity and accuracy levels as demonstrated by the performance characteristics in the table below.

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We believe that the lateral flow assay technology used in IFP Products has the potential to also deliver significant benefits in other areas of medical diagnostics. For example, the potential exists use the technology to detect biomarkers of health and disease and provide non-invasive monitoring of therapeutic drug levels via fingerprint analysis. IFP is also researching a pipeline of development projects with the vision that fingerprint-based diagnostic tests could provide rapid health/disease triage and wellness tests, meeting the requirements of a post-covid medical diagnostics world. The Company seeks to broaden development pathways into other areas of medical diagnostics utilizing existing technology and techniques to exploit a competitive advantage against traditional testing methodologies. Some examples of potential target assays are: fentanyl and other opiate pain medications, epilepsy management medications, anti-psychotic medications, cortisol (stress marker for wellbeing determination), protein targets, diabetes markers (c-peptide, fructosamine, insulin and proinsulin), infectious diseases (methicillin-resistant staphylococcus aureus (mrsa), Lyme disease, dengue, measles and German measles) and food contamination / infection from animals (brucella, salmonella, proteus).

Biosensor Platform Technology

The “Biosensor Platform” on which the “Saliva Glucose Biosensor” (SGB) is based is a modified Organic Thin Film Transistor (“OTFT”). The OTFT structure consists of a source and drain electrode, a semiconducting layer, a gate electrode, an optional separation (or dielectric) layer, all printed on a substrate material and superimposed by a polyelectrolyte membrane/enzyme layer onto which the analyte is placed. The Biosensor Platform is designed to detect multiple biological analytes by substituting the GOX enzyme with a suitable alternative for each analyte. The substitute enzyme will generate an electrical current signal that is detected in a manner similar to the SGB. Given that the underlying sensing mechanism is unaltered, we believe the technical risk associated with the development of other tests for biomarkers other than glucose is low. Development efforts for biomarkers other than glucose, including the development of the Prostate Specific Antigen test, the Peanut Kernel Allergen test and the Luteinizing Hormone test are currently in the early stages of development.

History and Background of the Biosensor Platform

The Biosensor was invented at the Priority Research Centre for Organic Electronics at The University of Newcastle, Australia. The Centre for Organic Electronics is the first of its kind in Australia. It is an exciting new initiative focusing on the development of new electronic devices at the intersection between semiconductors and plastics. The Centre focuses on the scientific challenges in the development of organic electronics, with massive potential for the next generation of environmentally friendly energy sources, photonics and biosensors.

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The Saliva Glucose Test (SGT)

The SGB uses saliva to measure glucose non-invasively. When the SGB interacts with saliva, an electrochemical reaction is initiated that produces an electrical signal directly correlated to the amount of glucose present in the saliva. This measurement is then converted into a real-time saliva glucose reading through a dedicated reader and a software application installed on a smart device. The reading would then be stored in a proprietary cloud-based digital information system.

The SGT consists of (i) the SGB, which is a single use disposable saliva biosensor, (ii) a dedicated reader that will display the result once the biosensor has been inserted, and (iii) a software application for smart devices that interfaces with the dedicated reader.

The Saliva Glucose Biosensor (SGB)

The SGB was invented at the Centre for Organic Electronics at the University of Newcastle, Australia. Patents for the SGB technology have been granted in the United States (9,766,199) and China (104412101). The core innovative characteristic of the SGB is the sensitivity of the glucose biosensor that is designed to detect glucose in saliva at concentrations between 8-200 µM and exhibits linear glucose sensing characteristics at these concentrations, sensing glucose at levels 100 times lower than in blood. In addition to the patent disclosures, details of the SGB design have been published in Applied Physical Letters, a peer-reviewed physics journal. The Licensor (LSBD) owns patents in China and the United States protecting the following technological claims of the SGB: the architecture of a biofunctional organic thin film transistor device comprising a gate electrode, a dielectric layer, a partially-organic semiconducting layer, a source electrode, a drain electrode, a substrate and an enzyme; the method for producing the organic thin film transistor device; and the method for determining the concentration of a compound in a sample by interpreting the amperometric signals generated by the device. The Chinese and the United States patent belong to the same patent family.

The basic OTFT structure consists of a source and drain electrode on a semiconducting material that is itself separated from a gate electrode by a thin insulating layer. The Centre for Organic Electronics has pioneered the fabrication of these novel biosensors based on integrating biomolecules, such as enzymes, directly into the architecture of organic transistors; producing electronic devices with both high sensitivity and high specificity for the target analyte. In these biosensors, a molecular recognition element can simply be integrated directly into the device structure, and in the case of the SGB, the recognition element is GOX.

The SGB interacts with the glucose in the saliva and initiates an enzymatic reaction whereby GOX enzyme produces hydrogen peroxide from glucose, which modifies the properties of the OTFT gate material, producing an electrical signal directly correlated to the amount of glucose present in the saliva. This measurement is then converted into a real-time saliva glucose reading through a dedicated reader and software application that can be installed on a smart device. The data has the potential to be transferable to a digital information system, which can potentially provide the patient with personalized healthcare advice enabling a practical understanding of lifestyle factors that may affect their glucose levels. The SGB, along with the above-described software and analysis capabilities, are still currently in the planning phase.

High quality OTFTs have been routinely fabricated at the materials node of the Australian National Fabrication Facility. The Centre for Organic Electronics has pioneered the fabrication of novel biosensors based on integrating biomolecules, such as enzymes, directly into the architecture of organic transistors, producing electronic devices with both high sensitivity and high specificity for the target analyte and in this case, glucose.

The development of a dedicated reader that communicates to the smart device is in prototype phase and needs to be validated after clinical trials of the SGB. The dedicated reader emulates a glucometer, providing the mechanical and electrical interfaces to receive and power the SGB as well as the required circuitry for accurately reading the amperometric signals.

The use of saliva as a meaningful proxy for estimating blood glucose level has been reported in scientific literature, including articles published in independent journals such as the International Journal of Environmental Research and Public Health1, the Journal of Oral and Maxillofacial Pathology2, and the Journal of Diabetes and Metabolism3, among others. However, a few articles have reported finding little or no significant correlation, such as articles in Heliyon4 and the Journal of the Royal Society of Medicine5. Consequently, The Company is performing clinical research to collect and provide the data necessary to support that saliva can be utilized as a non-invasive alternative to blood to monitor glycemic status in diabetes patients.

1 Cui, Y., Zhang, H., Zhu, J., Liao, Z., Wang, S., Liu, W. (2022)’Correlations of salivary and blood glucose levels among six saliva collection methods’, International Journal of Environmental Research and Public Health, 19(7), p. 4122.

2 Gupta, S., Nayak, M., Sunitha, JD., Dawar, G., Sinha, N., Rallan, N.S. (2017) ‘Correlation of salivary glucose level with blood glucose level in diabetes mellitus’, Journal of Oral and Maxillofacial Pathology, 21(3), p. 334.

3 Ismail, M.M., Ahmed Ibrahim, A.S., Gamal, A.M. (2018) ‘Salivary glucose monitoring versus interstitial glucose monitoring in patients with type 1 diabetes mellitus’, Journal of Diabetes & Metabolism, 09(08).

4 Ephraim, R., Anto, E.O., Acheampong, E., Fondjo, L.A., Barnie, R.B., Sakyi S.A., Asare, A. (2019) ‘Fasting salivary glucose levels is not a better measure for identifying diabetes mellitus than serum or capillary blood glucose levels: Comparison in a Ghanaian population’, Heliyon, 5(3).

5 Forbat, L.N., Collins, R.E., Maskell, G.K., Sönksen, P.H. (1981) ‘Glucose concentrations in parotid fluid and venous blood of patients attending a diabetic clinic1’, Journal of the Royal Society of Medicine, 74(10), pp. 725–728.

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History and Background of the Saliva Glucose Biosensor

The SGB is based on a modified OTFT architecture incorporating GOX as the recognition element. It has been demonstrated that the SGB exhibits linear glucose sensing at concentrations of 8-200 µM (micro molar), offering a saliva-based test for diabetes diagnosis and monitoring.

Since their invention in 1947, transistors have dominated the mainstream microelectronics industry. Field Effect Transistors, or “FETs,” are a class of transistor in which the current between a pair of source and drain electrodes separated by a semiconductor is controlled by a voltage applied to a third electrode known as the gate. The gate electrode is separated from the source-drain region by a thin (~100 nm) insulating dielectric region and thus is coupled to the semiconductor. By altering the bias voltage applied to the gate region, the source-drain region can be altered from conducting to insulating and therefore; the device can be turned on or off. Importantly, the presence of a relatively small number of charges on the gate electrode alters the flow of a great many charges between the source and drain electrodes. Accordingly, the FET acts as a switch as well as an amplifier.

The SGB integrates another scientific discovery known as organic conductive polymers. Organic conductive polymers have several advantages over other conductors with regard to their cost and processability. The polymers that show the most promise in this area are based on the polythiophene structure. The flexible nature of these polymers allows them to be processed into almost any desired shape or form, making them attractive for the low-cost production of flexible electronic circuits, such as FETs.

The first all-polymer printed OTFT was reported in 1994. OTFTs can be fabricated at low temperatures using low-energy techniques. Low-temperature solution-based processes, such as ink-jet printing, allow for compatibility with flexible substrates, upon which it would be impossible to fabricate conventional electronics. In addition, conducting polymers can be synthesized in a laboratory without using rare or expensive materials.

Other Tests Based on the Biosensor Platform

As discussed above, the Biosensor Platform’s architecture allows the biosensor’s recognition element to be exchanged. Accordingly, the GOX element designed to detect glucose in the case of the SGB can, we believe, potentially be substituted for a different enzyme, cancer biomarkers, immunological tests, hormones, and other biomarkers. The substitute recognition element will catalyze a reaction leading to a signal that is proportional to the amount of analyte or participate in a binding reaction of labelled antibodies that will lead to a signal proportional to the amount of analyte of interest. Given the underlying sensing mechanism is unaltered, we believe the technical risk associated with the development and manufacturing scale-up of other tests for biomarkers other than glucose is relatively low.

Performance Testing, Current State of Development and Next Steps

The SGB has been under continuous development for over nine years, first by the University of Newcastle, Australia, then by Licensor and the Company. The SGB is currently in the advanced stages of development.

In 2022, the Company concluded the in-clinic portion of a clinical study collecting coincident samples of oral fluids and blood to evaluate the time-course of glucose in those samples. The study consisted of 40 subjects with type 2 diabetes, and collected saliva, gingival crevicular fluid, venous blood and fingerstick capillary blood over the course of a two-hour oral glucose tolerance test.

In January 2023, the Company’s research partner, the Centre for Organic Electronics at the University of Newcastle, which focuses on the development of new electronic devices, completed a key milestone, Milestone 7, a phase of the Company’s biosensor platform development at the University of Newcastle, Australia that included testing time-to-result (TTR), sensitivity, and reproducibility. New inks and device architectures have been developed and show improved performance. These new inks will significantly reduce manufacturing time when printing on the biosensor.

●	The biosensor time to result (TTR) has been reduced from 120 seconds to 30 seconds showing a significant improvement.
●	The biosensor limit of detection (LOD) has been reduced from 0.05mM to 0.02 mM. These results met and/or exceeded the target for this milestone (0.02 - 0.03 mM).

In relation to the error grid target, significant improvements are only expected following the implementation of the new printing and quality control equipment currently being procured.

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In June 2023, the Company concluded its study on the Correlation of Glucose and Cortisol between Oral Fluid and Blood Compartments. The study aimed to determine the degree of correlation between saliva and blood glucose and cortisol levels in subjects with and without diabetes. Additionally, the research aimed to evaluate whether salivary glucose can potentially be used as a tool to discriminate between populations with and without diabetes. One hundred adult subjects were recruited and consented for the study, including 40 with Type 2 diabetes (“T2D”). Saliva specimens were collected following two rinses with bottled water, while whole blood specimens were collected through venipuncture and fingerstick methods. The glucose and cortisol levels in saliva were measured using isotope liquid chromatography/mass spectrometry (LC-MS) by Johns Hopkins Hospital and Quest.

Thirty correlations were analyzed among 6 parameters, with 6 correlations determined to be statistically significant, particularly for glucose and cortisol levels between saliva and blood. The correlation between salivary glucose and hemoglobin A1c was also statistically significant. Specifically, the correlation analysis between salivary cortisol and free cortisol shows a Pearson correlation coefficient of 0.75, and between salivary glucose and blood glucose a Pearson correlation coefficient of 0.48. The mean salivary cortisol is approximately 30% of that of free cortisol in blood. Furthermore, the data showed a statistically significant difference in the median salivary glucose for the T2D cohort relative to the control group: 2.92 versus 1.38 mg/dL. Receiver operating characteristic (ROC) curve analysis yielded an area-under-curve of 0.71 for the use of salivary glucose as a tool to screen for T2D.

The results of the study indicate that saliva sampling and analysis has potential use in various applications, including as an aid in screening for diabetes in unhygienic environments where blood sampling is risky, and in point-of-care or at-home cortisol tests where characterizing early morning levels and daily variation is important. The company intends to compile a white paper summarizing the findings as it determines the next phase of development.

Commercialization

The Company intends to introduce and launch the SGB within its licensed regions by assigning a sublicense and/or distributor agreements. The SGB has been designed and developed to meet the ISO 15197:2013 standard, and we intend to seek regulatory approval under the specifications of this standard. The research team at the University of Newcastle, in order to benchmark the performance of the biosensor prototype systems, compared it with the partial requirements of the ISO standard ISO 15197:2013. This standard dictates the analytical standards and performance evaluation of a blood-glucose monitoring system for self-testing in managing diabetes mellitus. The standard dictates that at least 95 % of results for a given system must be within ± 15 mg/dL at glucose concentrations less than 100 mg/dL and within ± 15 % at glucose concentrations greater than or equal to 100 mg/dL. Artificial saliva was prepared based on the most widely used Fusayama Meyer solution consisting of 11 different glucose concentrations of 0, 0.18, 0.36, 0.9, 1.8, 3.6, 9.01, 18.02, 36.04, 90.1, 180.2 mg/dL. Only the first seven concentrations are clinically relevant in saliva (0 – 9.01 mg/dL)3. However, at this stage of product development, we wanted to assess the dynamic range of the biosensor to 20-fold of the upper physiological range (9.01 mg/dL)3. The concentration range of greater than 9.01-180.2 mg/dL is not clinically relevant criteria for glucose in saliva. The results of the 116 prototype biosensors were assessed for precision and accuracy by implementing the ISO standard. In conclusion, from the 116 devices assessed, 110 devices (94.8%) met the blood glucose ISO standard in relation to the adapted system accuracy (i.e. 95 % of the measured results must fall within ± 15 mg/dL at glucose concentrations less than 100 mg/dL).

We believe the deficiency of the six prototype devices that failed to meet the ISO standard is attributable to the previously non-validated manual printing process of the biosensors rather than a biosensor technology deficiency. Currently, the biosensor is transferring to a quality-controlled pilot production phase, standardizing the automated processes and characterization procedures to eliminate such manufacturing deviations in the released biosensor product format. Regardless, 110 prototype sensors in this test performed at a level to allow compliance with the ISO standard. It is important to note that the ISO standard references blood glucose monitors rather than salivary glucose monitors, so a direct application of the standard here is not entirely practical.

Manufacturing

The facilities required for the fabrication of the OTFT devices are in place at the Australian National Fabrication Facility, which we have used for fabrication and testing. We anticipate that these facilities, which we have used extensively, will continue to be used for initial manufacturing and charged under a cost recovery basis.

We received approval for $4.7 million in Medical Products Priority Grant funding from the Australian Government in June 2021 as contributions towards establishing a high-tech manufacturing facility in Australia. Amounts under this grant are paid to the Company upon the Company achieving certain deliverables and are subject to certain other conditions. To date, the Company has received $3.25 million of this grant. The Company has requested an extension (from March 2024 to March 2025) to deliver certain of the deliverables under grant.

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Distribution

Assuming the completion of development and receipt of all required regulatory approvals, we intend to market and distribute the SGT in the APAC Region. We propose to enter into arrangements with distributors to market and sell the SGB. We plan to enter into an agreement with a medical affairs commercialization company to drive pre-launch activity with the scope to create awareness and build a reputation with local physicians, diabetes educators, patient associations, government organizations and general practitioners. We engaged L.E.K Consulting to assist in expanding the scope of commercial partners.

Our strategy will depend in part on finding qualified distributors for the marketing and sale of our products. We will work with these distributors to market our products. These distributors typically would sell a variety of other, non-competing products and will be expected to devote certain resources to selling the SGB. We expect to devote suitable time and effort to recruiting and retaining qualified third-party distributors and training them in our technology and product offering. We plan to adopt a multi-channel strategy to balance the marketing and sales efforts.

Technology License Agreements

We are party to following technology license agreements.

1)	The Amended and Restated License Agreement dated September 12, 2019, which amends and restates all previous license agreements (the “SGT License Agreement”) is limited to the APAC Region.
2)	The technology license agreement dated June 23, 2020 (the “COV2 License Agreement”), for COV2 diagnostic test globally.

In addition to above, we have 50% equity interest in BiosensX (North America) Inc., which has a separate technology license agreement with the Licensor covering glucose/diabetes management field in the North America Territory.

SGT License Agreement

On September 12, 2019, we entered into an Amended and Restated Technology License Agreement, or the “SGT License Agreement,” with the Life Science Biosensor Diagnostic Pty Ltd, amending and restating all the previous SGT license agreements with LSBD. The SGT License Agreement sets forth our contractual rights and responsibilities relating to the Licensed Products in the APAC Region. The “Licensed Products” are products consisting of a biosensor strip and smart device application or dedicated reader device that use the biosensor technology owned by the Licensor relating to measuring, or otherwise determining, the amount or concentration of glucose, and the existence of biological markers of cancer, allergy/immunology and hormones, in a bodily fluid. The Licensed Products only include products that are supplied by an “Authorized Supplier,” meaning, by us, the Licensor, any of our affiliates or any affiliates of the Licensor, or any third-party manufacturer and/or reseller that the Licensor has expressly identified or approved in advance in writing for the purpose of quality control for the supply of Licensed Products to us. We do not currently intend to manufacture the Licensed Products in-house.

Pursuant to the SGT License Agreement, the Licensor granted to us an exclusive license to the Licensor’s proprietary rights to the biosensor technology used in the Licensed Products, solely in the APAC Region and solely to:

●	act as the authorized party for the purpose of prosecuting the application of, and obtaining any, regulatory approval for the Licensed Product, including being authorized to prosecute the approval for an investigational device required for the purpose of carrying out clinical studies;
●	manufacture, promote, market, import, offer, sell and distribute the Licensed Products;
●	provide reasonable customer support services on the use of the Licensed Products to end users of, and health care practitioners referring end users to, the Licensed Products;
●	use the Licensed Products only for the purposes identified and permitted pursuant to regulatory approval; and
●	collect data acquired from the Licensed Products

The license is non-transferable, non-assignable and non-sublicensable, except that the Licensor will in good faith consider any request by us for any sublicense. We may not exploit or seek to exploit any rights in respect of the Licensed Product outside of the APAC Region through any means, including digitally or online where the end user is not physically resident in the APAC Region. We must do all things necessary in turn to ensure that any distributors of Licensed Products in the APAC Region do not exploit or seek to exploit any rights in respect of the Licensed Product outside of the distributor’s territorial boundary.

Commencing after the receipt of regulatory approval in China, we agreed to pay the Licensor a minimum royalty fee for each year, or the “Minimum Royalty,” in four equal quarterly installments. For the first year after the receipt of regulatory approval, the Minimum Royalty will be $12 million. For each ensuing year after the receipt of regulatory approval, the Minimum Royalty will be the greater of $12 million and 13% of the projected net sales for such year. The projected net sales will be the number of Licensed Products sold in the prior year, as adjusted for the expected market growth and, for each year through the tenth year, as increased by an additional 7%. At the end of each quarter, if the quarterly installment of the Minimum Royalty is less than 13% of the actual net sales of Licensed Products for such quarter, or the “Actual Royalty,” we will pay Licensor the difference between the quarterly installment of the Minimum Royalty and the Actual Royalty. The royalty fee rate will be reduced from 13% to 3% upon the expiration of the patent portfolio covered by the License Agreement. There is no set expiration date for the SGT License Agreement. However, the exclusivity of the license granted under the SGT License Agreement runs until the expiration of the patent portfolio covered by the SGT License Agreement, which is currently until 2033. We expect that the patent portfolio will be extended as new patents are created throughout product development, thereby extending the exclusivity of the SGT License Agreement. For instance, we expect to seek additional patents in connection with the development of the Prostate Specific Antigen test, the Peanut Kernel Allergen test and the Luteinizing Hormone test. The SGT License Agreement may be terminated by us in the event of a material breach by the Licensor, if the Licensor does not cure the breach within 30 days after receiving notice of the breach; or in the event the Licensor discontinues its business operations or in the case of certain events related to insolvency or bankruptcy. The SGT License Agreement also may be terminated by us after July 3, 2029 upon 180 days’ prior written notice. The SGT License Agreement may not be terminated by the Licensor unless we permanently discontinue our business operations in relation to the Licensed Products, or if we dissolve or cease to exist.

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After the expiration of the exclusivity period under the SGT License Agreement, we may continue to market and sell the Licensed Products. We believe the non-invasive nature of our product will establish us as a significant participant in the glucose testing market in the APAC Region and, therefore, by the time the patents expire, and by the time the exclusivity period under the SGT License Agreement expires, we expect to hold a meaningful share in the market, and brand awareness that will ensure we continue to operate successfully. No assurance can be given that there will not be significant direct competition for our products in the APAC Region following the expiration of patent protection.

COV2 License Agreement

On June 23, 2020, we entered into a COV2 License Agreement, with LSBD. The COV2 License Agreement sets forth our contractual rights and responsibilities relating to the COV2 Products. The “COV2 Products” include: (i) a biosensor strip for antibodies against SARS-CoV-2; (ii) a proprietary smartphone application for the purpose reading, storing, analyzing and providing patient support programs for any one or more of the indicators for the purpose of measuring the amount or concentration of immunoglobulins (IgG, IgM, IgA) specific to severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2); and/or (iii) a dedicated sensor strip reading device for any one or more of the indicators for the purpose of measuring the amount or concentration of immunoglobulins (IgG, IgM, IgA) specific to severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2). The COV2 Products only include products that are supplied by an “Authorized Supplier,” meaning, by us, the Licensor, any of our affiliates or any affiliates of the Licensor, or any third party manufacturer and/or reseller that the Licensor has expressly identified or approved in advance in writing for the purpose of quality control for the supply of COV2 Products to us.

Pursuant to the COV2 License Agreement, the Licensor granted to us an exclusive license to the Licensor’s proprietary rights to the biosensor technology used in the COV2 Products, worldwide and solely to:

●	act as the authorized party for the purpose of prosecuting the application of, and obtaining any, regulatory approval for the COV2 Products, including being authorized to prosecute the approval for an investigational device required for the purpose of carrying out clinical studies;
●	manufacture, promote, market, import, offer, sell and distribute the COV2 Products;
●	provide reasonable customer support services on the use of the COV2 Products to end users of, and health care practitioners referring end users to, the COV2 Products;
●	use the COV2 Products only for the purposes identified and permitted pursuant to regulatory approval; and
●	collect data acquired from the COV2 Products.

 The license is non-transferable, non-assignable and non-sublicensable, except that the Licensor will in good faith consider any request by us for any sublicense.

Under the COV2 License Agreement, commencing after the receipt of regulatory approval in a jurisdiction, and the earning of revenue we will be required to pay the Licensor a minimum royalty fee with respect to such jurisdiction for each year, or the “COV2 Minimum Royalty,” in four equal quarterly installments. The COV2 Minimum Royalty will be 13% of the projected net sales in such jurisdiction for each such year. The projected net sales will be an amount mutually agreed between us and the Licensor for the first such year. For each ensuing year after the first year, the projected net sales will be the number of COV2 Products sold in such jurisdiction in the prior year, as adjusted for the mutually agreed expected market growth. In addition to the expected market growth, there will be an additional growth rate percentage of 7% for each year through the tenth year. In the event of a dispute between us and the Licensor regarding the determination of the expected market growth or the additional growth percentage, the COV2 License Agreement provides for resolution by an independent third party. At the end of each quarter, if the quarterly installment of the COV2 Minimum Royalty is less than 13% of the actual net sales of COV2 Products in such jurisdiction for such quarter, or the “COV2 Actual Royalty,” we will pay Licensor the difference between the quarterly installment of the COV2 Minimum Royalty and the COV2 Actual Royalty. The royalty fee rate will be reduced from 13% to 3% upon the expiration of the patent portfolio covered by the COV2 License Agreement.

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As a result of the significant global progress made in mitigating the severity of the COVID-19 pandemic and the significantly diminished demand for COVID-19 testing products, we have redirected our resources and efforts away from developing products related to COVID testing to instead acquire and develop drug testing and screening systems, notwithstanding the license held by us under the COV2 License Agreement.

As between us and the Licensor, the Licensor solely owns all right, title and interest to, among other items of intellectual property, the biosensor technology (including any improvements made to the biosensor technology by us), the anonymized data collected by us and any other technology of the Licensor, and all derivations based on, and all proprietary rights in, the foregoing. The Licensor will have the right to decide whether to protect or enforce, and the right to control any action relating to the protection and enforcement of, any of the foregoing intellectual property and proprietary rights.

There is no set expiration date for the COV2 License Agreement. However, the exclusivity of the license granted under the COV2 License Agreement runs until the expiration of the patent portfolio covered by the COV2 License Agreement, which is currently until 2033. We expect that the patent portfolio will be extended as new patents are created throughout product development, thereby extending the exclusivity of the COV2 License Agreement. The COV2 License Agreement may be terminated by us in the event of a material breach by the Licensor, if the Licensor does not cure the breach within 30 days after receiving notice of the breach; or in the event the Licensor discontinues its business operations or in the case of certain events related to insolvency or bankruptcy. The COV2 License Agreement also may be terminated by us at any time after the tenth anniversary of the COV2 License Agreement upon 180 days’ prior written notice.

Market Analysis and Opportunity

According to Diabetes Atlas Factsheet, 2021, in 2021 there were 206 million people living with diabetes in the Western Pacific, which accounts for 38% of the world’s diabetic population. Rapid urbanization, unhealthy diets and increasingly sedentary lifestyles have resulted in ever increasing rates of obesity and diabetes across the APAC Region. The countries and territories constituting the APAC Region, where we will introduce, market and launch the biosensor, are: Australia, New Zealand, Japan, Singapore, Malaysia, South Korea, Indonesia, the Philippines, Bangladesh, Taiwan, China, Hong Kong, Thailand, Vietnam and an additional 18 countries and territories comprising the South Pacific Region.

According to IDF Diabetes Atlas, 10th edition, 2021, there were 463 million individuals in the 20-79 year age group living with diabetes worldwide in 2019. This number increased to 537 million in 2021. By 2030, the number of diabetics is expected to reach 643 million, and by 2045, 783 million. The rising prevalence of diabetes is driving the growth of the self-monitoring blood glucose devices market.

The Glucose Monitoring Industry

The Self-Monitoring of Blood Glucose

Self-Monitoring of blood glucose is the primary approach for glucose monitoring and has been used for over 40 years. Currently, self-monitoring of blood glucose is conducted periodically by the patient using a blood glucose measuring device. Blood glucometers require pricking a finger with a lancet and applying a drop of blood on the test strip. The test strip is then inserted into the device, which provides a reading of the glucose levels in the blood. Test strips are supplied by the glucometer manufacturer and are generally device-specific, although generic test strips are also available. There are currently more than 100 types of blood glucometers commercially available, and they differentiate based on size and weight, cost, data storage capacity, test accuracy, blood sample size and screen visibility (users with poor eyesight may prefer larger screens).

Continuous Glucose Monitoring

Continuous glucose monitoring is invasive and involves the insertion of a glucose biosensor into the subcutaneous tissue layer or the hypodermis. The biosensor, which measures glucose levels in interstitial fluid, is attached to a transmitter that sends signals to either an insulin pump or a portable meter. These devices are generally worn for about two weeks and some require regular calibration through conventional blood glucose detection about twice a day. Continuous glucose monitoring can track a patients’ glucose throughout the day and night, notifying the patient of highs and lows so the person can act. Subcutaneous glucose levels change more slowly than plasma glucose, which can be a restriction to their effectiveness, particularly if glucose levels are changing rapidly. Subcutaneous glucose levels have a time lag compared to blood glucose measurements, and measurements may not always match blood glucose. Continuous glucose monitoring is commonly used in conjunction with continuous subcutaneous insulin infusion, or “CSII,” which involves a patient wearing an insulin pump and infusion set that infuses insulin into the body. Although pumps are currently manually controlled by the patient, continuous glucose monitoring combined with CSII could potentially be used as part of a closed-loop. CSII is generally restricted to Type 1 diabetics, where the need for ongoing insulin infusion is highest. Continuous glucose monitoring is mainly used in a limited proportion of diabetics, particularly those concerned about severe, nocturnal hypoglycemia, pregnant women who require meticulous glucose control or those who may not be able to easily administer a self-monitoring test (e.g., those living in remote or hostile environments). However, continuous glucose monitoring is more expensive than traditional self-monitoring of blood glucose and in many cases is not eligible for reimbursement.

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The Digital Healthcare Industry

Across the APAC Region, many countries and territories are experiencing an aging population combined with healthcare infrastructures that have struggled to keep up with the pace of socioeconomic change. This creates a significant opportunity to enhance efficiency through digital innovation.

The broad scope of digital health includes categories such as mobile health (mHealth), health information technology, wearable devices, telehealth and telemedicine, and personalized healthcare. Providers and other stakeholders are using digital health in their efforts to reduce inefficiencies, improve access, reduce cost, increase quality, and make medicine more personalized for patients.

This growth in digital healthcare is expected to be driven in large part by solutions to address current inefficiencies and unmet needs in the APAC Region healthcare systems for diabetes sufferers. The promise of digital health – also termed “connected health” – in this context is to allow for remote diagnosis and monitoring; facilitate self-managed care; deliver care outside traditional settings, with better access at lower cost; and assist chronic disease management to improve population health outcomes.

Intellectual Property

Our biosensor business is dependent on the proprietary biosensor technology we license from LSBD. LSBD continues to pursue intellectual property rights related to this technology in China, the United States and other countries.

The original patent application, which claims a priority date of March 2012, has been granted in the United States (9,766,199) and China (ZL201380022888.2). A second patent application for a different iteration of the device design has been filed with a priority date of June 2016 and is granted in the United States (10,978,653) and Australia (2016412541). A third patent application for a further iteration of the device has been filed with a priority date of 15 May 2018. Further patents may yet be issued based on all three applications.

The Chinese and the United States patents belong to the same patent family and relate to the same invention. The United States and Australian patents originating with the second application are similarly of the same patent family and relate to the same invention. The exact wording of the patent claims varies between countries.

The patents protect the following technological claims of the SGB: the architecture of a biofunctional organic thin film transistor device comprising a gate electrode, a dielectric layer, a partially organic semiconducting layer, a source electrode, a drain electrode, a substrate and an enzyme; the method for producing the organic thin film transistor device; and methods of using the device to detect glucose levels. A similar device with no dielectric layer. Further devices including a porous wicking layer to facilitate onset of device function.

Licensor is responsible for prosecuting these patent applications and file further applications, as appropriate, to protect the proprietary biosensor technologies, including improvements thereon, in the United States as well as in the APAC Region, and to take any necessary action to maintain and enforce its patent and other intellectual property rights. There can be no assurance, however, that the Licensor will take such actions, and under the License Agreement, we have no right to compel them to do so. If the Licensor elects not to protect or enforce its intellectual property rights, we would be permitted take action to protect or enforce these rights in the APAC Region, but any such action would be at our cost and expense.

We intend to vigorously protect our intellectual property rights in any technologies owned by us through patents and copyrights, as available through registration in the United States and internationally. We also will rely upon trade secrets, know-how, and continuing technological innovation to develop and maintain our competitive position. We intend to protect any of our proprietary rights through a variety of methods, including confidentiality agreements and/or proprietary information agreements with suppliers, employees, consultants, independent contractors and other entities who may have access to proprietary information. We will generally require employees to assign patents and other intellectual property to us as a condition of employment with us. All of our consulting agreements will pre-emptively assign to us all new and improved intellectual property that arise during the term of the agreement. In addition, we may license additional technologies from the Licensor or third parties. Prior to any further acquisition or licensing of technology from a third party, we will evaluate the existing proprietary rights, our ability to obtain and protect these rights, and the likelihood or possibility of infringement upon competing rights of others.

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The issuance of a patent does not ensure that it is valid or enforceable. The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained. In most countries in which we file, the patent term is 20 years from the earliest date of filing a non-provisional patent application. In the United States, a patent’s term may be shortened if a patent is terminally disclaimed over another patent or as a result of delays in patent prosecution by the patentee, and a patent’s term may be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the United States Patent and Trademark Office in granting a patent.

Competition

The medical device industry is highly competitive, subject to rapid change, and significantly affected by new product introductions and other activities of industry participants. We face potential competition from major medical device companies worldwide, many of which have longer, more established operating histories and significantly greater financial, technical, marketing, sales, distribution, and other resources. Our overall competitive position depends upon several factors, including product performance and reliability, connectivity, manufacturing cost, and customer support.

Government Regulation

We operate in a highly regulated industry. Our current and future business has been and will continue to be, subject to a variety of laws globally regarding quality, safety and efficacy, and governing, among other things, clinical evaluations, marketing authorization, commercial sales and distribution of our products.

Internationally, various regulatory bodies monitor and supervise the administration of pharmaceutical products and medical devices and equipment. Their primary responsibilities include evaluating, registering and approving new drugs, generic drugs and imported drugs; approving and issuing permits for the manufacture, export and import of pharmaceutical products and medical appliances; approving the establishment of enterprises for pharmaceutical manufacture and distribution; formulating administrative rules and policies concerning the supervision and administration of food, cosmetics and pharmaceuticals; and handling significant accidents involving these products.

We will be subject to numerous post-marketing regulatory requirements, which may include labeling regulations and medical device reporting regulations, and which may require us to report to different regulatory agencies if our device causes or contributes to a death or serious injury or malfunctions in a way that would likely cause or contribute to a death or serious injury. We may be subject to further regulations regarding import and export restrictions, tariff regulations, and duties and tax requirements. These regulatory requirements may change in the future.

Our research, development and manufacturing operations including product assembly line at Cambridge, UK involve the use of hazardous substances, and we are subject to a variety foreign environmental laws and regulations relating to the storage, use, handling, generation, manufacture, treatment, discharge and disposal of hazardous substances. Our products may also contain hazardous substances, and they are subject laws and regulations relating to labelling requirements and to their sale, collection, recycling, treatment, storage and disposal. Compliance with these laws and regulations may be expensive and noncompliance could result in substantial fines and penalties. Environmental laws and regulations also impose liability for the remediation of releases of hazardous substances into the environment and for personal injuries resulting from exposure to hazardous substances, and they can give rise to substantial remediation costs and to third-party claims, including for property damage and personal injury. Liability under environmental laws and regulations can be joint and several and without regard to fault or negligence, and they tend to become more stringent over time, imposing greater compliance costs and increased risks and penalties associated with violations.

Employees

In the past, we have utilized for our benefit certain employees of the Licensor. We have not incurred or accrued any financial or other obligations other than particular shared corporate overheads as required in connection with this utilization. We have reimbursed the Licensor for any costs the Licensor incurs on our behalf.

We currently have 15 full-time employees in Australia and 2 in the United States. Our subsidiary, IFP, has 34 employees in the United Kingdom. We further rely on the services of our scientific advisory board, contractors, collaborators, consultants, and personnel at the University of Newcastle (through a collaboration with the institution), to execute our mission to deliver pain-free, accessible medical devices and solutions that drive transformative change and improve the quality of life.

Our team, including our employees, contractors, and collaborators, comprises multiple cross-functional units, including strategy, project management, technical engineering, manufacturing and supply chain, quality assurance, legal and compliance, regulatory affairs, clinical affairs, product management & marketing, systems engineering, human resources, IT, investor relations, and finance. Our team collectively possess the experience and capabilities to build a robust medical technology company that develops next-generation non-invasive medical devices and solutions.

Facilities

Our company currently operates out of three strategically located facilities, which cater to different aspects of our business:

Sydney, Australia: We rent an office/warehouse space of approximately 2,080 Sq foot. Our office/warehouse facility serves three fundamental purposes, and is used in connection with operations falling under both our IFPG and SGBP segments. First, it provides a dedicated office space for our administrative staff, who are responsible for managing and overseeing the Company’s operations. Second, the facility houses our new Australian sales and marketing team, offering them both office and warehouse space. Third, the location functions as a distribution hub for expanding sales across the Asia-Pacific market, optimizing our logistics and reach in the region.

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Cambridge, England: We rent a multifunctional facility in the UK consisting of approximately 11,500 sqft, which is integral to our global operations falling under our IFPG segment. It houses office space, a warehouse, research and development (R&D), and manufacturing capabilities, catering to the UK market and our global supply needs. Currently, our manufacturing facility can produce up to 90,000 cartridges per month. Our production rate stands at approximately 12,000 cartridges per month, providing ample room for growth in the coming years.

New York City, United States: We have a small, shared office space in New York that accommodates our two US employees, fostering closer collaboration and communication. This location provides a focal point for all our global operations and solidifies our presence and commitment to the US market.

We have no immediate plans to upgrade or expand our facilities, given that they are currently adequately meeting our needs. However, we are open to establishing permanent offices for regional heads as required in the future, ensuring that we are well-positioned to adapt and grow as our business evolves.

Legal Proceedings

We are currently not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding that we believe is not ordinary routine litigation incidental to our business or otherwise material to the financial condition of our business.

Available Information

Our website is www.ibs.inc. We make available, free of charge, under the Investors - Financials section of our website at www.ibs.inc, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after they are electronically filed with the Securities and Exchange Commission (“SEC”). The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov. The information on or accessible through our website is not part of this prospectus.

IFP Acquisition

On October 4, 2022, the Company acquired Intelligent Fingerprinting Limited (IFP), a company registered in England and Wales. In connection with the IFP Acquisition, on October 4, 2022, the Company entered into a Share Exchange Agreement with IFP, the holders of all of the issued shares in the capital of IFP (the IFP Sellers) and the IFP Sellers’ representatives named therein.

Pursuant to the terms of the Share Exchange Agreement, the Company, among other things, acquired from the IFP Sellers all of the issued shares in the capital of IFP, and as consideration therefor the Company issued to the IFP Sellers upon closing of the IFP Acquisition an aggregate of (i) 148,155 shares (148,183 after adjusting for effects of Reverse Stock Split) of the Company’s common stock (the Common Stock Consideration), and (ii) 2,363,003 shares of the Company’s Series C Convertible Preferred Stock.

An additional 1,649,273 shares of Series C Preferred Stock were reserved for potential future issuance by the Company, consisting of (i) 500,000 shares of Series C Preferred Stock, that are being held back from the IFP Sellers for one year after the IFP Closing to secure potential indemnification claims by the Company against the IFP Sellers (the Closing Holdback Shares) and (ii) 1,149,273 shares of Series C Preferred Stock (the Lender Preferred Shares) underlying Convertible Debt payable to the IFP Lenders.

When initially issued in connection with the IFP Acquisition and prior to the Reverse Stock Split, each share of Series C Preferred Stock was convertible into three shares of common stock, subject to adjustment upon the occurrence of specified events (such as Reverse Stock Split) and contingent upon approval by the Company’s stockholders. As a result of the Reverse Stock Split, each share of Series C Preferred Stock is currently convertible into 0.15 shares of common stock (subject to adjustment upon the occurrence of specified events).

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Also pursuant to the Share Exchange Agreement, the Company: (i) had an obligation to provide IFP with cash in an amount such that IFP was able to pay cash payments to certain of its then-current and former United Kingdom and United States-based employees and directors, in aggregate amounts of £239,707 and $83,043, respectively, plus any applicable employer’s National Insurance contributions, (ii) agreed to make available to the IFP Employees a Company stock option plan in form and substance satisfactory to the Company in relation to up to 50,000 shares of common stock following the IFP Closing on the basis that an equal number of Company stock options will be granted to the IFP Employees and Company employees; and (iii) was required to file a proxy statement in connection with holding an annual or special meeting of the Company’s stockholders in order to seek stockholder approval of (a) the conversion of the Series C Preferred Stock into common stock in accordance with the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”) and (b) any amendments to, or adoption of, any option or warrant plans to give effect to the transactions contemplated under the Share Exchange Agreement (collectively, the “Company Stockholder Approval Matters”).

On May 8, 2023, at a special meeting of the Company’s stockholders (the “Special Meeting”), the last of the remaining Company Stockholder Approval Matters were approved when the Company’s stockholders approved the full conversion of all Series C Preferred Stock and an increase in the number of shares authorized for issuance under the 2019 Plan. Subsequently, effective as of May 10, 2023, all 3,512,277 shares of outstanding Series C Preferred Stock (which included the 1,149,273 Lender Preferred Shares, but not the 500,000 Closing Holdback Shares (which are not deemed outstanding)) were converted into an aggregate of 526,818 shares of common stock.

The 500,000 Closing Holdback Shares (consisting of Series C Preferred Stock) are being held back from issuance to the IFP Sellers for one year after the IFP Closing in order to secure potential indemnification claims by the Company against the IFP Sellers. These Closing Holdback Shares, which are not deemed outstanding, are currently convertible into approximately 75,000 shares of common stock (subject to rounding for fractional shares). For additional information regarding the conversion of the convertible debt into Series C Preferred Stock and the conversion of Series C Preferred Stock into common stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

Concurrently with the IFP Acquisition, the Company and the IFP Sellers entered into two registration rights agreements (the “IFP Registration Rights Agreements”) granting the IFP Sellers customary registration rights with respect to the shares of common stock and the common stock underlying the Series C Preferred Stock issued to the IFP Sellers by the Company in connection with the IFP Acquisition. On June 6, 2023, the Company filed a registration statement on Form S-1, which was subsequently amended on June 21, 2023 (File No. 333-272463) (the “June Resale Registration Statement”), in connection with fulfilling its obligations under the IFP Registration Rights Agreements. The June Resale Registration Statement was declared effective on June 27, 2023.

For additional information regarding the agreements entered into in connection with the IFP Acquisition, see “Certain Relationships And Related Party Transactions - Agreements Related to the IFP Acquisition.”

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MANAGEMENT

Board of Directors

The current number of directors on our Board of Directors is six. Under our Amended and Restated Bylaws, the number of directors on our Board will not be less than one, nor more than ten, and is fixed, and may be increased or decreased by resolution of the Board. There are no family relationships among any of our directors or executive officers.

Our business is managed under the direction of our Board, which currently consists of the individuals listed below:

Director	Age+	Position(s) with the Company	Director Since
Stephen Boyages	66	Chairman of the Board	July 2020
		Former Interim Chief Executive Officer
Lawrence Fisher*	84	Director	August 2020
Jonathan Hurd*	52	Director	April 2018
Jason Isenberg*	50	Director	October 2022
David Jenkins*	65	Director	October 2022
Christopher Towers*	37	Director	August 2020

+ As of June 30, 2023

* Independent

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Steven Boyages MB BS PhD

Dr. Steven Boyages, 66, is a practicing clinician in diabetes and endocrinology with more than 31 years’ experience in medicine, including multiple executive positions. Dr Boyages held the position of Interim Chief Executive Officer of the Company for less than one year, from October 29, 2021, to October 26, 2022. Dr. Boyages also previously held the position of Chief Executive of the Sydney West Area Health Service (SWAHS) from February 2002 to May 2011, which is now known as Western Sydney Local Health District, covering a population of approximately 1.2 million people, SWAHS employed more than 15,000 staff and had a gross operating budget of $2 billion, managing $1.6 billion worth of assets. Dr. Boyages has also served as Medical Director for eHealth New South Wales and was the founding Chief Executive of the Clinical Education and Training Institute (CETI) New South Wales, Australia, set up to ensure the development and the delivery of clinical education and training across the NSW public health system. Previous to this, Dr. Boyages was the Director of Diabetes and Endocrinology at Westmead Hospital, from February 1990 to December 1999. During this time, Dr. Boyages’ major achievements were to define the pathophysiology of thyroid hormone deficiency on brain development secondary to iodine deficiency; to develop prevention strategies in iodine deficient communities in China, India, Indonesia and Northern Italy; to define the impact of Growth Hormone excess and deficiency in adults and to develop innovative population health models of care for people with diabetes. Dr. Boyages continues an active research career in a range of fields, but mostly in the pursuit of better models of chronic disease prevention and management. Dr. Boyages was the founding director of the Centre for Research and Clinical Policy in NSW Health in 1999, during which time he established the Priority Health Programs (receiving $15 million in funding per annum), doubled the Research Infrastructure Grants Program, established the Quality Branch of NSW Health and was appointed as Clinical Advisor to the Director General to implement the Government Action Plan for Health Reform. Additionally, Dr. Boyages was instrumental in establishing and securing funding for the NSW biotechnology strategy, BioFirst, a $150 million investment. We believe that Dr. Boyages is well-qualified to serve on our Board of Directors due to his medical expertise and research and development experience. He also has extensive experience in financial management, board and corporate governance, government relations and regulatory affairs.

Lawrence Fisher

Lawrence Fisher, 84, has been a member of our Board since August 2020. Mr. Fisher has practiced as a securities lawyer in New York City for more than 40 years and retired in 2002. He is a graduate of Columbia College and Columbia University Law School, and a Research Fellow of the London School of Economics. Lawrence has extensive experience representing public companies and investment banking firms in connection with Initial Public Offerings. During his career, he was a partner at Orrick, Herrington & Sutcliffe law firm for 11 years and partner at Kelley, Drye & Warren law firm for 10 years, and Parker, Chapin & Flattau for 20 years, serving on all firms’ Executive Committees. Furthermore, he is experienced in various board positions, including Audit Committee of Viking Energy Group since August 2018, a member of the Board and Audit Committee of National Bank of New York City for more than 20 years to December 2018, and Financial Federal Corporation (NYSE listed) for over five years until February 2010. We believe that Mr. Fisher is well-qualified to serve on our Board of Directors due to his extensive experience as a lawyer in the field of capital markets and will assist with understanding the legal and compliance issues pertaining to publicly listed companies.

Jonathan S. Hurd

Mr. Hurd, 52, has been a member of our Board of Directors since April 2018 and chairs the Company’s Compensation Committee. He previously served as our Chairman of the Board from August 2018 to November 2019. Mr. Hurd has expertise in broker-dealer and investment advisory regulations and is well versed in FINRA and SEC rules and regulations. Mr. Hurd has served as Founder and CEO at Asgard Regulatory Group, or “Asgard,” since founding the firm in 2008. Asgard provides consulting, advisory and risk management services to broker-dealer, investment adviser, hedge funds, private equity, and banking clients both domestically and abroad. Prior to starting Asgard, Mr. Hurd was the Chief Compliance Officer for several financial institutions. His experience involved full-service broker-dealers, investment advisory firms, bank-broker-dealers and mortgage-backed securities. Mr. Hurd also served on the Board of Directors for many of these companies. Prior to working at these financial institutions, Mr. Hurd was a Supervisor of Examiners at FINRA, previously NASD, in the New York District Office. While with FINRA, he supervised routine examinations of FINRA member firms, and conducted large-scale enforcement cases jointly with the Justice Department and Federal Bureau of Investigations. Mr. Hurd also assisted the District Office with its ongoing training of new examiners. In addition, from 2005 to 2011, Mr. Hurd was a Senior Adjunct Professor in the Townsend School of Business at Dowling College, where he instructed MBA students in matters relating to the United States securities markets and financial institutions. He was responsible for introducing students to the subjects of financial derivatives, foreign stock exchange, hedge transactions and risk management. Mr. Hurd is also a Certified Anti-Money Laundering Specialist (CAMS) and holds the Series 7, 14, 24, 27, 53, 57, 63, 66, 79 and 99 licenses as well as his NYS Life and Health Insurance licenses. We believe Mr. Hurd is well-qualified to serve on our Board of Directors due to his substantial experience in corporate finance, his expertise in the regulation and functioning of securities markets and his widespread relationships in the financial industry.

Jason Isenberg

Mr. Isenberg, 50, has been a member of our Board since October 2022. Mr. Isenberg currently serves as Assistant General Counsel for RFA Management Company, LLC in Atlanta, Georgia, where he advises a large, endowment-style portfolio of affiliated companies, trusts and foundations and their respective managers, shareholders and boards in matters including corporate governance, corporate and real estate transactions, business operations, employment law and risk mitigation, a position he has held since 2006. Jason is recognized for having successfully negotiated investment and corporate transactions totaling over $500,000,000. Jason’s prior experience includes working with and for several global law firms, focusing on areas of construction and mass-tort litigation. Mr. Isenberg holds a Bachelor of Arts from the University of Maryland and his Juris Doctor from New England Law in Boston. We believe Mr. Isenberg is well-qualified to serve on our Board of Directors due to his substantial experience in investments and corporate transactions.

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David Jenkins

Mr. Jenkins, 65, has been a member of our Board since October 2022 and chairs the Company’s Nominating Committee. Mr. Jenkins served as a director of Intelligent Fingerprinting Limited (“IFP”), a manufacturer of portable non-invasive drug tests, from January 29, 2022 until IFP was acquired by the Company on October 4, 2022. He spent most of his career as an entrepreneur in the medical device industry, and has established numerous companies including Catheter Precision, where he serves as the CEO and as Chairman of Catheter’s Board, since January, 2020. He served as Chairman and CEO of Arrhythmia Research Technology and oversaw the introduction to the market of Cardiolab, the first dual monitor, 32-channel electrophysiology recording system from 1988 to early 1993. This technology was later acquired by General Electric and continues to be sold into the marketplace today. Mr. Jenkins served as the founder and CEO of EP MedSystems, Inc. which was sold to St. Jude Medical, Inc., now part of Abbott, for approximately $95.7 million in 2008. Mr. Jenkins also founded and served as the CEO of Transneuronix, Inc., a maker of implantable stimulators for the treatment of weight loss, which was later sold to Medtronic for $267 million in 2005. Mr. Jenkins holds a degree in accounting from the University of Kansas, and a master’s degree in business from the University of Texas, Austin. He began his career in public accounting with the firm Coopers and Lybrand. We believe Mr. Jenkins is well qualified to serve on our Board of Directors due to his substantial experience in medical device industry.

Christopher Towers BSc CPA

Christopher Towers, 37, has been a member of our Board of Directors since August 2020 and chairs the Company’s Audit Committee. Mr. Towers is a Certified Public Accountant with 14 years’ experience in auditing, accounting, and financial reporting. Mr. Towers is Chief Accounting Officer of Katapult Holdings, Inc. (NASDAQ: KPLT) since February 2021 and was previously EVP, Chief Accounting Officer and Principal Financial Officer of Newtek Business Services Corp. (NASDAQ: NEWT) from September 2014 to February 2021. Prior to Newtek, Mr. Towers held previous roles with Pall Corporation and PwC. His expertise includes auditing, SEC reporting, US GAAP, experience in leading equity & debt raisings, due diligence on business mergers & acquisitions, SOX compliance, FP&A, treasury, and tax. He holds a Bachelor of Science from Hofstra University and is a member of the American Institute of Certified Public Accountants. We believe that Mr. Towers is well-qualified to serve on our Board of Directors due to his extensive experience and expertise in financial reporting to capital markets and an understanding of compliance and the audit process.

Executive Officers

The names of our executive officers, their ages, their positions with the Company, and other biographical information as of June 30, 2023, are set forth below.

Name	Age	Positions	Officer Since
Steven Boyages(1)	66	Chairman	July 2020-Present
		Interim Chief Executive Officer	October 2021-October 2022

Harry Simeonidis (2)	54	President	October 2022- Present September 2017- October 2021
		Chief Executive Officer	October 2022- Present January 2020- October 2021
		President Asia Pacific, Sales and Marketing	October 2021- October 2022

Spiro Sakiris	61	Chief Financial Officer	April 2019 - Present

(1)	Dr. Boyages served as Interim Chief Executive Officer of the Company effective October 29, 2021 to October 26, 2022. He also serves as both a director of the Company and Chairman of the Board since July 2020.
(2)	Mr. Simeonidis, who serves as CEO and President of the Company, was appointed to this position on October 26, 2022. He held the position of President Asia Pacific, Sales and Marketing, from October 29, 2021, to October 26, 2022.

Steven Boyages

Dr. Boyages’ biographical information is provided above in the section entitled “Board of Directors”.

Harry Simeonidis

Mr. Harry Simeonidis, 54, has served as our President and Chief Executive Officer since October 2022. Mr. Simeonidis served as our President Asia Pacific, Sales and Marketing from October 2021 to October 2022. Mr. Simeonidis also previously served as our President and a member of our Board of Directors from September 2017 until October 2021, and Chief Executive Officer from January 2020 until October 2021. Mr. Simeonidis has more than 26 years of experience in senior management roles in healthcare, pharmaceutical and life sciences businesses across the APAC Region. Previously, from March 2017 to December 2019, he served as the General Manager of FarmaForce Limited, an Australian company listed on the Australian Stock Exchange from April 2015 to March 2017, Mr. Simeonidis operated a private consulting firm, offering services predominantly to clients from the healthcare sector in Australia. From 2013 to April 2015, Mr. Simeonidis was General Manager of Surgery, Asia Pacific, at GE Healthcare. From 2003 to 2012, Mr. Simeonidis was the CEO for Australia and New Zealand at GE Healthcare.

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Spiro Sakiris

Mr. Spiro Sakiris, 61, has served as our Chief Financial Officer since April 2019. He is a member of the Institute of Chartered Accounts of Australia & New Zealand. He also has served as the Special Projects Lead at The iQ Group Global from January 2018 until December 2020, and as a registered Series 28 principal with IQ Capital (USA) LLC, a registered broker-dealer with FINRA, from November 2016 until September 2021. From 2013 to December 2017, Mr. Sakiris served as Chief Financial Officer and Chief Operating Officer for listed entities at The iQ Group Global. He worked at Economos Chartered Accountants from 1986 to 2013, which included 23 years as a partner where he was instrumental in the development of the firm’s practice. During his 32 years of experience, Mr. Sakiris has been involved in advising businesses in the areas of accounting and taxation, business advisory, initial public offerings and capital raising, business risks identification and management and business systems designs across many industries, including the application of IFRS and U.S. GAAP for the life science industry. Mr. Sakiris is also well versed in dealings with companies based in overseas jurisdictions such as Asia, Europe and the United States. He is also a registered company auditor experienced in United States reporting under Public Company Accounting Oversight Board in the United States and a registered tax agent in Australia.

CORPORATE GOVERNANCE

Overview

We set high standards for the Company’s employees, officers, and directors. Implicit in this philosophy is the importance of sound corporate governance. We regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Governance section of our website, www.ibs.inc, including our Code of Ethics (“Code of Ethics”) and the charters for our Audit, Compensation and Nominating Committees. We believe that our corporate governance policies and practices, including the majority of independent directors on our Board, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure and provide an effective and appropriately balanced board governance structure. The information on or accessible through our website is not part of this prospectus.

Independence of the Board of Directors

Our Board of Directors has determined that each of our directors, other than Mr. Boyages, is an independent director (as currently defined in Rule 5605(a) of the NASDAQ listing rules).

In determining the independence of our directors, the Board considered all transactions in which the Company and any director had any interest, including those discussed under “Related Party Transactions” below.

Our independent directors together constitute a majority of our full Board. The independent directors meet as often as necessary to fulfil their responsibilities and will have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Bylaws provide our Board with flexibility to combine or separate the positions of chairperson of the Board of Directors and Chief Executive Officer.

The Board believes that our optimal leadership framework at this time is to have Harry Simeonidis serve as President and Chief Executive Officer, and to have the Board composed of a majority of independent directors. As a company in the highly regulated medical device and product industries, we and our shareholders benefit from a chief executive officer with deep experience and leadership in, and knowledge of, the medical device industry. In his role of the President and Chief Executive Officer, Mr. Simeonidis is responsible for handling the day-to-day management direction of the Company, serving as a leader to the management team, and formulating corporate strategy.

Although management is responsible for the day to day management of the risks we face, our Board of Directors and its committees take an active role in overseeing management of our risks and has the ultimate responsibility for the oversight of risk management. The Board of Directors regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends periodic meetings of the Board of Directors, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board of Directors.

In addition, we expect that committees will assist the Board of Directors in fulfilling its oversight responsibilities regarding risk. The Audit Committee will coordinate the Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management will regularly report to the Audit Committee on these areas. The Compensation Committee will assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. When any of the committees receives a report related to material risk oversight, the chairperson of the relevant committee will report on the discussion to the full Board of Directors.

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Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee. The following table provides the current membership information for each of the Board committees.

Name	Audit Committee*	Compensation Committee	Nominating Committee
Lawrence Fisher	X
Jonathan S. Hurd	X	X (Chairperson)	X
Jason Isenberg			X
David Jenkins		X	X (Chairperson)
Christopher Towers	X (Chairperson)	X

* Dr. George Margelis was a member of the Audit Committee prior to his resignation on June 9, 2023.

Below is a description of each committee of the Board of Directors. The Board has adopted written charters for each of the committees, which are available on the Investors - Governance section of our website at www.ibs.inc. The information on or accessible through our website is not part of this prospectus.

Audit Committee

We have established an Audit Committee of the Board of Directors in accordance with Section 3(a)58(A) of the Exchange Act, which consists of Mr. Fisher, Mr. Towers and Mr. Hurd, each of whom is an independent director under the Nasdaq listing standards applicable to audit committees. Christopher Towers qualifies as an “audit committee financial expert” as defined in the rules and regulations established by the SEC. Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. The Audit Committee’s duties, which are specified in the Audit Committee Charter, include, but not be limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board of Directors whether the audited financial statements should be included in our annual report on Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

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Compensation Committee

We have established a Compensation Committee of the Board of Directors that consists of Mr. Hurd, Mr. Jenkins, and Mr. Towers, each of whom is an independent director under the NASDAQ Stock Market listing standards applicable to compensation committees. The Compensation Committee’s duties, which are specified in our Compensation Committee charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our principal executive officer’s compensation, evaluating our principal executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our principal executive officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee Charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NASDAQ Stock Market and the SEC. The Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with the Company’s certificate of incorporation, bylaws and other applicable law and NASDAQ Stock Market rules.

Nominating Committee

We have established a Nominating Committee of the Board of Directors that consists of Mr. Hurd, Mr. Isenberg and Mr. Jenkins, each of whom is an independent director under the NASDAQ Stock Market listing standards applicable to nominating committees. The Nominating Committee is responsible for identifying individuals qualified to become members of the Company’s Board of Directors and accordingly recommends director nominees for the annual meeting of stockholders. The Nominating Committee also recommends and implements policies and procedures intended to assist the Board operations and all obligations to the Company and its stockholders.

Guidelines for Selecting Director Nominees:

The guidelines for selecting nominees, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. Though the nominating committee does not have specific guidelines on diversity, it is one of many criteria considered by the nominating committee when evaluating candidates. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

The Nominating Committee will consider nominees for the Board recommended by stockholders’ in accordance with the Company’s Bylaws. Stockholders wishing to propose Director candidates for consideration by the Nominating Committee may do so by writing, by deadlines specified in the Bylaws, to the Secretary of the Company and providing information concerning the nominee and his or her proponent(s) required by the Bylaws. The Bylaws set forth further requirements for stockholders wishing to nominate Director candidates for consideration by stockholders including, among other things, that a stockholder must give timely written notice of an intent to make such a nomination to the Secretary of the Company.

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Code of Business Conduct and Ethics

The Company has adopted a written Code Ethics that applies to all officers, directors, and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code Ethics is available on the Investors - Governance section of our website at www.ibs.inc. If the Company makes any substantive amendments to the Code Ethics or grants any waiver from a provision of the Code Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. The information on or accessible through our website is not part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal years ended June 30, 2023 and 2022 by (i) individuals serving as our principal executive officer during the fiscal year ended June 30, 2023, (ii) our two other highest compensated executive officers (other than our principal executive officer) who were serving as executive officers as of June 30, 2023, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended June 30, 2023 (the “Named Executive Officers”).

Name and principal position	Year	Salary	Bonus	Stock Awards(1)		All Other Compensation		Total*
		($)	($)	($)		($)		($)
Harry Simeonidis	2023	276,103	-	32,513	(2)	34,682	(3)(4)	343,298
Chief Executive Officer and President (Former– President Asia Pacific, Sales and Marketing)	2022	249,535	46,744	-		58,435		354,714

Steven Boyages	2023	40,405	-	30,481	(5)	43,281	(6)(3)	114,167
Former Interim Chief Executive Officer and current Chairman	2022	29,032	-	-		42,408		71,440

Spiro Sakiris	2023	242,432	-	30,481	(7)	31,995	(3)(8)	304,908
Chief Financial Officer	2022	210,482	42,096	-		39,877		292,455

* Executives’ employment agreements in Australia are entered into through the Company’s subsidiaries and compensation is denominated and paid in Australian dollars. Compensation paid throughout the year in Australian dollars has been converted to United States dollars (US dollars) using the average exchange rate for the fiscal year ended June 30, 2023, of 0.6734 US dollars for each Australian dollar (the “Average Rate”).

1)	The dollar amounts in this column represent the aggregate grant date fair value computed in accordance with ASC Topic 718.
2)	Represents stock compensation of $32,513, made under 2019 Long Term Incentive Plan.
3)	Includes the contributions that are mandatory in Australia to a retirement fund known in Australia as a superannuation fund for each of Dr. Boyages, Mr. Sakiris and Mr. Simeonidis, at the applicable rate of 10.5%.
4)	Includes an annual automobile allowance of $16,162.
5)	Represents stock compensation of $30,481, made under the 2019 Long Term Incentive Plan.
6)	Includes the directors’ fees paid to Dr. Boyages of $35,329. He was compensated for his additional responsibility as an Interim Chief Executive Officer.
7)	Represents stock compensation of $30,481, made under 2019 Long Term Incentive Plan.
8)	Includes an annual automobile allowance of $13,468.

Outstanding Equity Awards at Fiscal Year End

Our Named Executive Officers did not hold any outstanding equity awards as of June 30, 2023. All outstanding stock awards are fully vested.

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Employment and Related Agreements

Compensation under the executives’ employment agreements in Australia is paid in Australian dollars. All amounts described below that are payable in Australian dollars have been converted to US dollars using the spot exchange rate of 0.6630 US dollars for each Australian dollar at fiscal year ended June 30, 2023 (the “Spot Rate”), which differs from the Average Exchange Rate used in the summary compensation table for disclosures regarding past compensation.

●	During the fiscal year ended June 30, 2019, we, through our 99% owned subsidiary, Intelligent Bio Solutions (APAC) Pty Ltd (formerly GBS (APAC) Pty Ltd and Glucose Biosensor Systems (APAC) Pty Ltd) (“IBS (APAC)”), entered into an employment agreement with each of Messrs. Simeonidis and Sakiris. Mr. Simeonidis’ and Mr. Sakiris’ employment agreements provide for them to serve as President and Chief Financial Officer, respectively, of our majority-owned subsidiary, and in accordance with their respective agreements. On September 9, 2022, the Company entered into new employment agreements with each of Messrs. Simeonidis and Sakiris, each of which were dated June 27, 2022, in order to amend their respective salaries, as approved by the Compensation Committee. Mr. Sakiris’ employment agreement amends and supersedes his prior employment agreement dated as of April 30, 2019, and Mr. Simeonidis’ employment agreement amends and supersedes his prior employment agreement dated as of June 17, 2019.

●	On September 28, 2022, we, through IBS (APAC), entered into an employment agreement with Mr. Boyages, our former Interim Chief Executive Officer and current Chairman of the Company (the “Boyages Employment Agreement”). The Boyages Employment Agreement complements the letter for directorship dated December 23, 2020. This agreement compensated Dr. Boyages, which was dated June 27, 2022, for his additional responsibility to oversee the operations of the Company as approved by the Company’s Compensation Committee. In accordance with the Boyages Employment Agreement, Mr. Boyages was entitled to receive an annual salary of $82,668, in addition to his directors’ fees of $40,000 for his role as the Chairman of the Company. The Boyages Employment Agreement was terminated in January 2023.

In accordance with their respective employment agreements, Mr. Sakiris and Mr. Simeonidis receive an annual salary of $238,680 and $271,830 respectively. The Boyages Employment Agreement, which has been terminated, provided that Mr. Boyages was entitled to receive an annual salary of $82,668. Currently, Mr. Boyages receives annual directors’ fees of $40,000 (including mandatory superannuation contribution).

In addition, Mr. Sakiris and Mr. Simeonidis are each eligible to receive an annual bonus of up to 20% of their respective gross base salaries, of which 50% will be based on meeting company objectives and the remainder will be based on meeting mutually agreed employee objections or as otherwise determined by the Company. Prior to the termination of the Boyages Employment Agreement, Mr. Boyages was eligible to receive the above-described bonuses on the same terms as Mr. Sakiris and Mr. Simeonidis.

We also make certain contributions that are mandatory in Australia to a retirement fund for each of Dr. Boyages, Mr. Sakiris and Mr. Simeonidis, known in Australia as a superannuation fund, currently at the rate of 10.5% subject to contribution cap of $18,233 per annum. We also provide an annual automobile allowance to Mr. Sakiris of $13,260 (based on the Spot Rate) and an annual car allowance to Mr. Simeonidis of $15,952 (based on the Spot Rate).

Each of Mr. Sakiris and Mr. Simeonidis employment agreements is terminable on six months’ notice either by our subsidiary or by the executive upon six months’ notice. However, we may terminate either executive without notice if he engages in serious or willful misconduct, is seriously negligent in the performance of his duties, commits a serious or persistent breach of his employment agreement, brings our company into disrepute or is convicted of a criminal offense. Prior to termination, the Boyages Employment Agreement was terminable on the same terms as the employment agreements for Mr. Sakiris and Mr. Simeonidis.

Each of the above-described employment agreement contains provisions protecting the Company’s confidential information and intellectual property. Each employment agreement also contains provisions restricting each executive’s ability to compete with the Company during his employment and for a period of up to six months thereafter in a specified geographic region. The non-compete provisions will generally impose restrictions on inducing the Company’s employees to leave the Company’s employment or soliciting clients of the Company. Pursuant to each employment agreement, each executive must devote all of his time, attention and skill to the performance of his duties, and neither executive may engage in any other business outside the Company without the Company’s prior written consent.

Superannuation Fund

As required by Australian law, we contribute to standard defined contribution superannuation funds on behalf of all our Australian employees at an amount required by law, which is currently 10.5% of each such employee’s salary subject to a contribution cap of $18,233 per annum. Superannuation is a compulsory savings program whereby employers are required to pay a portion of an employee’s remuneration to an approved superannuation fund that the employee is typically not able to access until they are retired. We permit employees to choose an approved and registered superannuation fund into which the contributions are paid.

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2019 Long Term Incentive Plan (“2019 Plan” or “the Plan”)

The 2019 Plan was adopted by the Board and approved by the Company’s stockholders on June 18, 2019. The purpose of the 2019 Plan is to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential future contributions to us have been, are, or will be important to our success, an opportunity to acquire a proprietary interest in us. The various types of incentive awards that may be provided under the 2019 Plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business.

On February 8, 2023, the stockholders of the Company approved an amendment 2019 Plan increasing the aggregate number of shares available for issuance under the 2019 Plan from 25,000 shares to 75,000 shares. On May 8, 2023, the stockholders of the Company approved an amendment 2019 Plan increasing the aggregate number of shares available for issuance under the 2019 Plan from 75,000 shares to 125,000 shares.

Administration

The 2019 Plan is administered by the Compensation Committee. Subject to the provisions of the plan, the Compensation Committee determines, among other things, the persons to whom from time-to-time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the 2019 Plan

An aggregate of 125,000 shares of our common stock are available for issuance under the 2019 Plan. Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the 2019 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the exercise price or tax withholding liability associated with the stock option exercise, the shares surrendered by the holder or withheld by us will not be available for future award grants under the plan.

Under the 2019 Plan, in the event of a change in the number of shares of our common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the committee will determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the plan or the aggregate number of shares reserved for issuance under the plan.

Eligibility

We may grant awards under the 2019 Plan to employees, officers, directors, and consultants of the Company and our subsidiaries and affiliates who are deemed to have rendered, or to be able to render, significant services to us or our subsidiaries or affiliates and who are deemed to have contributed, or to have the potential to contribute, to our success. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of ours or our subsidiaries. Based on the current number of employees and consultants to the Company and on the current size of our Board of Directors, we estimate that as of June 30, 2023, approximately 50 individuals are eligible to participate in the 2019 Plan.

Types of Awards

Options. The 2019 Plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code,” and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of our plans), measured at the date of the grant, may not exceed $100,000.

An incentive stock option may only be granted within 10 years from the effective date of the 2019 Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock.

Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in a combination of the two.

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Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder or by domestic relations order to a family member of the holder or may transfer a non-qualified stock option to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by us or one of our subsidiaries or affiliates at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability or normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by us or one of our subsidiaries or affiliates, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the Board or committee may determine, or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.

Stock Appreciation Rights. Under the 2019 Plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or we may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock and Restricted Stock Units. Under the 2019 Plan, we may award shares of restricted stock and restricted stock units. Restricted stock units are the right to receive at a future date share of common stock, or an amount in cash or other consideration determined by the committee to be of equal value as of such settlement date, in accordance with the terms of such grant. The committee determines the persons to whom grants of restricted stock or restricted stock units are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock or restricted stock units by the person receiving the stock from us, the time or times within which awards of restricted stock or restricted stock units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. Restrictions or conditions could also include, but are not limited to, the attainment of performance goals. A holder of restricted stock units will have no rights of a stockholder with respect to shares subject to any restricted stock unit award unless and until the shares are delivered in settlement of the award, except to the extent the committee provides for the right to receive dividend equivalents.

Other Stock-Based Awards. Under the 2019 Plan, we may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of us or one of our subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2019 Plan or any of our other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of our stock, and the Board of Directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the 2019 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards, and all performance goals will be deemed achieved at 100% of target levels. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which we acquire our stock in exchange for property is not treated as an acquisition of stock.

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In the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from us that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of our stock, which has been approved by the Board of Directors, the committee may (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the 2019 Plan, (ii) require a holder of any award granted under the plan to relinquish such award to us upon the tender by us to the holder of cash in an amount equal to the repurchase value of such award, and/or (iii) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid all or the applicable portion of the award based upon the committee’s determination. For this purpose, gross fair market value means the value of our assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Term and Amendments

Unless terminated by the Board, the 2019 Plan will continue to remain effective until no further awards may be granted, and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the initial effective date of the plan. The Board may at any time, and from time to time, amend the plan or any award agreement, but no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information
As of June 30, 2023
Number of
securities
remaining available
for
	Number of		future issuance under
	securities		equity compensation
	to be issued upon	Weighted average	plans
	exercise of	exercise price of	(excluding shares
	outstanding options,	outstanding options,	reflected
	warrants and rights	warrants and rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	100,000	(1)
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	100,000

(1) Securities remaining available for issuance under the 2019 Plan.

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Director Compensation

The table below sets forth the compensation earned by our non-employee directors for service on our Board of Directors during the year ended June 30, 2023.

	Fees earned or paid in cash	Stock Awards(1) (5)	All other compensation	Total
Name	($)	($)	($)	($)
Steven Boyages(2)	(2)	(2)	(2)	(2)
Lawrence Fisher	30,000	7,800	-	37,850
Jonathan Hurd	30,000	7,800	-	37,850
Jason Isenberg (3)	22,301	-	-	22,301
David Jenkins (3)	22,301	-	-	22,301
George Margelis (4)	28,250	7,800	-	36,050
Christopher Towers	40,000	7,800	-	47,800

(1)	The dollar amounts in this column represent the aggregate grant date fair value computed in accordance with ASC Topic 718.
(2)	Compensation paid to Mr. Steven Boyages, our former Interim Chief Executive Officer and current Chairman, for his service on the Board of Directors is set forth in Summary Compensation Table for named executive officers.
(3)	Appointed to The Board of Directors on October 5, 2022
(4)	Resigned from the Board of the Directors on June 9, 2023
(5)	Represents stock compensation of $7,800, made under 2019 Long Term Incentive Plan.

Non-Employee Director Compensation Arrangements

Our non-employee directors are entitled to receive cash fees of $30,000 (plus $10,000 each for the Chairman of the Board and Financial Expert/Chair of the Audit Committee) per year of service on our Board of Directors. Service rendered on any of the committees of the Board do not entitle our non-employee directors to any additional compensation.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the ownership of our common stock as of September 19, 2023 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

This table is based upon information supplied by officers and directors as well as Schedules 13D or 13G filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 2,330,399 shares of our common stock outstanding on September 19, 2023. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of September 19, 2023. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise set forth below, the address of the beneficial owner is c/o Intelligent Bio Solutions Inc., 142 West, 57th Street, 11th Floor, New York, NY 10019.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned+
Executive officers and directors:
Dr. Steven Boyages(1)	3,750	*
Lawrence Fisher(2)	750	*
Jonathan S. Hurd(3)	750	*
Jason Isenberg	0	0%
David Jenkins	0	0%
Spiro Sakiris(4)	11,134	*
Harry Simeonidis(5)	4,180	*
Christopher Towers(6)	790	*
All Executive Officers and Directors as a group (8 persons)	21,204	*

5% Stock Holders
Life Science Biosensor Diagnostics(7)	150,000	6.05%
Lind Global Fund II LP(8)	193,050	8.28%
Ionic Ventures, LLC(9)	193,050	8.28%
The Gary W. Rollins Foundation(10)	190,489	8.17%
The Ma-Ran Foundation(10)	213,265	9.15%

*	Less than 1%.
(1)	Consists of 3,750 shares of common stock.
(2)	Consists of 750 shares of common stock.
(3)	Consists of 750 shares of common stock.
(4)	Consists of (i) 8,510 shares of common stock, of which 3,765 are held directly by Mr. Sakiris and 4,745 shares are held indirectly by Anest Holdings Pty Ltd (“Anest Holdings”); (ii) currently exercisable Series A Warrants held by Anest Holdings to purchase 74 shares of the common stock; (iii) 150 shares of common stock that will be issuable upon exercise of the pre-IPO warrants held by Anest Holdings during the one-year period commencing on the second anniversary of the consummation of December 2020 IPO; and (iv) currently exercisable Series D warrants held by Anest Holdings to purchase 2,400 Shares of common stock. Anest Holdings is the trustee of ATF S&T Sakiris Superannuation Fund, of which Mr. Sakiris is a director.
(5)	Consists of 4,180 shares of common stock.
(6)	Consists of 790 shares of common stock.
(7)	Consists of 5-year non-transferrable warrant to purchase 150,000 common shares of the Company’s common stock at the exercise price of $340 per share, expiring December 31, 2025. The principal business address of Life Science Biosensor Diagnostics Pty Ltd is Level 9, 85 Castlereagh St Sydney, 2000, NSW Australia.

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(8)	Based on information provided in the Schedule 13G filed by Lind Global Fund II LP, Lind Global Partners II LLC and Jeff Easton on March 10, 2023, and other information known by the Company, including as a result of the exercise of warrants. Consists of 193,050 shares of common stock. Lind Global Partners II LLC, the general partner of Lind Global Fund II LP, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. Jeff Easton, the managing member of Lind Global Partners II LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. The principal business address of Lind Global Fund II LP, Lind Global Partners II LLC and Jeff Easton is 444 Madison Ave, Floor 41, New York, NY 10022.
(9)	Based on information provided in the Schedule 13G filed by Ionic Ventures, LLC (“Iconic”), Brendan O’Neil and Keith Coulston, on March 13, 2023, and other information known by the Company, including as a result of the exercise of warrants. Consists of 193,050 shares of common stock. Ionic has the power to dispose of and the power to vote the Shares beneficially owned by it, which power may be exercised by its managers, Mr. O’Neil and Mr. Coulston. Mr. O’Neil and Mr. Coulston, as managers of Ionic, have shared power to vote and/or dispose of the Shares beneficially owned by Ionic. Neither Mr. O’Neil nor Mr. Coulston directly owns any common stock of the Company. By reason of the provisions of Rule 13d-3 of the Act, each of Mr. O’Neil and Mr. Coulston may be deemed to beneficially own the Shares beneficially owned by Ionic. The principal business address of Iconic, Mr. O’Neil and Mr. Coulston is 142 West, 57th Street, 11th Floor, New York, NY 10019.
(10)

Pursuant to Schedule 13D jointly filed by Gary W. Rollins , Gary W. Rollins Foundation (the “GWRF”), and The Ma-Ran Foundation (the “MRF”) on June 1, 2023 (the “Rollins 13D”). The principal business address of the GWRF, MRF and each co-trustee is 1908 Cliff Valley Way NE, Atlanta, Georgia 30329. The GWRF is a private charitable trust. Gary W. Rollins is a co-trustee of the GWRF and holds de facto voting and investment power over shares held by GWRF. Mr. Rollins disclaims any beneficial interest in the shares held by GWRF. The Rollins 13D, provides that GWRF holds 190,489 of the Company’s common stock. In addition, the Rollins 13D provides that GWRF is entitled to 16,156 shares of common stock upon release of the Closing Holdback Shares, subject to the terms and conditions of the Share Exchange Agreement. The MRF is a private charitable trust with four co-trustees, Pamela R. Rollins, Amy R. Kreisler, Timothy C. Rollins and Margaret H. Rollins, and voting or investment decision requires approval of a majority of the co-trustees. The Rollins 13D provides that MRF holds 213,265 shares of the Company’s common stock. In addition, the Rollins 13D provides that MRF is entitled to 19,615 shares of common stock upon release of the Closing Holdback Shares, subject to the terms and conditions of the Share Exchange Agreement.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Our Code of Ethics requires that we avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of our total assets for the last two completed fiscal years, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity) (collectively, “Related Party Transactions”). Employment arrangements and compensation, including director compensation, generally do not fall within the definition of Related Party Transaction. A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Policies and Procedures for Related Party Transactions

All future and ongoing Related Party Transactions (as defined under SEC rules) require prior review and approval by the Audit Committee, which will have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction without the approval of the Audit Committee. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

Certain Transactions with or Involving Related Persons

The following is a summary of Related Party Transactions since July 1, 2019, and any currently proposed transactions, to which we were or are to be a participant. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were, unless otherwise noted below, comparable to terms available or the amounts that we would pay or received, as applicable, in arm’s-length transactions.

Agreements Related to the IFP Acquisition

On October 4, 2022, the Company acquired Intelligent Fingerprinting Limited pursuant to the Share Exchange Agreement by and among the Company, IFP, the IFP Sellers and the IFP Sellers’ representatives named therein.

One of the IFP Seller representatives, Philip Hand, is currently the Executive Chairman of IFP. For additional information regarding the IFP Acquisition and the Share Exchange Agreement, see “Business – IFP Acquisition”.

Investors’ Rights Agreement

Concurrently with the IFP Acquisition, the Company and each of The Ma-Ran Foundation and The Gary W. Rollins Foundation (together, the “IFP Investors”), entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), pursuant to which, among other things, the IFP Investors received, subject to satisfaction of certain specified minimum securities holding requirements in the Company, certain governance rights effective as of the IFP Closing, including the right to designate up to two directors to the Company’s board of directors. Pursuant to the Investors’ Rights Agreement, each of Jason Isenberg and David Jenkins, each being a designee of the IFP Investors under the Investors’ Rights Agreement, were appointed to, and then nominated by Board and subsequently elected by the Company’s shareholders, as a member of the Board. Mr. Isenberg served as a seller representative for the RFA Sellers in connection with the IFP Acquisition and is the Assistant General Counsel of RFA Management Company, LLC, an entity indirectly controlled by certain trustees of the IFP Investors. Mr. Jenkins served as a director of IFP prior to the consummation of the IFP Acquisition.

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Voting Agreements

Concurrently with the IFP Acquisition, the Company and the IFP Sellers entered into a voting agreement (the “IFP Sellers Voting Agreement”) pursuant to which, among other things, each IFP Seller agreed to vote such IFP Seller’s respective shares of common stock until the completion of the annual meeting of the Company’s stockholders for the Company’s fiscal year ended June 30, 2023, in favor of (i) each proposal contained in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2022, (ii) any proposal presented to the stockholders which is expressly contemplated by the Share Exchange Agreement, including, for the avoidance of doubt, a proposal to adopt, or make available to IFP employees, a stock option plan in accordance with the terms set out in Section 6.9(c) of the Share Exchange Agreement, (iii) any proposal presented to the stockholders with a unanimous Board’s recommendation to vote in favor of such proposal that has the primary intent of taking one or more actions that would be necessary or advisable for the Company to remain in compliance with the applicable listing requirements of the Nasdaq Stock Market, including, for the avoidance of doubt, any reverse stock split, and (iv) any proposal to adjourn or postpone any meeting of the Company’s stockholders at which any of the foregoing matters requiring such Stockholder’s approval are submitted for consideration and vote of the Company’s stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters requiring stockholders’ approval. The Reverse Stock Split and certain other proposals were subsequently approved by the Company’s stockholders at the Annual Meeting of stockholders held by the Company on February 8, 2023.

In addition, the Company, the IFP Sellers’ Representatives and the officers and directors of the Company who owned shares of common stock at the time of the IFP Closing entered into separate voting agreements pursuant to which, among other things, such officers and directors of the Company agreed to vote their respective shares of common stock in favor of the approval of the conversion of the Series C Preferred Stock into common stock in accordance with the Series C Certificate of Designation until the completion of the annual meeting of the Company’s stockholders for the Company’s fiscal year ended June 30, 2023. The full conversion of the Series C Preferred Stock was subsequently approved by the Company’s stockholders at the Special Meeting on May 8, 2023.

Registration Rights Agreement- IFP Acquisition

Concurrently with the IFP Acquisition, the Company and the IFP Sellers entered into the IFP Registration Rights Agreements granting the IFP Sellers customary registration rights with respect to the shares of common stock and common stock underlying the Series C Preferred Stock acquired by the IFP Sellers from the Company in the IFP Acquisition. The June Resale Registration Statement, which was declared effective on June 27, 2023, was filed in connection with fulfilling the Company’s obligations under the IFP Registration Rights Agreements.

Loan Agreements

Effective contemporaneously with the IFP Closing, the Company entered into an amendment to the bridge facility agreement between the Company and IFP, dated as of June 16, 2022, pursuant to which, among other things, the parties thereto agreed that the $500,000 loan from the Company to IFP would remain outstanding following the date of the IFP Closing until the second anniversary of the date of the IFP Closing (the “Company-IFP Loan Agreement”).

In addition, the Company entered into various loan agreements in the aggregate amount of £1,254,270, including accrued interest, pursuant to which IFP is the borrower and the Company became a guarantor of IFP’s obligations thereunder (the “IFP Loan Agreements”). Under the IFP Loan Agreements, the loans thereunder remained outstanding following the IFP Closing and (x) the loans and certain accrued interest (the Convertible Debt) were convertible into shares of IFP, which shares were to be immediately transferred to the Company in exchange for shares of Series C Preferred Stock that would then be converted into common stock, as set forth in the Share Exchange Agreement (the “Loan Conversion”), following approval of the Company Stockholder Approval Matters, or (y) the loans and certain accrued interest thereon would become repayable on the second anniversary of the date of the IFP Closing. The loans bore interest at 17% per annum on a compounded basis, increasing to 22% per annum on a compounded basis with effect from the date that falls 12 months following the date of the IFP Closing if the Company Stockholder Approval Matters were not approved by the Company’s stockholders by such date.

As of May 8, 2023, all eight IFP Lenders committed to, or otherwise indicated that they were committed to, the Loan Conversion with regard to the Convertible Debt, which, in the aggregate, had an outstanding balance of £1,360,761 in principal and accrued interest as of May 8, 2023. On May 12, 2023, the Company entered into Conversion Agreements with the eight IFP Lenders relating to the Convertible Debt in order to effect the above-described Loan Conversions. Each of the Conversion Agreements is dated and is effective as of May 9, 2023.

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Upon the conversion and exchange of the Convertible Debt in accordance with their respective terms and the terms of the Share Exchange Agreement and the Conversion Agreements, the IFP Lenders received an aggregate of 1,149,273 shares of Series C Preferred Stock. The conversion and exchange of the Convertible Debt into Series C Preferred Stock was deemed to be effective as of May 9, 2023. Effective as of May 10, 2023, the 1,149,273 shares of Series C Preferred Stock issued to the IFP Lenders pursuant to the Conversion Agreements were converted into an aggregate of 172,386 shares of common stock.

Subject to certain exceptions set forth in the Share Exchange Agreement, the Common Stock Consideration and shares of Series C Preferred Stock (and any securities convertible into or exercisable or exchangeable for common stock or Series C Preferred Stock) received pursuant to the Share Exchange Agreement and the transactions contemplated thereby are subject to transfer restrictions during the period ending 365 days after the date of the IFP Closing.

For additional information regarding the conversion of the Convertible Debt into Series C Preferred Stock and the conversion of Series C Preferred Stock into common stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

Agreements Related to the December Private Placement

Securities Purchase Agreement

On December 21, 2022, the Company entered into a Securities Purchase Agreement (the December Purchase Agreement) with 14 investors (the Series D Investors), pursuant to which the Company agreed to issue and sell to the 14 Series D Investors in a Regulation S private placement (i) 176,462 shares of the Company’s Series D Preferred Stock, and (ii) 529,386 D Warrants to purchase common stock. The Series D Preferred Stock and D Warrants were sold together as a D Unit, with each D Unit consisting of one share of Series D Preferred Stock and three D Warrants. An additional 26,469 warrants were issued to Winx Capital Pty Ltd., the placement agent for the December Private Placement. The Company received aggregate gross proceeds from the December Private Placement of $220,585 before deducting the placement agent’s fees and the Company’s transaction expenses. The December Private Placement closed on December 22, 2022. The purchase price for the D Units was $1.25 per D Unit. The D Unit offering price and the D Warrants exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1).

As a result of the Reverse Stock Split, the outstanding shares of Series D Preferred Stock were at the time of their conversion, convertible into an aggregate of 26,464 shares of common stock (initially 529,386 shares of common stock pre-Reverse Stock Split) following shareholder approval of such conversion and without the payment of additional consideration. The Company’s stockholders approved the full conversion of the Series D Preferred Stock at the Special Meeting on May 8, 2023, and the conversion of the Series D Preferred Stock was effective as of May 10, 2023. For additional information regarding the conversion of Series D Preferred Stock into common stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

As a result of the Reverse Stock Split, (i) each share of Series D Preferred Stock was convertible into 0.15 shares of common stock at the time of conversion (initially three shares of common stock pre-Reverse Stock Split, subject to adjustment upon the occurrence of specified events); (ii) each D Warrant currently represents the right to purchase 0.05 shares of common stock with an exercise price of $5.80 per share (initially exercisable for one share of common stock with an exercise price of $0.29 per share pre-Reverse Stock Split); and (iii) each Winx Warrant currently represents the right to purchase 0.05 shares of common stock, with an exercise price of $10.40 per share (initially exercisable for one share of common stock with an exercise price of $0.52 per share pre-Reverse Stock Split). The D Warrants expire June 22, 2028, and the Winx Warrants expire five years following the effective date of a registration statement covering the resale of common stock underlying the Series D Preferred Stock acquired by the Series D Investors.

Two Series D Investors are, as described below, affiliated with the Company.

Approximately 15.10% of funds raised in the December Private Placement were secured from the following members of the Company’s senior management:

Investor and Position with the Company	Shares of Series D Preferred Stock Purchased	Warrants Purchased	Aggregate Purchase Price
Spiro Sakiris (indirectly), Chief Financial Officer	15,993	47,979	$19,991.25
Manuel Kostandas, Director of Global Integration	10,662	31,986	$13,327.50

Each of the Company and the Series D Investors made certain customary representations and warranties and agreed to certain covenants in the December Purchase Agreement.

The issuances of the shares of common stock and Series D Preferred Stock pursuant to the December Purchase Agreement are intended to be exempt from registration under the Securities Act, by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

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Registration Rights Agreement – Private Placement

Concurrent with entry into the December Purchase Agreement, the Company and the Series D Investors entered into the December Registration Rights Agreement granting the Series D Investors customary registration rights with respect to the shares of common stock underlying the Series D Preferred Stock and the D Warrants acquired by the Series D Investors in the December Private Placement. The June Resale Registration Statement, which was declared effective on June 27, 2023, was filed in connection with fulfilling the Company’s obligations under the December Registration Rights Agreements. The June Resale Registration Statement also registered the shares of common stock underlying the Winx Warrants.

For additional information regarding the December Private Placement, see “Prospectus Summary – December Private Placement - Series D Preferred Stock.”

Other Transactions

●	LSBD, which is also referred to herein as “Licensor”, held 42.6% of our outstanding common stock (by voting rights) as of June 30, 2021 and held less than 7.5% of our outstanding common stock as of February 17, 2022. LSBD currently holds 5-year non-transferrable warrants to purchase 150,000 common shares of the Company’s common stock at the exercise price of $340 per share, expiring December 31, 2025. From time to time, we have entered into transactions with the LSBD that have not been negotiated, arranged or otherwise implemented on an arms-length basis. These transactions include (i) entry into that certain License Agreement, dated June 23, 2020, by and between Licensor and the Company (the “License Agreement”) pursuant to which Licensor granted to the Company a license to the Licensor’s proprietary rights to the biosensor technology used in certain licensed products and (ii) the employee sharing arrangements.
●	Under the terms of the SGT License Agreement, we license the SGT with the Company’s digital information system for the APAC Region. The License Agreement requires, among other material provisions, that commencing after the receipt of regulatory approval in a jurisdiction, we will pay the Licensor a minimum royalty with respect to such jurisdiction for each year, in four equal quarterly instalments. The minimum royalty will be 13% of the projected net sales in such jurisdiction for each such year. The projected net sales will be an amount mutually agreed between us and the Licensor for the first such year. For each ensuing year after the first year, the projected net sales will be the number of certain licensed products sold in the prior year, as adjusted for the expected market growth and, for each year through the tenth year, as increased by up to an additional 7%. At the end of each quarter, if the quarterly instalment of the minimum royalty is less than the actual royalty (13% of the actual net sales of the licensed products for such quarter) in such jurisdiction, we will pay Licensor the difference between the quarterly instalment of the minimum royalty and the actual royalty. The royalty fee rate will be reduced from 13% to 3% upon the expiration of the patent portfolio covered by the License Agreement.
●	From August 5, 2016 to December 31, 2020, we incurred to the Licensor a total of $8,537,629 (inclusive of “deemed dividend” referred to below) under a prior license agreement for this technology in relation to development of the technology, $3,478,570 in relation to overhead and general administration expenses and $6,324,806 in relation to research and development and regulatory approval in relation to the development and approval process for the Glucose Biosensor Technology. During the quarter ended September 30, 2020, the Company expanded its geographic coverage of its license to include the APAC Region, the Company allotted 147,029 Convertible Preference Shares to external shareholders who had a prior interest in this region. Accordingly, as part of this transaction the Company was required to classify $976,308 of expenditure incurred by Licensor as a “deemed divided” under FASB ASC 805.
●	Under the employee sharing arrangements with Licensor, which have not been pursuant to any written agreements, the Licensor has allocated a portion of its general office expenses, rent and wages to us based on our percentage usage of the Licensor’s office and personnel resources. We have relied upon these arrangements as it has been more cost-effective than acquiring dedicated office space and personnel that would not have been fully utilized. Set forth below are the amounts paid to LSBD in connection with the cost sharing arrangements with LSBD:

Fiscal year ended June 30, 2020:		$444,374
Fiscal year ended June 30, 2021:		$212,032
Fiscal year ended June 30, 2022:		$145,733
Fiscal year ended June 30, 2023:	$	Nil

●	On June 30, 2020, we issued 120,000 shares of common stock in exchange for the cancellation of $900,000 in debt held by the Licensor, resulting in 8,630,000 outstanding shares of common stock as of such date. Share and per share amounts set forth herein (except in any historical financial information) give effect to the issue, unless indicated otherwise.
●	On December 14, 2020, the Company and LSBD agreed to cancel the previously agreed share repurchase transaction dated as of December 7, 2020, under which LSBD was to exchange a total of 3,800,000 shares of the Company’s common stock for a 3-year non-transferrable warrant to purchase 1,900,000 shares of the Company’s shares of common stock. Effective as of the same date, the Company agreed to issue to LSBD, in consideration of LSBD’s contribution towards the research and development of applications other than glucose and COVID-19 applications to a maximum of $2 million over a 5-year period, a 5-year non-transferable warrant to purchase 3,000,000 shares of the Company’s common stock at the exercise price equal to the IPO per unit price.

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●	On December 18, 2020, the Company entered into an Exchange Agreement (the “EA”) with LSBD to exchange 3,000,000 shares of its common stock held by LSBD for 3,000,000 shares of the Company’s Series B Convertible Preferred Stock. In addition, the parties to the Exchange Agreement entered into a Registration Rights Agreement (the “RRA”) pursuant to which the Company agreed to prepare and file within 30 days following the closing of our IPO with the SEC a registration statement to register for resale the shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock.
●	On December 18, 2020, LSBD entered into a certain Purchase and Assignment Agreement (the “PAA”) with an institutional accredited investor (the “Purchaser”) pursuant to which LSBD sold and assigned to the Purchaser 3,000,000 shares of the Series B Convertible Preferred Stock and assigned to the Purchaser its rights under the EA and the RRA with respect to such preferred shares for a total purchase price of $2,000,000. The investor’s Series B Convertible Preferred Stock is convertible into 3,000,000 shares of the Company’s common stock, subject to beneficial ownership limitation. The price per share of the 3,000,000 shares of common stock issuable upon conversion of the investor’s Series B Convertible Preferred Stock is $0.67. In connection with the Company’s obligations under the RRA, the Company filed the Registration Statement on Form S-1 for the March Offering, which was declared effective by the SEC on March 31, 2021.
●	During the quarter ended March 31, 2021, the Company contributed a total of $2,600,000 towards budgeted development and commercialization costs to be incurred by BiosensX (North America) Inc. in which the Company has a 50% interest. This represents the Company’s contribution towards budgeted development and commercialization costs included in total costs budgeted in the Form S-1. This funding relates to the development and preparation for submission of the Saliva Glucose Biosensor connected with regulatory approval for the U.S market by the U.S Food & Drug Administration. This amount is recognized as a prepayment and will be expensed as incurred over an estimated 18-month period in which the costs are expected to be incurred.
●	On March 31, 2021, GBS entered into an agreement with LSBD to provide GBS an option to acquire an exclusive license to use LSBD’s intellectual property in the Saliva Glucose Biosensor in North America (the “Option Agreement”). The Option Agreement has a term of two years and the exercise price for the option is $5 million. The fee of $0.5 million incurred for the option has been recognized as an expense and included within ‘Development and regulatory approval expenses in the consolidated statements of operations.
●	In 2021, two shareholders of the Licensor (The iQ Group Global Ltd and iQX Limited) committed to provide sufficient financial assistance to us as and when it is needed for us to continue our operations until September 2021. This financial assistance included refraining from seeking repayment of any intercompany loans or balances due from us except to the extent funds become available. Under this arrangement, loans or deferrals of amounts due in connection with this financial assistance were to be made on an interest free basis. As of date of this filing, no amounts were outstanding pursuant to the financial assistance commitments.
●	Until the completion and termination of the agreement on December 23, 2019, we were party to a master services agreement, or the “MSA Agreement,” with IQ3Corp Limited, or “IQ3,” which was at the time considered an affiliate of the Company by virtue of having certain common management personnel with The iQ Group Global Ltd. The MSA Agreement set forth certain basic terms and provisions applicable to services to be provided by IQ3 to us pursuant to specific pre-IPO related service acquisition orders to be entered into by the parties from time to time. Prior to the completion and termination of the MSA Agreement, pursuant to a November 2016 order under the agreement for various advisory services, we incurred a total of $3,937,047 in fees and expenses to IQ3, all of which were fully paid.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description summarizes certain terms of the Warrants included in this offering. The material terms and provisions of our common stock and our Series E Convertible Preferred Stock are described under the caption “Description of Capital Stock”. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Warrants, copies of which are filed with the SEC as exhibits to the Registration Statement on Form S-1 of which this prospectus forms a part.

We are offering (i) 2,985,074 Class A Units, each unit consisting of one share of common stock, one Series E Warrant and one Series F Warrant, and/or (ii) 2,985,074 Class B Units, consisting of one share of Series E Convertible Preferred stock, one Series E Warrant and one Series F Warrant.

Each share of common stock and/or Series E Convertible Preferred Stock and accompanying Warrants included in each unit will be immediately separable upon issuance and will be issued separately will be immediately separable upon issuance and will be issued separately. The units will not be issued or certificated. We are also registering the shares of common stock included in the Class A Units and the shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock and shares of common stock issuable from time to time upon exercise of the Warrants included in the units offered hereby.

Under Nasdaq listing rules, the Warrants are not exercisable without Warrant Stockholder Approval. We intend to promptly seek the Warrant Stockholder Approval after the closing of this offering. In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore have no value.

Warrants

Warrant Stockholder Approval

Under Nasdaq listing rules, the Warrants are not exercisable without stockholder approval. We have agreed to hold a stockholders’ meeting in order to seek such stockholder approvals as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from our stockholders in order to permit the exercise of the Warrants. We cannot assure you that we will be able to obtain this requisite approval. In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore have no value.

Series E Warrants

The following description of the Series E Warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the Series E Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price.

Each Series E Warrant offered hereby will have an initial exercise price per share equal to $         . The Series E Warrants will be immediately exercisable upon obtaining the Warrant Stockholder Approval and will expire on the five-and-a-half-year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The Series E Warrant contain a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average price for the five trading days immediately prior to the trigger date, which under the terms of the Series E Warrant is the 6th trading day immediately following the date on which a reverse stock split of the common stock is effective. Pursuant to a warrant agency agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, the Series E Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability.

The Series E Warrants are not exercisable without first obtaining the Warrant Stockholder Approval. Assuming the Warrant Stockholder Approval is obtained, the Series E Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series E Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the Series E Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a Series E Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise.

Assuming the Warrant Stockholder Approval is obtained, if at the time a holder exercises its Series E Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series E Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series E Warrants.

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Transferability.

Subject to applicable laws, a Series E Warrant may be transferred at the option of the holder upon surrender of the Series E Warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

There is no trading market available for the Series E Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Series E Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.

Except as otherwise provided in the Series E Warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the Series E Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until the Warrant Stockholder Approval is obtained and the holder exercises their Series E Warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the Series E Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the holders of the Series E Warrants will be entitled to receive upon exercise of the Series E Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series E Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series E Warrants, in the event of certain fundamental transactions, the holders of the Series E Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series E Warrants on the date of consummation of the transaction.

Series F Warrants

The following description of the Series F Warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the Series F Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price.

Each Series F Warrant offered hereby will have an initial exercise price per share equal to $ . The Series F Warrants will be immediately exercisable upon obtaining the Warrant Stockholder Approval and will expire on the one-and-a-half-year anniversary of the original issuance date.

The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Pursuant to a warrant agency agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, the Series F Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability.

The Series F Warrant are not exercisable without first obtaining the Warrant Stockholder Approval. Assuming the Warrant Stockholder Approval is obtained, the Series F Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series F Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series F Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the Series F Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a Series F Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

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Cashless Exercise.

Assuming the Warrant Stockholder Approval is obtained, if at the time a holder exercises its Series F Warrants, a registration statement registering the issuance of the shares of common stock underlying the Series F Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series F Warrants.

On or after the initial exercise date, a holder of Series F Warrants may also provide notice and elect an “alternative cashless exercise” pursuant to which they would receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series F Warrant and (y) 1.0.

Transferability.

Subject to applicable laws, a Series F Warrant may be transferred at the option of the holder upon surrender of the Series F Warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

There is no trading market available for the Series F Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Series F Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.

Except as otherwise provided in the Series F Warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the Series F Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until the Warrant Stockholder Approval is obtained and the holder exercises their Series F Warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the Series F Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the holders of the Series F Warrants will be entitled to receive upon exercise of the Series F Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series F Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Series F Warrants, in the event of certain fundamental transactions, the holders of the Series F Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series F Warrants on the date of consummation of the transaction.

Representative Warrants.

The following description of the Representative Warrants is a summary and is qualified in its entirety by reference to the provisions of the Representative Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

We have agreed to issue Representative Warrants to the representative, upon the closing of this offering, which entitle it to purchase up to               shares of common stock (or              shares of common stock assuming the exercise of the over-allotment option in full). The Representative Warrants will have an exercise price equal to $             per share of common stock. The Representative Warrants will be exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of this offering, and otherwise on substantially similar terms to Series E Warrants issued to investors as part of the offering. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being registered on the registration statement of which this prospectus is a part.

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UNDERWRITING

We are offering the Class A Units and Class B Units described in this prospectus through the underwriters named below. Ladenburg Thalmann & Co. Inc. is acting as the representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, dated as of           , 2023, the underwriters have agreed to purchase the number of our securities set forth opposite its respective name below.

Underwriters	Number of Class A Units	Number of Class B Units
Ladenburg Thalmann & Co. Inc.
Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised by the underwriters that they propose to offer the Class A Units and Class B Units, if any, directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $             per share (or per share of common stock underlying the Series E Convertible Preferred Stock), $             per Series E Warrant and $             per Series F Warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the Class A Units or Class B Units, or the shares of common stock, shares of Series E Convertible Preferred Stock, Series E Warrants and Series F Warrants included in the Class A Units or Class B Units in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

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	Per Class A Unit(1)	Per Class B Unit(2)	Total Without Over- Allotment	Total With Full Over- Allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions to be paid to underwriters by us(3)(4)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1)	The public offering price and underwriting discount corresponds to, in respect of the Class A Units,

(i) a public offering price per share of common stock of $            ($             net of the underwriting discount), (ii) a public offering price per Series E Warrant of $            ($              net of the underwriting discount) and (iii) a public offering price per Series F Warrant of $            ($              net of the underwriting discount).

(2)	The public offering price and underwriting discount in respect of the Class B Units corresponds to (i) a public offering price per Series E Convertible Preferred Stock of $ ($ net of the underwriting discount), (ii) a public offering price per Series E Warrant of $ ($ net of the underwriting discount) and (iii) a public offering price per Series F Warrant of $ ($ net of the underwriting discount).

(3)	We have also agreed to pay the representative a management fee of 1.0% of the gross proceeds from the offering and to reimburse the accountable expenses of the representative, including a pre-closing expense allowance of up to a maximum of $35,000 and an additional closing expense allowance up to a maximum of $110,000.

(4)	We have granted a 45-day option to the underwriters to purchase up to additional shares of common stock and/or Series E Warrants to purchase an additional shares of common stock and/or Series F Warrants to purchase an additional shares of common stock at the public offering price per share of common stock and the public offering price per Warrant set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

We estimate the total expenses payable by us for this offering to be approximately $              , which amount includes (i) the underwriting discount of $              , (ii) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative, in an amount not to exceed $35,000 for pre-closing expenses plus $110,000 for closing expenses, (iii) a management fee of approximately $              which represents 1.0% of the total gross proceeds payable to the representative, and (iv) other estimated company expenses of approximately $333,989, which includes legal, accounting, printing costs, and various fees associated with the registration and listing of our shares.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to an additional 447,761 shares and/or Series E Warrants to purchase up to an additional 447,761 shares of common stock and/or Series F Warrants to purchase up to an additional 447,761 shares of common stock at the public offering price per security set forth on the cover page hereto, less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock and/or Series E Warrants and/or Series F Warrants are purchased, the underwriters will offer these shares of common stock and/or Warrants on the same terms as those on which the other securities are being offered.

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Representative Warrants

We have agreed to issue Representative Warrants to the representative, upon the closing of this offering, which entitle it to purchase up to 149,254 shares of common stock (or 171,642 shares of common stock assuming the exercise of the over-allotment option in full). The Representative Warrants will have an exercise price equal to $          per share of common stock. The Representative Warrants will be exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of this offering, and otherwise on substantially similar terms to the Series E Warrants issued to investors as part of the offering. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being registered on the registration statement of which this prospectus is a part.

Determination of Offering Price

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “INBS.” On September 19, 2023, the closing price of our common stock was $1.34 per share.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors that will be considered in determining the final public offering price of the shares:

●	Our history and our prospects;

●	The industry in which we operate;

●	Our past and present operating results; and

●	The general condition of the securities markets at this time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of common stock sold in this offering can be resold at or above the public offering price.

Right of First Refusal

We have granted to Ladenburg Thalmann & Co. Inc. the right of first refusal until February 26, 2025, to act as sole bookrunner, exclusive placement agent or exclusive sales agent in connection with any financing of the Company.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “INBS.” The last reported sales price of our shares of common stock on September 19, 2023 was $1.34 per share. The actual public offering price per Class A Unit or Class B Unit, as the case may be, will be determined between us, the underwriters and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the Warrants or the Series E Convertible Preferred Stock, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the Series E Convertible Preferred Stock or the Warrants on any securities exchange or other trading system.

Lock-up Agreements

Our officers, directors and each of their respective affiliates and associated partners, and certain other stockholders have agreed with the underwriters to be subject to a lock-up period from the later of (i) ninety (90) days following the date of the Underwriting Agreement and (ii) fifteen (15) days following the date of the Warrant Stockholder Approval. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for a period from the later of (i) ninety (90) days following the closing date of this offering and (ii) fifteen (15) days following the date of the Warrant Stockholder Approval, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Leak-Out Agreements

Certain investors in this offering may enter into leak-out agreements wherein each investor who is party thereto (together with certain of its affiliates) will agree not to sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day, shares of our common stock, including shares of common stock purchased in this offering and the shares of common stock issuable upon exercise of the Warrants and conversion of the Series E Preferred Stock, in an amount more than a specified percentage of the trading volume of the common stock on the principal trading market, subject to certain exceptions. This restriction will not apply to sales or transfers of any such shares of common stock in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a leak-out agreement. After such sale or transfer, future sales of the securities covered by the leak-out agreement entered into by the original owner (together with certain of its affiliate) and the purchaser or transferee will be aggregated to determine compliance with the terms of the leak-out agreement.

Voting Agreements

Our officers, directors and certain stockholders have each agreed with the representative to enter into voting agreements whereby they have each agreed to vote all shares of common stock over which they have voting control to approve (i) the issuance of the underlying shares of Common Stock upon exercise of the Warrants and (ii) additional proposals that may be required by the rules of the Nasdaq Capital Market (or any successor entity) relating to the Warrants.

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Other Relationships

From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. The representative received compensation in connection with our acquisition of Intelligent Fingerprinting Limited and acted as underwriter in connection with our public offering consummated in March 2023 for which it received compensation.

Affiliates of the Representative have indicated an interest in participating in the offering in an amount of up to $60,000. This indication is non-binding.

Insider Participation

One or more of our directors and executive officers have indicated interest in participating in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, because indications of interest are not binding, we cannot guarantee if any officer or director will participate in this offering.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our common stock and the Warrants is Continental Stock Transfer & Trust Company, LLC.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock;

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time. In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time. Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), and Amended and Restated Bylaws (as amended, the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law. For a complete description of the matters set forth in “Description of Capital Stock” you should refer to our Certificate of Incorporation and our Bylaws, which are or will be included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

General

Our Certificate of Incorporation will authorize us to issue up to

●	100,000,000 shares of our common stock, $0.01 per value per share.
●	10,000,000 shares of preferred stock, $0.01 par value per share, the rights, preferences, and privileges of which may be designated from time to time by our Board.

As at September 19, 2023, we had 2,330,399 shares of common stock held by 494 stockholders of record. In addition, we have 500,000 shares of Series C Preferred Stock (the Closing Holdback Shares) (currently convertible into approximately 75,000 shares of common stock) reserved and held back from the IFP Sellers for one year after the closing of the IFP Acquisition to secure potential indemnification claims by the Company against those IFP Sellers. As at September 19, 2023, there were also warrants outstanding to purchase 426,521 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $205.03.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds.

Liquidations

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any Preferred Stock then outstanding.

Other Rights

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

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Fully Paid and Non-assessable

All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our Board of Directors currently has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Series E Convertible Preferred Stock

The following summary of certain terms and provisions of the Series E Preferred Stock offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock (the “Certificate of Designation”), which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the Certificate of Designation for a complete description of the terms and conditions of the Series E Preferred Stock.

Voting Rights

The holders of the Series E Preferred Stock have no voting rights, except as required by law. We may not disproportionally alter or change adversely the powers, preferences and rights of the Series E Preferred Stock or amend the Certificate of Designation or amend our Certificate of Incorporation or Bylaws in any manner that disproportionally adversely affect any right of the holders of the Series E Preferred Stock without the affirmative vote of the holders of a majority of the shares of Series E Preferred Stock then outstanding, or increase the number of authorized shares of Series E Preferred Stock.

Dividends

Shares of Series E Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by our board of directors. However, holders of our Series E Preferred Stock are entitled to receive dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by our board of directors, except for stock dividends or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents for which the conversion price will be adjusted.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our Series E Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series E Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Series E Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

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Conversion

Each share of Series E Preferred Stock is convertible at any time at the holder’s option into one share of common stock (subject to the beneficial ownership limitations as provided in the Certificate of Designation), subject to adjustment as provided in the Certificate of Designation, provided that the holder will be prohibited from converting Series E Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99%, or 9.99%, of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until the 61st day after such notice to us.

Other Rights

We are not obligated to redeem or repurchase any shares of Series E Preferred Stock. Shares of Series E Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provision.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make hostile takeovers, including the following transactions, more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. As a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or Bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “INBS”.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by ArentFox Schiff LLP of New York, NY 10036. Certain legal matters as to the laws of Australia will be passed upon by Piper Alderman of Sydney, Australia. The representative of the underwriters is being represented by Ellenoff, Grossman & Schole, LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of the Company as of June 30, 2023, and for the year ended June 30, 2023, included in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm, incorporated herein, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The audited consolidated financial statements of the Company as of June 30, 2022, and for the year ended June 30, 2022, included in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd., an independent registered public accounting firm, incorporated herein, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The financial statements of Intelligent Fingerprinting Limited as of December 31, 2020, and December 31, 2021 and for each of the years then ended, included in this prospectus and elsewhere in the registration statement have been incorporated in reliance upon the report of UHY Haines Norton, an independent auditor, upon authority of said firm as experts in auditing and accounting.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On June 29, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors of Intelligent Bio Solutions Inc. (the “Company”) determined it to be in the best interests of the Company and its stockholders to appoint an independent registered public accounting firm based in the United States. In connection with this determination, on June 29, 2023, BDO Audit Pty Ltd. (“BDO”) resigned as the Company’s independent registered public accounting firm effective June 29, 2023.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2022 and June 30, 2021, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO’s report on the Company’s consolidated financial statements as of and for the year ended June 30, 2022, did contain a separate paragraph relating to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended June 30, 2022 and June 30, 2021, and the subsequent interim period through June 29, 2023, the date of BDO’s resignation, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such year.

The Company’s management has authorized BDO to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

The Company provided BDO a copy of the above disclosures and requested that BDO furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements made by the Company. A copy of BDO’s letter to the SEC is filed as Exhibit 16.1 to this registration statement of which this prospectus forms a part.

On June 29, 2023, the Audit Committee approved the appointment of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the year ending June 30, 2023. In deciding to appoint UHY, the Audit Committee reviewed auditor independence and existing commercial relationships with UHY and concluded that UHY has no commercial relationship with the Company that would impair its independence.

During the Company’s two most recent fiscal years ended June 30, 2022 and June 30, 2021, and through June 29, 2023, neither the Company nor anyone on their behalf consulted with UHY with respect to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that UHY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, except in connection with the Intelligent Fingerprinting Limited transaction described below; (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). UHY Haines Norton, an independent member firm of UHY International, has rendered an audit opinion on Intelligent Fingerprinting Limited as of and for the years ending December 30, 2020 and 2021, which was acquired by the Company in October 2022.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the securities being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.ibs.inc) under the heading “Investors.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended June 30, 2023 (filed on August 23, 2023);
●	our Current Reports on Form 8-K and any amendments on Form 8-K/A filed on: July 26, 2023, July 3, 2023; and
●	the description of our common stock contained in our registration statement Form 8-A filed with the SEC on December 22, 2020, and any amendments or reports filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Intelligent Bio Solutions Inc.

142 West, 57th Street, 11th Floor

New York, NY 10019

Attention: Corporate Secretary

(646) 828-8258

The documents incorporated by reference may be accessed at our website at www.ibs.inc. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (UHY LLP PCAOB ID # 1195)	F-2
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (BDO Audit Pty Ltd, Sydney, Australia, PCAOB ID #02256)	F-3
CONSOLIDATED BALANCE SHEETS	F-4
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)	F-5
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY	F-6
CONSOLIDATED STATEMENTS OF CASH FLOWS	F-7
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-8

Acquisition Financials
AUDITED FINANCIAL STATEMENTS OF INTELLIGENT FINGERPRINTING LIMITED FOR THE YEARS ENDED DECEMBER 31, 2020, AND 2021 (UHY Haines Norton, PCAOB ID# 01132)	F-31
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2022	F-63
INTELLIGENT BIO SOLUTIONS INC. AND INTELLIGENT FINGERPRINTING LIMITED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2023.	F-67

F-1

To the Shareholders and Board of Directors of

Intelligent Bio Solutions, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Intelligent Bio Solutions, Inc. (the “Company”) as of June 30, 2023, the related statements of operations and other comprehensive income (loss), stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of its operations and its cash flows for the year ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s primary sources of liquidity have been through funding from financing activities. The Company has reported operating losses and negative cash flows from operations since inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2023.

Melville, New York

August 23, 2023

F-2

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Intelligent Bio Solutions Inc. (f/k/a GBS Inc.)

New York, New York

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Intelligent Bio Solutions Inc (f/k/a GBS Inc.) (the ‘Company’) as of June 30, 2022, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the ‘consolidated financial statements’). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2022 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘PCAOB’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO Audit Pty Ltd

We served as the Company’s auditor from 2017 to 2023.

Sydney, Australia

September 21, 2022, except for the effects of the reverse stock split discussed in Note 3 and effects of the change in the segments discussed in Note 4, as to which the date is August 23, 2023.

F-3

Intelligent Bio Solutions Inc.

Consolidated Balance Sheets*

	June 30, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,537,244	$8,238,301
Accounts receivable, net	293,861	-
Inventories, net	979,907	-
Grant receivable, current portion	-	1,529,882
Research and development tax incentive receivable	498,758	353,048
Other current assets	552,791	746,761
Total current assets	3,862,561	10,867,992
Property and equipment, net	690,175	391,408
Operating lease right-of-use assets	546,475	-
Intangible assets, net	5,255,401	-
Long-term grant receivable	-	1,092,773
TOTAL ASSETS	10,354,612	$12,352,173

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,610,028	$1,625,089
Current portion of operating lease liabilities	223,447	-
Current portion of deferred grant income	2,338,057	2,836,582
Current employee benefit liabilities	358,942	201,332
Current portion of notes payable	353,211	-
Total current liabilities	5,883,685	4,663,003
Employee benefit liabilities, less current portion	24,902	50,626
Operating lease liabilities, less current portion	356,165	-
Long-term deferred grant income	-	1,092,773
Notes payable, less current portion	402,862	-
Total liabilities	6,667,614	5,806,402
Commitments and contingencies (Note 16)

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized:
Series C preferred stock, 4,012,276 shares designated, 0 shares issued and outstanding at June 30, 2023 and 2022, respectively	-	-
Series D preferred stock, 500,000 shares designated, 0 shares issued and outstanding at June 30, 2023 and 2022, respectively	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,330,399 and 744,495 shares issued and outstanding at June 30, 2023 and 2022, respectively*	23,304	7,445
Treasury stock, at cost, 1,386 and 0 shares as of June 30, 2023 and 2022, respectively	(14)	-
Additional paid-in capital	46,158,763	38,581,465
Accumulated deficit	(41,807,573)	(31,175,853)
Accumulated other comprehensive loss	(575,496)	(788,135)
Total consolidated Intelligent Bio Solutions Inc. equity	3,798,984	6,624,922
Non-controlling interest	(111,986)	(79,151)
Total shareholders’ equity	3,686,998	6,545,771
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,354,612	$12,352,173

*	Common Stock has been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 20 reverse stock split throughout the consolidated financial statements unless otherwise stated.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Intelligent Bio Solutions Inc.

Consolidated Statements of Operations and Other Comprehensive Income (Loss)*

	Year Ended June 30,
	2023	2022
Revenue	$1,256,872	$-
Cost of revenue (exclusive of amortization shown separately below)	(930,204)	-
Gross profit	326,668	-

Other income:
Government support income	737,628	437,146

Operating expenses:
Selling, general and administrative expenses	(8,026,703)	(4,920,103)
Development and regulatory approval expenses	(507,424)	(3,853,919)
Depreciation and amortization	(966,732)	-
Goodwill impairment	(4,158,670)	-
Total operating expenses	(13,659,529)	(8,774,022)
Loss from operations	(12,595,233)	(8,336,876)

Other income (expense):
Interest expense	(223,534)	(7,539)
Realized foreign exchange loss	(9,829)	(3,987)
Fair value gain on revaluation of financial instruments	2,154,365	-
Interest income	9,676	14,426
Total other income	1,930,678	2,900
Net loss	(10,664,555)	(8,333,976)
Net loss attributable to non-controlling interest	(32,835)	(27,925)
Net loss attributable to Intelligent Bio Solutions Inc.	$(10,631,720)	$(8,306,051)

Other comprehensive income (loss), net of tax:
Foreign currency translation income (loss)	$212,639	$(126,875)
Total other comprehensive income (loss)	212,639	(126,875)
Comprehensive loss	(10,451,916)	(8,460,851)
Comprehensive loss attributable to non-controlling interest	(32,835)	(27,925)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	$(10,419,081)	$(8,432,926)

Net loss per share, basic and diluted*	$(10.58)	$(11.33)
Weighted average shares outstanding, basic and diluted*	1,004,593	733,263

The accompanying notes are an integral part of these consolidated financial statements.

*	Common Stock and per share amount have been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 20 reverse stock split throughout the consolidated financial statement unless otherwise stated.

F-5

Intelligent Bio Solutions Inc.

Consolidated Statements of Changes in Shareholders’ Equity*

	Convertible						Additional		Other	Non-	Total
	preferred stock		Common stock		Treasury stock		paid in	Accumulated	comprehensive	controlling	shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	loss	interest	equity
Balance, June 30, 2021	1,300,000	$13,000	679,106	$6,791	-	$-	$38,569,119	$(22,869,802)	$(661,260)	$(51,226)	$15,006,622
Series B warrants exercised to purchase common shares	-	-	389	4	-	-	(4)	-	-	-	-
Conversion of convertible preferred shares into common shares	(1,300,000)	(13,000)	65,000	650	-	-	12,350	-	-	-	-
Foreign currency translation loss	-	-	-	-	-	-	-	-	(126,875)	-	(126,875)
Net loss	-	-	-	-	-	-	-	(8,306,051)	-	(27,925)	(8,333,976)
Balance, June 30, 2022	-	$-	744,495	$7,445	-	$-	$38,581,465	$(31,175,853)	$(788,135)	$(79,151)	$6,545,771
Reverse stock split rounding adjustment	-	-	11,250	112	-	-	(112)	-	-	-	-
Issuance of Series C preferred stock and common stock for acquisition, net of issuance costs	2,363,003	23,630	148,155	1,482	-	-	4,699,158	-	-	-	4,724,270
Issuance of Series D preferred stock, net of issuance costs	176,462	1,765	-	-	-	-	160,695	-	-	-	162,460
Stock awards issued to employees	-	-	25,000	250	-	-	259,750	-	-	-	260,000
Payment of tax withholding for employee stock awards		-	-	-	(1,386)	(14)	(14,393)	-	-	-	(14,407)
Issuance of common stock and warrants, net of issuance costs	-	-	654,990	6,550	-	-	2,087,117	-	-	-	2,093,667
Issuance of common stock upon cashless exercise of warrants	-	-	193,227	1,932	-	-	(1,932)	-	-	-	-
Conversion of convertible notes payable into Series C preferred stock	1,149,274	11,493	-	-	-	-	355,660	-	-	-	367,153
Conversion of convertible preferred shares into common shares	(3,688,739)	(36,888)	553,282	5,533	-	-	31,355	-	-	-	-
Foreign currency translation income	-	-	-	-	-	-	-	-	212,639	-	212,639
Net loss	-	-	-	-	-	-	-	(10,631,720)	-	(32,835)	(10,664,555)
Balance, June 30, 2023	-	$-	2,330,399	$23,304	(1,386)	$(14)	$46,158,763	$(41,807,573)	$(575,496)	$(111,986)	$3,686,998

*	Common Stock has been retroactively adjusted to reflect the decreased number of shares resulting from a 1 for 20 reverse stock split throughout the consolidated financial statements unless otherwise stated.

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Intelligent Bio Solutions Inc.

Consolidated Statements of Cash Flows

	Year Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,664,555)	$(8,333,976)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	814,481	-
Amortization of right-of-use assets	152,251	-
Non-cash loss (gain) on foreign currency translation, net	9,829	(3,987)
Provision for inventory obsolescence	189,670	-
Goodwill impairment	4,158,670	-
Share-based compensation	260,000	-
Non-cash research and development charge	-	2,600,000
Non-cash refund of R&D expenditure claims	(127,944)	(50,958)
Fair value gain on revaluation of convertible notes	(1,537,565)	-
Fair value gain on revaluation of holdback Series C preferred stock	(616,800)	-
Non-cash other operating activities	(94,332)	(8,179)
Changes in operating assets and liabilities:
Accounts receivable	(293,861)	-
Inventories	(345,390)	-
Grant receivable / deferred grant income	1,031,357	1,828,891
Research and development tax incentive receivable	(145,710)	672,407
Other current assets	(118,335)	(333,743)
Accounts and other payables	84,502	255,978
Accounts payable - related party	-	(13,323)
Operating lease liabilities	(107,922)	-
Other long-term liabilities	(25,724)	28,856
Net cash used in operating activities	(7,377,378)	(3,358,034)
Cash flows from investing activities:
Issuance of note receivable	-	(500,000)
Cash acquired from business acquisition	174,481	-
Cash payment for business acquisition	(363,500)	-
Amount invested on construction in progress	(505,123)	(380,221)
Net cash used in investing activities	(694,142)	(880,221)
Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	2,554,463	-
Proceeds from issuance of preferred stock	220,578	-
Payment of equity issuance costs - others	(518,914)	-
Payment of equity issuance costs relating to acquisition of IFP	(806,397)	-
Payment of tax withholding for employee stock awards	(14,407)	-
Net cash provided by financing activities	1,435,323	-

Effect of foreign exchange rates on cash and cash equivalents	(64,860)	(97,129)

Decrease in cash and cash equivalents	(6,701,057)	(4,335,384)
Cash and cash equivalents, beginning of period	8,238,301	12,573,685
Cash and cash equivalents, end of period	$1,537,244	$8,238,301

Non-cash investing and financing activities
Shares issued for business acquisition	$5,530,667	$-
Note receivable settled for business acquisition	504,938	-
Deferred consideration payable for business acquisition	208,500	-
Recording of right-of-use asset and lease liability	702,566	-
Conversion of convertible notes payable into preferred stock	367,153	-
Conversion of preferred shares into common shares	36,888	13,000

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Intelligent Bio Solutions Inc.

Notes to the Consolidated Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Intelligent Bio Solutions Inc. (formerly known as GBS Inc.), and its wholly owned Delaware subsidiary, GBS Operations Inc. were each formed on December 5, 2016, under the laws of the state of Delaware. Our Australian subsidiary Intelligent Bio Solutions (APAC) Pty Ltd (formerly known as Glucose Biosensor Systems (Greater China) Pty Ltd) was formed on August 4, 2016, under the laws of New South Wales, Australia and was renamed to Intelligent Bio Solutions (APAC) Pty Ltd on January 6, 2023. On October 4, 2022, INBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales (the “IFP Acquisition”). Our headquarters are in New York, New York.

We are a medical technology company focused on developing and delivering non-invasive, rapid and pain free innovative testing and screening solutions. We operate globally with the objective of providing intelligent, pain-free, and accessible solutions that improve the quality of life.

Our current product portfolio includes:

●	Intelligent Fingerprinting Platform - Our proprietary portable platform analyzes fingerprint sweat using a one-time (recyclable) cartridge and portable handheld reader. Our flagship product from this platform, which is commercially available in certain countries outside of the United States, is the Intelligent Fingerprinting Drug Screening System (the “IFP System” or “IFP Products”), a two-part system that consists of non-invasive, sweat-based fingerprint diagnostic testing products designed to detect drugs of abuse including opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, and buprenorphine. The system comprises a small, tamper-evident drug screening cartridge onto which ten fingerprint sweat samples are collected in under a minute, before the portable analysis unit provides an on-screen result in under ten minutes. Samples collected with our confirmatory kits can also be sent to a third-party laboratory service provider to perform confirmation testing. Customers include safety-critical industries such as construction, transportation and logistics firms, manufacturing, engineering, drug treatment organizations in the rehabilitation sector, and judicial organizations.

●	The Biosensor Platform – Our “Biosensor Platform” consists of a small, printable modified organic thin-film transistor strip that we license across the Asia Pacific Region from Life Science Biosensor Diagnostics Pty Ltd (“LSBD” or “Licensor”). The Biosensor Platform, which is designed to detect multiple biological analytes by substituting the Glucose Oxidase (“GOX”) enzyme with a suitable alternative for each analyte, is currently in the development stage. Our flagship product candidate based on the Biosensor Platform technology is the Saliva Glucose Biosensor (“SGB” and, together with a software app that interfaces the SGB with the Company’s digital information system, the Saliva Glucose Test or “SGT”), a Point of Care Test (POCT) expected to complement the finger pricking invasive blood glucose monitoring test for diabetic patients. Our products based on the SGT are referred to herein as the “SGT products.”

●	These platform technologies have the potential to develop a range of POCT including the modalities of clinical chemistry, immunology, tumor markers, allergens, and endocrinology.

Reverse Stock Split

On February 9, 2023, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its amended and restated certificate of incorporation to effect, as of February 10, 2023, a 1-for-20 reverse split of the Company’s common stock (the “Reverse Stock Split”). On February 10, 2023, the Company effected the Reverse Stock Split.

Conversion of Series C and Series D Preferred Stocks

On May 8, 2023, the stockholders of the Company approved, (a) the full conversion of Series C Preferred Stock issued by the Company pursuant to the terms of a Share Exchange Agreement, dated as of October 4, 2022, and the issuance of shares of Common Stock in connection with such conversion; and (b) the full conversion of Series D Preferred Stock, issued by the Company pursuant to the terms of a Securities Purchase Agreement, dated as of December 21, 2022, and the issuance of shares of Common Stock in connection with such conversion.

F-8

NOTE 2. LIQUIDITY AND GOING CONCERN

The Company incurred a net loss of $10,631,720 for the year ended June 30, 2023 (net loss of $8,306,051 for the year ended June 30, 2022). As of June 30, 2023, the Company has shareholders’ equity of $3,686,998, a working capital deficit of $2,021,124, and an accumulated deficit of $41,807,573.

In the near future, the Company anticipates incurring operating losses and does not expect to generate positive cash flows from operating activities and may continue to incur operating losses until it completes the development of its products and seek regulatory approvals to market such products.

The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise a substantial doubt about its ability to continue as going concern within one year after the date of release of the consolidated financial statements. The Company expects that its cash and cash equivalents as of June 30, 2023, of $1,537,244, will be insufficient to allow the Company to fund its current operating plan through at least the next twelve months from the issuance of these consolidated financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date these consolidated financial statements are issued. Accordingly, the Company will be required to raise additional funds during the next 12 months. The Company is currently evaluating raising additional funds through private placements and/or public equity financing. However, there can be no assurance that, in the event that the Company requires additional financing, such financing will be available on terms which are favorable to the Company, or at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay or reduce the scope of its research programs and/or limit or cease its operations. In addition, the entity may be unable to realize its assets and discharge its liabilities in the normal course of business. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern unless it can successfully raise additional capital.

The Company’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) as of June 30, 2023 and 2022.

The consolidated financial statements and notes thereto give retrospective effect to the Reverse Stock Split for all periods presented. All common stock, options exercisable for common stock, restricted stock units, warrants and per share amounts contained in the consolidated financial statements have been retrospectively adjusted to reflect the Reverse Stock Split for all periods presented.

F-9

Principles of consolidation

These consolidated financial statements include the accounts of the Company, all wholly owned and majority-owned subsidiaries in which the Company has a controlling voting interest and, when applicable, variable interest entities in which the Company has a controlling financial interest or is the primary beneficiary. Investments in affiliates where the Company does not exert a controlling financial interest are not consolidated.

All significant intercompany transactions and balances have been eliminated upon consolidation.

Equity offering costs

The Company complies with the requirements of Accounting Standards Codification (“ASC”) 340, Other Assets and Deferred Costs, with regard to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the consolidated balance sheets. The deferred offering costs will be charged to shareholders’ equity upon the completion of an offering.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Change in accounting principle

During the quarter ended June 30, 2023, the Company performed an analysis on the useful life of its technology asset which resulted in increasing the useful life from 5 years to 7 years. The consideration evaluated considered the lives of the underlying technology asset which is primarily patents with expirations ranging from 2026 to 2041 and industry benchmarking using the North American Industry Classification System (NAICS). Thus, the carrying value of the technology asset as at the end of March 31, 2023, was amortized using the new useful life prospectively.

As the result of change in useful life, the amortization expenses for the year ended June 30, 2023 decreased by $84,374 and the basic and diluted loss per share decreased by $0.07 to $10.58. The amortization expenses for fiscal year 2024-2027 is expected to decrease by approximately $ 337,496 each year and that for fiscal year 2028, fiscal year 2029 and fiscal year 2030 is expected to increase by $485,150, $759,366 and $189,841 respectively.

Business combinations

The results of businesses acquired in a business combination are included in the Company’s consolidated financial statements from the date of the acquisition. The Company uses the acquisition method of accounting and allocates the purchase price to the identifiable assets and liabilities of the relevant acquired business at their acquisition date fair values. Any excess consideration over the fair value of assets acquired and liabilities assumed is recognized as goodwill. The allocation of the purchase price in a business combination requires the Company to perform valuations with significant judgment and estimates, including the selection of valuation methodologies, estimates of future revenue, costs and cash flows, discount rates and selection of comparable companies. The Company engages the assistance of valuation specialists in concluding on fair value measurements in connection with determining fair values of assets acquired and liabilities assumed in a business combination. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations. Transaction costs associated with business combinations are expensed as incurred and are included in selling, general and administrative expense in the consolidated statements of operations.

Revenue recognition

Revenue is accounted for under ASC 606 Revenue from Contracts with Customers through the following steps:

●	Identify the contract with a customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to performance obligations in the contract; and
●	Recognize revenue when or as the Company satisfies a performance obligation.

The Company recognized revenue from contracts with customers it satisfies its performance obligations by delivering the promised goods or service deliverables to the customers. A good or service deliverable is transferred to a customer when, or as, the customer obtains control of that good or service deliverable.

Financial information presented on a consolidated basis accompanied by disaggregated information about revenue and other income by product types for the purpose of allocating resources and evaluating financial performance. Currently, the Company has two products offerings. Accordingly, the Company has determined the following reporting segments (refer to Note 4, Segment Information):

1)	Commercially available Intelligent Fingerprinting Products (IFPG)
2)	Development Stage Saliva Glucose Biosensor Platform (SGBP)

F-10

Revenues are used to evaluate the performance of the Company’s segments, the progress of major initiatives and the allocation of resources. All of the Company’s revenues are attributable to the IFPG segment during the year ended June 30, 2023. There were no revenues during the year ended June 30, 2022.

Revenue from the IFPG segment relates to the sale of readers, cartridges and accessories and is summarized as follows:

	Year Ended June 30,
	2023	2022
Sales of goods - cartridges	$724,304	$—
Sales of goods - readers	335,863	—
Other sales	196,705	—
Total revenue	$1,256,872	$—

Other income

The other income is mainly comprised of grant income and R&D tax refunds.

a) Grant income

On June 30, 2021, the Company executed a definitive grant agreement with the Australian Government to assist with building a manufacturing facility. The grant has a total value of up to $4.7 million upon the achievement of certain milestones until March 28, 2024. Proceeds from the grant will be used primarily to reimburse the Company for costs incurred in the construction of the manufacturing facility.

Accounting for the grant does not fall under ASC 606, Revenue from Contracts with Customers, as the Australian Government will not benefit directly from our manufacturing facility. As there is no authoritative guidance under U.S. GAAP on accounting for grants to for-profit business entities, we applied International Accounting Standards 20 (“IAS 20”), Accounting for Government Grants and Disclosure of Government Assistance by analogy when accounting for the Australian Government grant to the Company. Furthermore, disclosures made below are in accordance with the disclosure requirements of ASU 2021-10 (see recently issued accounting pronouncements below for more information).

The Australian Government grant proceeds, which will be used to reimburse construction costs incurred, meet the definition of grants related to assets as the primary purpose for the payments is to fund the construction of a capital asset. Under IAS 20, government grants related to assets are presented in the statement of financial position either by setting up the grant as deferred income that is recognized in the statement of operation on a systematic basis over the useful life of the asset or by deducting the grant in arriving at the carrying amount of the asset. Either of these two methods of presentation of grants related to assets in financial statements are regarded as acceptable alternatives under IAS 20. The Company has elected to record the grants received initially as deferred income and deducting the grant proceeds received from the gross costs of the assets or construction in progress (“CIP”) and the deferred grant income liability. A total of $646,116 and $391,408 was recognized as a reduction to the CIP asset on the consolidated balance sheets as of June 30, 2023 and 2022, respectively.

Under IAS 20, government grants are initially recognized when there is reasonable assurance the conditions of the grant will be met, and the grant will be received. As of June 30, 2021, management concluded that there was reasonable assurance the grant conditions will be met, and all milestone payment received. The total grant value of $4.7 million was recognized as both a grant receivable and deferred grant income on the grant effective date. The Company received payments of $1.4 million and $2.1 million during the years ended June 30, 2023 and 2022, respectively. The project has been delayed due to global shortages of semiconductors that are used in manufacturing equipment and global supply chain disruption due to the coronavirus pandemic in the preceding year. The Company has only completed 4 of the 8 milestones in the grant agreement. As of June 30, 2023, there was uncertainty regarding the potential extension of the grant agreement past its original end of March 28, 2024. Therefore, management concluded that there was no reasonable assurance that the remaining grant receivable will be received.

F-11

After initial recognition, under IAS 20, government grants are recognized in earnings on a systematic basis in a manner that mirrors the manner in which the Company recognizes the underlying costs for which the grant is intended to compensate. Further, IAS 20 permits for recognition in earnings either separately under a general heading such as other income, or as a reduction of the cost of the asset. The Company has elected to recognize government grant income separately within other income for operating expenditures. Similarly, for capital expenditures, the carrying amount of assets purchased or constructed out of the grant funds are presented net by deducting the grant proceeds received from the gross costs of the assets or CIP and deferred grant income liability. A total of $127,944 and $51,258 deferred grant income was recognized within other income during the years ended June 30, 2023 and 2022, respectively.

b) R&D tax refund

The Company measures the R&D grant income and receivable by considering the time spent by employees on eligible R&D activities and R&D costs incurred to external service providers. The R&D tax refund receivable is recognized as the Company believes that it is probable that the amount will be recovered in full through a future claim. A total of $609,684 and $385,888 of R&D tax refund income is recognized in other income during the years end June 30, 2023, and 2022, respectively.

Development and regulatory approval costs

Expenditures relating to R&D are expensed as incurred and recorded in development and regulatory approval in the Consolidated Statements of Operations and Other Comprehensive Loss. R&D expenses include external expenses incurred under arrangements with third parties; salaries and personnel-related costs; license fees to acquire in-process technology and other expenses. The Company recognizes the benefit of refundable R&D tax refunds as a R&D tax refund income when there is reasonable assurance that the amount claimed will be recovered (refer to the R&D tax refund discussion below).

Intellectual property acquired for a particular research and development project and that have no alternative future uses (in other research and development projects or otherwise) are expensed in research and development costs at the time the costs are incurred.

In certain circumstances, the Company may be required to make advance payments to vendors for goods or services that will be received in the future for use in R&D activities. In such circumstances, the non-refundable advance payments are deferred and capitalized, even when there is no alternative future use for the R&D, until the related goods or services are provided. In circumstances where amounts have been paid in excess of costs incurred, the Company records a prepaid expense.

Foreign currency translation

Assets and liabilities of foreign subsidiaries are translated from local (functional) currency to reporting currency (U.S. dollar) at the rate of exchange in effect on the consolidated balance sheets date; income and expenses are translated at the average rate of exchange prevailing during the year. The functional currency of the Company is the United States dollar. Foreign currency movements are recognized in other comprehensive loss on the consolidated statement of operations and other comprehensive income (loss) and resulted in a gain of $212,639 and a loss of $126,875 for the years ended June 30, 2023 and 2022, respectively.

Income taxes

In accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC 740, Income Taxes, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not that the positions will be sustained upon examination by taxing authorities. It also provides guidance for de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

F-12

As of June 30, 2023, and 2022, the Company had no uncertain tax positions that qualified for either recognition or disclosure in the consolidated financial statements. Additionally, the Company had no interest and penalties related to income taxes.

The Company accounts for current and deferred income taxes and, when appropriate, deferred tax assets and liabilities are recorded with respect to temporary differences in the accounting treatment of items for financial reporting purposes and for income tax purposes. Where, based on the weight of all available evidence, it is more likely than not that some amount of the recorded deferred tax assets will not be realized, a valuation allowance is established for that amount that, in management’s judgment, is sufficient to reduce the deferred tax asset to an amount that is more likely than not to be realized.

Cash and Cash equivalent

The Company considers all highly liquid investments with a maturity of 90 days or less at the time of purchase to be cash equivalents. The carrying values of cash and cash equivalents approximate their fair values due to the short-term nature of these instruments. As of June 30, 2023 and 2022, there were no cash equivalents. The Company maintains cash accounts with financial institutions. At times, balances in these accounts may exceed federally insured limits. The amounts over these insured limits as of June 30, 2023 and 2022 was $1,114,687 and $7,816,077 respectively. No losses have been incurred to date on any deposits.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost comprises direct materials and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution. General market conditions, as well as the Company’s research activities, can cause certain of its products to become obsolete. The Company writes down excess and obsolete inventories based upon a regular analysis of inventory on hand compared to historical and projected demand. The determination of projected demand requires the use of estimates and assumptions related to projected sales for each product. These write downs can influence results from operations.

Account receivable, net and other receivables

Trade receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of a debtor to engage in a repayment plan with the Company, and a failure to make contractual payments for a period of greater than 90 days past due.

Based upon the assessment of these factors, the Company did not recognize bad debt provision during the year ended June 30, 2023 and June 30, 2022. Trade receivables are recognized net of bad debt provision.

F-13

Property, Plant and Equipment (“PPE”) & Construction in Progress (“CIP”)

In accordance with the ASC 360, Property, Plant, and Equipment, the Company’s PPE, is stated at cost net of accumulated depreciation and impairment losses, if any. Costs incurred to acquire, construct, or install PPE, before the assets is ready for use, are capitalized in CIP at historical cost. The carrying amount of assets purchased or constructed out of the grant funds are presented net by deducting the grant proceeds received from the gross costs of the assets or CIP. CIP is not depreciated until such time when the asset is substantially completed and ready for its intended use. Expenditures for maintenance and repairs are charged to operations in the period in which the expense is incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms:

●	Other equipment – 3 years
●	Production equipment – 2-4 years
●	Leasehold improvements – shorter of asset’s estimated useful life and the remaining term of the lease

The assets’ residual values, useful lives and methods of depreciation are reviewed periodically and adjusted prospectively, if appropriate. Equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising upon de-recognition of the asset (calculated as the difference between the net disposal proceeds, if any, and the carrying value of the asset) is included in gain or loss on sale of assets in the consolidated statements of operations in the period the asset is derecognized.

Impairment of Long-lived Assets and Goodwill

Long-lived assets consist of property and equipment, right-of-use assets and other intangible assets. We assess impairment of assets groups, including intangible assets at least annually or more frequently if there are any indicators for impairment.

Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired in a business combination. We perform an annual impairment test on goodwill in the fourth quarter of each fiscal year or when events occur or circumstances change that would, more likely than not, reduce the fair value of a reporting unit below its carrying value. We may first assess qualitative factors, such as general economic conditions, market capitalization, the Company’s outlook, market performance and forecasted financial performance to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If we determine it is more likely than not that the fair value of the reporting unit is greater than its carrying amount, an impairment test is not necessary. If an impairment test is necessary, we estimate the fair value of a related reporting unit. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired, and we will record an impairment charge equal to the excess of the carrying value over the related fair value of the reporting unit. If we determine it is more likely than not that goodwill is not impaired, a quantitative test is not necessary.

During the year ended June 30, 2023, the Company’s market capitalization significantly declined and recurring cash burn of the reporting unit and continuous cash support from the parent entity led management to reassess whether an impairment had occurred considering these qualitative factors. Management’s evaluation indicated that the goodwill related to its IFPG reporting unit was potentially impaired. The Company then performed a quantitative impairment test by calculating the fair value of the reporting unit and comparing that amount to it’s carrying value. Significant assumptions inherent in the valuation methodologies include, but were not limited to prospective financial information, growth rates, terminal value and discount rate. The Company determined the fair value of the reporting unit utilizing the discounted cash flow model. The fair value of the reporting unit was determined to be less than its carrying value. The Company recognized an impairment charge of $4.2 million in the IFPG segment, which is related to the goodwill associated with the IFP Acquisition.

Intangible assets

Intangible assets are considered long-lived assets and are recorded at cost, less accumulated amortization and impairment losses, if any. The definite lived intangible assets are amortized over their estimated useful lives, which do not exceed any contractual periods. Certain of our intangible assets have been assigned an indefinite life as we currently anticipate that these trade names and trademarks will contribute cash flows to the Company indefinitely. Indefinite-lived intangible assets are not amortized, but are evaluated at least annually to determine whether the indefinite useful life is appropriate. Amortization is recorded on a straight-line basis over their estimated useful lives. Intangible assets acquired from a foreign operation are translated from the foreign entity’s functional currency to the presentational currency based on the exchange rate at the reporting date.

F-14

Leases

The Company determines if an arrangement is a lease at its inception. Lease arrangements are comprised primarily of real estate for which the right-of-use (“ROU”) assets and the corresponding lease liabilities are presented separately on the consolidated balance sheet.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term. The lease term includes options to extend the lease when it is reasonably certain that the option will be exercised. Leases with a term of 12 months or less are not recorded on the consolidated balance sheet.

The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date, considering publicly available data for instruments with similar characteristics. The Company accounts for the lease and non-lease components as a single lease component.

Employee benefits

The costs of short-term employee benefits are recognized as a liability and an expense, unless those costs are required to be recognized as part of the cost of inventories or non-current assets. The cost of any unused holiday entitlement is recognized in the period in which the employee’s services are received. Termination benefits are recognized immediately as an expense when the company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

Net loss per share attributable to common shareholders (“EPS”)

The Company calculates earnings per share attributable to common shareholders in accordance with ASC Topic 260, Earning Per Share. Basic net loss per share attributable to common shareholders is calculated by dividing net loss attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is calculated by dividing net loss attributable to common shareholders by weighted-average common shares outstanding during the period plus potentially dilutive common shares, such as share warrants.

Potentially dilutive common shares shall be calculated in accordance with the treasury share method, which assumes that proceeds from the exercise of all warrants are used to repurchase common share at market value. The number of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities.

As the Company has incurred net losses in all periods, certain potentially dilutive securities, including convertible preferred stock, warrants to acquire common stock, and convertible notes payable have been excluded in the computation of diluted loss per share as the effects are antidilutive.

Recent accounting pronouncements

As the Company is an emerging growth company, we have elected to defer the adoption of new accounting pronouncements until they would apply to private companies.

F-15

Latest announcement:

In July 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-03, Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718) (“ASU 2023-13”). This update requires to disclose and present income or loss related to common stock transactions on the face of the income statement, (2) to modify the existing classification and measurement of redeemable preferred shares and redeemable equity-classified shares (3) and modify accounting treatment for stock-based compensation. The FASB has not set an effective date on ASU 2023-03 and adoption is permitted. The Company is currently evaluating the impact of the provisions of ASU 2023-03 on its consolidated financial statement disclosures.

Adopted:

In November 2021, the FASB issued ASU No. 2021-10, Government Assistance (“ASU 2021-10”). This update requires annual disclosures about transaction with a government that are accounted for by applying a grant or contribution accounting model by analogy. Required disclosures include (1) information about the nature of the transactions and the related accounting policy used to account for the transactions, (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item, and (3) significant terms and conditions of the transactions, including commitments and contingencies. ASU 2021-10 is applicable for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company adopted the provisions of this amendment effective July 1, 2022. There was no significant impact to the consolidated financial statements. Refer to disclosures within grant income in Note 3.

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (“ASU 2020-06”), which simplifies the guidance on the issuer’s accounting for convertible debt instruments by removing the separation models for (1) convertible debt with a cash conversion feature and (2) convertible instruments with a beneficial conversion feature. As a result, entities will not separately present in equity an embedded conversion feature in such debt and will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. The elimination of these models will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that is within the scope of ASU 2020-06. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and treasury stock method will be no longer available. ASU 2020-06 is applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 as of July 1, 2022 and the adoption did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). This update requires all leases with a term greater than 12 months to be recognized on the balance sheet through a right-of-use asset and a lease liability and the disclosure of key information pertaining to leasing arrangements. This new guidance is effective for fiscal years beginning after December 15, 2021, and interim period within fiscal years beginning after December 15, 2022, as amended by ASU 2020-05 with early adoption permitted. The Company adopted this standard on July 1, 2022. The Company notes there was no impact on adoption of ASU 2016-02 as the Company did not have any leases as of July 1, 2022, and, therefore, application of transitional practical expedients provided by the ASU is not applicable. ASC Topic 842 – Leases was applied to the two leases entered into during the current fiscal year. See Note 12 for further information and disclosures relating to the ASC 842 – Leases.

F-16

Pending adoption:

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805) – Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”). ASU 2021-08 requires that an acquirer recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, as if it had originated the contracts. Prior to this ASU, an acquirer generally recognized contract assets acquired and contract liabilities assumed that arose from contracts with customers at fair value on the acquisition date. The ASU is effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The ASU is to be applied prospectively to business combinations occurring on or after the effective date of the amendment. The Company has not early adopted and continues to evaluate the impact of the provisions of ASU 2021-08 on its consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13 (Topic 326), Financial Instruments – Credit Losses (“ASU 2016-13”). This update (i) significantly changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model which will be based on an estimate of current expected credit loss (“CECL”) (ASC 326-20); and (ii) provides for recording credit losses on available-for-sale (“AFS”) debt securities through an allowance account (ASC 326-30). The standard also requires certain incremental disclosures. Subsequently, the FASB issued several ASUs to clarify, improve, or defer the adoption of ASU 2016-13. ASU 2016-13, as amended by ASU 2019-10, is applicable for Smaller Reporting Companies (“SRCs”) for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company has not early adopted the standard and continues to evaluate the impact of the provisions of ASU 2016-13 on its consolidated financial statements.

Concentration of credit risk

The Company places its cash and cash equivalents, which may at times be in excess of the Australia Financial Claims Scheme or the United States’ Federal Deposit Insurance Corporation insurance limits, with high credit quality financial institutions and attempts to limit the amount of credit exposure with any one institution.

Fair value of financial instruments

The accounting guidance defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or non-recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the accounting guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 -Quoted prices in active markets for identical assets or liabilities.

Level 2-Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3-Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The carrying amounts of cash equivalents, prepaid and other assets, accounts payable and accrued liabilities are representative of their respective fair values because of the short-term nature of those instruments.

F-17

Fair value option (“FVO”) for convertible notes

The Company elected the FVO for recognition of its convertible notes payable upon issuance as permitted under ASC 825, Financial Instruments. Under the FVO, the Company recognizes the convertible notes payable at fair value with changes in fair value recognized in earnings. The FVO may be applied instrument by instrument, but it is irrevocable. As a result of applying the FVO, direct costs and fees related to the convertible notes are recognized in selling, general and administrative expense in the condensed consolidated statements of operations as incurred and not deferred. Changes in accrued interest for the notes are recognized as part of interest expense. Changes in fair value of the convertible notes are included in the change in fair value of convertible notes in the condensed consolidated statements of operations. During the year ended June 30, 2023, the Company converted all of the convertible notes into Common Stock.

NOTE 4. SEGMENT REPORTING

FASB ASC Topic 280, Segment Reporting, establishes standards for the manner in which companies report financial information about operating segments, products, services, geographic areas and major customers.

Our Segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer.

Following the acquisition of IFP, we conduct our business through two operating segments:

1)	Commercially available Intelligent Fingerprinting Products (“IFPG” or “IFPG segment”)
2)	Development Stage Saliva Glucose Biosensor Platform (“SGBP” or “SGBP segment”)

The Company has determined it operates in two operating and reportable segments, as the CODM reviews financial information presented on a consolidated basis accompanied by disaggregated information about revenue and other income by product types for the purpose of allocating resources and evaluating financial performance. Currently, the Company has two products offerings.

The IFPG segment accounted for 100% of the Company’s revenue during the year ended June 30, 2023.

The following table sets forth the Company’s revenue and other income by operating and reportable segment, disaggregated into geographic locations based on sales billed from the respective county, for the years ended June 30, 2023 and 2022, respectively.

A)	Revenue

	Year Ended June 30, 2023
	IFPG	SGBP	Total
United Kingdom	$1,061,191	$—	$1,061,191
Australia	6,491	—	6,491
Other	189,190	—	189,190
Total Revenue	$1,256,872	—	$1,256,872

No revenue was recognized during the year ended June 30, 2022.

B)	Other Income (Government Support Income)

	Year Ended June 30, 2023
	IFPG	SGBP	Total
Australia	$—	544,010	544,010
United Kingdom	193,618	—	193,618
Total Government Support Income	$193,618	544,010	$737,628

	Year Ended June 30, 2022
	IFPG	SGBP	Total
Australia	$—	437,146	437,146
United Kingdom	—	—	—
Total Government Support Income	$—	437,146	$437,146

The Company operates in various geographic locations. The Company does not discretely allocate assets to its operating segments, nor does management evaluate operating segments using discrete asset information. The Company’s consolidated assets are not specifically ascribed to its individual reportable segments. Rather, assets used in operations are generally shared across the Company’s operating and reportable segments.

Property and equipment, net and operating lease right-of-use assets, by geographic location, are summarized as follows:

	June 30, 2023	June 30, 2022
Australia	$761,220	391,408
United Kingdom	475,430	—
Total	$1,236,650	$391,408

F-18

NOTE 5. INTELLIGENT FINGERPRINTING LIMITED ACQUISITION

On October 4, 2022, INBS acquired 100% of the outstanding shares of Intelligent Fingerprinting Limited (IFP), a company registered in England and Wales, pursuant to a Share Exchange Agreement, dated October 4, 2022 (the “Share Exchange Agreement”) by and among IFP, the holders of all of the issued shares in the capital of IFP (the “IFP Sellers”) and a representative of the IFP Sellers. IFP owns a portfolio of intellectual property for diagnostic tests and associated technologies, including drug testing through the analysis of fingerprint sweat. The acquisition of IFP has expanded the Company’s platform of rapid, non-invasive diagnostic testing technologies.

The table below summarizes the fair value of the consideration transferred in the acquisition (pre-Reverse Stock Split basis):

Purchase consideration	Amount
Cash	$363,500
Note receivable settled for business acquisition	504,938
Common Stock - 2,963,091 shares @ $0.5502 / share	1,630,293
Series C Preferred Stock (base) - 2,363,003 shares @ 3 x $0.5502 / share	3,900,373
Series C Preferred Stock (holdback) - 500,000 shares @ 3 x $0.5502 / share	825,300
Total purchase price	$7,224,404

Pursuant to the Share Exchange Agreement, the Company acquired from the IFP Sellers all of the issued and outstanding shares in the capital stock of IFP, and as consideration therefor, the Company issued and sold to the IFP Sellers upon the closing of the IFP Acquisition (the “IFP Closing”) an aggregate number of 148,183 (as adjusted for reverse stock split) shares of the Company’s common stock, and (ii) 2,363,003 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

Up to an additional 1,649,273 shares of Series C Preferred Stock have been reserved for potential future issuance by the Company, consisting of (i) 500,000 shares of Series C Preferred Stock, that are being held back from the IFP Sellers for one year after the IFP Closing to secure potential indemnification claims by the Company against the IFP Sellers and (ii) 1,149,273 shares of Series C Preferred Stock to certain lenders to IFP (the “IFP Lenders”). Each share of Series C Preferred Stock is convertible into 0.15 shares of Common Stock (subject to adjustment upon the occurrence of specified events), contingent upon approval by the Company’s stockholders.

Effective contemporaneously with the IFP Closing, the Company entered into an amendment to the bridge facility agreement between the Company and IFP, dated as of June 16, 2022, pursuant to which, among other things, the $504,938 (including accrued interest) loan from the Company to IFP that will remain outstanding following the date of the IFP Closing until the second anniversary of the date of the IFP Closing (the “Company-IFP Loan Agreement”).

The loan receivable from IFP of $504,938 as of October 4, 2022, was treated as a cash consideration in accordance with ASC 805, Business Combinations (“ASC 805”).

The Company entered into various loan agreements in the aggregate amount of $1,425,307 (£1,254,270), including accrued interest, pursuant to which IFP is the borrower and the Company became a guarantor of IFP’s obligations thereunder (the “IFP Loan Agreements” and, together with the Company-IFP Loan Agreement, the “Loan Agreements”). Under the Loan Agreements, the loans thereunder remained outstanding following the IFP Closing and (x) the loans and certain accrued interest will convert into shares of IFP, which shares of IFP will be immediately transferred to the Company in exchange for shares of Series C Preferred Stock that are convertible into common stock (as set forth in the Share Exchange Agreement) following approval of the Company Stockholder Approval Matters (defined below) or (y) the loans and certain accrued interest will become repayable on the second anniversary of the date of the IFP Closing. The loans bear interest at 17% per annum on a compounded basis, increasing to 22% per annum on a compounded basis with effect from the date that falls 12 months following the date of the IFP Closing, if the Company Stockholder Approval Matters have not been approved by the Company’s stockholders by such date. The “Company Stockholder Approval Matters” means the approval by the Company’s stockholders of (i) the conversion of the Series C Preferred Stock into common stock and (ii) any amendments to, or adoption of, any option or warrant plans to give effect to the transactions contemplated under the Share Exchange Agreement.

Each share of Series C Preferred Stock (other than the IFP Lender Preferred Shares) would automatically convert into common stock upon approval of the Company’s stockholders of the conversion of Series C Preferred Stock into common stock, and each IFP Lender Preferred Share would convert into common stock at the option of the applicable holder of such IFP Lender Preferred Shares following approval of the Company’s stockholders of the conversion of Series C Preferred Stock into common stock. In the event Company stockholder approval is not received, the convertible notes and accrued interest would remain outstanding. The number of shares of common stock into which the Series C Preferred Stock is convertible is subject to adjustment in the case of any stock dividend, stock split, combinations, or other similar recapitalization with respect to the common stock.

F-19

The rights, preferences and privileges of the Series C Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock that the Company filed with the Secretary of State of the State of Delaware on October 4, 2022, as further described below (the “Series C Certificate of Designation”).

The Series C Preferred Stock does not have any voting rights (other than as required by law) and does not carry dividends or a liquidation preference. Each share of Series C Preferred Stock was initially convertible into 3 shares of common stock, subject to adjustment as noted above. Following the effectiveness of the 1-for-20 Reverse Stock Split effective on February 9, 2023, each share of Series C Preferred Stock is convertible into 0.15 shares of common stock. The loan receivable from IFP of $504,938 as of October 4, 2022, was treated as a cash consideration in accordance with ASC 805. See Note 14 for further information and disclosures relating to the conversion of the Series C Preferred Stock.

The Company incurred $806,397 of equity issuance costs in relation to issuing common and Series C Preferred Stock to acquire IFP. These costs were recognized as a reduction to additional paid-in capital on the condensed consolidated balance sheets.

On May 8, 2023, at a special meeting of the Company’s stockholders (the “Special Meeting”), the last of the remaining Company Stockholder Approval Matters were approved when the Company’s stockholders approved the full conversion of all Series C Preferred Stock and an increase in the number of shares authorized for issuance under the 2019 Long Term Incentive Plan (“2019 Plan” or the “Plan”). Subsequently, effective as of May 10, 2023, all 3,512,277 shares of outstanding Series C Preferred Stock (which included the 1,149,273 Lender Preferred Shares, but not the 500,000 Closing Holdback Shares (which are not deemed outstanding)) were converted into an aggregate of 526,818 shares of common stock.

The 500,000 Closing Holdback Shares (consisting of Series C Preferred Stock) are being held back from issuance to the IFP Sellers for one year after the IFP Closing in order to secure potential indemnification claims by the Company against the IFP Sellers. These Closing Holdback Shares, which are not deemed outstanding, are currently convertible into approximately 75,000 shares of common stock (subject to rounding for fractional shares).

The allocation of the purchase price of IFP to the assets acquired and liabilities assumed, based on their relative fair values, is as follows:

Allocation of purchase consideration	Amount
Assets:
Cash and cash equivalents	$174,481
Inventory	774,625
Other current assets	345,038
Property and Equipment	52,170
Intangible assets	5,463,000
Goodwill	3,803,293
Total assets acquired	10,612,607
Liabilities:
Accounts payable and accrued expenses	(1,027,302)
Notes payable	(677,137)
Convertible notes payable	(1,683,764)
Total liabilities assumed	(3,388,203)
Net assets	$7,224,404

F-20

Acquired intangible assets of $5,463,000 include technology of $5,119,000 (which is estimated to have a useful life of 7 years), customer relationships of $252,000 (which are estimated to have a useful life of 3 years), and trade names and trademarks of $92,000 (which are estimated to have an indefinite useful life). The value assigned to technology was determined using the multi-period excess earnings methodology under the income approach, the customer relationships was valued using the distributor method under the income approach, and the trade name and trademarks was valued using the relief from royalty method.

The acquisition produced $3,803,293 of goodwill, which has been assigned to the IFPG reporting unit. The goodwill is attributable to a combination of IFP’s assembled workforce and other product and operating synergies. Goodwill arising from the IFP Acquisition is not deductible for tax purposes. During the year ended June 30, 2023, the full amount of goodwill was impaired. Refer to Note 3, summary of significant accounting policies, and Note 10, goodwill and other intangible assets for further information.

Transaction costs, except for the equity issuance costs discussed above, were not material and are included in Selling, general and administrative expenses on the Company’s consolidated statement of operations.

Intangible assets acquired from IFP were remeasured at June 30, 2023 using the applicable spot rate.

From the closing date of the IFP Acquisition through June 30, 2023, the Company recognized approximately $1,256,872 in revenue and $5,131,628 in net loss relating to IFP, which included goodwill impairment of $4,158,670, amortization of $805,764 for acquired intangible assets and fair value gain on revaluation of convertible notes for $1,537,565. In addition, the Series C Preferred Stock holdback which has been treated as deferred consideration, was revalued as of June 30, 2023, and resulted in a revaluation gain of $616,800.

Pro-Forma Results of Operations

The following unaudited pro-forma consolidated results of operations for the year ended June 30, 2023 and 2022, respectively, have been prepared as if the acquisition of IFP had occurred on July 1, 2021, and includes adjustments for amortization related to the valuation of acquired intangibles:

	Year Ended June 30, 2023		Year Ended June 30, 2022
	Reported	Pro forma	As Reported	Pro Forma
Revenue	$1,256,872	$1,604,358	$—	$1,564,224
Net loss	(10,664,555)	(11,906,109)	(8,333,976)	(12,248,340)
Net loss attributable to Intelligent Bio Solutions Inc.	(10,631,720)	(11,873,274)	(8,306,051)	(12,220,415)
Net loss per share, basic and diluted	(10.58)	(11.82)	(11.33)	(13.51)

NOTE 6. INVENTORIES

Inventories consist of the following:

	June 30, 2023	June 30, 2022
Raw material and work-in-progress	$419,889	$—
Finished goods	757,518	—
Less: provision for inventory obsolescence	(197,500)	—
Inventory, net	$979,907	$—

NOTE 7. OTHER CURRENT ASSETS

Other current assets consist of the following:

	June 30, 2023	June 30, 2022
Intelligent Fingerprinting Limited note receivable	$—	$500,445
Prepayments	359,953	116,525
Goods and services tax receivable	20,418	57,746
Deposits	118,193	46,602
Deferred charges	34,100	-
Other receivables	20,127	25,443
Total	$552,791	$746,761

F-21

NOTE 8. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	June 30, 2023	June 30, 2022
Production equipment	$30,348	$—
Leasehold improvements	20,069	—
Other equipment	27,411	—
Construction in progress (CIP)	646,116	391,408
Gross property and equipment	723,944	391,408
Less: accumulated depreciation and amortization	(33,769)	—
Property and equipment, net	$690,175	$391,408

The Company recorded an expense of $33,769 in relation to the depreciation of property and equipment for the year ended June 30, 2023. There was no depreciation of property and equipment during the year ended June 30, 2022.

During the years ended June 30, 2023 and 2022, the Company incurred a cost of $509,416 and $782,816, respectively, towards the construction of a building at the University of Newcastle. The Australian government reimbursed the Company for 50% of the incurred costs. Therefore, the Company has recorded the CIP as net of reimbursement received as of June 30, 2023 and 2022.

The following table summarizes the amount of CIP recorded in property and equipment, net on the consolidated balance sheets:

	June 30, 2023	June 30, 2022
Investments in construction in progress	$1,292,232	$782,816
Less: 50% contributed under government grant	(646,116)	(391,408)
Gross property and equipment	$646,116	$391,408

NOTE 9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	June 30, 2023	June 30, 2022
Accounts and other payables	$1,196,222	$715,902
Accruals	777,086	909,187
Deferred consideration*	208,500	—
Other	428,220	—
Total	$2,610,028	$1,625,089

*	Deferred consideration relates to the fair value of $208,500 in relation to 500,000 Series C Preferred Stock that are being held back from the IFP Sellers for one year after the IFP Acquisition date to secure potential indemnification claims by the Company against the IFP Sellers. See Note 5 for further details of the IFP Acquisition.

NOTE 10. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

During the year ended June 30, 2023, the Company’s market capitalization significantly declined and recurring cash burn of the reporting unit and continuous cash support from the parent entity led management to reassess whether an impairment had occurred considering these qualitative factors. Management’s evaluation indicated that the goodwill related to its IFPG reporting unit was potentially impaired. The Company then performed a quantitative impairment test by calculating the fair value of the reporting unit and comparing that amount to it’s carrying value. Significant assumptions inherent in the valuation methodologies include, but were not limited to prospective financial information, growth rates, terminal value and discount rate. The Company determined the fair value of the reporting unit utilizing the discounted cash flow model. The fair value of the reporting unit was determined to be less than its carrying value. The Company recognized an impairment charge of $4.2 million in the IFPG segment, which is related to the goodwill associated with the IFP Acquisition.

F-22

The changes in the carrying amount of goodwill were as follows:

Balance at June 30, 2022	$—
Acquisition of IFP	3,803,293
Effect of foreign currency	355,377
Impairment	(4,158,670)
Balance at June 30, 2023	$—

The Company did not have any goodwill during the year ended June 30, 2022. Goodwill resulting from the acquisition of IFP was allocated to the IFPG operating and reportable segment.

Other intangible assets

Other intangible assets consist of the following as of June 30, 2023:

	Weighted average useful lives (years)	Acquisition cost	Effect of foreign currency	Accumulated amortization	Carrying value
Technology	7 years	$5,119,000	$603,422	$780,500	$4,941,922
Customer relationships	3 years	252,000	29,127	70,282	210,845
Trade names and trademarks	Indefinite	92,000	10,634	—	102,634
Total intangible assets		$5,463,000	$643,183	$850,782	$5,255,401

The Company did not have any other intangible assets during the year ended June 30, 2022. Intangibles assets recognized from the acquisition of IFP were allocated to the IFPG operating and reportable segment.

During the quarter ended June 30, 2023, the Company performed an analysis on the useful life of its technology asset which resulted in increasing the useful life from 5 years to 7 years. The consideration evaluated considered the lives of the underlying technology asset which is primarily patents with expirations ranging from 2026 to 2041 and industry benchmarking using the North American Industry Classification System (NAICS). Thus, the carrying value of the technology asset as at the end of March 31, 2023, was amortized using the new useful life prospectively.

Expense related to the amortization of other intangible assets for the year ended June 30, 2023, was $850,782. There was no amortization of other intangible assets during the year ended June 30, 2022. Refer to Note 3, summary of significant accounting policies for further information.

Amortization expense for the intangible assets is expected to be as follows over the next five years, and thereafter:

2024	$884,416
2025	884,416
2026	814,135
2027	790,708
2028	790,708
Thereafter	988,384
Total	$5,152,767

There were no impairment charges related to other intangible assets incurred in the periods presented.

F-23

NOTE 11. NOTE PAYABLE

As a result of the acquisition of IFP, the Company assumed a note payable due to a distributor of IFP. The unpaid principal balance of the loan will accrue interest at a rate of 0.97% per annum. The balance is offset by:

●	Payments of 10% of the Company’s monthly worldwide gross revenue received in the preceding month;
●	50% of sales by the company to the distributor.

The classification of the notes payable is based on sales forecast prepared by the management.

NOTE 12. LEASES

In relation to the IFP Acquisition, the Company assumed a non-cancelable operating lease agreement. The Company entered into another non-cancelable operating lease that commenced in May 2023. The leases have original lease periods expiring from August 2025 to April 2026. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company did not have any lease during the year ended June 30, 2022.

The components of operating lease expense are as follows:

Year Ended June 30, 2023
Amortization of operating lease right-of-use assets	$152,251
Interest on operating lease liabilities	68,357
Total operating lease costs	$220,608

As of June 30, 2023, the weighted average remaining lease-term and discount rate on the Company’s leases were 2.3 years and 13.2%, respectively.

The reconciliation of the maturities of the operating leases to the operating lease liabilities recorded in the consolidated balance sheet as of June 30, 2023, is as follows:

2024	$295,369
2025	308,749
2026	83,534
Total lease payments	687,652
Less: imputed interest	(108,040)
Present value of lease liabilities	$579,612

F-24

NOTE 13. SHAREHOLDERS’ EQUITY

As of June 30, 2023 there were March Warrants (defined below) to purchase 3,270 shares of common stock; Series A Warrants to purchase 70,068 shares of common stock; Series B Warrants to purchase 2,620 shares of common stock; IPO underwriter warrants to purchase 3,177 shares of common stock; pre-IPO warrants to purchase 136,834 shares of common stock; LSBD warrants to purchase 150,000 shares of common stock; Series D Warrants (defined below) to purchase 26,478 shares of common stock; Winx Warrants (defined below) to purchase 1,324 shares of common stock; and Representative’s Warrants (defined below) to purchase 32,750 shares of common stock, outstanding and held by certain shareholders. Each warrant initially represented the right to purchase one share of the Company’s common stock (subject to adjustment upon the occurrence of specified events).

On May 8, 2023, the Company’s stockholders approved the full conversion of all Series C Preferred Stock and an increase in the number of shares authorized for issuance under the 2019 Plan. Subsequently, effective as of May 10, 2023, all 3,512,277 shares of outstanding Series C Preferred Stock (which included the 1,149,273 Lender Preferred Shares, but not the 500,000 Closing Holdback Shares (which are not deemed outstanding)) were converted into an aggregate of 526,818 shares of common stock.

On March 8, 2023, the Company entered into the Underwriting Agreement with Ladenburg Thalmann & Co. Inc., as representative (the Representative) of the underwriters named therein, relating to the March 2023 Offering of shares of the Company’s Common Stock (the March Shares) and warrants to purchase shares of Common Stock (the March Warrants). Each of the March Shares was sold in combination with an accompanying one-third Warrant. The combined purchase price for each March Share and accompanying March Warrant was $3.90 and the Underwriters agreed to purchase 569,560 March Shares and 170,868 March Warrant. On March 9, 2023, the Representative fully exercised an over-allotment option under the Underwriting Agreement and purchased an additional 85,430 March Shares and additional March Warrants to purchase 25,629 shares of Common Stock. The March 2023 Offering closed on March 10, 2023.

The March 2023 Offering was made pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on April 8, 2022. The gross proceeds, before deducting underwriting discounts and commissions and other March 2023 Offering expenses, was approximately $2.55 million. As part of the Representative’s compensation, the Company issued to the Representative unregistered warrants to purchase 32,750 shares of common stock, which warrants have an exercise price of $4.875 per share (125% of the public offering price per share and accompanying warrant) and will terminate on March 8, 2028. The March Warrants have, (i) an exercise price of $3.90 per share of Common Stock, (ii) a cashless exercise option for a net number of shares of Common Stock determined according to the formula set forth in the March Warrant or (iii) an alternate cashless exercise option (beginning on or after the initial exercise date), to receive an aggregate number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise and (y)1.00. Each whole March Warrant entitles the holder thereof to purchase 1 share of Common Stock. The March Warrants are exercisable upon issuance and will expire on March 10, 2028. The exercise price and the number of shares of Common Stock issuable upon exercise of the March Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

F-25

On December 21, 2022, the Company entered into a December 2022 Purchase Agreement with 14 Series D Investors, pursuant to which the Company agreed to issue and sell to the Series D Investors in the December 2022 Private Placement (i) 176,462 shares of Series D Preferred Stock, with each share of Series D Preferred Stock convertible into 0.15 shares of Common Stock (subject to adjustment upon the occurrence of specified events); and (ii) 529,386 Series D Warrants, with each Series D Warrants representing the right to purchase 0.05 shares of common stock (subject to adjustment upon the occurrence of specified events). In addition, 26,469 Winx Warrants were issued to Winx Capital Pty Ltd., the placement agent for the December 2022 Private Placement, with each Winx Warrant representing the right to purchase 0.05 shares of common stock (subject to adjustment upon the occurrence of specified events). The Series D Warrants have an exercise price of $5.80 per share (subject to adjustment) and expire June 22, 2028. The Winx Warrants have an exercise price of $10.40 per share (subject to adjustment) and expire five years following the effective date of a registration statement covering the resale of common stock underlying the Series D Preferred Stock acquired by the Series D Investors. The Series D Preferred Stock and Series D Warrants were sold together as a unit, with each Unit consisting of one share of Series D Preferred Stock and three Series D Warrants. The purchase price for the Units was $1.25 per Unit. The Unit offering price and the Series D Warrants exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1). The shares of Series D Preferred Stock are convertible into an aggregate of 26,464 shares of Common Stock following shareholder approval of such conversion and without the payment of additional consideration. The Series D Warrants are exercisable for an aggregate of 26,478 shares of Common Stock and the Winx Warrants are exercisable for an aggregate of 1,324 shares of Common Stock. The December 2022 Private Placement closed on December 22, 2022.

On October 6, 2022, the Company granted its employees 25,000 shares of Common Stock as compensation. The Company recorded stock compensation expense of $260,000 in relation to the issuance during the three and six months ended December 31, 2022. The Company withheld 1,386 shares for the payment of withholding taxes.

On October 4, 2022, the Company issued 148,183 shares of common stock and 2,363,003 shares of Series C Preferred Stock as partial consideration in connection with the IFP Acquisition. The Company recognized $806,397 of equity issuance costs in relation to this transaction and recorded them as reduction to additional paid-in capital on the Condensed Consolidated Balance Sheets. An additional 500,000 shares of Series C Preferred Stock will be issued by the Company on the one-year anniversary of the IFP Acquisition, pending satisfaction of potential indemnification claims by the Company against the IFP Sellers. See Note 5 for further detail of the IFP Acquisition.

NOTE 14. FAIR VALUE MEASUREMENTS

Convertible notes

As detailed in Note 5, the Company assumed convertible notes as a result of the IFP Acquisition and elected to account for the convertible notes under the FVO. The Company estimated the fair value of the convertible notes based on the fair value of the maximum shares issuable upon conversion (1,149,273 shares of Series C convertible preferred stock) less one year of estimated interest to be incurred until October 4, 2023, since the number of shares to be issued factors in the interest charges for one year. The convertible notes subsequently converted in May 2023 (see Note 13) and therefore remeasured at fair value a final time upon conversion. Accordingly, the fair value movement related to the decrease in the share price from the time of acquisition to conversion date.

Increases or decreases in the fair value of the Company’s convertible notes carried at fair value are recognized as part of Other Income (expenses) in the Condensed Consolidated Statements of Operations. The interest incurred from the date of acquisition until the conversion in May 2023, are included as part of Interest expense in the condensed Consolidated Statements of Operations. None of the changes in the value of the convertible notes was attributable to instrument specific credit risk.

The following table provides a reconciliation of the beginning and ending balance of the convertible note liabilities measured at fair value on a recurring basis during the period:

Convertible notes carried at fair value (Level 3)
Balance at June 30, 2022	$—
Fair value of convertible notes at acquisition (Note 5)	1,683,764
Fair value gain on revaluation of convertible notes	(1,537,565)
Effect of foreign currency	220,954
Conversion into Series C Preferred Stock	(367,153)
Balance at June 30, 2023	$—

F-26

The Company has held back 500,000 Series C Preferred Stock, from the IFP Sellers for one year after the IFP Closing to secure potential indemnification claims by the Company against the IFP Sellers. Therefore, the final number of shares to be issued after the one-year measurement period is contingent on any potential claims and can be variable. Each share of Series C Preferred Stock is convertible into 0.15 shares of Common Stock (subject to adjustment upon the occurrence of specified events), contingent upon approval by the Company’s stockholders of the conversion of Series C Preferred Stock. These shares are reserved, not issued, or held in Escrow account. As at June 30, 2023, the Company accounted for the fair value movement related to the decrease in the share price from the time of acquisition to reporting date. See Note 13 for further information and disclosures relating to the conversion of the Series C Preferred Stock.

The following table provides a reconciliation of the beginning and ending balance of the holdback Preferred Stock measured at fair value on a recurring basis during the period:

Preferred stock carried at fair value (Level 2)
Balance at June 30, 2022	$—
Fair value of holdback Series C Preferred Stock at acquisition (Note 5)	825,300
Fair value gain on revaluation of holdback Series C Preferred Stock	(616,800)
Balance at June 30, 2023	$208,500

The Company did not have assets or liabilities carried at fair value using Level 1 inputs during years ended June 30, 2023 and 2022.

NOTE 15. RELATED-PARTY TRANSACTIONS

LSBD

Sales to and purchases from related parties are made in arm’s length transactions both at normal market prices and on normal commercial terms. The following transactions occurred with LSBD during the years ended June 30, 2023 and 2022.

The Company incurred a total cost of $nil during the year ended June 30, 2023 (year ended June 30, 2022: $145,733), towards overhead cost reimbursement which includes salaries, rents and other related overheads directly attributable to the Company which are included in general and administration expenses in the Condensed Consolidated Statements of Operations and Other Comprehensive Loss.

During the year ended June 30, 2022, the Company contributed a total of $2,600,000 towards budgeted development and commercialization costs to be incurred by BiosensX (North America) Inc. relating to the development and preparation for submission of the Saliva Glucose Biosensor connected with regulatory approval for the U.S. market by the U.S. Food & Drug Administration.

As of June 30, 2023, $8,714 (June 30, 2022: $9,054) remains payable to LSBD in relation to overhead reimbursements detailed above.

December 2022 Private Placement

Approximately 15.10% of funds raised in the December 2022 Private Placement were secured from Spiro Sakiris, our Chief Financial Officer (indirectly), and Manuel Kostandas, our Director of Global Integration, respectively. Mr. Sakiris indirectly invested $19,991 in the December 2022 Private Placement and Mr. Kostandas invested $13,327 in the December 2022 Private Placement.

F-27

NOTE 16. COMMITMENTS AND CONTINGENCIES

During September 2022, the Company entered into a purchase agreement of $528,431 with Grafisk Maskinfabrik A/S for a printing machine for the construction of a factory at the University of Newcastle. The Company made an advance payment of $105,656. As per the terms of the contract, the Company owes $422,625 towards the progress payments which remain payable as of June 30, 2023.

During November 2022, the Company signed a deed of variation with the University of Newcastle for the research and development of the Saliva Glucose Biosensor. The Company agreed to pay the University of Newcastle $847,021, of which $847,021 remains payable as of June 30, 2023.

The Company has no material purchase commitments. For commitments under non-cancellable leases, refer to Note 12.

From time to time, the Company may become a party to various legal proceedings arising in the ordinary course of business. Based on information currently available, the Company is not involved in any pending or threatened legal proceedings that it believes could reasonably be expected to have a material adverse effect on its financial condition, results of operations or liquidity. However, legal matters are inherently uncertain, and the Company cannot guarantee that the outcome of any potential legal matter will be favorable to the Company.

F-28

NOTE 17. INCOME TAX

The Company computes income taxes using the asset and liability method in accordance with FASB ASC Topic 740, Income Taxes. Under the asset and liability method, we determine deferred income tax assets and liabilities based on the differences between the financial reporting and tax bases of assets and liabilities and measure them using currently enacted tax rates and laws. The Company provides a valuation allowance for deferred tax assets that, based on available evidence, are more likely than not to be realized. Realization of our net operating loss carryforward was not reasonably assured as of June 30, 2023 and 2022, and we have recorded a valuation allowance of $9,530,704 and $6,064,025, respectively, against deferred tax assets in excess of deferred tax liabilities.

The components of net deferred taxes are as follows:

	June 30, 2023	June 30, 2022
Deferred tax assets (liabilities):
Net operating loss - U.S.	$3,914,445	$4,321,600
Net operating loss - Foreign	5,347,487	1,682,879
Employee benefits	153,199	59,546
Inventory adjustments	38,034	—
Foreign exchange	77,539	—
Total deferred tax assets, net	9,530,704	6,064,025
Less: valuation allowance	(9,530,704)	(6,064,025)
Net deferred taxes	$—	$—

Our statutory income tax rate is expected to be approximately 21%. The provision for income taxes consisted of the following:

Year Ended June 30,
	2023	2022
Current	$—	$—
Deferred	—	—
Total	$—	$—

The reconciliation between the income tax expense (benefit) calculated by applying statutory rates to net loss and the income tax expense reported in the accompanying consolidated financial statements is as follows:

	Year Ended June 30,
	2023	2022
U.S. federal statutory rate applies to pretax income (loss)	$(2,310,635)	$(1,770,915)
Different tax rate of subsidiary	(18,715)	(106,634)
Permanent differences	680,221	117,039
Tax benefit on carry forward losses of acquired business	(3,289,886)	—
Cumulative adjustment to deferred taxes	1,681,562	1,643,216
Change in state tax rates and other	(209,226)	—
Change in valuation allowance	(3,466,679)	(117,294)
Total	$—	$—

As of June 30, 2023, and 2022, the Company had federal and foreign income tax net operating loss carryforwards of approximately $44,492,527 and $27,310,563, respectively, which expire at various dates ranging from 2038 through unlimited expiration.

F-29

NOTE 18. LOSS PER SHARE

Basic loss per common share is computed by dividing net loss allocable to common shareholders by the weighted average number of shares of common stock or common stock equivalents outstanding. Diluted loss per common share is computed similar to basic loss per common share except that it reflects the potential dilution that could occur if dilutive securities or other obligations to issue common stock were exercised or converted into common stock.

The following outstanding warrants, options and preferred shares were excluded from the computation of diluted net loss per share for the periods presented because their effect would have been anti-dilutive:

	Year Ended June 30,
	2023	2022
Warrants - Common stock (March 23 public raise)	3,270	-
Warrants - Series A	70,068	70,068
Warrants - Series B	2,620	2,620
Private placement warrants (Dec 2022)	26,478	-
Warrants issued to Winx Capital Pty Ltd	1,324	-
Warrants issued to underwriters (IPO)	3,177	3,177
Warrants issued to underwriters (March 23 public raise)	32,750	-
Pre IPO warrants	136,834	136,834
Warrants issued to LSBD	150,000	150,000

NOTE 19. SUBSEQUENT EVENTS

External Administrator of LSBD (the Licensor of our SGT and COV2T products), pursuant to a creditors meeting held on July 21, 2023, sent notice to the creditors on July 24, 2023, stating that LSBD has appointed a liquidator on July 21, 2023. Our understanding is that the ownership of the intellectual property rights licensed by us reverts to the University of Newcastle. Accordingly, the Company plans to discuss the future licensing of the SGT products with the University of Newcastle. As of the date of this report, our understanding is the Intellectual property rights have not reverted back to University of Newcastle.

F-30

INTELLIGENT FINGERPRINTING LIMITED

ANNUAL REPORTS AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2020 AND 2021

AND

INDEPENDENT AUDITORS’ REPORT

F-31

Company registration number 06409298 (England and Wales)

INTELLIGENT FINGERPRINTING LIMITED

ANNUAL REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

F-32

INTELLIGENT FINGERPRINTING LIMITED

COMPANY INFORMATION

Directors	D Ball
D M Dougherty
P J Hand
D Jenkins (Appointed 29 January 2022)
Dr M Johns
J R Polden
Professor D A Russell

Company number	06409298

Registered office	14-17 Evolution Business Park
Milton Road
Cambridge
CB24 9NG

Auditor	UHY Haines Norton
Level 11, 1 York Street
Sydney
New South Wales, 2000
Australia

F-33

INTELLIGENT FINGERPRINTING LIMITED

F-34

INTELLIGENT FINGERPRINTING LIMITED

DIRECTORS’ REPORT

FOR THE YEAR ENDED 31 DECEMBER 2021

The directors present their annual report and financial statements for the year ended 31 December 2021.

Principal activities

The principal activity of the company continued to be that of the development of non-invasive, fingerprint-based diagnostic technology for use at point-of-care.

Results and dividends

The results for the year are set out on page 4.

No ordinary dividends were paid. The directors do not recommend payment of a final dividend.

Directors

The directors who held office during the year and up to the date of signature of the financial statements were as follows:

D Ball
D M Dougherty
P J Hand
D Jenkins	(Appointed 29 January 2022)
Dr M Johns
J R Polden
Professor D A Russell
R J Anthony	(Resigned 24 September 2021)

Statement of directors’ responsibilities

The directors are responsible for preparing the annual report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing these financial statements, International Accounting Standard 1 requires that directors:

●	properly select and apply accounting policies;
●	present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information;
●	provide additional disclosures when compliance with the specific requirements in IFRSs are insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and
●	make an assessment of the company’s ability to continue as a going concern.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the company’s transactions and disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

F-35

INTELLIGENT FINGERPRINTING LIMITED

DIRECTORS’ REPORT (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

Statement of disclosure to auditor

Each director in office at the date of approval of this annual report confirms that:

●	so far as the director is aware, there is no relevant audit information of which the company’s auditor is unaware, and
●	the director has taken all the steps that he / she ought to have taken as a director in order to make himself / herself aware of any relevant audit information and to establish that the company’s auditor is aware of that information.

This confirmation is given and should be interpreted in accordance with the provisions of section 418 of the Companies Act 2006.

On behalf of the board

/s/ P J Hand
Director

Date:	7 December 2022

F-36

INTELLIGENT FINGERPRINTING LIMITED

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF INTELLIGENT FINGERPRINTING LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Intelligent Fingerprinting Limited

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Intelligent Fingerprinting Limited (referred to as the “Company”) as of December 31, 2021 and 2020, and the related statements of comprehensive income, changes in equity, and cash flows for each of the years in the two year period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2021, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY Haines Norton

We have served as the Company’s auditor since 2022.

Sydney, New South Wales

7 December 2022

F-37

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2021

		2021	2020
	Notes	£	£
Revenue	3	1,043,546	957,452
Cost of sales		(264,863)	(344,572)

Gross profit		778,683	612,880

Other operating income	3	788,131	375,566
Amortisation and depreciation		(245,404)	(275,211)
Employment costs		(1,799,124)	(1,529,826)
Research and development costs		(398,163)	(400,126)
Sales and marketing costs		(192,016)	(286,824)
Administrative expenses		(282,406)	(332,188)

Operating loss	4	(1,350,299)	(1,835,729)

Investment revenues	6	219	328
Finance costs	7	(150,644)	(107,518)

Loss before taxation		(1,500,724)	(1,942,919)

Income tax expense	8	-	-

Loss and total comprehensive income for the year		(1,500,724)	(1,942,919)

The notes on pages 9 to 28 form part of these financial statements.

F-38

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2021

		2021	2020
	Notes	£	£
Non-current assets
Intangible assets	9	779,008	782,369
Property, plant and equipment	10	91,073	151,003
Right-of-use assets	10	412,268	414,895

		1,282,349	1,348,267
Current assets
Inventories	11	862,343	307,948
Trade and other receivables	12	485,006	489,020
Cash and cash equivalents		446,764	1,094,188

		1,794,113	1,891,156
Current liabilities
Trade and other payables	18	636,878	551,852
Borrowings	14	740,241	-
Convertible loan notes	16	1,115,991	-
Lease liabilities	19	96,440	102,887

		2,589,550	654,739

Net current (liabilities)/assets		(795,437)	1,236,417

Non-current liabilities
Borrowings	14	-	696,418
Lease liabilities	19	457,011	466,984

		457,011	1,163,402

Net assets		29,901	1,421,282

Equity
Called up share capital	21	4,670	4,670
Share premium account	22	20,317,032	20,317,032
Share based payment reserve		180,402	71,059
Retained earnings		(20,472,203)	(18,971,479)

Total equity		29,901	1,421,282

The notes on pages 9 to 28 form part of these financial statements.

F-39

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF FINANCIAL POSITION (CONTINUED)

AS AT 31 DECEMBER 2021

The financial statements were approved by the board of directors and authorised for issue on 7 December 2022 and are signed on its behalf by:

/s/ P J Hand
Director

Company registration number 06409298

F-40

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2021

			Share Share based
		Share	premium	payment	Retained
		capital	account	reserve	earnings	Total
	Notes	£	£	£	£	£
Balance at 1 January 2020		1,573	17,999,248	12,751	(17,028,560)	985,012

Year ended 31 December 2020:
Loss and total comprehensive income for the year		-	-	-	(1,942,919)	(1,942,919)
Transactions with owners in their capacity as owners:
Issue of share capital	21	3,097	2,317,784	-	-	2,320,881
Share based payments	23	-	-	58,308	-	58,308

Balance at 31 December 2020		4,670	20,317,032	71,059	(18,971,479)	1,421,282

Year ended 31 December 2021:
Loss and total comprehensive income for the year		-	-	-	(1,500,724)	(1,500,724)
Transactions with owners in their capacity as owners:
Share based payments	23	-	-	109,343	-	109,343

Balance at 31 December 2021		4,670	20,317,032	180,402	(20,472,203)	29,901

The notes on pages 9 to 28 form part of these financial statements.

F-41

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2021

		2021		2020
	Notes	£	£	£	£
Cash flows from operating activities
Cash absorbed by operations	30		(1,460,907)		(1,368,765)

Interest paid			(107,553)		(107,518)

Net cash outflow from operating activities			(1,568,460)		(1,476,283)

Investing activities
Purchase of intangible assets		(49,807)		(140,838)
Proceeds from disposal of intangibles		-		10,653
Purchase of property, plant and equipment		(29,674)		(15,287)
Proceeds from disposal of property, plant and equipment		-		2,720
Interest received		219		328

Net cash used in investing activities			(79,262)		(142,424)

Financing activities
Proceeds from issue of shares		-		2,320,881
Issue of convertible loans		1,072,900		-
Repayment of borrowings		43,823		10,278
Payment of lease liabilities		(116,425)		(94,063)

Net cash generated from financing activities			1,000,298		2,237,096

Net (decrease)/increase in cash and cash equivalents			(647,424)		618,389

Cash and cash equivalents at beginning of year			1,094,188		475,799

Cash and cash equivalents at end of year			446,764		1,094,188

The notes on pages 9 to 28 form part of these financial statements.

F-42

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies

Company information

Intelligent Fingerprinting Limited is a private company limited by shares incorporated in England and Wales. The registered office is 14-17 Evolution Business Park, Milton Road, Cambridge, CB24 9NG. The company’s principal activities and nature of its operations are disclosed in the directors’ report.

1.1	Accounting convention

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB).

The financial statements are prepared in sterling, which is the functional currency of the company. Monetary amounts in these financial statements are rounded to the nearest £.

The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

1.2	Going concern

As at 31 December 2021 the company continues to be loss making and reliant on further fundraising in order to meet its liabilities as they fall due. Subsequent to the year end, as explained in note 28, the company was acquired by Intelligent Bio Solutions Inc. (formerly known as GBS Inc.). The directors have at the time of approving the financial statements, a reasonable expectation that the parent company will provide sufficient funds to allow the company to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements.

1.3	Revenue

Revenue relates to the sale of readers, cartridges and accessories. Revenue from the sale of goods is recognised when the significant risks and rewards of ownership of the goods have passed to the buyer (usually on delivery of the goods), the amount of revenue can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the entity and the costs incurred or to be incurred in respect of the transaction can be measured reliably.

1.4	Intangible assets other than goodwill

Intangible assets acquired separately from a business are recognised at cost and are subsequently measured at cost less accumulated amortisation and accumulated impairment losses.

Amortisation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Patents and licences	5% straight line

1.5	Property, plant and equipment

Property, plant and equipment are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

Depreciation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Leasehold improvements	Straight line over period of the lease
Office equipment	25% - 50% straight line
Computers	33% straight line
Right-of-use asset	Straight line over period of the lease

F-43

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies	(Continued)

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of the asset, and is recognised in the income statement.

Right-of-use assets consist of a lease of an office which is carried under the cost model. Right-of-use assets are depreciated over the shorter the lease term and the useful life of the underlying asset. Depreciation starts at the commencement date of the lease.

1.6	Impairment of tangible and intangible assets

At each reporting end date, the company reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss.

1.7	Inventories

Inventories are stated at the lower of cost and estimated selling price less costs to complete and sell. Cost comprises direct materials and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition.

Inventories held for distribution at no or nominal consideration are measured at the lower of cost and replacement cost, adjusted where applicable for any loss of service potential.

Net realisable value is the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

1.8	Cash and cash equivalents

Cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short- term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

1.9	Financial assets

Financial assets are recognised in the company’s statement of financial position when the company becomes party to the contractual provisions of the instrument. Financial assets are classified into specified categories, depending on the nature and purpose of the financial assets.

At initial recognition, financial assets classified as fair value through profit and loss are measured at fair value and any transaction costs are recognised in profit or loss. Financial assets not classified as fair value through profit and loss are initially measured at fair value plus transaction costs.

F-44

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies	(Continued)

Financial assets held at amortised cost

Financial instruments are classified as financial assets measured at amortised cost where the objective is to hold these assets in order to collect contractual cash flows, and the contractual cash flows are solely payments of principal and interest. They arise principally from the provision of goods and services to customers (eg trade receivables). They are initially recognised at fair value plus transaction costs directly attributable to their acquisition or issue, and are subsequently carried at amortised cost using the effective interest rate method, less provision for impairment where necessary.

Impairment of financial assets

Financial assets carried at amortised cost are assessed for indicators of impairment at each reporting end date.

The expected credit losses associated with these assets are estimated on a forward-looking basis. A broad range of information is considered when assessing credit risk and measuring expected credit losses, including past events, current conditions, and reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

For trade receivables, the simplified approach permitted by IFRS 9 is applied, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

Derecognition of financial assets

Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership to another entity.

1.10	Financial liabilities

The company recognises financial debt when the company becomes a party to the contractual provisions of the instruments. Financial liabilities are classified as either ‘financial liabilities at fair value through profit or loss’ or ‘other financial liabilities’.

Other financial liabilities

Other financial liabilities, including borrowings, lease liabilities, trade payables and other short-term monetary liabilities, are initially measured at fair value net of transaction costs directly attributable to the issuance of the financial liability. They are subsequently measured at amortised cost using the effective interest method. For the purposes of each financial liability, interest expense includes initial transaction costs and any premium payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

Derecognition of financial liabilities

Financial liabilities are derecognised when, and only when, the company’s obligations are discharged, cancelled, or they expire.

1.11	Compound instruments

The component parts of compound instruments issued by the company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non- convertible instrument. This amount is recorded as a liability on an amortised cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognised and included in equity net of income tax effects and is not subsequently remeasured.

1.12	Equity instruments

Equity instruments issued by the company are recorded at the proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the company.

F-45

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies	(Continued)

1.13	Income tax

The Company is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Company recognises liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

Recovery of deferred tax assets

Deferred tax assets are recognised for deductible temporary differences only if the Company considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

1.14	Employee benefits

The costs of short-term employee benefits are recognised as a liability and an expense, unless those costs are required to be recognised as part of the cost of inventories or non-current assets.

The cost of any unused holiday entitlement is recognised in the period in which the employee’s services are received.

Termination benefits are recognised immediately as an expense when the company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

1.15	Retirement benefits

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

1.16	Share-based payments

Where share options are awarded to employees, the fair value of the options at the date of grant is charged to profit or loss over the vesting period. Non-market vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each Balance sheet date so that, ultimately, the cumulative amount recognised over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. The cumulative expense is not adjusted for failure to achieve a market vesting condition.

The fair value of the award also takes into account non-vesting conditions. These are either factors beyond the control of either party (such as a target based on an index) or factors which are within the control of one or other of the parties (such as the Company keeping the scheme open or the employee maintaining any contributions required by the scheme).

Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to profit or loss over the remaining vesting period.

Where equity instruments are granted to persons other than employees, profit or loss is charged with fair value of goods and services received.

1.17	Leases

At inception, the company assesses whether a contract is, or contains, a lease within the scope of IFRS 16. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Where a tangible asset is acquired through a lease, the company recognises a right-of-use asset and a lease liability at the lease commencement date. Right-of-use assets are included within property, plant and equipment, apart from those that meet the definition of investment property.

F-46

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies	(Continued)

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date plus any initial direct costs and an estimate of the cost of obligations to dismantle, remove, refurbish or restore the underlying asset and the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined on the same basis as those of other property, plant and equipment. The right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are unpaid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee, and the cost of any options that the company is reasonably certain to exercise, such as the exercise price under a purchase option, lease payments in an optional renewal period, or penalties for early termination of a lease.

The lease liability is measured at amortised cost using the effective interest method. It is remeasured when there is a change in: future lease payments arising from a change in an index or rate; the company’s estimate of the amount expected to be payable under a residual value guarantee; or the company’s assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The company has elected not to recognise right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less, or for leases of low-value assets including IT equipment. The payments associated with these leases are recognised in profit or loss on a straight-line basis over the lease term.

1.18	Grants

Government grants are recognised when there is reasonable assurance that the grant conditions will be met and the grants will be received.

2	Critical accounting estimates and judgements

In the application of the company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised, if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The estimates and assumptions which have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities are outlined below.

Critical judgements

F-47

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

2	Critical accounting estimates and judgements	(Continued)

Market rate on convertible debt

As explained in note 16, the net proceeds from convertible loan notes issued in the year have not been split into a financial liability and an equity component because the directors consider the market rate of similar non- convertible debt to be indeterminate, given that the company has not been able to raise bank financing. Consequently, all proceeds are recorded as a financial liability held at amortised cost amounting to £1,115,991 at 31 December 2021.

Accounting for compound financial instruments

The Company’s accounting for compound financial instruments involve significant estimates and judgements, including the determination of an applicable market interest rate for pure debt instruments in determining the equity component, if any, of issued instruments.

3	Revenue

	2021	2020
	£	£
Revenue analysed by class of business
Sales of goods - recognised at a point in time	1,043,546	957,452

Sales of goods – cartridges	432,436	419,694
Sales of goods – readers	430,034	449,699
Other sales	181,076	88,059
	1,043,546	957,452

	2021	2020
	£	£
Revenue analysed by geographical market
United Kingdom	857,473	716,418
United States	67,250	10,362
Rest of World	118,823	230,672
	1,043,546	957,452

	2021	2020
	£	£
Other income
Grants received	788,131	375,566

Grants received include Research and Development Expenditure Credits (RDEC) of £276,158 (2020:£306,200). RDEC is a taxable credit on the amount of qualifying research and development expenditure payable as cash and has been accrued in relation to qualifying research and development expenditure incurred in the year. All conditions with respect to the grants have been met at the balance sheet date.

During the year, £10,179 (2020: £19,366) of government grants were received in respect of the Coronavirus Job Retention Scheme. The grants allow the company to put staff on temporary leave (‘furlough’) and claim 80% of the employee’s payroll costs from the government. The grants have been recognised on a straight-line basis over the period of furlough and are included within grants received. All conditions with respect to the grants have been met at the balance sheet date.

During the year, £501,794 (2020: £50,000) of grants were received in respect of temporary funding for ideas to address COVID-19. The grants were in relation to Point of Care diagnostics for the rapid detection of the COVID- 19 virus. The grants have been recognised over the period of expenditure and are included within grants received. All conditions with respect to the grants have been met at the balance sheet date.

F-48

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

4	Operating loss

	2021	2020
	£	£
Operating loss for the year is stated after charging/(crediting):

Exchange losses/(gains)	8,581	(26,349)
Research and development costs	398,163	400,126
Government grants	(788,131)	(375,566)
Fees payable to the company’s auditor for the audit of the company’s financial statements	5,000	6,400
Depreciation of property, plant and equipment	89,604	137,297
Depreciation of right of use assets	102,632	88,906
Amortisation of intangible assets (included within administrative expenses)	53,168	49,009
Cost of inventories recognised as an expense	264,863	344,571
Share-based payments	109,343	58,308

5	Employees

The average monthly number of persons (including directors) employed by the company during the year was:

2021 Number	2020 Number
37	32

Their aggregate remuneration comprised:

	2021	2020
	£	£
Wages and salaries	1,433,549	1,246,291
Social security costs	150,843	131,133
Pension costs	62,858	53,983
Share based payments	109,343	58,308
	1,756,593	1,489,715

6	Investment income

	2021	2020
	£	£
Interest income
Financial instruments measured at amortised cost:
Bank deposits	219	328

Income above relates to assets held at amortised cost, unless stated otherwise.

F-49

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

7	Finance costs

	2021	2020
	£	£
Interest on convertible loan notes	43,091	-
Interest on lease liabilities	72,160	55,937
Other interest payable	35,393	51,581
Total interest expense	150,644	107,518

8	Income tax expense

The charge for the year can be reconciled to the loss per the income statement as follows:

	2021	2020
	£	£

Loss before taxation	(1,500,724)	(1,942,919)
Expected tax credit based on a corporation tax rate of 19.00% (2020: 19.00%)	(285,138)	(369,155)
Effect of expenses not deductible in determining taxable profit	32,449	21,370
Income not taxable	(52,470)	(58,178)
Unutilised tax losses carried forward	485,802	699,151
Permanent capital allowances in excess of depreciation	(191,886)	(315,157)
Other non-reversing timing differences	11,243	21,969
Taxation charge for the year	-	-

At the year end, the company had tax losses of £12,957,387 (2020: £12,078,025) available to offset against future profits. No provision has been made for the deferred tax asset arising on unutilised corporation tax losses as the timing of their future reversal is uncertain.

F-50

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

9	Intangible assets

Patents & licences
£
Cost

At 1 January 2020	900,700
Additions	140,838
Disposals	(11,358)

At 31 December 2020	1,030,180
Additions	49,807

At 31 December 2021	1,079,987

Amortisation and impairment

At 1 January 2020	199,507
Charge for the year	49,009
Eliminated on disposals	(705)

At 31 December 2020	247,811
Charge for the year	53,168

At 31 December 2021	300,979

Carrying amount
At 31 December 2021	779,008

At 31 December 2020	782,369

At 31 December 2019	701,193

Intangible assets primarily comprise legal and other relates expenses incurred for the registration of patents in various jurisdictions across the Company’s products. The remaining amortisation period of these assets is a reflection of their 20 year useful life.

10	Property, plant and equipment

	Leasehold improvements	Office equipment	Computers	Right-of-use asset	Total
	£	£	£	£	£
Cost
At 1 January 2020	44,022	950,064	57,839	889,060	1,940,985
Additions	-	15,287	-	-	15,287
Disposals	-	(86,691)	-	-	(86,691)
At 31 December 2020	44,022	878,660	57,839	889,060	1,869,581
Additions	3,268	26,406	-	100,005	129,679
At 31 December 2021	47,290	905,066	57,839	989,065	1,999,260

F-51

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

10	Property, plant and equipment	(Continued)

	Leasehold improvements	Office equipment	Computers	Right-of-use asset	Total
	£	£	£	£	£
Accumulated depreciation and impairment
At 1 January 2020	19,117	701,061	56,014	385,259	1,161,451
Charge for the year	4,327	131,342	1,628	88,906	226,203
Eliminated on disposal	-	(83,971)	-	-	(83,971)
At 31 December 2020	23,444	748,432	57,642	474,165	1,303,683
Charge for the year	4,463	84,944	197	102,632	192,236
At 31 December 2021	27,907	833,376	57,839	576,797	1,495,919
Carrying amount analysed between owned assets and right-of-use assets At 31 December 2021
Owned assets	19,383	71,690	-	-	91,073
Right-of-use assets	-	-	-	412,268	412,268
	19,383	71,690	-	412,268	503,341
At 31 December 2020
Owned assets	20,578	130,228	197	-	151,003
Right-of-use assets	-	-	-	414,895	414,895
	20,578	130,228	197	414,895	565,898

11	Inventories

	2021	2020
	£	£
Work in progress	733,494	287,218
Finished goods	128,849	20,730
	862,343	307,948

12	Trade and other receivables

	2021	2020
	£	£
Trade receivables	81,512	31,863
VAT recoverable	13,820	15,514
Other receivables	317,825	347,867
Prepayments	71,849	93,776
	485,006	489,020

Other receivables include research and development tax credits of £276,158 (2020: £306,200).

F-52

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

13	Trade receivables - credit risk

Fair value of trade receivables

The directors consider that the carrying amount of trade and other receivables is approximately equal to their fair value.

2021	Days overdue Current	0-30	31-60	61-90	90+	Total
	£	£	£	£	£	£
Expected credit loss rate	0%	0%	0%	0%	0%	0%
Trade receivables	75,104	11,745	2,371	387	8,406	98,013
Expected credit loss	-	-	-	-	-	-

2020	Current	0-30	31-60	61-90	90+	Total
	£	£	£	£	£	£
Expected credit loss rate	0%	0%	0%	0%	0%	0%
Trade receivables	28,264	3,599	-	-	-	31,863
Expected credit loss	-	-	-	-	-	-

Movements in the allowance for expected credit losses are as follows:

Opening balance	-
Additional provisions recognised	-
Amounts reversed	-

Closing balance	-

No significant receivable balances are impaired at the reporting end date. All receivables outside credit terms were recovered subsequent to the reporting date.

14	Borrowings

	Current		Non-current
	2021	2020	2021	2020
	£	£	£	£
Borrowings held at amortised cost:
Other loans	740,241	-	-	696,418

The Company’s other loans relate to a payment due to a distributor in the amount of USD$1,000,000 which matures in January 2022. The Company’s must make repayments of USD$0.25 towards this amount for every Screening or Confirmation cartridge sold in the US or Canada. This amount does not attract interest.

As disclosed in note 24, subsequent to the reporting date, the loan was renegotiated such that the unpaid principal balance of the loan will accrue interest at a rate of 0.97% per annum, with the following payments offset against the balance:

●	10% of the company’s monthly worldwide gross revenue received in the preceding month; plus
●	Provision of up to £50,000 of inventories to the lender; and
●	50% of any subsequent sales by the company to the lender.

An amount of £615,597 remains outstanding as at the date of this financial report.

15	Fair value of financial liabilities

The directors consider that the carrying amounts of financial liabilities carried at amortised cost in the financial statements approximate to their fair values.

F-53

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

16	Convertible loan notes

The convertible loan notes were issued on 26 October 2021. The notes are convertible into Ordinary B shares of the company at any time to 31 January 2022. The conversion price is the lesser of 2.9425p and 90% of the price per share issued under any fundraising occurring after the issue date.

If the notes have not been converted, they are repayable at 31 January 2022. Interest of 15% per annum will be accrue until that date.

The interest expensed for the year is calculated by applying an effective interest rate of 15% to the liability component of the loan notes. The liability component is measured at amortised cost. The difference between the carrying amount of the liability component at the date of issue and the amount reported in the statement of financial position represents the effective interest rate to that date.

The net proceeds received from the issue of the convertible loan notes have not been split between the financial liability element and an equity component as the directors consider the market rate of similar non-convertible debt to be indeterminate given the company has not been able to raise bank financing.

2021
£

Net proceeds of issue of convertible loan note	1,072,900
Equity component	-
Liability component at date of issue	1,072,900

The liability component is measured at amortised cost, and the difference between the carrying amount of the liability at the date of issue and the amount reported in the statement of financial position represents accrued interest at the effective interest rate.

Movements and balance at the period end	Liability
£

Liability component at 31 December 2020	-
Issue of convertible loan notes	1,072,900
Interest charged	43,091

Liability component at 31 December 2021	1,115,991

Liability component due within 12 months	1,115,991

The convertible loan notes are secured by way of a fixed charge and floating charge over the company’s intellectual property and other assets.

Subsequent to the reporting date, the convertible loan remained outstanding while the company proceeded with acquisition negotiations with Intelligent Bio Solutions Inc. (formerly known as GBS Inc.). During this period the loan notes accrued interest at a daily compound rate of 17%. As part of the acquisition in October 2022, the interest rate was reduced to 17% compound annual interest until the preference shares are approved for conversion to common stock as described in note 28. All convertible loans remain outstanding as at the date of this financial report.

F-54

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

17	Financial assets

31 December 2021	Amortised cost	FVTPL	FVTOCI	Total
	£	£	£	£
Trade and other receivables	413,157	-	-	413,157
Cash and cash equivalents	446,764	-	-	446,764
	859,921	-	-	859,921

31 December 2020	Amortised cost	FVTPL	FVTOCI	Total
	£	£	£	£
Trade and other receivables	395,244	-	-	395,244
Cash and cash equivalents	1,094,188	-	-	1,094,188
	1,489,432	-	-	1,489,432

Financial liabilties

31 December 2021	Amortised cost	FVTPL	FVTOCI	Total
	£	£	£	£
Trade and other payables	569,292	-	-	569,292
Convertible loan notes	1,115,991	-	-	1,115,991
Lease liabilities	553,451	-	-	553,451
Borrowings	740,241	-	-	740,241
	2,409,683	-	-	2,409,683

31 December 2020	Amortised cost	FVTPL	FVTOCI	Total
	£	£	£	£
Trade and other payables	450,097	-	-	450,097
Lease liabilities	569,871	-	-	569,871
Borrowings	696,418	-	-	696,418
	1,019,968	-	-	1,019,968

F-55

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

18	Trade and other payables

	2021	2020
	£	£
Trade payables	523,301	403,874
Accruals	67,586	101,755
Social security and other taxation	44,391	38,123
Other payables	1,600	8,100
	636,878	551,852

19	Lease liabilities

	2021	2020
Maturity analysis	£	£

Within one year	188,333	150,000
In two to five years	539,167	550,000

Total undiscounted liabilities	727,500	700,000
Future finance charges and other adjustments	(174,049)	(130,129)

Lease liabilities in the financial statements	553,451	569,871

Lease liabilities are classified based on the amounts that are expected to be settled within the next 12 months and after more than 12 months from the reporting date, as follows:

	2021	2020
	£	£
Current liabilities	96,440	102,887
Non-current liabilities	457,011	466,984
	553,451	569,871

	2021	2020
	£	£
Amounts recognised in profit or loss include the following:
Interest on lease liabilities	72,160	55,937

20	Retirement benefit schemes

	2021	2020
	£	£
Defined contribution schemes
Charge to profit or loss in respect of defined contribution schemes	62,858	53,983

The company operates a defined contribution pension scheme for all qualifying employees. The assets of the scheme are held separately from those of the company in an independently administered fund.

F-56

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

21	Share capital

	2021	2020	2021	2020
	Number	Number	£	£
Ordinary share capital Issued and fully paid
Ordinary shares of 0.001p each	458,839,203	458,839,203	4,589	4,589
Ordinary B shares of 0.001p each	8,130,947	8,130,947	81	81
	466,970,150	466,970,150	4,670	4,670

Share capital represents the nominal (par) value of shares that have been issued.

Ordinary shares carry one vote and rank equally with the other ordinary shares in all respects, including as to eligibility to receive dividends and the repayment of capital, including on a winding up. The shares are not redeemable.

Ordinary B shares rank pari passu in all respects except on a return of assets or liquidation, capital reduction, or share sales, where the remaining assets are repaid firstly to the Ordinary B shareholders. The amount paid will be the issue price of the shares plus any arrears or accrued dividends.

22	Share premium account

	2021	2020
	£	£
At the beginning of the year	20,317,032	17,999,248
Issue of new shares	-	2,317,784
At the end of the year	20,317,032	20,317,032

The share premium account represents the excess of amounts received over the nominal value of shares issued, less directly attributable transaction costs, and net of any related income tax benefits.

23	Share-based payments

	Number of share options		Average exercise price
	2021 Number	2020 Number	2021 pence	2020 pence
Outstanding at the beginning of the year	33,551,645	10,697,516	5.35	11.34
Granted in the period	9,213,072	33,551,645	5.35	5.35
Forfeited in the period	(44,528)	(10,697,516)	5.35	11.34
Outstanding at the end of the year	42,720,189	33,551,645	5.35	5.35
Exercisable at the end of the year	38,791,832	25,249,649	5.35	5.35

Options granted during the year

Options granted in the year are set out below. Fair value was measured using the Black-Scholes model.

F-57

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

23	Share-based payments	(Continued)

	2021	2020
-Stock value	0.75p	0.75p
-Expected volatility	101-102%	101-102%
-Expected life	50% of contractual term	50% of contractual term
-Risk free rate	-0.01%-0.02%	-0.01%-0.02%
-Expected dividends yields	0%	0%

Options outstanding

Share options outstanding at the end of the year have the following expiry dates and exercise prices:

			2021	2020
Grant date	Expiry date	Exercise price	Number	Number
20 November 2020	19 November 2030	5.35 pence	33,507,117	33,551,645
1 July 2021	1 July 2031	5.35 pence	6,400,000	-
15 December 2021	15 December 2031	5.35 pence	2,813,072	-
			42,720,189	33,551,645

At 31 December 2021, the company had equity settled share based payment arrangements with certain employees. The agreements entitle each employee to acquire shares in the company subject to the vesting conditions, which require that each employee completes a specified period of service. The maximum term of options granted is 10 years.

Expenses

Related to equity settled share based payments	109,343	58,308

24	Contingent liabilities

As at 31 December 2021, the Company had no contingent liabilities (31 December 2020: None).

Contingent assets

The Company had no contingent assets as at 31 December 2021 and 31 December 2020.

25	Capital risk management

The company is not subject to any externally imposed capital requirements.

F-58

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

26	Financial Risk Management

Financial risk management objectives

The Company’s activities expose it to a variety of financial risks: market risk (including foreign currency risk, price risk and interest rate risk), credit risk and liquidity risk. The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Company.

The Company’s policy is not to trade in or use derivatives to hedge its risks.

The Company’s Board of Directors (the ‘Board’) has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Board has established the Audit and Risk Committee, which is responsible for developing and monitoring the Company’s risk management policies. The committee reports to the Board on its activities.

The Company’s risk management policies are established to identify and analyse the risk faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Company, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all workplace participants understand their roles and obligations.

Market risk

Foreign currency risk

Foreign exchange risk arises from future commercial transactions and recognised financial assets and financial liabilities denominated in a currency that is not the entity’s functional currency.

The Company’s exposure to foreign currency risk relates to foreign currency receivables and payables as well as foreign currency sales. The Company does not hold any foreign currency contracts.

Price risk

The Company is not exposed to any significant price risk.

F-59

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

26	Financial Risk Management	(Continued)

Interest rate risk

Interest rate risk arises from borrowings. Borrowings obtained at variable rates expose the Company to interest rate risk. Borrowings obtained at fixed rates expose the Company to fair value interest rate risk. At the reporting date, the Company had no variable interest rate borrowings.

At the reporting date, the Company had fixed rate convertible note liabilities. Cash at bank earns interest at floating rates based on daily bank deposit rates.

No sensitivity analysis has been performed since interest rate risk is considered to be immaterial.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The maximum exposure to credit risk at the reporting date to recognised financial assets is the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements. The Company does not hold any collateral.

The Company has adopted a lifetime expected loss allowance in estimating expected credit losses to trade receivables through the use of a provisions matrix using fixed rates of credit loss provisioning. These provisions are considered representative across all customers of the Company based on recent sales experience, historical collection rates and forward- looking information that is available.

Generally, trade receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of a debtor to engage in a repayment plan with the Company, and a failure to make contractual payments for a period of greater than 90 days past due.

Trade and other receivables that are overdue are considered to be of high credit quality. Refer to note 13 for aging of trade and other receivables.

Liquidity risk

Vigilant liquidity risk management requires the Company to maintain sufficient liquid assets (mainly cash and cash equivalents) and available borrowing facilities to be able to pay debts as and when they become due and payable.

The Company manages liquidity risk by maintaining adequate cash reserves and available borrowing facilities by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities.

F-60

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

27	Liquidity risk

The following table details the remaining contractual maturity for the company’s financial liabilities with agreed repayment periods. The contractual maturity is based on the earliest date on which the company may be required to pay.

	Less than 1 month	1 – 3 months	3 months to 1 year	1 – 5 years	Total
	£	£	£	£	£
At 31 December 2020
Trade payables	403,874	-	-	-	403,874
Lease liabilities	12,500	37,500	100,000	550,000	700,000
Borrowings	-	-	-	696,418	696,418
	416,374	37,500	100,000	1,246,418	1,800,292

At 31 December 2021
Trade payables	523,301	-	-	-	523,301
Lease liabilities	15,417	46,250	126,667	540,000	728,334
Borrowings	740,241	-	-	-	740,241
Convertible loan notes	1,115,991	-	-	-	1,115,991
	2,394,950	46,250	126,667	540,000	3,107,867

28	Events after the reporting date

Acquisition by Intelligent Bio Solutions Inc. (“INBS”) (formerly known as GBS Inc.)

On 4 October 2022, Intelligent Bio Solutions Inc. (“INBS”) acquired the company. Under the terms of the transaction, INBS has issued 2,963,091 shares of INBS Common Stock and 2,363,003 shares of Series C Convertible Preferred Stock (“Preferred Stock”) to the shareholders of the company.

A further amount of up to 500,000 shares of Preferred Stock have been reserved for issuance to shareholders of, and lenders to, the company subject to the terms of the transaction documents. Subject to an affirmative vote of INBS shareholders, each share of Preferred Stock is convertible into three shares of INBS Common Stock.

The former shareholders of the company have entered into a twelve-month lock-up agreement on sales of INBS Preferred Stock and Common Stock issued pursuant to this transaction. The former majority shareholders of the company have the right to appoint two board members to the board of INBS, subject to satisfaction of certain requirements.

Non-conversion of convertible loans

Subsequent to the reporting date, the convertible loan (see note 16) remained outstanding while the company proceeded with acquisition negotiations with INBS. During this period the loan notes accrued interest at a daily compound rate of 17%. As part of the acquisition in October 2022, the interest rate was reduced to 17% compound annual interest until the preference shares are approved for conversion to common stock. All convertible loans remain outstanding as at the date of this financial report.

Renegotiation of borrowings

Subsequent to the reporting date, the company’s borrowings (see note 14) were renegotiated such that the unpaid principal balance of the loan will accrue interest at a rate of 0.97% per annum, with the following payments offset against the balance:

●	10% of the company’s monthly worldwide gross revenue received in the preceding month; plus
●	Provision of up to £50,000 of inventories to the lender; and
●	50% of any subsequent sales by the company to the lender.

An amount of £615,597 remains outstanding as at the date of this financial report.

F-61

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

29	Related party transactions

Remuneration of key management personnel

The remuneration of key management personnel, including directors, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosures.

	2021	2020
	£	£
Short-term employee benefits	628,249	663,458
Long-term employee benefits	31,413	33,173
Share-based payments	97,888	777,803
	757,550	1,474,434

30	Cash absorbed by operations

	2021	2020
	£	£
Loss for the year before income tax	(1,500,724)	(1,942,919)
Adjustments for:
Finance costs	150,644	107,518
Investment income	(219)	(328)
Amortisation and impairment of intangible assets	53,168	49,009
Depreciation and impairment of property, plant and equipment	192,236	226,203
Equity settled share based payment expense	109,343	58,308

Movements in working capital:
Increase in inventories	(554,395)	(142,730)
Decrease in trade and other receivables	4,014	186,769
Increase in trade and other payables	85,026	89,405
Cash absorbed by operations	(1,460,907)	(1,368,765)

F-62

Intelligent Bio Solutions Inc. and Intelligent Fingerprinting Limited Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 2022

The following unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2022 is based on the historical consolidated financial statements of Intelligent Bio Solutions Inc. (“INBS”) and Intelligent Fingerprinting Limited (“IFP”) as adjusted to give effect to the October 4, 2022 acquisition of IFP by INBS (the “Acquisition”). The Acquisition was accounted for using the acquisition method of accounting and assuming a purchase price of $7,224,404 funded by a cash consideration of $ 868,438 and the issuance of the Company’s common shares and preferred shares of $6,355,966. The Company incurred transaction costs of $806,397 for the Acquisition.

Under the acquisition method of accounting, the total purchase price presented in the accompanying unaudited pro forma consolidated statements of operations for the year ended June 30, 2022 was allocated to the assets acquired based on their fair values assuming the transaction occurred on July 1, 2021. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired is recognized as goodwill.

The unaudited pro forma condensed consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements and the underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the arrangement. The unaudited pro forma condensed consolidated financial statements is provided for illustrative purposes only and may or may not provide an indication of results in the future.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with INBS’ historical consolidated financial statements for the year ended June 30, 2022, included in our Annual Report on Form 10-K.

F-63

Intelligent Bio Solutions Inc. (INBS)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2022

	INBS	IFP	Adjustments	Notes	Pro Forma
	(Audited)*	(Unaudited)/ Note 1		(Note 2)

Revenue	-	1,564,224	-		1,564,224
Cost of revenue	-	2,869,348	-		2,869,348
Gross profit	-	(1,305,124)	-		(1,305,124)

Other income:
Government support income	437,146	380,996	-		818,142
Shared services	-	-	-		-

Operating expenses:
General and administrative expenses	4,920,103	1,792,871	1,030,734	(a)	7,743,708
Development and regulatory approval expenses	3,853,919	-	-		3,853,919
Prospectus and capital raising expenses	-	-	-		-
Total operating expenses	8,774,022	1,792,871	1,030,734		11,597,627
Loss from operations	(8,336,876)	(2,716,999)	(1,030,734)		(12,084,609)

Other income (expense):
Interest (expense)	(7,539)	(165,583)	-		(173,122)
(Loss) from unconsolidated equity method investment	-	-	-		-
Realized foreign exchange income (loss)	(3,987)	(1,310)	-		(5,297)
Interest income	14,426	262	-		14,688
Total other income (expense)	2,900	(166,631)	-		(163,731)
Loss before income taxes	(8,333,976)	(2,883,630)	(1,030,734)		(12,248,340)
Income taxes	-	-	-		-
Net loss	(8,333,976)	(2,883,630)	(1,030,734)		(12,248,340)
Net loss attributable to non-controlling interest	(27,925)	-			(27,925)
Net loss attributable to Intelligent Bio Solutions Inc.	(8,306,051)	(2,883,630)	(1,030,734)		(12,220,415)

Other comprehensive income (loss), net of tax:
Foreign currency translation income (loss)	(126,875)	3,440	-		(123,435)
Total other comprehensive income (loss)	(126,875)	3,440	-		(123,435)
Comprehensive loss	(8,460,851)	(2,880,190)	(1,030,734)		(12,371,775)
Comprehensive loss attributable to non-controlling interest	(27,925)	-			(27,925)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	(8,432,926)	(2,880,190)	(1,030,734)		(12,343,850)

Net loss per share, basic and diluted	$(0.57)	-	$(0.35)		$0.70
Weighted average shares outstanding, basic and diluted	14,665,263	-	2,963,091	(b)	17,628,354

‘*’ Refer to audited annual reports on 10-K for the fiscal year ended June 30, 2022 for INBS Inc.

F-64

Note 1 – Basis of Presentation

On October 4, 2022, INBS entered into a Share Exchange Agreement (the “Acquisition Agreement”) with IFP whereby INBS will acquire all of the issued and outstanding shares of IFP from IFP’s shareholders. The total purchase price of $7,224,404 consists of cash consideration of $868,438 and rollover equity with a fair value of $6,355,966. The loan receivable from IFP of $504,938 as of October 4, 2022 was treated as a cash consideration in accordance with ASC 805 Business Combination.

INBS and IFP have different fiscal quarter and year ends. INBS follow a fiscal year ending on June 30, however, IFP follows a fiscal calendar year ending on December 31. Accordingly, the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2022, combines the historical results of (i) INBS for the twelve months period ended June 30, 2022, and (ii) IFP for the six months period July 1, 2021, to December 31, 2021, and six months period January 1, 2022, to June 30, 2022.

The unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2022 is based on the historical financial statements of INBS after giving effect to the acquisition of IFP (the “Acquisition”) using the acquisition method of accounting. In conjunction with the Acquisition, we may incur future restructuring expenses and transaction costs that are not included in the pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2022, is presented as if the Acquisition had taken place on July 1, 2021.

The unaudited pro forma financial statements for IFP are prepared in accordance with US GAAP and translated into USD. During the preparation of unaudited pro forma condensed consolidated financial information, INBS management performed an analysis to identify differences in accounting and methodologies between INBS and IFP. Such differences were considered immaterial, other than the lease adjustment. IFP has adopted the lease accounting standard under IFRS, however, INBS was yet to adopt Leases (“ASU 2016-02) as it is effective for fiscal years beginning after December 15, 2021, and interim period within fiscal years beginning after December 15, 2022, as amended by ASU 2020-05 with early adoption permitted. No other related adjustments have been made in the preparation of this unaudited pro forma condensed consolidated financial information. INBS management will continue to conduct reviews of IFP’s accounting policies and methodologies and may identify differences that, when adjusted or reclassified, could have a material impact on the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated statement of operations is based on estimates and assumptions which have been made solely for purposes of developing such pro forma information.

Note 2 – Pro forma adjustments

The pro forma adjustments are based on our estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited condensed consolidated statement of operations:

Adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2022:

(a)	Reflects the estimated additional amortization expense of $1,030,734 related to the valuation of acquired intangible assets for the year ended June 30, 2022. It also represents the adjustments to record amortization expense related to the increased basis of acquired intangible assets of IFP which have been recorded at estimated fair value on a pro forma basis and will be amortized, on a straight-line basis, over their estimated useful lives, as if the acquisition had occurred at the beginning of the earliest period.
(b)	Addition to basic and diluted weighted average number of shares outstanding to reflect the 2,963,091 common shares issued as part of the Acquisition consideration. The calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable relating to the arrangement have been outstanding for the entire year as if the Acquisition transaction occurred on July 1, 2021.

F-65

Intelligent Bio Solutions Inc. and Intelligent Fingerprinting Limited Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2023, is based on the historical consolidated financial statements of Intelligent Bio Solutions Inc. (“INBS”) and Intelligent Fingerprinting Limited (“IFP”) as adjusted to give effect to the October 4, 2022 acquisition of IFP by INBS (the “Acquisition”). The Acquisition was accounted for using the acquisition method of accounting and assuming a purchase price of $7,224,404 funded by a cash consideration of $ 868,438 and the issuance of the Company’s common shares and preferred shares of $6,355,966. The Company incurred transaction costs of $806,397 for the Acquisition.

The unaudited pro forma condensed consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Acquisition occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements and the underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the arrangement. The unaudited pro forma condensed consolidated financial statements is provided for illustrative purposes only and may or may not provide an indication of results in the future.

Refer to the condensed consolidated Balance Sheet for year ended June 30, 2023, included in our annual report on Form 10-K for the proforma condensed consolidated balance sheets results June 30, 2023.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with INBS’ historical consolidated financial statements for the year ended June 30, 2022 and June 30, 2023, included in our Annual Report on Form 10-K.

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Intelligent Bio Solutions Inc. (INBS)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year Ended June 30, 2023

	INBS	IFP	Adjustments	Notes	Pro Forma

	(Audited)*	(Unaudited)**		(Note 2)
Revenue	1,256,872	347,486	-		1,604,358
Cost of revenue (exclusive of amortization shown separately below)	(930,204)	(648,956)	-		(1,579,160)
Gross profit	326,668	(301,470)	-		25,198

Other income:
Government support income	737,628	-	-		737,628
Shared services	-	-	-		-

Operating expenses:
Selling, general and administrative expenses	(8,026,703)	(412,239)			(8,438,942)
Development and regulatory approval expenses	(507,424)	-	-		(507,424)
Goodwill impairment	(4,158,670)	-	-		(4,158,670)
Depreciation and amortizations	(966,732)	-	(259,508)	(a)	(1,226,240)
Total operating expenses	(13,659,529)	(412,239)	(259,508)		(14,331,276)
Loss from operations	(12,595,233)	(713,709)	(259,508)		(13,568,450)

Other income (expense):
Interest (expense)	(223,534)	(266,974)	-		(490,508)
Realized foreign exchange income (loss)	(9,829)	(1,364)	-		(11,193)
Fair value movement through profit and loss	2,154,365	-	-		2,154,365
Interest income	9,676	-	-		9,676
Total other income (expense)	1,930,678	(268,338)	-		1,662,340
Loss before income taxes	(10,664,555)	(982,047)	(259,508)		(11,906,110)
Income taxes	-	-	-		-
Net loss	(10,664,555)	(982,047)	(259,508)		(11,906,110)
Net loss attributable to non-controlling interest	(32,835)	-	-		(32,835)
Net loss attributable to Intelligent Bio Solutions Inc.	(10,631,720)	(982,047)	(259,508)		(11,873,275)

Other comprehensive income (loss), net of tax:
Foreign currency translation income (loss)	212,639	208,437	-		421,076
Total other comprehensive income (loss)	212,639	208,437	-		421,076
Comprehensive loss	(10,451,916)	(773,610)	(259,508)		(11,485,034)
Comprehensive loss attributable to non- controlling interest	(32,835)	-	-		(32,835)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	(10,419,081)	(773,610)	(259,508)		(11,452,199)

Net loss per share, basic and diluted	$(10.58)	-	-		$(11.82)
Weighted average shares outstanding, basic and diluted	1,004,593	-	-	(b)	1,004,593

‘*’ Derived from Consolidated Financial results of INBS for year ended June 30, 2023 including IFP results Operations from October 4, 2022, the date of acquisition.

‘**’ Includes IFP results from July 1, 2022 to October 3, 2022 on standalone basis.

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Note 1 – Basis of Presentation

On October 4, 2022, INBS entered into a Share Exchange Agreement (the “Acquisition Agreement”) with IFP whereby INBS acquired all of the issued and outstanding shares of IFP from IFP’s shareholders. The total purchase price of $7,224,404 consists of cash consideration of $868,438 and rollover equity with a fair value of $6,355,966. The loan receivable from IFP of $504,938 as of October 4, 2022 was treated as a cash consideration in accordance with ASC 805 Business Combination.

INBS and IFP have different fiscal quarter and year ends. INBS follow a fiscal year ending on June 30, however, IFP follows a fiscal calendar year ending on December 31. Accordingly, the unaudited pro forma condensed consolidated statement of operations for fiscal year ended June 30, 2023, combines the historical results of (i) INBS for the year ended June 30, 2023, (including IFP’s results of operations from October 4, 2022, the date of acquisition) and (ii) IFP for the period July 1, 2022, to October 3, 2022.

The pro forma condensed consolidated statements of operations for the year ended June 30, 2023 are based on the historical financial statements of INBS after giving effect to the acquisition of IFP (the “Acquisition”) using the acquisition method of accounting. In conjunction with the Acquisition, we may incur future restructuring expenses and transaction costs that are not included in the pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements for IFP are prepared in accordance with US GAAP and translated into USD. During the preparation of unaudited pro forma condensed financial information, INBS management performed an analysis to identify differences in accounting and methodologies between INBS and IFP. Such differences were considered immaterial. INBS management will continue to conduct reviews of IFP’s accounting policies and methodologies and may identify differences that, when adjusted or reclassified, could have a material impact on the unaudited pro forma condensed financial information.

The unaudited pro forma condensed consolidated financial information is based on estimates and assumptions which have been made solely for the purposes of developing such pro forma information.

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Note 2 – Pro forma adjustment

The pro forma adjustments are based on our estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations:

Adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2023:

(a)	Reflects the estimated additional amortization expense of $259,508 related to the valuation of acquired intangible assets for the months ended September 30, 2022. It also represents the adjustments to record amortization expense related to the increased basis of acquired intangible assets of IFP which have been recorded at estimated fair value on a pro forma basis and will be amortized, on a straight-line basis, over their estimated useful lives, as if the acquisition had occurred at the beginning of the earliest period.
(b)	The calculation of weighted average shares outstanding for basic and diluted earnings per share is done assuming that the shares issuable relating to the arrangement have been outstanding for the entire year as if the Acquisition transaction occurred on July 1, 2021.

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INTELLIGENT BIO SOLUTIONS INC.

2,985,074 Class A Units consisting of shares of Common Stock, Series E Warrants and Series F Warrants; and/or 2,985,074 Class B Units consisting of shares of Series E Convertible Preferred Stock, Series E Warrants and Series F Warrants (and shares of common stock underlying shares of Series E Convertible Preferred Stock, Series E Warrants and Series F Warrants)

PRELIMINARY PROSPECTUS

, 2023

Sole Book Running Manager

Ladenburg Thalmann

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses paid or payable by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$1,653.83
FINRA filing fee	$3,595.30
Printing expenses	$5,000.00
Legal fees and expenses	$395,000.00
Accounting fees and expenses	$50,000.00
Miscellaneous fees and expenses	$23,605.99
Total	$478,855.12

Item 14.	Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation and By-Laws allow for its directors and officers to be indemnified by us to the fullest extent permitted by law.

The Company’s Certificate of Incorporation provides, in relevant part, that no director of the Company shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit and if the Delaware General Corporation Law is amended after the date of our Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The Company’s By-Laws provide, in relevant part, that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Company’s By-Laws also provide that the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Indemnification, as described above, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct.

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The Company’s By-Laws further provide that that indemnification and advancement of expenses provided by, or granted pursuant to the Company’s By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

In addition, we have entered into customary indemnification agreements with each of our directors and officers.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) (1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence). (2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

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(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section. For purposes of this subsection, insurance shall include any insurance provided directly or indirectly (including pursuant to any fronting or reinsurance arrangement) by or through a captive insurance company organized and licensed in compliance with the laws of any jurisdiction, including any captive insurance company licensed under Chapter 69 of Title 18, provided that the terms of any such captive insurance shall:

(1) Exclude from coverage thereunder, and provide that the insurer shall not make any payment for, loss in connection with any claim made against any person arising out of, based upon or attributable to any (i) personal profit or other financial advantage to which such person was not legally entitled or (ii) deliberate criminal or deliberate fraudulent act of such person, or a knowing violation of law by such person, if (in the case of the foregoing paragraph (g)(1)(i) or (ii) of this section) established by a final, nonappealable adjudication in the underlying proceeding in respect of such claim (which shall not include an action or proceeding initiated by the insurer or the insured to determine coverage under the policy), unless and only to the extent such person is entitled to be indemnified therefor under this section;

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(2) Require that any determination to make a payment under such insurance in respect of a claim against a current director or officer (as defined in paragraph (c)(1) of this section) of the corporation shall be made by a independent claims administrator or in accordance with the provisions of paragraphs (d)(1) through (4) of this section; and

(3) Require that, prior to any payment under such insurance in connection with any dismissal or compromise of any action, suit or proceeding brought by or in the right of a corporation as to which notice is required to be given to stockholders, such corporation shall include in such notice that a payment is proposed to be made under such insurance in connection with such dismissal or compromise.

For purposes of paragraph (g)(1) of this section, the conduct of an insured person shall not be imputed to any other insured person. A corporation that establishes or maintains a captive insurance company that provides insurance pursuant to this section shall not, solely by virtue thereof, be subject to the provisions of Title 18.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15.	Recent Sales of Unregistered Securities.

Sales after our initial public offering (“IPO”) on December 28, 2020

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act:

December 2022 Private Placement

On December 21, 2022, the Company entered into a Securities Purchase Agreement (the December Purchase Agreement) with 14 investors (the Series D Investors), pursuant to which the Company sold in a Regulation S private placement (i) 176,462 shares of Series D Preferred Stock, and (ii) 529,386 D Warrants to purchase common stock. The Series D Preferred Stock and D Warrants were sold together as a Unit, with each Unit consisting of one share of Series D Preferred Stock and three D Warrants. An additional 26,469 warrants were issued to Winx Capital Pty Ltd. (“Winx Capital), the placement agent for the December Private Placement. The purchase price for the Units was $1.25 per Unit. The Unit offering price and the D Warrants exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1). The Company received aggregate gross proceeds from the December Private Placement of $220,585 before deducting the placement agent’s fees and the Company’s transaction expenses. The December Private Placement closed on December 22, 2022.

In connection with Winx Capital’s service as placement agent, Winx Capital received fixed fees of AU$20,000 (Austrian dollars), plus a fee of 6% of the gross proceeds received by the Company during the term of the Company’s engagement letter with Winx Capital or as the result of introductions by Winx Capital.

When initially issued in connection with the December Private Placement and prior to the Reverse Stock Split, the 176,462 outstanding shares of Series D Preferred Stock were convertible 529,386 shares of common stock following shareholder approval of such conversion and without the payment of additional consideration. As a result of the Reverse Stock Split and following shareholder approval of the conversion, the 176,462 outstanding shares of Series D Preferred Stock were, at the time of conversion, convertible into an aggregate of 26,464 shares of common stock without the payment of additional consideration.

Following the Reverse Stock Split, (i) each share of Series D Preferred Stock was convertible into 0.15 shares of common stock at the time of conversion (initially three shares of common stock pre-Reverse Stock Split, subject to adjustment upon the occurrence of specified events); (ii) each D Warrant currently represents the right to purchase 0.05 shares of common stock with an exercise price of $5.80 per share (initially exercisable for one share of common stock with an exercise price of $0.29 per share pre-Reverse Stock Split); and (iii) each Winx Warrant currently represents the right to purchase 0.05 shares of common stock, with an exercise price of $10.40 per share (initially exercisable for one share of common stock with an exercise price of $0.52 per share pre-Reverse Stock Split). The D Warrants expire June 22, 2028 and the Winx Warrants expire five years following the effective date of a registration statement covering the resale of common stock underlying the Series D Preferred Stock acquired by the Series D Investors.

Spiro Sakiris, our Chief Financial Officer, subscribed to 15,993 shares of Series D Convertible Preferred Stock and 47,979 warrants in this placement for aggregate purchase price of $19,991.25. Manuel Kostandas, our Director of Global Integration, subscribed to 10,662 shares of Series D Convertible Preferred Stock and 31,986 warrants in this placement for aggregate purchase price of $13,327.50. The Company used the net proceeds from the December Private Placement for general working capital purposes.

The issuances of the shares of common stock and Series D Preferred Stock pursuant to the December Purchase Agreement were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder.

For additional information regarding the December Private Placement, see “Prospectus Summary – December Private Placement - Series D Preferred Stock.” For additional information regarding the conversion of Series D Preferred Stock into common stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

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IFP Acquisition

In connection with the Company’s acquisition of Intelligent Fingerprinting Limited on October 4, 2022, the Company entered into a Share Exchange Agreement with IFP, the holders of all of the issued shares in the capital of IFP (collectively, the IFP Sellers) and the IFP Sellers’ representative” named therein. Pursuant to the Share Exchange Agreement, among other things, the Company acquired from the IFP Sellers all of the issued shares in the capital of IFP, and as consideration therefor the Company issued and sold to the IFP Sellers upon the closing of the IFP Acquisition an aggregate number of (i) 148,155 shares (2,963,091 shares pre-Reverse Stock Split) of the Company’s common stock, and (ii) 2,363,003 shares of the Company’s Series C Preferred Stock. An additional 1,649,273 shares of Series C Preferred Stock were reserved for potential future issuance by the Company, consisting of (i) 500,000 shares of Series C Preferred Stock, that are being held back from the IFP Sellers for one year after the closing of the IFP Acquisition to secure potential indemnification claims by the Company against the IFP Sellers and (ii) 1,149,273 shares of Series C Preferred Stock to certain lenders to IFP. Each share of Series C Preferred Stock is currently convertible into 0.15 shares of common stock (initially convertible into three shares of common stock pre-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events), contingent upon approval by the Company’s stockholders.

At the Special Meeting of the Company’s stockholders on May 8, 2023, the Company’s stockholders approved the full conversion of all Series C Preferred Stock and subsequently, effective as of May 10, 2023, all 3,512,277 shares of outstanding Series C Preferred Stock (which included the 1,149,273 Lender Preferred Shares, but not the 500,000 Closing Holdback Shares) were converted into an aggregate of 526,818 shares of common stock.

The issuances of the shares of common stock and Series C Preferred Stock pursuant to the Share Exchange Agreement were issued pursuant to the exemption from registration contained in Section4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Rule 901 promulgated thereunder with respect to individuals who reside outside of the United States.

For additional information regarding the IFP Acquisition and the Share Exchange Agreement, see “Prospectus Summary – IFP Acquisition - Series C Preferred Stock.” For additional information regarding the conversion of the Convertible Debt into Series C Preferred Stock and the conversion of Series C Preferred Stock into common stock, see “Prospectus Summary – Conversion of Convertible Debt and Preferred Stock.”

Sales prior to the closing our IPO in December 2020:

As of the date our IPO in December 2020, our subsidiary (98.96%-owned at the time), GBS Pty Ltd, had sold to various investors convertible notes for total outstanding aggregate principal and interest amount of $5,133,706. This amount automatically converted at the closing of the IPO into 710,548 (approximately 35,527 post-Reverse Stock Split) shares of common stock at a price per share equal to 85% of the public offering price in the IPO.

As of the date our IPO in December 2020 we sold to various investors a total of 2,810,190 shares of Series A Convertible Preferred Stock, including 3,000 shares to Spiros Sakiris, our Chief Financial Officer, which converted into 2,810,190 (approximately 140,510 post-Reverse Stock Split) shares of our common stock upon listing. As of the date of this offering there are outstanding warrants to purchase 2,736,675 (approximately 136,824 post-Reverse Stock Split) shares of our common stock issued in connection with the Series A Convertible Preferred Stock, including warrants to purchase 3,000 shares (Approximately 150 post-Reverse Stock Split) held by Mr. Sakiris, having an exercise price $8.50 ($170 post-Reverse Stock Split). These warrants are exercisable only during the one-year period commencing on the second anniversary of the closing of the IPO.

The securities described above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder or pursuant to the exemption from registration contained in Regulation S under the Securities Act.

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Item 16. Exhibits

(a) Exhibits

Exhibit No.	Description

1.1†	Form of Underwriting Agreement between Intelligent Bio Solutions Inc. and Ladenburg Thalmann & Co. Inc.

2.1	Share Exchange Agreement, dated as of October 4, 2022, by and among GBS INC., Intelligent Fingerprinting Limited, the Sellers Listed on Schedule I thereto, Jason Isenberg (as the RFA Sellers’ Representative), and Philip Hand (as the other Sellers’ Representative) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2022).

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 9, 2023).

3.4	Amended and Restated Bylaws of Intelligent Bio Solutions Inc., as amended as of October 26, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2022).

3.5	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

3.8	Certificate of Elimination of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 26, 2023).

3.9	Certificate of Elimination of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 26, 2023).

3.10†	Form of Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on September 19, 2019).

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4.2	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

4.3	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

4.4	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 20, 2020).

4.5	Form LSBD Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

4.6	Form of Representative Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2023).

4.7	Form of Warrant (Series D) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

4.8	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

4.9	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2023).

4.10†	Form of Series E Warrant.

4.11†	Form of Series F Warrant.

4.12†	Form of Representative Warrant.

4.13	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.13 to the Company’s Annual Report on Form 10-K filed with the Commission on August 23, 2023).

5.1†	Opinion of ArentFox Schiff LLP

5.2†	Opinion of Piper Alderman

10.1*	Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan (as amended May 8, 2023) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 12, 2023).

10.2	Amended and Restated License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 13, 2020).

10.1*	Employment Agreement between the Glucose Biosensor Systems (Greater China) Pty Ltd and Spiro Sakiris (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2022).

10.2*	Employment Agreement between the Glucose Biosensor Systems (Greater China) Pty Ltd and Harry Simeonidis (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2022).

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10.3*	Employment Agreement between the GBS (APAC) Pty Ltd and Steven Boyages (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2022).

10.4	Technology License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd. (incorporated by reference to Exhibit 10.13 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on October 13, 2020).

10.5	Form of Exchange Agreement (incorporated by reference to Exhibit 10.15 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

10.6	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

10.7	Form of Purchase and Assignment Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on December 21, 2020).

10.8	Option Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 2, 2021).

10.9	Bridge Facility Agreement, dated as of June 16, 2022, between the Company and Intelligent Fingerprinting Limited (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the Commission on September 22, 2022).

10.10	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 10, 2023).

10.11	Investors’ Rights Agreement, dated as of October 4, 2022, by and among the Company, The Ma-Ran Foundation, The Gary W. Rollins Foundation and Jason Isenberg, as the RFA Sellers’ Representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.12	Registration Rights Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.13	Registration Rights Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.14	Voting Agreement, dated as of October 4, 2022, by and among the Company and the stockholders of the Company named therein (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.15	Form of Voting Agreement, dated as of October 4, 2022, by and among the Company, the Sellers’ Representatives’ named therein and each of Spiro Sakiris, Harry Simeonidis and Christopher Towers (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.16	Extension Agreement, dated as of October 4, 2022, to Bridge Facility Agreement, dated as of June 16, 2022, between the Company and Intelligent Fingerprinting Limited (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

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10.17	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Karin Briden and the Company (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.18	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Debra Coffey and the Company (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.19	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Thomas Johnson and the Company (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.20	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, The Ma-Ran Foundation, The Gary W. Rollins Foundation and the Company (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.21	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, John Polden and the Company (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.22	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Sennett Kirk III and the Company (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.23	Deed of Amendment and Restatement, dated October 4, 2022, between Intelligent Fingerprinting Limited, Sennett Kirk III Exempt Trust and the Company (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2022).

10.24	Form of Securities Purchase Agreement dated as of December 21, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

10.25	Form of Registration Rights Agreement dated as of December 21, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 22, 2022).

10.26	Form of Convertible Loan Conversion Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2023).

10.27†	Form of Warrant Agency Agreement between Intelligent Bio Solutions Inc. and Continental Stock Transfer & Trust Company.

10.28†	Form of Leak-Out Agreement.

10.29†	Form of Voting Agreement.

10.30†	Form of Lock-Up Agreement.

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-232557) filed with the Commission on August 6, 2020).

16.1†	Letter to Securities and Exchange Commission from BDO Audit Pty Ltd., dated July 27, 2023.

21.1†	List of Subsidiaries

23.1†	Consent of UHY LLP

23.2†	Consent of BDO Audit Pty Ltd.

23.3†	Consent of UHY Haines Norton

23.4†	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

23.5†	Consent of Piper Alderman (included in Exhibit 5.2)

24.1†	Power of Attorney (included on signature page)

107†	Filing Fee Table

*Indicates management contract or compensatory plan.

† Previously Filed

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

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Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(c) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on September 28, 2023.

INTELLIGENT BIO SOLUTIONS INC.

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Harry Simeonidis	Chief Executive Officer and President	September 28, 2023
Harry Simeonidis	(Principal Executive Officer)

/s/ Spiro Sakiris	Chief Financial Officer	September 28, 2023
Spiro Sakiris	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board	September 28, 2023
Steven Boyages MB BS, PhD

*	Director	September 28, 2023
Lawrence Fisher

*	Director	September 28, 2023
Jonathan Hurd

*	Director	September 28, 2023
Jason Isenberg

*	Director	September 28, 2023
David Jenkins

*	Director	September 28, 2023
Christopher Towers

*By:	/s/ Spiro Sakiris
Spiro Sakiris
Attorney-in-fact

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